As filed with the Securities and Exchange Commission on February 20, 2024

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Akanda Corp.
(Exact name of Registrant as specified in its charter)

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Ontario, Canada	2833	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Akanda Corp.
1a, 1b Learoyd Road
New Romney TN28 8XU, United Kingdom
Tel: +44 (203) 488-9514
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, D.C., 20005
Tel: +1 (866) 925-9916
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

With copies to:

Mark C. Lee Rimon, P.C. 423 Washington Street, Suite 600 San Francisco, CA 94111 Tel: +1 (916) 603-3444	Sharagim Habibi Gowling WLG(Canada) LLP 1600, 421 7th Avenue SW, Calgary Alberta, T2p 4K9, Canada Tel: +1 (403) 298-1000	David E. Danovitch Joseph E. Segilia Sullivan & Worcester LLP 1633 Broadway, Suite 3200 New York, NY 10019 Tel: +1 (212) 660-3027

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer, solicitation, or sale is not permitted.

SUBJECT TO COMPLETION DATED February 20, 2024

PRELIMINARY PROSPECTUS

Common Shares
Warrants to Purchase Common Shares
Pre-Funded Warrants to Purchase Common Shares

Akanda Corp.

We are offering [___] Common Shares, no par value (the “Common Shares”) at an assumed public offering price of $ [___] (equal to the last sale price of our common share as reported by The Nasdaq Capital Market on [___]). These shares include ____ Common Shares underlying warrants to purchase our Common Shares.

We are also offering pre-funded warrants to purchase up to an aggregate of [_______] Common Shares, or the pre-funded warrants, in lieu of Common Shares, to any investor whose purchase of Common Shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering. The purchase price of each pre-funded warrant is equal to the price at which one Common Share is sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. Upon exercise, for each Common Share issued, a warrant to purchase one Common Share shall also be issued.

We have one class of Common Shares. Each Common Share is entitled to one vote. Our Common Shares are quoted on the Nasdaq Capital Market under the symbol “AKAN”.

The final public offering price per Common Share will be determined through negotiation between us and the underwriters in this offering and will take into account the recent market price of our Common Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, and our past and present operations and our prospects for future revenues. The recent market price used throughout this prospectus may not be indicative of the final public offering price per share.

We are organized under the laws of the Province of Ontario, Canada and are an “emerging growth company” and a “foreign private issuer” as defined under applicable United States federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

We are not considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this offering. Nonetheless, following the consummation of this offering, our directors, officers and principal shareholders will hold in aggregate approximately ____% or more of our Common Shares. As a result, these shareholders, if they act together, will be able to control the management and affairs of our Company.

As a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. In accordance with the laws in the Province of Ontario, Canada, we did not hold our annual shareholders meeting in the fiscal year 2023 and will instead hold it in fiscal year 2024 pursuant to an order to delay the calling of the annual meeting granted by the Ontario Superior Court of Justice pursuant to subsection 106(1) of the Business Corporations Act (Ontario). We may in the future elect to follow additional home country practices in Canada with regard to certain corporate governance matters. See “Risk Factors — Risks Related to Our Common Shares.”

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 9 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share and Warrant	Per Pre-Funded Warrant and Warrant	Total
Public offering price	$	$	$
Underwriter fees and expenses(1)	$	$	$
Proceeds to us (before expenses)	$	$	$

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(1)   Please refer to “Underwriting” beginning on page 84 of this prospectus for additional information regarding underwriter fees and expenses.

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The underwriter expects to deliver the securities to purchasers in the offering on or about [    ], 2024.

Univest Securities, LLC

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The date of this prospectus is February 20, 2024

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us. Neither we nor the underwriter have authorized anyone to provide you with information that is different, and neither we nor the underwriter take any responsibility for, or provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, our securities in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. In particular, our securities have not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to a Canadian prospectus or prospectus exemption. The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of our securities. Our business, results of operations, financial condition, or prospects may have changed since those dates.

Before you invest in our securities, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.

For investors outside of the United States: We have not done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or otherwise states, references to “Akanda,” the “Company,” “we,” “us,” “our,” and similar references refer to Akanda Corp., a corporation formed under the laws of the Province of Ontario, Canada and its subsidiaries. References to “RPK” refers to RPK Biopharma, Unipessoal, LDA, a company incorporated under the laws of Portugal and an indirect wholly-owned subsidiary of Akanda. References to “Canmart” refer to Canmart Ltd, a company incorporated under the laws of England and Wales and an indirect wholly-owned subsidiary of Akanda. References to “Bophelo” refer to Bophelo Bio Science and Wellness (Pty) Ltd., a company incorporated in the Kingdom of Lesotho, Africa and an indirect wholly-owned subsidiary of Akanda.

Our functional currency and reporting currency is the U.S. dollar, the legal currency of the United States (“USD”, “US$” or “$”).

INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

•        our limited operating history;

•        unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

•        changes in cannabis laws, regulations and guidelines;

•        decrease in demand for cannabis and cannabis-derived products;

•        exposure to product liability claims and actions;

•        damage to our reputation due to negative publicity;

•        risks associated with product recalls;

•        the viability of our product offerings;

•        our ability to attract and retain skilled personnel;

•        maintenance of effective quality control systems;

•        regulatory compliance risks;

•        risks inherent in an agricultural business;

•        increased competition in the markets in which we operate and intend to operate;

•        the success of our continuing research and development efforts;

•        risks associated with expansion into new jurisdictions;

•        risks related to our international operations in the Europe;

•        our ability to obtain and maintain adequate insurance coverage;

•        our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

•        our ability to raise capital and the availability of future financing;

•        global economy risks;

•        our ability to maintain the listing of our securities on Nasdaq; and

•        other risks and uncertainties, including those listed under the caption “Risk Factors” in our reports and filings we make with the SEC from time to time.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus. The forward-looking statements contained in this prospectus are not guarantees of future performance, and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information presented in greater detail elsewhere in this prospectus. This summary does not include all the information you should consider before investing in our securities. You should read this summary together with the more detailed information appearing elsewhere in this prospectus, including our financial statements, pro forma combined financial statements and related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. Some of the statements in this summary and elsewhere in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

We are a cannabis cultivation, manufacturing and distribution company whose mission is to provide premium quality medical cannabis products to patients worldwide. We are an early stage, emerging growth company headquartered in London, the United Kingdom. We have a limited operating history and minimal revenues to date. Canmart Ltd. (“Canmart”) and RPK Biopharma Unipessoal, LDA (“RPK”)are our operating and wholly-owned subsidiaries. We expect to expand their local operations and develop sales channels of our medicinal-grade cannabis products and cannabis based medical and wellness products in international markets and in particular, in Europe.

Canmart Ltd

Our indirect wholly-owned subsidiary Canmart, a company incorporated under the laws of England and Wales, is a licensed importer and distributor of CBPMs in the United Kingdom (UK). Canmart holds a Controlled Drug License issued by the Home Office to possess and supply CBPMs in the UK. This license expired on February 3, 2022 and needs to be renewed annually. We applied for the license renewal in January 2022, coinciding with an application to increase import capabilities to Schedule 1 (bulk product) and we are currently awaiting a response from the UK Home Office. We have decided to not take up the Schedule 1 license and focus on where our expertise lie in the distribution of goods safely and effectively. Until such time that the renewal application is approved by the UK Home Office, Canmart can continue with its day to day business under the conditions of its existing license. Canmart continues to receive new import licenses issued by the UK Home Office for every specific shipment of CBPMs and Canmart has thus far successfully imported over 100kgs of product for distribution in the UK. Canmart holds both a Manufacturer’s Specials License for importation of CBPMs and a Wholesale Distribution Authorization from the Medicines and Healthcare Products Regulatory Agency.

Canmart commenced importing and distributing CBPMs in 2020. Under the current controlled drugs regulatory regime, Canmart is only able to supply to dispensing pharmacists and other wholesale distributors, tied in with prescribing and clinic partners. However, Canmart’s has reduced its plan for Canmart-owned and operated clinics and pharmacies to instead provide third party and specialist import and distribution services for Schedule 2 products including CBPM’s. Canmart continues to work further with premium product suppliers to bring safe, effective and required products to market that patients demand, and working with existing and new clinical cannabis operations in the UK to provide third party products.

Cannahealth Limited

Our direct wholly-owned subsidiary Cannahealth Limited (“Cannahealth”), a Republic of Malta company, is a holding company of all the ownership interests in Canmart and Holigen Holdings Limited (“Holigen”). Cannahealth does not engage in any operations.

Holigen Holdings Limited

In May 2022, our wholly owned subsidiary, Cannahealth, acquired 100% of the ordinary shares of Holigen and its wholly-owned operating subsidiary, RPK from the Flowr Corporation. Through its operations in RPK, Holigen is a producer of premium EU GMP grade indoor grown cannabis flower. The acquisition of Holigen enabled us to produce EU GMP grade cannabis flower for the European market, in particular Germany and the UK.

RPK Biopharma Unipessoal, LDA

RPK’s operations consist of a 20,000 square foot indoor EU GMP certified grow facility located near Sintra, Lisbon, Portugal, dedicated to the cultivation of high-tetrahydrocannabinol (THC) premium cannabis and yielding over 2,000 kg of flower per year. This outdoor and greenhouse expansion site in Portugal affords scalable cultivation as well as a six hundred thousand square foot outdoor facility located in Aljustrel, Portugal. RPK currently sells over 25 percent high THC flower into Germany, the largest medical cannabis market in Europe as well as selling into the United Kingdom generating revenues and ready to scale. RPK also features a genetics and retail partnership with Cookies, one of the world’s top cannabis brands and genetics have already been received at our Portuguese facility and ready to cultivate. In addition, we believe the Sintra facility is the only commercial scale premium indoor EU GMP certified and licensed grow in Portugal. RPK generates revenue through a German company’s offtake agreement of its clean testing non-irradiated quality flower. The facility has a purpose-built design, with all unnecessary equipment residing outside of the rooms to reduce contamination risk and self-contained modular grow rooms result in better environmental control. There is no irradiation required and we believe less than 10% of licensed producer’s have this ability. RPK’s other business lines include contract manufacturing services and distribution services. RPK has a senior bank lender with a mortgage secured by the facility and an equipment leasing agreement. The Company is currently in discussions with the bank to obtain more time to restructure and bring current these agreements.

On January 21, 2024, the Company entered into an amended non-binding letter of intent with Somai Pharmaceuticals Ltd. for the sale of RPK (the “LOI”). The term of the LOI was extended through March 31, 2024, and the purchase price therein was amended to an aggregate of $2,000,000 from $2,700,000, which include up to approximately $4,000,000 Euros of RPK’s liabilities. In addition, a deposit of $500,000 was placed in an escrow account with the remainder of the balance due upon successful completion of said the proposed transaction. The precise terms of the proposed transaction will be negotiated and contained in a definitive agreement. The closing of the proposed transaction will be subject to customary due diligence, representations and warranties, covenants, indemnities and closing conditions. There can be no assurance or guarantee that the proposed transaction will be consummated, or upon the terms and conditions currently outlined in the LOI.

Bophelo Bio Science and Wellness (Pty) Ltd

Our indirect wholly-owned subsidiary Bophelo Bio Science and Wellness (Pty) Ltd (“Bophelo”), a Lesotho company, is focused on the cultivation of cannabis, the production of medical cannabis products including dried flower, oils, and other concentrates and the supply of such medical cannabis products to wholesalers in international markets. As a result of Bophelo’s liquidation, during the year ended December 31, 2022, we determined that we no longer controlled Bophelo. As a result of the loss of control, we derecognized the net assets of Bophelo and accounted for the operating results as discontinued operation.

1900 Ferne Road, Gabriola Island, British Columbia

In September 2023, Akanda acquired the right to develop a Canadian farming property in British Columbia, including farming land and related operations and licenses. We plan to develop THC and cannabinoid (CBD) facilities at this site. Additional payments to the seller will be made based upon milestones achieved from the development, including THC cultivation, sales of product, CBD cultivation, and hemp cultivation.

International Cannabis Market

We are targeting what we believe to be the lucrative international medical cannabis market, which is estimated to be worth approximately $47 billion by 2027, according to Emergen Research (October 2020). We believe there has been a growing demand for medical cannabis around the world as a result of the increased legalization of cannabis for medical purposes as well as the rise in cannabis-related medical research activities. Our site at Bophelo offers us a cultivation environment that we believe can yield exceptional growing economics for premium quality cannabis. We intend to address the market needs of wholesalers in the international market for medicinal-grade cannabis supplied at a competitive price.

We also intend to address the growing market demand for medical cannabis-based products in the United Kingdom which, according to Prohibition Partners (2019), is estimated to be worth $3 billion by 2024.

Regulatory and Competitive Landscape

In the United Kingdom, the importation and supply of medical cannabis products is lawful when undertaken in terms of a relevant license issued by the United Kingdom Home Office. Canmart holds such a license issued by the United Kingdom Home Office and competes with a number of companies that import medical cannabis products into the United Kingdom for distribution to patients in the domestic market. Our licenses are subject to annual renewal fee requirements with the Home Office, which would also possibly require ad-hoc inspections of our distribution premises in the United Kingdom.

Under the Portuguese Law, the use of cannabis for medical purposes is admissible, provided the necessary requirements and the mandatory licenses are obtained. The Portuguese legal framework is set forth under Law no. 33/2018, of July 18th and the Decree-Law no. 8/2019 of January 15th on the use of medicines, preparations, and substances based on the cannabis plant for medicinal purposes, determining its principles and objectives, as well as the regulation and supervision of activities related to the use of the cannabis plant for medicinal purposes.

The Ministerial Order 83/2021 established a number of practical aspects regarding the authorisations to engage in activities related to the medical use of, as well as the requirements and procedures for applying and granting authorization the exercise activities of cultivation, manufacture, wholesale trade, transport, circulation, import and export of medicines, preparations and substances based on the cannabis plant. A number of security measures were established under this order as well, such as (i) video surveillance system, (ii) intrusion detection system, (iii) permanent connection with control center; (iv) security guard on permanent duty.

More recently, Ministerial Order no. 14/2022, of 5 January: - Amends articles 2, 3, 4, 5 and 10 of Ministerial Order no. 83/2021, of 15 April, which sets out the requirements for the instruction of applications and procedures regarding the granting of authorisations for the exercise of activities related to the cultivation, manufacture, wholesale trade, transport, circulation, import and export of medicines, preparations and substances based on the cannabis plant. The recently introduced amendment is intended to address the insufficient regulation of some issues relating to the cultivation of the cannabis plant for medical and non-medical purposes.

Regarding the INFARMED authorisation, INFARMED aims to decide licensure for applicants 90 days from the date of submittal of a complete licensing proposal.

While there are no assurances that our operating licenses will be renewed on an annual basis, we are not aware of any current circumstances that could result in a non-renewal of our licenses.

Our Competitive Strengths

We believe that the following competitive strengths can contribute to our success and differentiate us from our competitors:

•        First Mover Advantage in UK.    Canmart is one of the early importers of CPBM’s into the United Kingdom. Our knowledge of licensing and regulatory frameworks in the united Kingdom positions us well for future market expansion.

•        Unique and attractive genetics.    RPK’s genetics consistently produce high THC test results and are attractive compared with other indoor flower grown and distributed into EU GMP markets.

•        Experienced Management Team.    Our directors are experienced and have an extensive knowledge of the international cannabis industry as well as local conditions in Europe and the United Kingdom.

Our Growth Strategies

We are targeting what we believe to be the lucrative international medical cannabis market, which is estimated to be worth approximately $47 billion by 2027, according to Emergen Research. We believe there has been a growing demand for medical cannabis around the world as a result of the increased legalization of cannabis for medical purposes as well as the rise in cannabis-related medical research activities.

Our goal is to become a market leader in the cultivation, processing and supply of medicinal-grade cannabis products and cannabis based medical and wellness products for international markets. Our primary strategies to achieve our goals include:

•        Expanding our distribution network in the UK.     We plan to expand our relationships with premium product suppliers to bring safe, effective and required products to market that patients demand, and working with existing and new clinical cannabis operations in the United Kingdom to provide third party products.

•        Pursuing accretive acquisitions.    We believe that our deal-making capabilities and experience will allow us to successfully identify, consummate and integrate acquisitions.

•        Monitoring US Scheduling.    Based on our directors’ experience in North American, particularly the US cannabis markets, we believe that pending an attractive scheduling and/or descheudling decision by the US government and stock exchange approval we are in a unique position to grow with acquisitions in this sector.

We anticipate undertaking the following activities in the next 12 to 36 months in an effort to further grow Canmart, RPK, and the BC Farm’s business:

Operations of Canmart

•        Continuing to develop our business plan to secure sales to patients while establishing or even acquiring distribution channels in the U.K. domestic market.

Operations of RPK

•        Continuing selling premium high potency EU GMP certified flower.

•        Expanding markets for distribution outside of the European Union.

BC Farm Operations

•        Obtain licenses for THC cultivation, CBD cultivation, and hemp cultivation

Legal Entity Structure

Akanda Corp
(Ontario, Canada)
100%
100%
Cannahealth Limited
(Malta)
1371011 BC LTD
(BC, Canada)
100%
100%
100%
Canmart Limited
(UK)
Bophelo Holdings Limited
(UK)
HOLIGEN LIMITED (Malta)
100%
RPK Biopharma
Unipessoal, Lda. (Portugal)

Corporate Information

Akanda Corp. was incorporated on July 16, 2021 in the Province of Ontario, Canada under the Business Corporations Act (Ontario). Our principal executive offices and mailing address are located at 1a, 1b Learoyd Road, New Romney, TN28 8XU, the United Kingdom, and our telephone number is +1 (202) 498-7917.

Our website is www.akandacorp.com. The information contained on our website or accessible through our website is not incorporated into this prospectus. Our agent for service of process in the United States is CT Corporation System.

Summary of Risks Related to Our Business and Industry

There are a number of risks that you should carefully consider before making an investment decision regarding this offering. These risks are discussed more fully in the section entitled “Risk Factors” beginning on page 9 of this prospectus. You should read and carefully consider these risks and all of the other information in this prospectus, including our financial statements, pro forma combined financial statements and the related notes thereto included in this prospectus, before deciding whether to invest in our securities. If any of these risks actually occur, our business, financial condition, operating results and cash flows could be materially and adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. These risk factors include, but are not limited to:

•        our limited operating history;

•        unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;

•        changes in cannabis laws, regulations and guidelines;

•        decrease in demand for cannabis and cannabis-derived products;

•        exposure to product liability claims and actions;

•        damage to our reputation due to negative publicity;

•        risks associated with product recalls;

•        the viability of our product offerings;

•        our ability to attract and retain skilled personnel;

•        maintenance of effective quality control systems;

•        regulatory compliance risks;

•        risks inherent in an agricultural business;

•        increased competition in the markets in which we operate and intend to operate;

•        the success of our continuing research and development efforts;

•        risks associated with expansion into new jurisdictions;

•        risks related to our international operations in the United Kingdom and the Kingdom of Lesotho, including the implications of the United Kingdom’s recent withdrawal from the European Union;

•        our ability to obtain and maintain adequate insurance coverage;

•        our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;

•        our ability to raise capital and the availability of future financing;

•        emerging market risks;

•        global economy risks; and

•        our ability to maintain the listing of our securities on Nasdaq.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act, and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we do not file the same reports that a U.S. domestic issuer files with the SEC, although we are required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws, if applicable. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, if and when applicable, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, we have more time than U.S. domestic companies after the end of each fiscal year to file our annual report with the SEC and are not required under the Exchange Act to file quarterly reports with the SEC.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters.

As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.

Share Consolidation (a “Reverse Split”)

On March 9, 2023, we effectuated a one-for-ten reverse stock split of our Common Shares, or the Reverse Split. The Reverse Split combined each ten of our Common Shares into one common share. Following the 1:10 Reverse Split, Akanda consolidated its outstanding Common Shares from 48,847,904 Common Shares outstanding to 3,884,786 Common Shares outstanding. The historical audited financial statements included elsewhere in this prospectus have been not been adjusted for the Reverse Split. The historical unaudited financial statements for the 6 months ended June 30, 2023, including elsewhere in this prospectus have been adjusted for the Reverse Split. Unless otherwise indicated, all other share and per share data in this prospectus have been retroactively adjusted, where applicable, to reflect the Reverse Split as if it had occurred as at the December 31, 2022 fiscal year end.

Recent Developments — Registered Direct Offering

On February 1, 2024, the Company entered into a securities purchase agreement with certain accredited investors in connection with the issuance and sale by the Company in a registered direct offering (the “Registered Direct Offering”) at market price in accordance with Nasdaq rules of 280,851 Common Shares at a purchase price of $0.406 per share, and pre-funded warrants to purchase 1,462,991 Common Shares at a purchase price of $0.4059 per pre-funded warrant, and the exercise price of each pre-funded warrant is $0.0001 per share, pursuant to the Company’s effective shelf registration statement on Form F-3 (File No. 333-276577) and a related base prospectus, together with the related prospectus supplement dated as of February 2, 2024, filed with the Securities and Exchange Commission. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the pre-funded warrant. The closing of the issuance of the Common Shares and pre-funded warrants occurred on February 2, 2024. The gross proceeds from the offering were approximately $708,000 before deducting the financial advisor’s fees and other estimated expenses relating to such offering. On February 2, 2024 after the closing, 560,100 pre-funded warrants were exercised in accordance with their terms.

THE OFFERING

Issuer	Akanda Corp., an Ontario corporation.
Common Shares Offered

__________ Common Shares, based on the sale of our Common Shares at an assumed public offering price of $[___] per Common Share, which is the latest reported sale price of our Common Share on The Nasdaq Capital Market on [___]

Common Share Warrants

Warrants to purchase up to ________ Common Shares (based on an assumed public offering price of $[___] per Common Share), which may be exercised beginning on their date of issuance. The warrants are exercisable until the five-year anniversary of the original issuance date. The warrants have an exercise price of $___ per share, subject to adjustment. See “Description of Share Capital and Articles of Incorporation” for a discussion on the terms of the warrants.

Pre-Funded Warrants

We are also offering pre-funded warrants to purchase up to an aggregate of [_____] Common Shares to any investor whose purchase of Common Shares in this offering would otherwise result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, in lieu of Common Shares. The purchase price of each pre-funded warrant is equal to the price at which one Common Share is being sold in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. Upon exercise of each pre-funded warrant, a Common Share and a warrant to purchase one Common Share will be issued. This offering also relates to the Common Shares and warrants issuable upon exercise of the pre-funded warrants sold in this offering. See “Description of Share Capital and Articles of Incorporation” for a discussion on the terms of the pre-funded warrants.

Common Shares Outstanding Immediately prior to this Offering	6,469,246 Common Shares.
Common Shares to be Outstanding Immediately After this Offering	__________ Common Shares(1).
Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $_____ million, assuming an assumed public offering price of $_____ per Common Share, after deducting the underwriter fees and expenses and estimated offering expenses payable by us. We intend to use these proceeds for capital expenditures, operating capacity, working capital, general corporate purposes and the refinancing or repayment of existing indebtedness and acquisitions of complementary products, technologies or businesses. See the “Use of Proceeds” and “Certain Relationships and Related Party Transactions” sections of this prospectus.

Lock-ups

Our Company, our directors, executive officers and beneficial holders of 5% or more of our Common Shares have agreed with the Representative not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of our securities for a period of ______ days from the date of closing of this Offering, subject to certain exceptions. See “Underwriting” for more information.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “AKAN.”

There is no established trading market for the pre-funded warrants or Warrants and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants or Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Transfer Agent	The transfer agent and registrar for our Common Shares is Endeavor Trust Corporation.
Risk Factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 9, and all other information contained in this prospectus, before deciding to invest in our securities.

____________

(1)      The number of Common Shares to be outstanding immediately after this offering is based on 6,469,246 Common Shares as of February 20, 2024. Unless otherwise indicated, all information in this Prospectus:

•        Assumes a public offering price of $[•] per share.

•        The total number of Common Shares of 6,469,246 includes:

(i)      [•] — Common Shares from the proposed Offering;

(ii)     3,884,786 — Current issued and outstanding Common Shares pursuant to 1-for-10 share split.

(iii)    879,895 — Current issued and outstanding Common Shares pursuant to the first option payment to acquire certain land property;

(iv)    582,193 — Common Shares issuable upon the full conversion of certain outstanding promissory note into Common Shares, which were converted pursuant to a note conversion agreement dated July 25, 2023 to settle $360,960 of the total remaining outstanding balance ($360,960) owing to Halo Collective Inc. (“Halo”) at $0.62 per share in full satisfaction of the promissory note.

(v)      280,851 — Common Shares issued pursuant to our Registered Direct Offering

(vi)    560,100 — Common Shares issued pursuant to the exercised of 560,100 pre-funded warrants in connection with our Registered Direct Offering.

•        The total number of Common Shares of 6,469,246 excludes:

(i)      902,891Common Shares issuable upon the exercise in full of pre-funded warrants in connection with our Registered Direct Offering.

(ii)     __________ Common Shares issuable upon exercise of the pre-funded warrants issued as part of this offering.

(iii)    __________ Common Shares issuable upon exercise of the warrants issued as part of this offering.

(iv)    zero Common Shares reserved for future issuance under our Stock Option Plan (the “Plan”) as well as any automatic evergreen increases in the number of Common Shares reserved for future issuance under our Plan.

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all of the other information contained in this prospectus, including our financial statements, pro forma combined financial statements and the related notes included in this prospectus, before deciding whether to invest in our securities. These risk factors are not presented in the order of importance or probability of occurrence. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Business and Industry

We are an early-stage company with limited operating history and may never become profitable.

Akanda was only recently incorporated to be a holding company. Each of our operating subsidiaries, has a very limited operating history and has generated minimal revenue. Bophelo was formed and commenced operations in 2018 and was primarily engaged in construction and preparation activities since its inception. Bophelo made only one sale of cannabis flower to a local buyer in April 2022 and generated sales revenue of $31,123 in the twelve-month period ended December 31, 2022 (2021 — $nil). During the year ended December 31, 2022, the Company determined that it no longer controlled Bophelo as a result of an insolvent liquidation. As a result of the loss of control, the Company derecognized the net assets of Bophelo and accounted for the operating results as discontinued operation. Canmart was formed in 2018 and commenced operations in 2020. Canmart generated sales revenue of approximately $101,778 in the twelve-month period ended December 31, 2022 (2021 — $41,431). During the year ended December 31, 2022, the Company acquired Holigen Limited (“Holigen”) and its wholly-owned subsidiary, RPK Biopharma Unipessoal, LDA (“RPK”). RPK generated sales revenue of approximately $1,933,203 during the year ended December 31, 2022. We remain an early-stage company and have limited financial resources and minimal operating cash flow. If we cannot successfully develop, manufacture and distribute our products, or if we experience difficulties in the development process, such as capacity constraints, quality control problems or other disruptions, we may not be able to develop or offer market-ready commercial products at acceptable costs, which would adversely affect our ability to effectively enter the market or expand our market share. A failure by us to achieve a low-cost structure through economies of scale or improvements in cultivation, manufacturing or distribution processes would have a material adverse effect on our commercialization plans and our business, prospects, results of operations and financial condition.

We expect to require additional funding to maintain and expand our operations and develop our sales and distribution channels. However, there can be no assurance that additional funding will be available to us for the development of our business, which will require the commitment of substantial resources. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that an early stage company with a very limited operating history will face. In particular, potential investors should consider that we may be unable to:

•        successfully implement or execute our business plan, or that our business plan is sound;

•        effectively pursue business opportunities, including potential acquisitions;

•        adjust to changing conditions or keep pace with increased demand;

•        attract and retain an experienced management team; or

•        raise sufficient funds in the capital markets to effectuate our business plan, including expanding production capacity, licensing and approvals.

Our financial situation creates doubt as to whether we will continue as a going concern.

Each of Akanda, Bophelo and Canmart has generated no revenue or, only minimal revenue, while RPK generated revenue of $2,517,904, and incurred a consolidated net loss for the fiscal year ending December 31, 2022, primarily as a result of the costs of listing, as well as increased operating expenses to execute our business plan and growth strategy. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

Our subsidiary, Bophelo, is currently in insolvency proceedings.

Our indirect wholly-owned subsidiary, Bophelo, was placed into liquidation by the High Court of Lesotho (the “Lesotho Court”) in July 2022 pursuant to an unauthorized application and request (the “Liquidation Application”) that was filed by Louisa Mojela, our former Executive Chairman, who was terminated as Executive Chairman of Akanda, and the Mophuti Matsoso Development Trust (“MMD Trust”), which we believe was established by Ms. Mojela. Mr. Chavonnes Cooper of Cape Town, South Africa, was appointed by the Lesotho Court as liquidator of Bophelo for purposes of maintaining the value of the assets owned or managed by Bophelo. While we intend to contest and seek to reverse the determination by the Lesotho Court to place Bophelo in liquidation, and will seek to recover significant loans made to Bophelo to fund the execution of Bophelo’s business plan, including payment of rents and staffing costs in the event that the Lesotho Court does not reverse its determination to place Bophelo in liquidation, there can be no assurance that we will be successful in reversing the Lesotho Court’s determination to place Bophelo in liquidation.

As a result of Bophelo’s liquidation, during the year ended December 31, 2022, we determined that we no longer controlled Bophelo. As a result of the loss of control, we derecognized the net assets of Bophelo and accounted for the operating results as discontinued operation.

We may become involved in litigation matters that are expensive and time consuming, and, if resolved adversely, could harm our reputation, business, financial condition or results of operations.

We may become involved in litigation matters that are expensive and time consuming, and, if resolved adversely, could harm our reputation, business, financial condition or results of operations.

In February 2023, Tejinder Virk, our former Chief Executive Officer, notified us of his resignation. Mr. Virk’s resignation was a result of disagreement with us regarding contractual obligations owed pursuant to the Service Agreement dated June 2, 2021 (the “Service Agreement”) between Mr. Virk, Halo Labs Inc., as guarantor, and Canmart Limited. According to Mr. Virk, the Company and Canmart committed a breach of the Service Agreement by failing to pay him monies and benefits owed following his placement on a paid leave of absence in November 2022 due to an internal investigation into Mr. Virk’s conduct as our Chief Executive Officer and as a director of Canmart. While we have informed Mr. Virk that he has been summarily dismissed and will be paid through February 2023. On May 12, 2023 Tejinder Virk issued a claim for Detriment and dismissal for alleged protected disclosures totaling £1,630,302.22. The claim has been denied in its entirety.

In addition, in July 2022, our former Executive Chairman, Louisa Mojela was summarily terminated as Chairman of Bophelo for Cause, as a “bad leaver”. In the event that the Lesotho Court does not reverse its determination to place Bophelo in liquidation, we plan to seek to recover significant loans that we have made to Bophelo to fund the execution of Bophelo’s business plan, including payment of rents and staffing costs. On October 20, 2022 Ms. Mojela filed a claim against Canmart and Akanda for wrongful termination of her Service Agreement. Ms. Mojela sought £1,832,150.62 plus further administrative and legal fees. The Company denied her claim and lodged a counterclaim lodged for losses caused by Ms. Mojela, including a loan of US $6,849,935.69 Akanda advanced to Bophelo. As at December 31, 2023, Ms. Mojela’s entire application failed. At the Consequentials hearing on January 15, 2024 Canmart and Akanda were awarded £60,000 in legal costs. Ms. Mojela is pursuing an appeal.

On April 29, 2023, Trevor Scott, our former Chief Financial Officer, filed a claim against the Company for amounts owing under his employment agreement totaling £420,659.95. This claim was resolved via a confidential settlement on January 15, 2024 and no amounts beyond this settlement are further owing to Mr. Scott.

Please refer to Note 21 of the Unaudited Condensed Interim Consolidated Financial Statements as of and for the period ended June 30, 2023 and 2022 filed on December 29, 2023 for details of the legal proceedings with Mr. Virk and Ms. Mojela.

Future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, and harm our results of operations and financial condition.

We may in the future seek to acquire or invest in, businesses, products, or technologies that we believe could complement our operations or expand our breadth, enhance our capabilities, or otherwise offer growth opportunities. While our growth strategy includes broadening our product offerings, implementing an aggressive marketing plan and employing product diversification, there can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. We cannot assure you that our personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of our planned growth and diversified product offerings, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. Additionally, the integration of our acquisitions and pursuit of potential future acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. Any acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In addition, we have limited experience in acquiring other businesses. Specifically, we may not successfully evaluate or utilize the acquired products, assets or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized, or we may be exposed to unknown risks or liabilities associated with our acquisitions.

We may not be able to find and identify desirable acquisition targets or we may not be successful in entering into an agreement with any one target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could harm our results of operations. In addition, if an acquired business fails to meet our expectations, our business, results of operations, and financial condition may suffer. In some cases, minority shareholders may exist in certain of our non-wholly-owned acquisitions (for businesses we do not purchase as an 100% owned subsidiary) and may retain minority shareholder rights which could make a future change of control or necessary corporate approvals for actions more difficult to achieve and/or more costly.

We may also make strategic investments in early-stage companies developing products or technologies that we believe could complement our business or expand our breadth, enhance our technical capabilities, or otherwise offer growth opportunities. These investments may be in early-stage private companies for restricted stock. Such investments are generally illiquid and may never generate value. Further, the companies in which we invest may not succeed, and our investments could lose their value.

Demand for cannabis and its derivative products could be adversely affected and significantly influenced by scientific research or findings, regulatory proceedings, litigation, or media attention.

The legal cannabis industry in the United Kingdom, the European Union and in many other potential international markets for us is at an early stage of its development. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of medicinal cannabis are mixed and evolving and can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medicinal cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medicinal cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity, could have a material adverse effect on the demand for medicinal cannabis and on our business, results of operations, financial condition and cash flows. Public opinion and support for medicinal cannabis use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. Our ability to gain and increase market acceptance of our business may require substantial expenditures on investor relations, strategic relationships and marketing initiatives. There can be no assurance that such initiatives will be successful, and their failure to materialize into significant demand may have an adverse effect on our financial condition

Our success will depend, in part, on our ability to continue to enhance our product offerings to respond to technological and regulatory changes and emerging industry standards and practices.

Rapidly changing markets, technology, emerging industry and regulatory standards and frequent introduction of new products characterize our business. The process of cultivating and processing our cannabis products to meet applicable standards and successfully marketing such products and obtaining necessary licenses requires significant continuing costs, marketing efforts, third-party commitments and regulatory approvals. Canmart has made a limited number of sales. From 2023 and beyond, we plan to expand our product offering to include cannabis oils and extracts, and ultimately, to produce consumer branded cannabis products for discerning patients. We may not be successful in timely expanding our production capacity, or obtaining any required regulatory approvals or licenses, to implement our growth plans, which, together with any capital expenditures made in our operations, may have a material adverse effect on our business, financial condition and operating results.

We are subject to the inherent risk of exposure to product liability claims.

As a cultivator and distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused bodily harm or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning health risks, possible side effects or interactions with other substances. Product liability claims or regulatory actions against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our products.

We are subject to the inherent risks involved with product recalls.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labelling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection therewith. There can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if our products are subject to recall, our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, potential loss of applicable licenses, and increased legal fees and other expenses.

Research regarding the medical benefits, viability, safety, efficacy, use and social acceptance of cannabis or isolated cannabinoids (such as cannabidiol and tetrahydrocannabinol) remains in early stages.

There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as cannabidiol and tetrahydrocannabinol. Although we believe that the articles, reports and studies published support our beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, investors should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated herein or reach negative conclusions related to medical cannabis, which could have a material adverse effect on the demand for our products and could result in a material adverse effect on our business, financial condition and results of operations or prospects.

We may not be able to maintain effective quality control systems.

We may not be able to maintain an effective quality control system. The effectiveness of our quality control system and our ability to maintain EU Good Manufacturing Practice (“EU GMP”) and Good Agricultural and Collecting Practices (“GACP”) certifications with respect to our manufacturing, processing and testing facilities depend on a number of factors, including the design of our quality control procedures, training programs, and the ability to ensure that our employees adhere to our policies and procedures. We also may depend on third party service providers to manufacture, process or test our products, that are subject to EU GMP and GACP requirements.

We expect that regulatory agencies will periodically inspect our and our service providers’ facilities to evaluate compliance with applicable EU GMP and GACP requirements. Failure to comply with these requirements may subject us or our service providers to possible regulatory enforcement actions. Any failure or deterioration of our or our service providers’ quality control systems, including loss of EU GMP and GACP certifications, may have a material adverse effect on our business, results of operations and financial condition.

The medical cannabis industry and market may not continue to exist or develop as we anticipate and we may ultimately be unable to succeed in this industry and market.

We are operating our current business in a relatively new industry, and our success depends on the continued growth of this market as well as our ability to attract and retain patients. Demand for pharmaceutical-grade cannabis and cannabis-based products is dependent on a number of social, political and economic factors that are beyond our control. Our projections on the number of people who have the potential to benefit from treatment with pharmaceutical-grade cannabis or cannabis-based products are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including scientific literature, surveys of clinics, and market research, and may prove to be incorrect. There is no assurance that an increase in existing demand will occur, that we will benefit from any such increased demand, or that our business will remain profitable even in the event of such an increase in demand.

In addition to being subject to the general business risks applicable to a business involving an agricultural product and a regulated medical product, we need to continue to build brand awareness within the medical cannabis industry and make significant investments in our business strategy and production capacity. These investments include introducing new medical cannabis products into the markets in which we operate, adopting quality assurance protocols and procedures, building our international presence and undertaking regulatory compliance efforts. These activities may not promote our products as effectively as intended, or at all, and we expect that our competitors will undertake similar investments to compete with us for market share.

Competitive conditions, physician preferences, patient requirements and spending patterns in the medical cannabis industry and market are relatively unknown and may have been uniquely impacted by circumstances unlike those in other existing industries and markets. Our target patient population may be smaller than expected, may not be otherwise amenable to treatment with our products, or may become increasingly difficult to identify and access. Further, we may not be successful in our efforts to attract and retain patients, develop new pharmaceutical-grade cannabis and cannabis-based products, produce and distribute these products to the markets in which we operate or to which we export in time to be effectively commercialized. In order to be successful in these activities, we may be required to expend significantly more resources than we currently anticipate, which could adversely affect our business, financial condition, results of operations and prospects.

The cannabis and cannabinoid industries face strong opposition.

Many political and social organizations oppose hemp and cannabis and their legalization, and many people, even those who support legalization, oppose the sale of hemp, cannabis and their derivatives in their geographies. Our business will need support from local governments, industry participants, consumers and residents to be successful. Additionally, there are large, well-funded businesses and industry groups that may have a strong opposition to the cannabis industry. For example, the pharmaceutical and alcohol industries have traditionally opposed cannabis legalization. Any efforts by these or other industries opposed to cannabis to halt or impede the cannabis industry could have detrimental effects on our business.

We, or the medical cannabis industry more generally, may receive unfavorable publicity or become subject to negative patient, physician or investor perception.

We believe that the medical cannabis industry is highly dependent upon positive patient, physician or investor perception regarding the benefits, safety, efficacy and quality of the cannabis distributed to patients for medical use. Perception of the medical cannabis industry, medicinal cannabis products, currently and in the future, may be significantly influenced by scientific research or findings, regulatory investigations, litigation, political statements, media attention and other publicity (whether or not accurate or with merit) both in Europe and elsewhere relating to the use of cannabis or cannabis-based products for medical purposes, including unexpected safety or efficacy concerns arising with respect to pharmaceutical-grade cannabis or cannabis-based products or the activities of medical-use cannabis industry participants.

There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medical-use cannabis market or any particular medicinal cannabis products or will be consistent with prior publicity. Adverse future scientific research reports, findings and regulatory proceedings that are, or litigation, media attention or other publicity that is, perceived as less favorable than, or that questions, earlier research reports, findings or publicity (whether or not accurate or with merit) could result in a significant reduction in the demand for our medicinal cannabis products or cannabis for medical use more generally. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of cannabis for medical purposes, or our current or future products specifically, or associating the use of cannabis with illness or other negative effects or events, could adversely affect us. This adverse publicity could arise even if the adverse effects associated with cannabis or cannabis-based products resulted from products that are not derived from medicinal cannabis or a patient’s failure to use such products legally, appropriately or as directed.

We are subject to the risks inherent in an agricultural business.

Our business involves the growing of cannabis, which is an agricultural product. The occurrence of severe adverse weather conditions, especially droughts, fires, storms or floods is unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply of cannabis. Adverse weather conditions may be exacerbated by the effects of climate change and may result in the introduction and increased frequency of pests and diseases. The effects of severe adverse weather conditions may reduce our yields or require us to increase our level of investment to maintain yields. Additionally, higher than average temperatures and rainfall can contribute to an increased presence of insects and pests, which could negatively affect cannabis crops. Future droughts could reduce the yield and quality of our cannabis production, which could materially and adversely affect our business, financial condition and results of operations.

The occurrence and effects of plant disease, insects and pests can be unpredictable and devastating to agricultural production, potentially rendering all or a substantial portion of the affected harvests unsuitable for sale. Even when only a portion of the production is damaged, our results of operations could be adversely affected because all or a substantial portion of the production costs may have been incurred. Although some plant diseases are treatable, the cost of treatment can be high and such events could adversely affect our operating results and financial condition. Furthermore, if we fail to control a given plant disease and the production is threatened, we may be unable to adequately supply our customers, which could adversely affect our business, financial condition and results of operations. There can be no assurance that natural elements will not have a material adverse effect on production.

Our business will be reliant upon third party suppliers, service providers and distributors.

As our business grows, we will need a supply chain for certain material portions of the production and distribution process of our products. Our suppliers, service providers and distributors may elect, at any time, to breach or otherwise cease to participate in supply, service or distribution agreements, or other relationships, on which our operations rely. Loss of our suppliers, service providers or distributors would have a material adverse effect on our business and operational results.

Part of our strategy is to enter into and maintain arrangements with third parties related to the development, testing, marketing, manufacturing, distribution and commercialization of our products. For example, in August 2022, we entered into a cooperation agreement with Cansativa GmbH to allow the Cansativa platform to supply the German market with dried flowers from our EU-GMP certified indoor grow facility in Sintra, Portugal. Our revenues are dependent on the successful efforts of these third parties, including the efforts of our distribution partners. Entering into strategic relationships can be a complex process and the interests of our distribution partners may not be or remain aligned with our interests. Some of our current and future distribution partners may decide to compete with us, refuse or be unable to fulfill or honor their contractual obligations to us, or change their plans to reduce their commitment to, or even abandon, their relationships with us. There can be no assurance that our distribution partners will market our products successfully or that any such third-party collaboration will be on favorable terms.

Our profit margins and the timely delivery of our products are dependent upon the ability of our outside suppliers and manufacturers to supply us with products in a timely and cost-efficient manner. Our ability to develop our business and enter new markets and sustain satisfactory levels of sales in each market depends upon the ability of our outside suppliers and manufacturers to produce the ingredients and products and to comply with all applicable regulations. The failure of our primary suppliers or manufacturers to supply ingredients or produce our products could adversely affect our business operations.

There is no assurance that our sales and promotional activities will be successful.

Our future growth and profitability will depend on the effectiveness and efficiency of sales and promotional expenditures, including our ability to (i) create greater awareness of our products, (ii) determine the appropriate creative message and media mix for future marketing expenditures and (iii) effectively manage sales and promotional costs in order to maintain acceptable operating margins. We plan to continue to develop the direct sale model of Canmart, which may require us to establish our own clinics and pharmacies. Furthermore, we plan to continue development of our partnership with Cookies in Portugal. There can be no assurance that our sales and promotional expenditures will result in revenues in the future or will generate awareness of our products and services. In addition, no assurance can be given that we will be able to manage our sales and promotional expenditures on a cost-effective basis.

We believe that maintaining and promoting our brand is critical to expanding our customer base. Maintaining and promoting our brand will depend largely on our ability to continue to provide quality, reliable and innovative products, which we may not do successfully. We may introduce new products or services that our customers do not like, which may negatively affect our brand and reputation. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not achieve the desired goals. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and financial results from operations could be materially adversely affected.

We may be unable to sustain our pricing model.

Significant price fluctuations or shortages in the cost of materials may increase our cost of goods sold and cause our results of operations and financial condition to suffer. If we are unable to secure materials at a reasonable price, we may have to alter or discontinue selling some of our products or attempt to pass along the cost to our customers, any of which could adversely affect our results of operations and financial condition.

Additionally, increasing costs of labor, freight and energy could increase our and our suppliers’ cost of goods. If our suppliers are affected by increases in their costs of labor, freight and energy, they may attempt to pass these cost increases on to us. If we pay such increases, we may not be able to offset them through increases in its pricing, which could adversely affect our results of operations and financial condition.

We may be unable to effectively manage future growth.

We may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Rapid growth of our business may significantly strain our management, operations and technical resources. If we are successful in obtaining large orders for our products, we will be required to deliver large volumes of products to our customers on a timely basis and at a reasonable cost. We may not obtain large-scale orders for our products and if we do, we may not be able to satisfy large-scale production requirements on a timely and cost-effective basis. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations and prospects.

We are subject to significant competition by new and existing competitors in the cannabis industry.

The industry in which we operate is subject to intense and increasing competition. Many of our competitors have greater resources that may enable them to compete more effectively than us in the cannabis industry, or they have a longer operating history and greater capital resources and facilities, which may enable them to compete more effectively in this market. We expect to face additional competition from existing licensees and new market entrants who are granted licenses in the jurisdictions in which we operate, including the United Kingdom and Portugal, and other jurisdictions in which we intend to expand our operations. If a significant number of new licenses are granted in the near term, we may experience increased competition for market share and may experience downward pricing pressure on our products as new entrants increase production. Such competition may cause us to encounter difficulties in generating revenues and market share, and in positioning our products in the market. If we are unable to successfully compete with existing companies and new entrants to the market, our lack of competitive advantage will have a negative effect on our business and financial condition.

The legalization of adult-use, recreational cannabis may reduce sales of medical cannabis.

Legalization of the sale to adults of recreational, non-medical cannabis in any country may increase competition in the medical cannabis market. We currently do not plan to sell recreational, non-medical cannabis products. We may not be able to achieve our business plan in a highly competitive market where recreational, adult-use cannabis is legal, or the market may experience a drop in the price of cannabis and cannabis products over time, decreasing our profit margins.

We are dependent upon our management and key employees, and the loss of any member of our management team or any key employee could have a material adverse effect on our operations.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management and key employees, including, without limitation, Katie Field, our Interim Chief Executive Officer and Executive Director, and Gucharn Deol, our Chief Financial Officer. The loss of any member of our management team or any of our key employees could have a material adverse effect on our business and results of operations. While employment agreements and incentive programs are customarily used as primary methods of retaining the services of key employees, these agreements and incentive programs cannot assure the continued services of such employees. Any loss of the services of such individuals, or an inability to attract other suitably qualified persons when needed, could have a material adverse effect on our business, operating results or financial condition. We do not currently maintain key-person insurance on the lives of any of our key employees or members of management. Competition for qualified technical, sales and marketing staff, as well as officers and directors can be intense, and no assurance can be provided that we will be able to attract or retain such qualified individuals in the future, which may adversely affect our operations.

Our directors and officers may have conflicts of interest in conducting their duties.

We may be subject to various potential conflicts of interest because of the fact that some of our officers and directors may be engaged in the cannabis industry through their participation in corporations, partnership or joint ventures, which are potential competitors of our company. Situations may arise in connection with potential acquisitions in investments where the other interests of these directors and officers may conflict with the interests of our company. Our directors and officers with conflicts of interest will be subject to the procedures set out in the related Canadian law and regulations.

Our executive officers are engaged in other business activities and, accordingly, may not devote sufficient time to our business affairs, which may affect our ability to conduct operations.

In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to us. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors. For example, our Interim Chief Executive Officer and Executive Director, Ms. Katie Field, is the Chief Executive Officer and Chairman of Halo.

The Coronavirus (“COVID-19”) outbreak and similar disease outbreaks or public health emergencies could adversely affect our future operations.

Our operations could be significantly and adversely affected by the effects of a widespread global outbreak of a contagious disease and other unforeseen events, including the outbreak of a respiratory illness caused by COVID-19 and the related economic repercussions. We cannot accurately predict the effects COVID-19 will have on our operations and the ability of others to meet their obligations with us, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In light of the COVID-19 pandemic, there could be a negative impact on sourcing medical cannabis products for our distribution in the United Kingdom or, the continued buildout and optimization of our cultivation and manufacturing facilities in Portugal in accordance with the requirement of EU GMP and the export of our cannabis products from Portugal to other areas of the world. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. The ultimate impact on us and our significant suppliers and prospective customers is unknown, but our operations and financial condition could suffer in the event of any of these types of unpredictable events. Further, any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, results of operations, financial condition and cash flows.

The U.K. and Portuguese populations have reached a significant level of vaccination. There is no guarantee, however, that the continued development of COVID-19 will not affect our operations negatively. During the year ended December 31, 2022, both the UK and Portuguese governments have substantially reduced COVID-19 restrictions.

We could be subject to a security breach that could result in significant damage or theft of products and equipment.

Breaches of security at our facilities may occur and could result in damage to or theft of products and equipment. A security breach at our facilities could result in a significant loss of inventory or work in process, expose us to liability under applicable regulations and increase expenses relating to the investigation of the breach and implementation of additional preventative security measures, any of which could have an adverse effect on our business, financial condition and results of operations.

We may incur significant costs to defend our intellectual property and other proprietary rights.

The ownership and protection of trademarks, patents, trade secrets and intellectual property rights are significant aspects of our future success. Unauthorized parties may attempt to replicate or otherwise obtain and use our products and technology. Policing the unauthorized use of our current or future trademarks, patents, trade secrets or intellectual property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others.

In addition, other parties may claim that our products infringe on their proprietary rights such as trade secrets. Such claims, regardless of their merit, may result in the expenditure of significant financial and managerial resources, legal fees, injunctions, temporary restraining orders and/or require the payment of damages. Additionally, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. Such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property that we do not own.

If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches that disrupt our operations or result in the unintended dissemination of protected personal information or proprietary or confidential information, or if we are found by regulators to be non-compliant with statutory requirements for the protection and storage of personal data, we could suffer a loss of revenue, increased costs, exposure to significant liability, reputational harm and other serious negative consequences.

As our operations expand, we may process, store and transmit large amounts of data in our operations, including protected personal information as well as proprietary or confidential information relating to our business and third parties. Experienced computer programmers and hackers may be able to penetrate our layered security controls and misappropriate or compromise our protected personal information or proprietary or confidential information or that of third parties, create system disruptions or cause system shutdowns. They also may be able to develop and deploy viruses, worms and other malicious software programs that attack our systems or otherwise exploit any security vulnerabilities. Hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Our facilities may also be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect our systems and our customer’s data.

Risks Related to Our International Operations

As a company based outside of the United States, we are subject to economic, political, regulatory and other risks associated with international operations.

Our business is subject to risks associated with conducting business outside of the United States. Our operations are based primarily in the United Kingdom and Portugal. Our principal office and Canmart’s operations are located in the United Kingdom, and RPK’s cultivation operations are located in Portugal. Accordingly, our future results could be harmed by a variety of factors, including, without limitation, the following:

•        economic weakness, including inflation, or political instability in non-U.S. economies and markets;

•        differing and changing regulatory requirements for product licenses and approvals;

•        differing jurisdictions could present different issues for securing, maintaining or obtaining freedom to operate in such jurisdictions;

•        difficulties in compliance with different, complex and changing laws, regulations and court systems of multiple jurisdictions and compliance with a wide variety of foreign laws, treaties and regulations;

•        changes in applicable non-U.S. regulations and customs, tariffs and trade barriers;

•        changes in applicable non-U.S. currency exchange rates and currency controls;

•        changes in a specific country’s or region’s political or economic environment, including the implications of the recent decision of the United Kingdom to withdraw from the European Union;

•        trade protection measures, import or export licensing requirements or other restrictive actions by governments;

•        differing reimbursement regimes and price controls in certain non-U.S. markets;

•        negative consequences from changes in tax laws;

•        compliance with applicable tax, employment, immigration and labor laws for employees living or traveling abroad, including, for example, the variable tax treatment in different jurisdictions of options granted under our share option schemes or equity incentive plans;

•        workforce uncertainty in countries where labor unrest is more common than in the United States;

•        difficulties associated with staffing and managing international operations, including differing labor relations;

•        production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•        business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters, including earthquakes, typhoons, floods and fires.

Our business could suffer as a result of the United Kingdom’s withdrawal from the European Union.

While we are incorporated in the Province of Ontario in Canada, our principal office, a number of our executive officers and key employees, and Canmart’s operations and assets are primarily located in the United Kingdom. The United Kingdom formally exited the European Union, commonly referred to as Brexit, on January 31, 2020. Under the terms of its departure, the United Kingdom entered into a transition period during which it continued to follow all European Union rules, and the trading relationship remained the same, until December 31, 2020. On December 24, 2020, the European Union and the United Kingdom entered into a new trade agreement to govern their relationship following Brexit. However, substantial uncertainty remains concerning which EU laws and regulations will continue to be implemented in the United Kingdom after Brexit (including financial laws and regulations, tax and free trade agreements, intellectual property rights, data protection laws, supply chain logistics, environmental, health and safety laws and regulations, immigration laws and employment laws).

The uncertainty concerning the United Kingdom’s legal, political and economic relationship with the European Union after Brexit may negatively impact direct foreign investment in the United Kingdom, increase costs, depress economic activity and restrict access to capital. It may also be a source of instability in the international markets, create significant currency fluctuations, and/or otherwise adversely affect trading agreements or similar cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise) beyond the date of Brexit. We may also face new regulatory costs and challenges that could have an adverse effect on our operations.

The United Kingdom’s withdrawal from the European Union could lead to increased market volatility, which could make it more difficult for us to do business in Europe or have other adverse effects on our business.

As a result of the United Kingdom’s withdrawal from the European Union, the United Kingdom now has third country status outside of the European Union. Before the end of 2020, the United Kingdom and the European concluded a Trade and Cooperation Agreement (“TCA”) which took effect January 1, 2021. The terms of the TCA allow for tariff-free and quota-free access to the EU market for the United Kingdom so long as the United Kingdom does not diverge from EU laws. To the extent the United Kingdom does diverge from EU laws, access to EU markets may be made more restricted than it currently is. In addition, the TCA does not allow U.K. institutions access to EU markets, so it is possible that there will be a period of considerable uncertainty, particularly in relation to U.K. financial and banking markets, as well as in relation to the regulatory process in Europe. As a result of this uncertainty, financial markets could experience volatility. We may also face new regulatory costs and challenges that could have a material adverse effect on our operations. In this regard, the European Medicines Agency has already issued a notice reminding marketing authorization holders of centrally authorized medicinal products for human and veterinary use of certain legal requirements that need to be considered as part of Brexit, such as the requirement for the marketing authorization holder of a product centrally approved by the European Commission to be established in the European Union, and the requirement for some activities relating to centrally approved products to be performed in the European Union. As a third country, the United Kingdom will lose the benefits of global trade agreements negotiated by the European Union on behalf of its members, which may result in increased trade barriers which could make our doing business worldwide more difficult. In addition, currency exchange rates in the pound sterling and the euro with respect to each other and the U.S. dollar have already been adversely affected by Brexit. Should this foreign exchange volatility continue, it could cause volatility in our financial results.

We expect to increase our international sales in the future, and such sales may be subject to unexpected exchange rate fluctuations, regulatory requirements and other barriers.

We currently expect that our sales will be denominated in U.S. Dollars and Euros and that we may, in the future, have sales denominated in the currencies of additional countries in which we establish operations or distribution. In addition, we expect to incur the majority of our operating expenses in U.S. Dollars and Euros. Our international sales may be subject to unexpected regulatory requirements and other barriers. Any fluctuation in the exchange rates of foreign currencies may negatively affect our business, financial condition and results of operations. We have not previously engaged in foreign currency hedging. If we decide to hedge our foreign currency exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets. In addition, those activities may be limited in the protection they provide from foreign currency fluctuations and can themselves result in losses.

Tax regulations and challenges by tax authorities could have a material adverse effect on our business.

We expect to operate in a number of countries and will therefore be regularly examined by and remain subject to numerous tax regulations. Changes in our global mix of earnings could affect our effective tax rate. Furthermore, changes in tax laws could result in higher tax-related expenses and payments. Legislative changes in any of the countries in which we operate could materially impact our tax receivables and liabilities as well as deferred tax assets and deferred tax liabilities. Additionally, the uncertain tax environment in some regions in which we operate may limit our ability to successfully challenge an adverse determination by any local tax authorities. We expect to operate in countries with complex tax rules, which may be interpreted in a variety of ways and could affect our effective tax rate. Future interpretations or developments of tax regimes or a higher than anticipated effective tax rate could have a material adverse effect on our tax liability, return on investments and business operations.

In addition, our subsidiaries operate in, are incorporated in and are tax residents of, various jurisdictions. The tax authorities in the various jurisdictions in which we and our subsidiaries operate, or are incorporated, may disagree with and challenge our assessments of our transactions, tax position, deductions, exemptions, where we or our subsidiaries are tax resident, or other matters. If we are unsuccessful in responding to any such challenge from a tax authority, we may be required to pay additional taxes, interest, fines or penalties, we may be subject to taxes for the same business in more than one jurisdiction or may also be subject to higher tax rates, withholding or other taxes. A successful challenge could potentially result in payments to the relevant tax authority of substantial amounts that could have a material adverse effect on our financial condition and results of operations.

Even if we are successful in responding to challenges by taxing authorities, responding to such challenges may be expensive, consume time and other resources, or divert management’s time and focus from our business operations. Therefore, a challenge as to our tax position or status or transactions, even if unsuccessful, may have a material adverse effect on our business, financial condition, results of operations or liquidity or the business, financial condition, and results of operations.

We face the risk of disruption from labor disputes and changes to labor laws, which could result in significant additional operating costs or alter our relationship with our employees.

We are required to comply with extensive labor regulations in each of the countries in which we have employees, including with respect to wages, social security benefits and termination payments. Labor or employee led disruptions could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to our Regulatory Framework

The medicinal cannabis regulatory regime is restrictive and new in the United Kingdom and Europe, and laws and enforcement could rapidly change again.

There are significant legal restrictions and regulations that govern the cannabis industry in the United Kingdom. The legislative changes made to allow for the prescription and possession of medicinal cannabis without Home Office licenses are very narrow. “Cannabis” remains a Class B controlled drug under the Misuse of Drugs Act 1973 and remains a Schedule 1 drug under the Misuse of Drugs Regulation 2001 (“MDR 2001”). Schedule 1 contains drugs which are not used medically. Cultivation, distribution and possession of Schedule 1 controlled drug is illegal without appropriate licenses. It is only CBPMs that have been moved to various other schedules under the MDR 2001, which then allows for the prescription and possession of CBPMs without a license.

However, there are also strict requirements that need to be met for the supply of CBPMs to patients to be compliant with the regulations. Despite the demand for CBPMs, there has been great reluctance from the medical establishment in general to prescribe “medicinal products” for which there are no official prescribing guidelines and a lack of clinical data. In particular, the Royal College of Physicians and NHS England have issued guidelines for medical practitioners stating that there is currently limited evidence of the effectiveness of CBPMs, except in very limited cases. This appears to have made specialist doctors loathe to prescribe CBPMs against this explicit guidance. As the medical establishment and regulators are still firming up their approaches to guidance and enforcement, this can create a level of operating uncertainty.

Our activities are, and will continue to be, subject to evolving regulation by governmental authorities. Due to the current regulatory environment in the United Kingdom, new risks may emerge; management may not be able to predict all such risks.

U.K. based companies also need to be aware of the potential difficulties posed by the U.K. Proceeds of Crime Act 2002 (“POCA”). POCA prohibits dealing with any benefit (directly or indirectly) arising from criminal conduct. Conduct is criminal if it:

•        constitutes an offence in any part of the United Kingdom, or

•        would constitute an offence in part of the United Kingdom if it occurred there.

This principle of “dual criminality” means that measures to legalize cannabis overseas can be potentially irrelevant when it comes to investing in the United Kingdom, and medicinal cannabis companies operating in the United Kingdom.

Although the risk of action being taken against a U.K. investor by law enforcement may be considered low when dealing with the indirect proceeds of cannabis, U.K. companies and investors should be sure to understand the precise nature of their investments or transactions and to keep in mind that investing in, or doing business with, companies involved in recreational cannabis, even where their activity is legal under the laws applicable to them, may nonetheless cause the U.K.-based investor or counterparty to violate U.K. money laundering laws.

In Portugal, our cultivation and post-harvest operations through RPK have received EU GMP certification. The EU GMP certification received by us is valid for three years, which is the maximum validity period possible, and is renewable upon assessment by EU GMP inspectors. In order to maintain our EU GMP certification, we are required to comply with the EU GMP Guidelines, and may be subject to visits and information requests by EU GMP inspectors. We cannot assure you that the authorities will issue, modify, extend or renew any certification, accreditation, license or quota, or if it is modified, that it will be modified as requested or, if it is extended or renewed, that it will be extended or renewed on the same or similar terms as initially granted. In addition, our failure to maintain GMP certifications could impair or halt our ability to distribute cannabis products in a jurisdiction that requires GMP certification such as Germany or within the European Union.

The Company must maintain compliance with INFARMED which is the government agency responsible for the Health Ministry in Portugal. RPK’s license is issued by INFRAMED and the Company must remain compliant to all requests and paperwork requirements and in addition staff is needed to complete work for audits for every batch and gram of cannabis produced. Furthermore, under the Ministerial Order 83/2021, a number of security measures must be implemented throughout the medical cannabis production chain, such as having a (i) video surveillance system, (ii) intrusion detection system, (iii) permanent connection with a control center; and (iv) security guard on permanent duty. Akanda must have these security measurements in place at all times.

The Portuguese legal framework is set forth under Law no. 33/2018, of July 18th and the Decree-Law no. 8/2019 of January 15th on the use of medicines, preparations, and substances based on the cannabis plant for medicinal purposes. The legal framework also governs the regulation and supervision of activities related to the use of the cannabis plant for medicinal purposes. Most recently, Ministerial Order 83/2021 established a number of practical aspects regarding the authorisations to engage in activities related to the medical use of, as well as the requirements and procedures for applying and granting authorization for the cultivation, manufacture, wholesale trade, transport, circulation, import and export of medicines, preparations and substances based on the cannabis plant. Applications for the authorisation of activities related to cannabis for medical, veterinary or scientific research purposes should be submitted through INFARMED’s website, following which, INFARMED will then request an opinion from the Intervention Service on Additive Behaviours and Addictions (SICAD).

The prescription of cannabis-based medicinal products, preparations, and substances is a special medical prescription made in accordance with a special form approved by the Portuguese Ministry of Health. The prescription must identify the patient, the prescribing doctor, the medicinal product, preparation or substance, respective quantity, dosage, and mode of application. The prescription of cannabis-based medicinal products, preparations, and substances can only take place when conventional treatments are not efficient or cause relevant adverse effects and the therapeutic indication of the cannabis-based medicinal products, preparations and substances have been approved by INFARMED. Prescriptions of cannabis-based medicinal products, preparations, and substances can only be used once.

Dispensation of cannabis-based medicinal products, preparations, and substances for medical purposes can only be made in pharmacies by pharmacists upon provision of the respective prescription and verification of the purchaser’s identity. The holder of a special prescription for cannabis-based medicinal products, preparations, and substances can hold and transport cannabis-based medicinal products, preparations, and substances for their own consumption, according to the prescription and up to the quantity prescribed.

Additionally, Ministerial Order no. 44-A/2019, of 31 January, establishes the mechanisms under which the price of medicines and preparations and substances based on the cannabis plant intended for medical purposes should be set. In general, the framework establishes that the price should be proposed by the holder of the authorisation to place the substance on the market to INFARMED, with reference to the current price on the international market. The price will then be approved or refused by INFARMED. In case of refusal, the holder of the authorisation to place the substance on the market should propose a new price.

Our activities are, and will continue to be, subject to evolving regulation by governmental authorities. Due to the current regulatory environment in Portugal, new risks may emerge; management may not be able to predict all such risks.

Cannabis laws, regulations, and guidelines are dynamic and subject to changes.

Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. It is also possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Management expects that the legislative and regulatory environment in the cannabis industry in the United Kingdom, Portugal and internationally will continue to be dynamic and will require innovative solutions to try to comply with this changing legal landscape in this nascent industry for the foreseeable future. Failure to comply with any such legislation may have a material adverse effect on our business, financial condition and results of operations.

Public opinion can also exert a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of the cannabis industry could affect future legislation or regulation in different jurisdictions.

There are risks associated with the regulatory regime and permitting requirements of our operations.

Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the cultivation, processing and sale of our products. Bophelo and Canmart currently hold the licenses required to conduct their respective operations. We may not be able to obtain or maintain the necessary licenses, permits, quotas, authorizations, certifications or accreditations to operate our business going forward, or may only be able to do so at great cost. We cannot predict the time required to secure all appropriate regulatory approvals for our products, or the extent of testing and documentation that may be required by local governmental authorities.

Our officers and directors must rely, to a great extent, on our local legal counsel and local consultants retained in the United Kingdom and Portugal in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect our business operations, and to assist us with governmental relations. We must rely, to some extent, on those members of management and the Board who have previous experience working and conducting business in the United Kingdom or Portuga in order to enhance our understanding of and appreciation for the local business culture and practices in such jurisdictions.

We also rely on the advice of local experts and professionals in connection with any current and new regulations that develop in respect of banking, financing and tax matters in the jurisdictions in which we operate. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices in such jurisdictions are beyond our control and may adversely affect our business.

We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.

Any failure on our part to comply with applicable regulations or to obtain and maintain the necessary licenses and certifications could prevent us from being able to carry on our business, and there may be additional costs associated with any such failure.

Our business activities are heavily regulated in all jurisdictions where we do business. Our operations are subject to various laws, regulations and guidelines by governmental authorities relating to the cultivation, processing, manufacture, marketing, management, distribution, transportation, storage, sale, packaging, labelling, pricing and disposal of cannabis and cannabis products. In addition, we are subject to laws and regulations relating to employee health and safety, insurance coverage and the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services.

Any failure by us to comply with applicable regulatory requirements could:

•        require extensive changes to our operations;

•        result in regulatory or agency proceedings or investigations;

•        result in the revocation of our licenses and permits, the imposition of additional conditions on licenses to operate our business, and increased compliance costs;

•        result in product recalls or seizures;

•        result in damage awards, civil or criminal fines or penalties;

•        result in the suspension or expulsion from a particular market or jurisdiction of our key personnel;

•        result in restrictions on our operations or the imposition of additional or more stringent inspection, testing and reporting requirements;

•        harm our reputation; or

•        give rise to material liabilities.

There can be no assurance that any future regulatory or agency proceedings, investigations or audits will not result in substantial costs, a diversion of management’s attention and resources or other adverse consequences to our business.

In addition, changes in regulations, government or judicial interpretation of regulations, or more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities or a revocation of our licenses and other permits. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely affect our ongoing regulatory compliance costs. There is no assurance that we will be able to comply or continue to comply with applicable regulations.

The legal cannabis market is a relatively new industry. As a result, the size of our target market is difficult to quantify, and investors will be reliant on their own estimates on the accuracy of market data.

Because the cannabis industry is in a nascent stage, there is a lack of information about comparable companies available for potential investors to review in deciding whether to invest in us and, few, if any, established companies whose business model we can follow or upon whose success we can build. Accordingly, investors should rely on their own estimates regarding the potential size, economics and risks of the cannabis market in deciding whether to invest in our Common Shares. We are an early-stage company that has not generated net income. There can be no assurance that our growth estimates are accurate or that the cannabis market will be large enough for our business to grow as projected.

Although we are committed to researching and developing new markets and products and improving existing products, there can be no assurances that such research and market development activities will prove profitable or that the resulting markets or products, if any, will be commercially viable or successfully produced and marketed. We must rely largely on our own market research to forecast sales and design products as detailed forecasts and consumer research are not generally obtainable from reliable third-party sources in the United Kingdom, the European market, Canada and in other international jurisdictions.

In addition, there is no assurance that the industry and market will continue to exist and grow as currently estimated or anticipated or function and evolve in the manner consistent with management’s expectations and assumptions. We could also be subject to other events or circumstances that adversely affect the cannabis industry, such as the imposition of further restrictions on sales and marketing or further restrictions on sales in certain areas and markets.

Marijuana remains illegal under U.S. federal law, and the enforcement of U.S. cannabis laws could change.

There are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana remains a Schedule I drug under the Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. In those states in which the use of marijuana has been legalized, its use remains a violation of federal law pursuant to the Controlled Substances Act. The Controlled Substances Act classifies marijuana as a Schedule I controlled substance, and as such, medical and adult use cannabis use is illegal under U.S. federal law. Unless and until the U.S. Congress amends the Controlled Substances Act with respect to marijuana (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable U.S. federal money laundering legislation. While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis regulatory programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve us of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against us should we expand our operations into the U.S. Since U.S. federal law criminalizing the use of marijuana pre-empts state laws that legalize its use, enforcement of federal law regarding marijuana may be a significant risk and could greatly harm our business, prospects, revenue, results of operation and financial condition if we were to expand our operations into the United States. We currently have no operations in the United States and no plans to expand our operations into the United States in the foreseeable future.

Our activities are, and will continue to be, subject to evolving regulation by governmental authorities. The legality of the production, cultivation, extraction, distribution, retail sales, transportation and use of cannabis differs among states in the United States. Due to the current regulatory environment in the United States, new risks may emerge; management may not be able to predict all such risks. Due to the conflicting views between state legislatures and the federal government regarding cannabis, cannabis businesses are subject to inconsistent laws and regulations. There can be no assurance that the federal government will not enforce federal laws relating to marijuana and seek to prosecute cases involving marijuana businesses that are otherwise compliant with state laws in the future. To date, federal enforcement agencies have taken little or no action against state-compliant cannabis businesses in the United States. However, the DOJ may change its enforcement policies at any time, with or without advance notice. The uncertainty of U.S. federal enforcement practices going forward and the inconsistency between U.S. federal and state laws and regulations may present risks for us if we expand our operations into the United States in the future.

Risks Related to Financials and Accounting

There are tax risks we may be subject to in carrying out our business in multiple jurisdictions.

We will operate and, accordingly, will be subject to income tax and other forms of taxation in multiple jurisdictions. We may be subject to income taxes and non-income taxes in a variety of jurisdictions and our tax structure may be subject to review by both domestic and foreign taxation authorities. Those tax authorities may disagree with our interpretation and/or application of relevant tax rules. A challenge by a tax authority in these circumstances might require us to incur costs in connection with litigation against the relevant tax authority or reaching a settlement with the tax authority and, if the tax authority’s challenge is successful, could result in additional taxes (perhaps together with interest and penalties) being assessed on us, and as a result an increase in the amount of tax payable by us. In addition, we may be subject to different taxes imposed by the local governments in the jurisdictions where we operate, and changes within such tax, legal and regulatory framework may have an adverse effect on our financial results.

Taxation laws and rates which determine taxation expenses may vary significantly in different jurisdictions, and legislation governing taxation laws and rates are also subject to change. Therefore, our earnings may be affected by changes in the proportion of earnings taxed in different jurisdictions, changes in taxation rates, changes in estimates of liabilities and changes in the amount of other forms of taxation. The determination of our provision for income taxes and other tax liabilities will require significant judgment (including based on external advice) as to the interpretation and application of these rules. We may have exposure to greater than anticipated tax liabilities or expenses.

There is a risk that we will be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. Holder.

If we (or any of our non-U.S. subsidiaries) are a PFIC for any taxable year during which a U.S. Holder owns Common Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year generally can only be made after the close of such taxable year. Therefore, it is possible that we could be classified as a PFIC for our initial taxable year or in future years due to changes in the nature of our business, composition of our assets or income, as well as changes in our market capitalization. In particular, our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year. We have not determined, if we (or any of our non-U.S. subsidiaries) were to be classified as a PFIC for a taxable year, whether we will provide information necessary for a U.S. Holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. Holders should assume that they will not be able to make a qualified electing fund election with respect to our Common Shares. The PFIC rules are complex, and each U.S. Holder should consult his, her or its own tax advisor regarding the PFIC rules, the elections which may be available, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of our Common Shares.

Failure to develop our internal controls over financial reporting as we grow could have an adverse effect on our operations.

As we mature, we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.

Risks Related to Our Common Shares and this Offering

We will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product and business development efforts or other operations.

Assuming we close this offering for the maximum amount, we expect to have sufficient capital to fund our current operations at least through the end of 2024. However, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert the attention of our management team from their day-to-day activities, which may adversely affect our ability to launch our business and develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any future financing may adversely affect the holdings or the rights of our shareholders, and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing shareholders.

The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely affect our ability to conduct our business. For example, as of the date of this offering, the Company has incurred aggregated outstanding loans, including accrued interest, of approximately $1,429,092 from Halo (the “Halo Debt”), making Halo a significant creditor of the Company. Even though the Halo Debt is unsecured, Halo may be able to influence our strategic goals, management and affairs, including use of available capital, capital raising opportunities, borrowing, recapitalization, and any acquisition, sale, merger, or consolidation transactions. The interests of Halo may not always coincide with the interests of the Company or the interests of shareholders and Halo may act in a manner that advances its best interests and not necessarily our Company. Additionally, there may be an inherent conflict of interest because our interim Chief Executive Officer and director, Ms. Katie Field, is serving as the Chief Executive Officer and Chairman of Halo.

We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or products or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your investment.

If you purchase our Common Shares or pre-funded warrants in this offering, you will experience immediate and substantial dilution, as the offering price of our Common Shares will be substantially greater than the as adjusted net tangible book value per common share before giving effect to this offering. Accordingly, if you purchase the securities in this offering, you will incur immediate substantial dilution of approximately $_____ per share, representing the difference between the offering price per common share and our as adjusted net tangible book value as of June 30, 2023. The exercise of the pre-funded warrants sold in this offering may result in further dilution of your investment. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution” beginning on page 35 of this prospectus.

There is no public market for the pre-funded warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

The holder of pre-funded warrants purchased in this offering will have no rights as a common shareholder until such holder exercises its pre-funded warrants and acquires our Common Shares.

Until a holder of pre-funded warrants acquires the Common Shares upon exercise of the pre-funded warrants, as applicable, a holder of pre-funded warrants will have no rights with respect to the Common Shares underlying such pre-funded warrants, except as set forth in the pre-funded warrants. Upon exercise of the pre-funded warrants, the holder will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The pre-funded warrants are speculative in nature.

The pre-funded warrants do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price. Specifically, holders of the pre-funded warrants may exercise their right to acquire Common Shares and pay an exercise price of $0.0001 per share, subject to certain adjustments, commencing immediately upon issuance. There can be no assurance that the market price of the Common Shares will ever equal or exceed the exercise price of the pre-funded warrants, and consequently, it may not ever be profitable for holders of the pre-funded warrants to exercise the pre-funded warrants.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our shareholders and could cause the price of our Common Shares to decline.

We may issue additional securities. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing shareholders. We may sell Common Shares, convertible securities, and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences, and privileges senior to those of holders of our Common Shares.

We incur increased costs as a result of operating as a public company and our management is required to devote substantial time to new compliance initiatives.

As a public company, particularly after we are no longer an emerging growth company, we incur and will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules implemented by the SEC and Nasdaq, impose various requirements on public companies, including requirements to file periodic and event-driven reports with respect to our business and financial condition and operations and establish and maintain effective disclosure and financial controls and corporate governance practices. Our management and other personnel have limited experience operating a public company, which may result in operational inefficiencies or errors, or a failure to improve or maintain effective internal controls over financial reporting (“ICFR”) and disclosure controls and procedures necessary to ensure timely and accurate reporting of operational and financial results. Our existing management team will need to devote a substantial amount of time to these compliance initiatives, and we may need to hire additional personnel to assist us with compliance. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly.

Pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), we are required to furnish a report by our management on our ICFR, which, after we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for ICFR. If our management and/or auditors determine that there are one or more material weaknesses in our ICFR, such a determination could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some public company required activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and divert management’s time and attention from revenue generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Being a public company and complying with applicable rules and regulations make it more expensive for us to obtain director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified executive officers and members of our Board.

We may not be able to maintain a listing of our Common Shares on Nasdaq. If we fail to meet applicable listing requirements, Nasdaq may delist our Common Shares from trading, in which case the liquidity and market price of our Common Shares could decline.

Although our Common Shares are listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our Common Shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Shares from Nasdaq may materially impair our shareholders’ ability to buy and sell our Common Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Shares. The delisting of our Common Shares could significantly impair our ability to raise capital and the value of your investment.

We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Common Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Common Shares;

•        reduced liquidity for our Common Shares;

•        a determination that our Common Shares are “penny stock”, which would require brokers trading in our Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

On September 27, 2022, we received a letter from the staff of the Listing Qualifications Department of the Nasdaq, notifying the Company that it is not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2). It resulted from the fact that the closing bid price of the Company’s Common Shares, was below $1.00 per share for a period of 30 consecutive business days. The letter also states that Nasdaq will provide the Company 180 calendar days, or until March 27, 2023 to regain compliance with Nasdaq Listing Rule 5550(a)(2). We effected a reverse share split at a ratio of 1-for-10 shares on March 9, 2023 in order to regain compliance.

On July 3, 2023, we received a new letter from the staff of the Listing Qualifications Department of the Nasdaq, notifying the Company that it is again not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2). It resulted from the fact that the closing bid price of the Company’s Common Shares, below $1.00 per share for a period of 30 consecutive business days. The letter also states that Nasdaq will provide the Company 180 calendar days, or until January 1, 2024 to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s Common Shares must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by January 1, 2024 the Company may be eligible for additional time to regain compliance or may face delisting.

The receipt of the Notification Letter has no immediate effect on the listing of the Company’s Common Shares, which will continue to trade uninterrupted on Nasdaq under the ticker “AKAN”. We intend to monitor the closing bid price of its Common Shares and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse stock split of its Common Shares to regain compliance with the minimum bid price requirement under the Nasdaq listing rules.

Receiving financial benefit directly or indirectly as a result of ownership of Common Shares may be subject to anti-money laundering laws in the United Kingdom.

Cannabis-related financial transactions, including investment in the securities of cannabis companies and receipt of any associated benefits, such as dividends, could be subject to anti-money laundering laws in the U.K., specifically the Proceeds of Crime Act, however the application of these laws is still developing.

In the U.K., financial benefit directly or indirectly arising from conduct that would be considered unlawful if it were to take place in the U.K. may be viewed to be within the purview of these laws, and persons receiving any such benefit, including investors may be subject to liability under such laws. Each prospective investor should therefore contact his, her or its own legal advisor regarding the ownership of our Common Shares and any related potential liability.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Shares to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering for property, plant and equipment, operations, working capital, and general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We are a foreign private issuer and take advantage of the less frequent and detailed reporting obligations applicable to foreign private issuers.

We are a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act, and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we do not file the same reports that a U.S. domestic issuer files with the SEC, although we are required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws, if applicable. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, if and when applicable, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, we have more time than U.S. domestic companies after the end of each fiscal year to file our annual report with the SEC and are not required under the Exchange Act to file quarterly reports with the SEC.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters.

As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all corporate governance requirements.

We may lose our status as a foreign private issuer in the United States, which would result in increased costs related to regulatory compliance under United States securities laws.

We will cease to qualify as a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act, if, as of the last business day of our second fiscal quarter, more than 50% of our outstanding Common Shares are directly or indirectly owned by residents of the United States and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we determine that we fail to qualify as a foreign private issuer, we will cease to be eligible to avail ourselves of the forms and rules designated for foreign private issuers beginning on the first day of the fiscal year following such determination. Among other things, this will result in loss of the exemption from registration under the Exchange Act provided by Rule 12g3-2(b) thereunder, and, if we are required to register our Common Shares under section 12(g) of the Exchange Act, we will have to do so as a domestic issuer. Further, any securities that we issue in unregistered or unqualified offerings both within and outside the United States will be “restricted securities” (as defined in Rule 144(a)(3) under the Securities Act) and will continue to be subject to United States resale restrictions notwithstanding their resale in “offshore transactions” pursuant to Regulation S under the Securities Act. As a practical matter, this will likely require us to register more offerings of our securities under the Securities Act on either a primary offering or resale basis, even if they take place entirely outside the United States. The resulting legal and administrative costs of complying with the resulting regulatory requirements are anticipated to be substantial, and to subject us to additional exposure to liability for which we may not be able to obtain insurance coverage on favorable terms, or at all.

If our share price fluctuates, you could lose a significant part of your investment.

The market price of our Common Shares could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this Form F-1, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The public offering price of our Common Shares has been determined by negotiations between us and the underwriter based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our Common Shares may prevent investors from being able to sell their shares at or above the public offering price. As a result, you may suffer a loss on your investment.

Investors may be unable to enforce judgments against our directors and officers because our directors and officers reside outside of the United States.

We are incorporated under the laws of the Province of Ontario, Canada and most of our assets are located outside of the United States. Furthermore, most of our directors and officers reside outside of the United States in Canada and the United Kingdom. As a result, investors may not be able to effect service of process within the United States upon our directors or officers or enforce against them in U.S. courts, judgments predicated on U.S. securities laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts, judgments obtained against these persons in courts located in jurisdictions outside of the United States.

As a result of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our Board of Directors or controlling shareholders than they would as public shareholders of a U.S. based company.

We do not intend to pay dividends on our Common Shares in the near future, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividend on our Common Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our Common Shares will depend upon any future appreciation in their value. There is no guarantee that our Common Shares will appreciate in value or even maintain the price at which you purchased them.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us, our share price and trading volume could decline.

The trading market for our Common Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our operations. We do not have any control over these analysts and their research and reports. Securities and industry analysts do not currently, and may never, publish research on our business. If no security or industry analysts commence coverage on us, the trading price for our Common Shares would likely be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our shares or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our shares could decrease, which might cause our share price and trading volume to decline.

We are obligated to provide anti-dilution protection to the holders of the Common Share warrants, and such anti-dilution protections may make it more difficult and expensive for us to raise additional capital in the future and may result in further dilution to current shareholders.

The Common Share warrants provide that the exercise price will adjust to the lowest price per share at which additional shares (with certain exceptions) are issued or deemed to be issued (a “full-ratchet” adjustment). Because these anti-dilution provisions will have the effect of lowering the price at which our Common Shares are issued upon exercise of the Common Share warrants, if we are unable to raise additional capital at an effective price per share that is higher than the exercise price of these warrants, these provisions may make it more difficult and more expensive to raise capital in the future. The additional shares we would have to issue or potentially issue could cause dilution to our then current shareholders and may have an adverse impact on our stock price. The potential dilutive effect of such a financing could deter potential future investors from investing in our Company. If we are unable to raise capital because of such anti-dilution provisions, it may have a material adverse impact on our business and ability to grow.

USE OF PROCEEDS

We estimate that we will receive approximately $_________ million in net proceeds from the sale of __________ Common Shares offered by us in this offering, after deducting the underwriter fees and expenses and estimated offering expenses of approximately $________ million payable by us. This amount excludes the proceeds, if any, from the exercise of warrants in this offering. If all of the Common Share warrants sold in this offering were to be exercised in cash at an assumed exercise price of $______ per share, we would receive additional net proceeds of approximately $_________ . However, the final exercise price will be a negotiated price. We cannot predict when or if these warrants will be exercised. It is possible that these warrants may expire and may never be exercised.

We intend to use the net proceeds from this offering for capital expenditures, operating capacity, working capital, general corporate purposes and the refinancing or repayment of existing indebtedness and acquisitions of complementary products, technologies or businesses. However, we currently have no present agreements or commitments for any such acquisitions.

Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our businesses.

We believe that our funds and the net proceeds from this offering will be sufficient to continue our businesses and operations as currently conducted through the middle of 2024; however, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

DIVIDEND POLICY

We have never paid dividends on our Common Shares. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. As such, we do not intend to declare or pay cash dividends on our Common Shares in the foreseeable future.

Any future determination to pay dividends will be made at the discretion of our Board of Directors subject to applicable laws and will depend upon, among other factors, our earnings, operating results, financial condition and current and anticipated cash needs. Our future ability to pay cash dividends on our Common Shares may be limited by the terms of any then-outstanding debt or preferred securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt and capitalization as of June 30, 2023:

•        on an actual basis;

•        on a pro forma basis to give effect to (i) the issuance of 582,193 Common Shares at a price of $0.62 per Common Share to Halo Collective Inc. pursuant to the conversion of Debenture to settle the outstanding balance of $360,960, including accrued interest and overdue fees; (ii) on a pro forma basis to give effect to the issuance of 879,895 Common Shares to 1107385 B.C. Ltd. pursuant to first option payment to acquire certain land property; (iii) the issuance of 140,746 Common Shares to a consultant of the Company, (iv) issuance of 840,951 Common Shares pursuant to the Registered Direct Offering; and

•        on a pro forma, as adjusted, basis to give effect to the above and the issuance of ________Common Shares or pre-funded warrants in this offering at an assumed public offering price of $_____ per Common Share, assuming no sales of pre-funded warrants, which, if sold, would reduce the number of Common Shares that we are offering on a one-for-one basis, after deducting underwriter fees and expenses and estimated offering expenses payable by us, as set forth in this prospectus.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our financial statements and the related notes thereto included elsewhere in this prospectus.

	As of 30 June, 2023
(in [thousands/millions], except share amounts)	Actual(1)	Pro Forma(1)	Pro Forma, as Adjusted
Cash and cash equivalents	$443,338	$443,338	$6,043,338

Debt:
Total current liabilities	$12,375,919	$11,878,098	$11,878,098
Total non-current liabilities	$2,482,594	$2,482,594	$2,482,594
Total debt:	$14,858,513	$14,360,692	$14,360,692
Shareholders’ equity:
Common Shares (11,228,295 issued, unlimited authorized)	$50,188,451	$51,090,212	$56,690,212
Underwriter fee arrangement warrants issued	—	—	—
Retained earnings (accumulated deficit)	$(26,965,844)	$(26,938,635)	$(26,938,635)
Reserves	$21,053	$21,053	$21,053
Other comprehensive income	$(1,594,617)	$(1,594,617)	$(1,594,617)
Total shareholders’ equity	$21,649,043	$22,578,013	$28,178,013
Total capitalization	$36,507,556	$36,938,705	$42,538,705

____________

(1)      Based on the exchange rate of 1.09, 1.27 and 0.75, which was the foreign exchange rate on June 30, 2023, as shown in OANDA FX Trading in its published historical rates for British Pound, Euro and Canadian Dollars, respectively, and as used in our unaudited condensed interim consolidated financial statements as of June 30, 2023.

DILUTION

Purchasers of the Common Shares or pre-funded warrants in this offering will experience immediate and substantial dilution to the extent of the difference between the public offering price per Common Share and pre-funded warrant paid by the purchasers of the Common Shares or pre-funded warrants in this offering and the pro forma, as adjusted net tangible book value per Common Share immediately after, and giving effect to, this offering. Dilution results from the fact that the public offering price per Common Share in this offering is substantially in excess of the net tangible book value per Common Share attributable to our existing shareholders for our presently outstanding Common Shares.

Our historical net tangible book value per Common Share is determined by dividing our net tangible book value, which is the book value of our total tangible assets less the book value of our total liabilities, by the number of outstanding Common Shares. As of June 30, 2023, the historical net tangible book value of our Common Shares was $676,533, or $0.17 per Common Share.

After giving effect to the (i) sale by us of _______ Common Shares in this offering at an assumed public offering price of $_____ per Common Share and $______ per pre-funded warrant (attributing no value to the Common Share warrants or proceeds from the sale of warrants being offered), (ii) the settlement of Debenture owing to Halo Collective Inc. by way of an issuance of 582,193 Common Shares, (iii) the issuance of 879,895 Common Shares to 1107385 B.C. Ltd. pursuant to first option payment to acquire certain land property, (iv) the issuance of 140,746 Common Shares to a consultant of the Company, (v) issuance of 840,951 Common Shares pursuant to the Registered Direct Offering, and (vi) receipt by us of the net proceeds of this offering, after deduction of the underwriter fees and expenses and the estimated offering expenses payable by us, and assuming exercise of the pre-funded warrants for cash in full, our pro forma, as adjusted net tangible book value as of June 30, 2023 would have been $______, or $0.___ per Common Share. The pro forma, as adjusted net tangible book value per Common Share immediately after the offering is calculated by dividing the pro forma, as adjusted net tangible book value of $___________ by _________ Common Shares (which is the pro forma, as adjusted Common Shares outstanding as of June 30, 2023). The difference between the public offering price per Common Share and the pro forma, as adjusted net tangible book value per Common Share represents an immediate increase in net tangible book value of $_____ per Common Share to our existing shareholders, and an immediate dilution in net tangible book value of $_____ per Common Share to purchasers of Common Shares in this offering.

The following table Illustrates this dilution to purchasers in this offering on a per Common Share basis (in thousands):

Public offering price per Common Share	$
Net tangible book value per Common Share before this offering (as of June 30, 2023)		$0.17
Increase in net tangible book value per Common Share attributable to existing shareholders due to the issuance of Common Shares after June 30, 2023		$0.12
Pro forma net tangible book value per Common Share before this offering (as of June 30, 2023)		$0.29
Increase in net tangible book value per Common Share attributable to purchasers in this offering		$0.__
Pro forma, as adjusted net tangible book value per Common Share immediately after this offering		$0.__
Dilution in pro forma, as adjusted net tangible book value per Common Share to purchasers in this offering	$

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The above table is based on _________ of Common Shares outstanding as of __________, 2023 and, unless otherwise indicated, excludes:

•        [    ] our Common Shares issuable upon exercise of outstanding warrants with a weighted-average exercise price of $[    ] per share;

•        any sales of pre-funded warrants, which, if sold, would reduce the number of Common Shares that we are offering on a one-for-one basis, and Common Shares issuable upon exercise of the Common Share warrants to be issued as part of the Common Shares or pre-funded warrants issued in this offering;

•        20,620 of our Common Shares that are reserved for equity awards that may be granted under our equity incentive plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section of this prospectus entitled “Business”, and our consolidated financial statements, pro forma combined financial statements and related notes thereto, included elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Our fiscal year begins on January 1 and ends on December 31. Unless otherwise noted, references to year pertain to our fiscal year. For example, 2022 refers to fiscal 2022 which is the period from January 1, 2022 and to December 31, 2022.

Our Audited Consolidated Financial Statements for the years ended December 31, 2022, 2021 and 2020, respectively, and Unaudited Condensed Interim Consolidated Financial Statements for the six months ended June 30, 2023 for Akanda Corp. as a group (the “Akanda Group”), have been prepared in accordance with International Financial Reporting Standards (IFRS) and are presented in millions of US dollars except where otherwise indicated. Our historical results are not necessarily indicative of the results that should be expected in any future period.

We have derived the consolidated statements of operations data for Akanda Group for the years ended December 31, 2022, 2021 and 2020, respectively and the consolidated financial position information as at December 31, 2022, 2021 and 2020, respectively, from the Akanda Group’s Audited Financial Statements included under Item 18 of the Annual Report on Form 20-F. The consolidated statements of operations data for the six months ended June 30, 2023 and 2022 and the consolidated financial position information as at June 30, 2023 and 2022 were derived from Akanda Group’s Unaudited Condensed Interim Consolidated Financial Statements published as Exhibit 99.1 of Form 6-K.

Akanda was incorporated in the Province of Ontario, Canada on July 16, 2021 in connection with the plan of Halo to reorganize its medical cannabis market focused international business assets. On November 3, 2021, Akanda acquired Cannahealth, which owned all the issued and outstanding equity interests of Canmart and Bophelo Holdings, which, in turn, owned all the issued and outstanding equity interests of Bophelo. As a result of the Acquisition, both Bophelo and Canmart became our indirect wholly-owned subsidiaries. We have consolidated all our subsidiary companies, Cannahealth Ltd. in Malta, Bophelo Holdings Ltd. in the UK, Canmart Ltd. in the UK and Bophelo Bio Science and Wellness Pty Ltd. in the Kingdom of Lesotho, in the Akanda Group Audited Financial Statements and financial information presented prior to July 16, 2021, the date of our inception and November 3, 2021, the date of the Acquisition, is that of our subsidiary companies. As Akanda was only incorporated in July 2021, comparative financial information for the financial years ending December 31, 2020 and 2019 only include the financial effect of Canmart, Bophelo Bio Science & Wellness and Cannahealth. In April 2022, the Company, through its wholly owned subsidiary, Cannahealth, acquired all the issued and outstanding equity interests of Holigen Limited and its wholly-owned subsidiary, RPK Biopharma Unipessoal, Lda.

As a result of Bophelo’s liquidation, during the year ended December 31, 2022, we determined that we no longer controlled Bophelo. As a result of the loss of control, we derecognized the net assets of Bophelo and accounted for the operating results as discontinued operation.

A. Operating Results

Results of Operations

The discussion below summarizes Akanda Group’s consolidated historical operation results.

On September 28, 2021, Halo entered into a share purchase agreement with Akanda in connection with the sale and purchase of its equity holding in Cannahealth. The agreement became unconditional on or around 3 November 2021 and the Cannahealth Acquisition was successfully completed.

Prior to the completion of the Cannahealth Acquisition, Halo completed an internal reorganization, pursuant to which Halo’s international assets in the UK & Lesotho namely Canmart Ltd, Bophelo Holdings Ltd and Bophelo Bio Science and Wellness (Pty) Ltd became, directly or indirectly, wholly owned subsidiaries of Cannahealth. As part of this internal reorganization, Bophelo Holdings Ltd acquired the claims held by Halo against the Company, as well 100% of the issued share capital of the Company from Halo. Bophelo Holdings Ltd, is in turn, a wholly owned subsidiary of Cannahealth. Following the completion of the internal reorganization and the successful closing of the Transaction, Akanda became the ultimate parent company of Bophelo Bio Science and Wellness (Pty) Ltd.

On April 20, 2022, Akanda, Cannahealth, The Flowr Corporation (“Flowr”) and Holigen Holdings Limited (“Holigen”), a wholly-owned subsidiary of Flowr entered into a share purchase agreement (the “Holigen Agreement”) whereby Cannahealth would acquire 100% of the ordinary shares of Holigen, which is the holding company of RPK Biopharma, Unipessoal, LDA (“RPK”), a cultivator and manufacturer of medical cannabis products based in Portugal (the “Holigen Acquisition”). The Holigen Acquisition closed on April 29, 2022.

Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021 and the Year Ended December 31, 2020.

The following table sets forth key components of Akanda Group’s results of operations for the years ended December 31, 2022 compared to the years ended December 31, 2021 and December 31, 2020.

	2022	Years ended December 31, 2021	2020
Sales	$2,619,682	$41,431	$2,062
Cost of sales	566,252	43,022	1,809
Gross Profit (Loss) before loss on change in fair value biological assets	2,053,430	(1,591)	253
Gain (Loss) on change in fair value of biological assets	1,216,129	—	(58,429)
Gross Loss	3,269,559	(1,591)	(58,176)

Operating expenses
Depreciation and amortization	3,598,323	478	248,743
Consulting and professional fees	7,759,824	1,212,422	702,016
Personnel expenses	6,593,527	1,184,734	374,900
Travel expenses	—	—	50,636
Share-based payment expenses to social development trust	2,124,615	—	—
General and administrative expenses (recovery)	3,369,659	170,926	229,743
License fees	—	—	1,491
Total operating expenses	23,445,948	2,568,560	1,607,529

Operating loss	(20,176,389)	(2,570,151)	(1,665,705)

	2022	Years ended December 31, 2021	2020
Other (expense) income:
Finance income	886	90	10,188
Finance expense	(115,324)	(10,509)	(645,162)
Foreign exchange loss, net	(256,431)	106,813	—
Gain on bargain purchase	12,760,356	—	—
Gain on debt settlement	67,075	—	—
Other income	659	54	108
Change in fair value of financial assets measured at FVTPL	(516,281)
	11,940,940	96,448	(634,866)

Net loss from continuing operations	(8,235,449)	(2,473,703)	(2,300,571)

Loss from discontinued operations	(3,422,225)	(5,657,494)	—

Net loss	$(11,657,674)	$(8,131,197)	$(2,300,571)
Translation adjustment	(1,395,508)	110,042	150,626
Comprehensive loss	$(13,053,182)	$(8,021,155)	$(2,149,945)

Loss per share from continuing operations – basic and diluted	(2.75)	(1.52)	(1.75)
Loss per share – basic and diluted	$(3.89)	$(5.01)	$(1.75)
Weighted average Common Shares outstanding	2,993,009	1,622,399	1,312,921

Revenue

The revenue of $2,619,682 for the year ended December 31, 2022 as compared to $41,431 for 2021 came from Canmart Ltd. in the UK and RPK in Portugal. There was revenue of $2,062 in 2020 from Canmart. The revenue increase in 2022 is significant due to the acquisition of RPK and due also to more focus on ramping up of its operations by securing CBPM products from international suppliers in Canada, importing these products and applying additional efforts on expanding sales of these imported products to patients, through dispensing clinics and physicians. Canmart sold, during the current period, a variety of different CBPM product types, including cannabis oil and cannabis flower for medical use. Canmart has access to use a 30,000 square foot logistics warehouse in SE England. Canmart has obtained the necessary licenses to import CBPMs to supply the patients in the U.K. domestic market. Canmart is further focusing on tapping other international markets for the import of various CBPM products.

Cost of Sales

Cost of sales increased from $1,809 in 2020 to $43,022 in 2021 and $566,252 in 2022. The increase is directly related to the increase in sales activities during the year 2022. This increase in sales represents the associated cost of CBPMs imported by Canmart and supplied to its patients. The increase is essentially commensurate with increased purchases and sales of CBPMs in the current period due to the fact that Canmart commenced more meaningful sales activity in the year ended December 31, 2022 compared to the low level of sales in the previous periods. The increase in cost of sales is also due to the purchase and sales activities by RPK, a newly owned subsidiary of the Company.

Loss on change in fair value of biological assets

The gain on change in fair value of biological assets was recognized in RPK Biopharma Unipessoal Lda. This is because of the fact that there is huge certainty around selling of the harvested produce both locally and for export. The fair value of the biological assets was determined based on the most recent available evidence for the selling price of similar biological assets. The valuation was done by an independent valuator considering the selling price available for cannabis biomass in Portugal and the historical cost paid by the company for the cannabis seeds. The gain increased from $(58,429) in 2020 and $nil in 2021 to $1,216,129 in 2022 and it has the effect of valuation of the biological assets as at the end of December 31, 2021.

Amortization and Depreciation

Amortization and depreciation expenses increased from $248,743 for 2020 and $478 for 2021 to $3,598,323 for the year ended December 31, 2022. The increase in the amortization and depreciation expenses recorded during the year ended December 31, 2022 was due to depreciation charges on additional items of property, plant and equipment that were acquired and brought into use during 2022. Amortization and depreciation charges for the year ended December 31, 2022 were a result of additional amortization and depreciation on intangible assets (the Company’s cannabis operating license) and property, plant and equipment that was in place at January 1, 2021 as well due to additional depreciation on new additions to property, plant and equipment that took place during the year ended December 31, 2022.

Consulting and Professional Fees

The consulting and professional fees incurred increased from $702,016 in 2020 and $1,212,422 in 2021 to $7,759,824 for the year ended December 31, 2022. This increase in consulting and professional fees resulted from the increased operations in Canmart and RPK, and increased corporate activity around completion of the internal reorganization undertaken by Halo as a precursor to the Acquisition, as well as due to the engagement of various professional advisors in relation to Akanda Group’s plans for an initial public offering and listing.

Personnel Expenses

The group incurred personnel expenses of $6,593,527 for the year ended December 31, 2022 compared to $1,184,734 and $374,900 for 2021 and 2020, respectively. The increase in personnel expenses was due to increased operational staff for RPK’s cultivation operations in Portugal. Additional staff were hired due to a ramp-up of cultivational activities as well as site build-out activities. Furthermore, Halo seconded several senior cultivation staff members to Bophelo in order to assist with the set-up of operations. For the year ended December 31, 2022, the group experienced a significant increase in personnel expenses primarily due to a large number of casual waged workers being hired to assist with the build out of Bophelo’s new shade cloth cultivation areas, as well to assist with other site build out activities relating to general infrastructure needed on the site. Canmart also experienced significant increase in the personnel expenses due to the hiring of executives and management during June and July 2021, including Akanda’s executive team who are employed by Canmart that came to around $1,634,442 in 2022.

General and Administration Expenses

The group incurred general and administration expenses of $3,369,659, $170,926 and $229,743 for the years ended December 31, 2022, 2021 and 2020, respectively. These costs consisted mainly of a broad range of site related operational expenses such as utilities, fuel costs, import duties, security expenses, repairs and maintenance and consumables. These costs increased compared to the prior period mainly due to increased activity on site as the ramp up of the facility continues. The year-on-year increase is mainly due to increased operational expenditure resulting from the uplift in site activity and the increased planting and harvesting activity of noncommercial cannabis crops as well as due to increased infrastructure build out.

Interest Expense

The group incurred interest expense of $115,324 for the year ended December 31, 2022 compared to interest expense of $10,509 for 2021 and $645,162 for 2020. The interest expense recorded in 2021 which was primarily due to the interest expense unwind relating to the lease liability that was recognized on inception of the lease of Bophelo’s premises in T’sakohlo in April 2019, were reclassified to loss from discontinued operations during the year ended December 31, 2022. Interest expense implicit in the lease were compounded by the fact that Bophelo did not make lease payments under the lease until the mid of 2021. The interest expense increase during the year ended December 31, 2022 consisted mainly of financing costs incurred in Akanda and RPK.

Interest income

Interest income for the year ended December 31, 2022 was $886 compared to $90 for 2021 and $10,188 for 2020. This increase was related to interest received during the year 2022 as a result of experiencing increased average cash balances throughout the year.

Foreign Currency Translation

The foreign exchange gain/(loss) is recognized on the translation of the financial statements from their functional currencies to United States Dollar. The Lesotho Loti is the functional currency of Bophelo, Euro is the functional currency of Cannahealth, Holigen and RPK, Great British Pounds is the functional currency of Canmart and Canadian dollars is the functional currency of Akanda while the United States Dollar is its reporting currency. The exchange gains and losses have not been incurred on any transactions or balances held by these companies in a different currency.

Net Loss and Total Comprehensive Loss

For the years ended December 31, 2022, 2021 and 2020, respectively, the group incurred a net loss of $11,657,674, $8,131,197 and $2,300,571, respectively, and a comprehensive loss of $13,053,182, $8,021,155 and $2,149,945, respectively, which consisted primarily of consulting and professional fee expenses of $7,759,824, $1,212,422 and $702,016, respectively, personnel expenses of $6,593,527, $1,184,734, and $374,900, respectively, general and administrative expenses of $3,369,659, $170,926, and $229,743, respectively, and loss from discontinued operations of $3,422,225, $5,657,494, and $nil, respectively. The increase in losses for the year ended December 31, 2022 compared to 2021 and 2020 is due to increased expenses relating to an uptake in operational and cultivating activities during the year ended December 31, 2022, mainly as result of the build out of the shade cloth cultivation facility and other site ramp up and build out activities. Additionally, the increase in the expenses was also due to the corporate activity carried out on the Halo restructuring and Akanda’s IPO, as well as the acquisition of new subsidiaries during the year ended December 31, 2022.

Off-Balance Sheet Arrangements

Akanda did not have, during the reporting period, and we do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.

B. Liquidity and Capital Resources

Cash Flows

The Akanda Group’s principal liquidity requirements are for corporate operating expenses, working capital and capital expenditures. Historically, and prior to the Initial Public Offering, we have funded our liquidity requirements primarily through shareholder loans and cash on hand which is from the issuance of shares. We did not have, during the reporting period, and we do not currently have any contractual obligations for ongoing capital expenditures.

The following table summarizes our cash flows from operating, investing and financing activities for the years ended December 31, 2022, 2021 and 2020:

	Year Ended December 31, 2022
	2022	Change	2021
Cash used by operating activities	$(11,469,396)	$(4,912,334)	$(6,557,062)
Cash used in investing activities	$(4,218,662)	$(3,642,190)	$(576,472)
Cash provided by financing activities	$14,138,636	$2,902,945	$11,235,691

	Year Ended December 31, 2021
	2021	Change	2020
Cash used by operating activities	$(6,557,062)	$(5,204,594)	$(1,352,468)
Cash used in investing activities	$(576,472)	$(144,269)	$(432,203)
Cash provided by financing activities	$11,235,691	$(10,202,206)	$1,033,485

Cash Flows from Operating Activities

For the year ended December 31, 2022, Akanda’s cash flow from operating activities increased by $4,912,334 due to increased operating expenses at Bophelo and RPK due to a ramp of up of activity on site, as well as due to corporate expenses incurred as a result of corporate activity, such as the formation of Akanda Corp., the acquisition of Cannahealth (and its subsidiaries) from Halo and the Initial Public Offering and listing of the Company, and the acquisition of Holigen (and its subsidiary, RPK). Working capital investment decreased as a result of an increase in accounts payable relating to accrued legal, consulting and audit fees.

Cash Flows from Financing Activities

Share Capital and Seed Financing

During the year ended December 31, 2021, Akanda issued a total of 2,223,131 Common Shares with an associated share capital value of $20,891,213. Shortly after the formation of Akanda on July 16, 2021, Akanda issued a total of 562,680 Common Shares at a price of $0.000001 each to Louisa Mojela (187,560 Common Shares), Tejinder Virk (187,560 Common Shares) and Raj Beri (includes 84,402 Common Shares held of record at December 31, 2021 by ERB Investment Holdings, LLC and 93,780 Common Shares held of record at December 31, 2021 by S&G Holdings, Ltd. Both ERB Investment Holdings, LLC and S&G Holdings, Ltd. are wholly owned and controlled by Raj Beri). On August 26, 2021, the Company sold 46,890 Common Shares to an accredited investor at a subscription price of $5.30 and received $250,000 in gross proceeds in a private placement in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder. Boustead Securities, LLC served as the placement agent for the Seed Financing and waived any commission for this transaction. On November 10, 2021, Akanda issued 88,000 Common Shares to Louisa Mojela to settle an outstanding loan of $2,200,000 that was payable to Louisa Mojela by Bophelo Bio Science and Wellness (Pty) Ltd. On 12 November 2021, Akanda issued 212,640 Common Shares (with an associated share capital value of $5,312,000) to investors pursuant to a private placement.

During the year ended December 31, 2022, Akanda completed its initial public offering of 400,000 Common Shares at a price of $40.00 per share to the public for a total of $16,000,000 of gross proceeds to Akanda, prior to deducting underwriting discounts, commissions, and other offering expenses on March 17, 2022. The Common Shares began trading on The Nasdaq Capital Market on March 15, 2022, under the symbol “AKAN.” Akanda used and intends to use the proceeds from the initial public offering primarily for property, plant and equipment, operations, working capital and general corporate purposes. Akanda issued 16,200 Common Shares upon gross receipts of $405,000 net of issuance costs of $126,519.

Short Term Loan

During year ended December 31, 2021, Akanda received additional loans in the amount of $6,679,135 and during the year ended December 31, 2022, Akanda received loans of $501,217 for its capital as well as working capital needs.

Disclosure of Contractual Arrangements

On December 31, 2022, Akanda Group was committed to minimum lease payments as follows:

Contractual Obligation	Less than One Year	1 – 5 Years	Over 5 Years
Land lease	$240,000	$140,000	$380,000

The amounts above are undiscounted and include the total amounts due, including the interest component.

On December 31, 2021, Akanda Group was committed to minimum lease payments as follows:

Contractual Obligation	Less than One Year	1 – 5 Years	Over 5 Years
Land lease	$108,628	$1,042,832	$3,193,669

The amounts above are undiscounted and include the total amounts due, including the interest component.

Subsequent to the year ended December 31, 2022

On April 26, 2023, we entered into a loan agreement (the “Veridia Loan Agreement”) with Veridia Canada, LTD. (“Veridia”), as lender, and our subsidiary, RPK Biopharma, Unipessoal, LDA., as guarantor, for EUR 500,000, which amount can be increased up to EUR 1,000,000 per the terms of the Veridia Loan Agreement.

As collateral for the loan amount, we assigned to Veridia the credits held by RPK including, but not limited to, all receivables and purchase orders due to RPK by Cansativa Group and Grovida Lda., and granted to the Veridia a first ranking commercial pledge over the inventory owned by RPK, including all cannabis inventory and equipment at RPK’s Sintra site. Pursuant to the Veridia Loan Agreement, the loan shall be repaid in full within 90 days of July 27, 2023 (the “Maturity Date”). If the loan (or any part thereof) is not repaid on the Maturity Date, we shall, from the Maturity Date, pay interest on such overdue amount at the rate of 4% per annum and such interest shall be payable on demand (or on earlier repayment of the overdue loan) accruing daily on the basis of a 365 day year, both before and after any judgment.

C. Research and Development, Patents and Licenses

Not applicable.

D. Trend Information

Because we are still in the startup phase and have only recently commenced operations, we are unable to identify any recent trends in revenue or expenses. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this prospectus to not be indicative of future operating results or financial condition.

E. Critical Accounting Policies and Estimates

Please refer to Note 3 of Akanda Group’s audited consolidated financial statements included in this Form F-1.

Six Months Ended June 30, 2023 Compared to the Six Months Ended June 30, 2022.

The following table sets forth key components of Akanda Group’s results of operations for the six months ended June 30, 2023 compared to the six months ended June 30, 2022.

	Six months ended June 30,
	2023	2022
Sales	$1,397,443	$73,096
Cost of sales	570,275	12,870
Gross Profit before gain on change in fair value of biological assets and inventory	827,168	60,226
Gain on change in fair value of biological assets and inventory	108,239	33,078
Gross Profit	935,407	93,304

Operating expenses
Depreciation and amortization	2,150,045	1,511,138
Consulting and professional fees	2,205,504	2,366,997
Personnel expenses	1,442,231	3,782,727
Share-based payment expenses to social development trust	—	2,174,908
General and administrative expenses	958,814	1,175,647
Total operating expenses	6,756,594	11,011,417

Operating loss	(5,821,187)	(10,918,113)

	Six months ended June 30,
	2023	2022
Other income:
Finance income	20	747
Finance expense	(224,458)	(36,606)
Foreign exchange gain (loss), net	152,775	(180,990)
Gain on bargain purchase	—	12,760,356
Gain on debt settlement	10,422	—
Other income	4,082	207
Change in fair value of financial assets measured at FVTPL	464	(472,311)
	(56,695)	12,071,403

Net income (loss) from continuing operations	(5,877,882)	1,153,290

Loss from discontinued operations	—	(3,747,034)
Net loss	$(5,877,882)	$(2,593,744)
Translation adjustment	(126,995)	(1,019,498)
Comprehensive loss	$(6,004,877)	$(3,613,242)

Earnings (loss) per share from continuing operations – basic and diluted	$(1.46)	$0.43
Loss per share – basic and diluted	$(1.46)	$(0.97)
Weighted average Common Shares outstanding	4,029,293	2,683,544

Revenue

The revenue of $1,397,443 for the six months ended June 30, 2023 as compared to $73,096 for 2022 mainly came from RPK in Portugal and Canmart in the UK. The significant increase in 2023 was due to the sales of products coming from its acquired RPK and as well as the Company’s efforts on importing its products and expanding sales of these imported products to patients, through dispensing clinics and physicians.

Cost of Sales

Cost of sales increased from $12,870 in 2022 to $570,275 in 2023. The increase is directly related to the increase in sales activities during the six months ended June 30, 2023. The increase in cost of sales is also due to higher purchase and sales activities by RPK in the current period, as compared the same period in the prior year wherein it had just been acquired.

Loss on change in fair value of biological assets

The gain on change in fair value of biological assets was recognized in RPK. The fair value of the biological assets was determined based on the most recent available evidence for the selling price of similar biological assets. The valuation was done by an independent valuator considering the selling price available for cannabis biomass in Portugal. The gain increased from $33,078 in 2020 to $108,239 in 2023.

Amortization and Depreciation

Amortization and depreciation expenses increased from $1,511,138 for 2022 to $2,150,045 for the six months ended June 30, 2023. The increase in the amortization and depreciation expenses recorded during the six months ended June 30, 2023 was due to depreciation charges on additional items of property, plant and equipment that were acquired and brought into use during the second quarter of 2023, as well as were a result of additional amortization and depreciation on intangible assets of the Company’s cannabis operating and distribution licenses.

Consulting and Professional Fees

The consulting and professional fees incurred decreased from $2,366,997 in 2022 to $2,205,504 for the six months ended June 30, 2023. This decrease in consulting and professional fees resulted from the decreased corporate activity during the six months ended June 30, 2023 as compared to higher activities in same period of the previous year due to the engagement of various professional advisors and consultants in relation to Akanda Group’s plans for completion of business acquisition, plans for initial public offering and listing.

Personnel Expenses

The Akanda Group incurred personnel expenses of $1,442,231 for the six months ended June 30, 2023 compared to $3,782,727 for the six months ended June 30, 2022. The decrease in personnel expenses was due to the changes in the executives and management, as well as significant decreased in workers in Lesotho. As Bophelo was considered no longer operational due to liquidation in 2022, no more salaries expenses were paid or accrued to casual workers and laborers.

General and Administration Expenses

The Akanda Group incurred general and administration expenses of $958,814 and $1,175,647 for the six months ended June 30, 2023 and 2022, respectively. These costs consisted mainly of a broad range of site related operational expenses such as utilities, fuel costs, import duties, security expenses, repairs and maintenance and consumables and office related operational expenses for its day to day business activities. These costs decreased compared to the prior period mainly due to decreased activity, as well as it had no longer incurred any site or office expenses in Bophelo.

Interest Expense

The Akanda Group incurred interest expense of $224,458 for the six months ended June 30, 2023 compared to interest expense of $36,606 for 2022. The significant increase in the interest expense was primarily due to the interest or financing costs incurred in relations to interest-bearing loans borrowed by the Company during the six months ended June 30, 2023.

Foreign Currency Translation

The foreign exchange gain/(loss) is recognized on the translation of the consolidated financial statements from their functional currencies to United States Dollar. The Euro is the functional currency of Cannahealth, Holigen and RPK, Great British Pounds is the functional currency of Canmart and Canadian dollars is the functional currency of Akanda and 1371011 B.C. Ltd while the United States Dollar is its reporting currency. The exchange gains and losses have not been incurred on any transactions or balances held by these companies in a different currency.

Net Loss and Total Comprehensive Loss

For the six months ended June 30, 2023 and 2022, respectively, the Akanda Group incurred a net loss of $5,877,882, and $2,593,744, respectively, and a comprehensive loss of $6,004,877 and $3,613,242, respectively, which consisted primarily of depreciation and amortization of $2,150,045 and $1,511,138, respectively, consulting and professional fee expenses of $2,205,504 and $2,366,997, respectively, personnel expenses of $1,442,231, and $3,782,727, respectively, share-based payment expenses to ASDT of $nil and $2,174,908, respectively, general and administrative expenses of $958,814 and $1,175,647, respectively, and loss from discontinued operations of $nil and $3,747,034, respectively. The increase in loss for the six months ended June 30, 2023 as compared to the same period in the previous year is due no gain on bargain purchase recognized during the six months ended June 30, 2023, as well as increased depreciation and amortization of assets and financing costs relating to loans received.

Off-Balance Sheet Arrangements

Akanda did not have, during the reporting period, and we do not currently have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.

B. Liquidity and Capital Resources

Cash Flows

The Akanda Group’s principal liquidity requirements are for corporate operating expenses, working capital and capital expenditures. Historically, we have funded our liquidity requirements primarily through shareholder loans, loans from third parties and from the issuance of shares. We did not have, during the reporting period, and we do not currently have any contractual obligations for ongoing capital expenditures.

The following table summarizes our cash flows from operating, investing and financing activities for the six months ended June 30, 2023 and 2022:

	Six Months Ended June 30, 2023
	2023	Change	2022
Cash used by operating activities	$(911,484)	$7,442,237	$(8,353,721)
Cash used in investing activities	$(1,935)	$4,230,003	$(4,231,938)
Cash provided by financing activities	$1,214,534	$(13,427,792)	$14,642,326

Cash Flows from Operating Activities

For the six months ended June 30, 2023, Akanda Group’s cash flow from operating activities decreased by $7,442,237 due to decreased operating expenses at Bophelo, as well as due to lower corporate expenses incurred as a result of decreased corporate activity. The significant increase in the same period in the previous year was due to gain recognized in the acquisition of Holigen (and its subsidiary, RPK).

Cash Flows from Investing Activities

Cash used in investing activities was $1,935 for the six months ended June 30, 2023, which was attributable to leasehold improvements and purchase of computer and furniture and fixtures. The cash used during the six months ended June 30, 2022 were attributable to purchase of marketable securities from Flowr Corporation, purchase of property, plant and equipment, cash surrendered on loss of control of Bophelo and investments in relation to acquisition of Holigen (and its subsidiary, RPK).

Cash Flows from Financing Activities

Short Term Loan

During the six months ended June 30, 2023, Akanda received loans of $1,495,597 for its capital as well as working capital needs, partially offset by repayment of loans and lease payments. Cash provided by financing activities during the six months ended June 30, 2022 was attributable to proceeds from IPO, proceeds from private placements, proceeds from loans, and partially offset by repayment of loans and lease payments.

Disclosure of Contractual Arrangements

On June 30, 2023, Akanda Group was committed to minimum lease payments as follows:

	Less than One Year	1 – 5 Years	Over 5 Years
Contractual Obligation
Land lease	$120,000	$140,000	$260,000

The amounts above are undiscounted and include the total amounts due, including the interest component.

During the six months ended June 30, 2022, Akanda Group was no longer committed to any lease payments due to the dissolution of Bophelo.

Subsequent to the six months ended June 30, 2023

Subsequent to the six months ended June 30, 2023, the Company:

i.       Signed an Option Agreement with 1107385 B.C. Ltd.

On September 19, 2023, the Company entered into an option agreement with 1107385 B.C. Ltd (“1107385”) to purchase farming land property and related operations and licenses from 1107385. The key deal terms are as follows:

The Company will issue a non-refundable payment equal to $1,800,000 and if paid in Common Shares of the Company will be based on formula to calculate the per share price as set forth in the agreement. The initial payment will be broken up into the First Option Payment, the Second Option Payment and the Third Option Payment, upon signing, 15 days after signing, 30 days after signing respectively.

This buys the Company the right to develop the property for two years. The Company plans during this time period to develop Tetrahydrocannabinol (THC) and CBD facilities at this site. Additional payments will be made based upon milestones achieved from the development. Additional milestones include THC cultivation, sales of product, CBD cultivation, and Hemp cultivation. This is similar to a mining agreement where operators buy the right to mine a site. In this case, the Company has purchased the right to develop the farming land.

Further payment milestones include:

•        Upon approval or a license for THC cultivation on the property from the applicable regulatory authority, $500,000 will be paid to the Owner.

•        Upon sale of THC product cultivated from the property, $500,000 will be paid

•        Upon Hemp cultivation approval from the application regulatory authority, $750,000 will be paid

•        Upon CBD cultivation approval from the application regulatory authority, $750,000 will be paid

On September 22, 2023, the Company and 1107385 amended and restated the Prior Agreement (the “Amended and Restated Agreement”) to remove the cash payment option and Share Cap for the First Option Payment, and agreed to issue 879,895 Shares in full consideration for the First Option Payment (issued subsequently). The remaining terms and conditions of the Prior Agreement remain in full force and effect.

ii.      Issued the following shares:

a.      140,746 Common Shares to a consultant of the Company in replacement for the cancelled shares made in June 2023.

b.      582,193 Common Shares pursuant to the Note Conversion Agreement entered with Halo Collective Inc. in July 2023 to convert $360,960 of the total remaining outstanding balance, including accrued interest, under the promissory note issued in January 2023 for a principal amount of $328,000 into Common Shares of the Company at $0.62 per share.

c.      879,895 Common Shares pursuant to the first option payment under the amended and restated option agreement entered with 1107385 to purchase certain farming land properties.

C. Research and Development, Patents and Licenses

Not applicable.

D. Trend Information

Because we are still in the startup phase and have only recently commenced operations, we are unable to identify any recent trends in revenue or expenses. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this prospectus to not be indicative of future operating results or financial condition.

E. Critical Accounting Policies and Estimates

Please refer to Note 3 of Akanda Group’s audited consolidated financial statements included in this Form F-1.

BUSINESS

Our History

Akanda Corp. was incorporated in the Province of Ontario, Canada on July 16, 2021 in connection with the plan of Halo to reorganize its medical cannabis market focused international business assets. In September 2021, we entered into a share purchase agreement with Halo, a publicly-traded, vertically integrated multinational cannabis company (NEO: HALO) (OTCQX: HCANF) (Germany: A9KN). Pursuant to this agreement, we acquired all the issued and outstanding equity interests of Cannahealth Limited, a Republic of Malta company (“Cannahealth”), from Halo (the “Cannahealth Acquisition”).

At the closing of the Cannahealth Acquisition on November 3, 2021, Cannahealth owned all the issued and outstanding equity interests of Canmart and Bophelo Holdings, which owned all the issued and outstanding equity interests of Bophelo. As a result of the Acquisition, both Bophelo and Canmart became our indirect wholly-owned subsidiaries. As consideration for this Acquisition, we issued 1,312,921 Common Shares to Halo at a price of $10.00 per share, resulting in Halo owning approximately 68.3% of all our outstanding Common Shares at the closing of the Cannahealth Acquisition.

On November 12, 2021, Halo transferred 210,000 Common Shares to an unaffiliated party, 1306077B.C. LTD. (the “Halo Transferee”), which resulted in Halo owning 49.6% of our issued and outstanding Common Shares (the “Halo Transfer”) at the time. On 14 March 2022, and pursuant to a convertible debenture agreement between Akanda and Halo, Akanda issued 164,574 Common Shares to Halo to settle the principal amount and accrued interest (at the time of conversion) of $6,582,980 owing to Halo in terms of the convertible debenture agreement.

On April 20, 2022, Akanda, Cannahealth, The Flowr Corporation (“Flowr”) and Holigen Holdings Limited (“Holigen”), a wholly-owned subsidiary of Flowr entered into a share purchase agreement (the “Holigen Agreement”) whereby Cannahealth would acquire 100% of the ordinary shares of Holigen, which is the holding company of RPK Biopharma, Unipessoal, LDA (“RPK”), a cultivator and manufacturer of medical cannabis products based in Portugal (the “Holigen Acquisition”). The Holigen Acquisition closed on April 29, 2022.

The Purchase Price for the Holigen Acquisition was comprised of (i) of $3,000,000 in cash and (ii) 190,000 Common Shares, no par value per share, of Akanda (the “Akanda Shares”). The Akanda Shares were issued pursuant to Regulation S of the Securities Act. Concurrent to the closing of the Holigen Acquisition, Akanda purchased 14,285,714 Common Shares of Flowr for an aggregate purchase price of CAD$999,999.98.

RPK’s operations consist of a 20,000 square foot indoor EU GMP certified grow facility located near Sintra, Lisbon, Portugal, dedicated to the cultivation of high-THC premium cannabis as well as a large seven million square foot (180+ acre) outdoor facility located in Aljustrel. In 2020, Holigen grew more than 20 high-THC strains at the Aljustrel facility making it the largest outdoor medical cannabis grow in the EU. Combined, these facilities provide the flexibility of capacity in Portugal to produce approximately seven tonnes annually, and have consistently been harvesting with THC levels of approximately at least 25%.

Flowr entered into a lock-up agreement with Akanda, pursuant to which they agreed not to sell any Akanda Shares for a period of eleven (11) months following the closing date of the Holigen Acquisition, with limited exceptions as discussed in the Holigen Agreement. Flowr also entered into restrictive covenant agreements pursuant to which they agreed that they will not compete with the business conducted by Holigen nor solicit its employees for a period of two years following the closing date. Pursuant to the Holigen Agreement, Flowr also agreed to customary indemnifications for the benefit of Cannahealth and Akanda. Capitalized terms not defined herein shall have the meanings ascribed to them in the Holigen Agreement which is filed as Exhibit 2.1 to Akanda’s Report Form 6-K filed on April 27, 2022 and is incorporated by reference herein.

On July 15, 2022, our indirect wholly-owned subsidiary Bophelo, a Lesotho company, was placed into liquidation by the High Court of Lesotho (the “Lesotho Court”) pursuant to an unauthorized application and request (the “Liquidation Application”) that was filed by Louisa Mojela, our former Executive Chairman, who was terminated as Executive Chairman of Akanda in July 2022, and the Mophuti Matsoso Development Trust (“MMD Trust”), which we believe was established by Ms. Mojela. Mr. Chavonnes Cooper of Cape Town, South Africa, was appointed by the Lesotho Court as liquidator of Bophelo for purposes of maintaining the value of the assets owned or managed by Bophelo. We intend to seek to recover significant loans made to Bophelo to fund the execution of Bophelo’s business plan, including payment of rents and staffing costs in the event that the Lesotho Court does not reverse its determination to place Bophelo in liquidation. As a result of Bophelo’s liquidation, during the year ended December 31, 2022, we determined that we no longer controlled Bophelo. As a result of the loss of control, we derecognized the net assets of Bophelo and accounted for the operating results as discontinued operation.

On August 9, 2022, we entered into a cooperation agreement with Cansativa GmbH (“Cansativa Group”) to allow the Cansativa platform to supply the German market with dried flowers from Akanda’s EU-GMP certified indoor grow facility in Sintra, Portugal. All pharmacies in Germany will be able to purchase these products through the Cansativa platform.

On September 13, 2022, we entered into an exclusive license agreement with international cannabis lifestyle brand Cookies. The multi-year agreement enables us to pursue the current medical and future adult-use opportunities in Europe with what we believe is one of the best-known cannabis brands and highest quality genetics in the world. Under the terms of the license agreement, Akanda gains the ability to cultivate, manufacture and distribute Cookies strains, and the rights to sell Cookies branded products, including non-cannabis merchandise, in Portugal. Akanda intends to initially produce EU GMP certified Cookies branded high THC medical cannabis products at its flagship indoor premium cultivation and manufacturing facility in Sintra, Portugal. Additionally, Akanda is able to exclusively open and operate flagship Cookies branded pharmacy outlets throughout the country. Cookies, founded in 2010 by Billboard-charting rapper and entrepreneur Berner and Bay Area breeder and cultivator Jai, offers a collection of over 70 proprietary cannabis cultivars and more than 2,000 products.

Akanda’s EU GMP certified indoor grow facility in Sintra received its first purchase order in September 2022. Akanda recently entered into an agreement to deliver 1,000 kilograms of high-grade medical cannabis flower to German pharmacies through the Cansativa platform. Cansativa is the only company in Germany permitted to distribute domestically grown cannabis. Cansativa will have a right of first refusal (ROFR) to take on additional quantities that could result in the full capacity utilization of RPK’s 2,000 kilograms per annum indoor production capacity. Akanda is targeting a leading 10% market share position of German medical cannabis imports, with room for additional expansion and growth. Germany has imported medical cannabis from numerous countries, with Portugal becoming an increasingly larger player gaining ground on Canada, the leader in this space. Holigen is one of few publicly traded companies that is a Europe-based cultivator, manufacturer and distributor of EU GMP certified medical cannabis. Holigen hosts a one-of-a-kind 20,000 square foot indoor cultivation site in Sintra dedicated to the cultivation of high THC premium cannabis as well as a 600,000 sqaure foot outdoor facility located two hours south in Aljustrel.

On November 30, 2022, our former Chief Executive Officer, Tejinder Virk was placed on a paid leave of absence due to an internal investigation into Mr. Virk’s conduct as our Chief Executive Officer and as a director of Canmart. In February 2023, Mr. Virk notified us of his resignation as our Chief Executive Officer. Mr. Virk’s resignation was a result of disagreement with us regarding contractual obligations owed pursuant to the Service Agreement between Mr. Virk, Halo Labs Inc., as guarantor, and Canmart Limited. According to Mr. Virk, the Company and Canmart committed a breach of the Service Agreement by failing to pay him monies and benefits owed following his placement on a paid leave of absence in November 2022. On February 13, 2023, we notified Mr. Virk that he has was summarily dismissed. On May 12, 2023, Mr. Virk issued a claim for detriment and dismissal for alleged protected disclosures totaling £1,630,302.22. The claim has been denied in it’s entirely. As of December 28, 2023, the list of issues to be agreed upon are outstanding and pending further discovery.

On March 9, 2023, we implemented a 1-for-10 reverse stock split of our Common Shares. Every 10 shares of our issued and outstanding Common Shares were automatically converted into one issued and outstanding common share. No fractional shares were issued as a result of the reverse stock split. Instead, any fractional shares that resulted from the split were rounded down to the next whole number. The reverse stock split affected all shareholders uniformly and did not alter any shareholder’s percentage interest in the Company’s outstanding Common Shares, except for adjustments that resulted from the treatment of fractional shares.

In July 2022, our former Executive Chairman, Louisa Mojela was summarily terminated as Chairman of Bophelo for Cause, as a “bad leaver”. In the event that the Lesotho Court does not reverse its determination to place Bophelo in liquidation, we plan to seek to recover significant loans that we have made to Bophelo to fund the execution of Bophelo’s business plan, including payment of rents and staffing costs. On October 20, 2022 Ms. Mojela filed a claim against Canmart and Akanda for wrongful termination of her Service Agreement. Ms. Mojela sought £1,832,150.62 plus further administrative and legal fees. The Company denied her claim and lodged a counterclaim lodged for losses caused by Ms. Mojela including a loan of US $6,849,935.69 Akanda advanced to Bophelo. As at December 31, 2023, Ms. Mojela’s entire application failed. At the Consequentials hearing on January 15, 2024 Canmart and Akanda were awarded £60,000 in legal costs. Ms. Mojela is pursuing an appeal.

On September 20, 2023, the Company announced the signing of an option to develop Canadian THC and CBD farming facility. The Company and 1107385 B.C. LTD, have agreed upon terms to purchase farming land and related operations and licenses, pursuant to which, the key deal terms are as follows:

•        Akanda will issue a non-refundable payment equal to One Million Eight Hundred Thousand United States Dollars (USD1,800,000) and if paid in Common Shares of Akanda will be based on formula to calculate the per share price as set forth in the agreement. The initial payment will be broken up into the First Option Payment, the Second Option Payment and the Third Option Payment, upon signing, 15 days after signing, 30 days after signing respectively.

•        This buys Akanda the right to develop the property for two years. The Company plans during this time period to develop Tetrahydrocannabinol (THC) and CBD facilities at this site. Additional payments will be made based upon milestones achieved from the development. Additional milestones include THC cultivation, sales of product, CBD cultivation, and Hemp cultivation. This is similar to a mining agreement where operators buy the right to mine a site. In this case the Company has purchased the right to develop the farming land.

On January 4, 2024, the Company announced that it received an extension of 180 calendar days from The Nasdaq Stock Market LLC to regain compliance with the Nasdaq’s minimum $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market, following the expiration of the initial 180 calendar days period to regain compliance on January 2, 2024.

On February 1, 2024, the Company entered into a securities purchase agreement with an institutional investor in connection with the issuance and sale by the Company in a registered direct offering at market price in accordance with Nasdaq rules of 280,851 of the Company’s Common Shares, at a purchase price of $0.406 per share, and pre-funded warrants to purchase 1,462,991 Common Shares at a purchase price of each pre-funded warrant equal to the price at which one Common Share was sold in the offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share, pursuant to the Company’s effective shelf registration statement on Form F-3 (File No. 333-276577) and a related base prospectus, together with the related prospectus supplement dated as of February 2, 2024, filed with the Securities and Exchange Commission. The pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the pre-funded warrant. The gross proceeds from the offering were approximately $708,000 before deducting the financial advisor’s fees and other estimated expenses relating to the offering. The closing of the offering occurred on February 2, 2024.

Our principal executive offices and mailing address are located at 1a, 1b Learoyd Road New Romney TN28 8XU, United Kingdom, and our telephone number is +44 (203) 488-9514.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC on www.sec.gov. You can also find information on our website akandacorp.com. The information contained on our website is not a part of this annual report.

Our Business

Background

We are a cannabis cultivation, manufacturing and distribution company whose mission is to provide premium quality medical cannabis products to patients worldwide. We are an early stage, emerging growth company headquartered in London, the United Kingdom. We have a limited operating history and minimal revenues to date. Canmart and RPK are our operating and wholly-owned subsidiaries. We expect to expand their local operations and develop sales channels of our medicinal-grade cannabis products and cannabis based medical and wellness products in international markets and in particular, in Europe.

Canmart Ltd

Our indirect wholly-owned subsidiary Canmart, a company incorporated under the laws of England and Wales, is a licensed importer and distributor of CBPMs in the United Kingdom (UK). Canmart holds a Controlled Drug License issued by the Home Office to possess and supply CBPMs in the UK. This license expired on February 3, 2022 and needs to be renewed annually. We applied for the license renewal in January 2022, coinciding with an application to increase import capabilities to Schedule 1 (bulk product) and we are currently awaiting a response from the UK Home Office. We have decided to not take up the Schedule 1 license and focus on where our expertise lie in the distribution of goods safely and effectively. Until such time that the renewal application is approved by the UK Home Office, Canmart can continue with its day to day business under the conditions of its existing license. Canmart continues to receive new import licenses issued by the UK Home Office for every specific shipment of CBPMs and Canmart has thus far successfully imported over 100kgs of product for distribution in the UK. Canmart holds both a Manufacturer’s Specials License for importation of CBPMs and a Wholesale Distribution Authorization from the Medicines and Healthcare Products Regulatory Agency.

Canmart commenced importing and distributing CBPMs in 2020. Under the current controlled drugs regulatory regime, Canmart is only able to supply to dispensing pharmacists and other wholesale distributors, tied in with prescribing and clinic partners. However, Canmart’s has reduced its plan for Canmart-owned and operated clinics and pharmacies to instead provide third party and specialist import and distribution services for Schedule 2 products including CBPM’s. Canmart continues to work further with premium product suppliers to bring safe, effective and required products to market that patients demand, and working with existing and new clinical cannabis operations in the UK to provide third party products.

Cannahealth Limited

Our direct wholly-owned subsidiary Cannahealth, a Republic of Malta company, is a holding company of all the ownership interests in Canmart and Holigen. Cannahealth does not engage in any operations.

Holigen Holdings Limited

In May 2022, our wholly owned subsidiary, Cannahealth, acquired 100% of the ordinary shares of Holigen and its wholly-owned operating subsidiary, RPK Biopharma Unipessoal, LDA from the Flowr Corporation. Through its operations in RPK, Holigen is a producer of premium EU GMP grade indoor grown cannabis flower. The acquisition of Holigen enabled us to produce EU GMP grade cannabis flower for the European market, in particular Germany and the UK.

RPK Biopharma Unipessoal, LDA

RPK Biopharma Unipessoal, LDA’s operations consist of a 20,000 square foot indoor EU GMP certified grow facility located near Sintra, Lisbon, Portugal, dedicated to the cultivation of high-tetrahydrocannabinol (THC) premium cannabis and yielding over 2,000 kg of flower per year. This outdoor and greenhouse expansion site in Portugal affords scaliable cultivation as well as a 600,000 square foot outdoor facility located in Aljustrel, Portugal. RPK currently sells over 25 percent high THC flower into Germany, the largest medical cannabis market in Europe as well as selling into the United Kingdom generating revenues and ready to scale. RPK also features a genetics and retail partnership with Cookies, one of the world’s top cannabis brands and genetics have already been received at our Portuguese facility and ready to cultivate. In addition, we believe the Sintra facility is the only commercial scale premium indoor EU GMP certified and licensed grow in Portugal. RPK generates revenue through a German company’s offtake agreement of its clean testing non-irradiated quality flower. The facility has a purpose-built design, with all unnecessary equipment residing outside of the rooms to reduce contamination risk and self-contained modular grow rooms result in better environmental control. There is no irradiation required and we believe less than 10% of licensed producer’s have this ability. RPK’s other business lines include contract manufacturing services and distribution services. RPK has a senior bank lender with a mortgage secured by the facility and an equipment leasing agreement. The Company is currently in discussions with the bank to obtain more time to restructure and bring current these agreements.

On January 21, 2024, the Company entered into an amended non-binding letter of intent with Somai Pharmaceuticals Ltd. for the sale of RPK (the “LOI”). The term of the LOI was extended through March 31, 2024, and the purchase price therein was amended to an aggregate of $2,000,000 from $2,700,000, which include up to approximately $4,000,000 Euros of RPK’s liabilities. In addition, a deposit of $500,000 was placed in an escrow account with the remainder of the balance due upon successful completion of said the proposed transaction. The precise terms of the proposed transaction will be negotiated and contained in a definitive agreement. The closing of the proposed transaction will be subject to customary due diligence, representations and warranties, covenants, indemnities and closing conditions. There can be no assurance or guarantee that the proposed transaction will be consummated, or upon the terms and conditions currently outlined in the LOI.

Bophelo Bio Science and Wellness (Pty) Ltd

Our indirect wholly-owned subsidiary Bophelo, a Lesotho company, is focused on the cultivation of cannabis, the production of medical cannabis products including dried flower, oils, and other concentrates and the supply of such medical cannabis products to wholesalers in international markets. As a result of Bophelo’s liquidation, during the year ended December 31, 2022, we determined that we no longer controlled Bophelo. As a result of the loss of control, we derecognized the net assets of Bophelo and accounted for the operating results as discontinued operation.

1900 Ferne Road, Gabriola Island, British Columbia

On September 20, 2023, Akanda acquired the right to develop a Canadian farming property in British Columbia, including farming land and related operations and licenses, from 1107385 B.C. LTD. We plan to develop THC and cannabinoid (CBD) facilities at this site. We agreed to issue a non-refundable payment equal to $1,800,000 and if paid in our Common Shares will be based on formula to calculate the per share price as set forth in the agreement. The initial payment will be broken up into the First Option Payment, the Second Option Payment and the Third Option Payment, upon signing, 15 days after signing, 30 days after signing respectively. On September 22, 2023, we paid the First Option Payment by issuing 879,895 Common Shares. Additional payments to the seller will be made based upon milestones achieved from the development, including THC cultivation, sales of product, CBD cultivation, and hemp cultivation.

Competition

European Union

Our main competitors in Portugal are the other 34 companies licensed by INFARMED for activities with cannabis, but specifically the others that are EU-GMP certified (as of Jan. 1, 2023) such as Tilray Portugal, Unipessoal, Lda, Portocanna SA, Agrivab Medical Cannabis, and Clever Leaves Portugal Unipessoal Lda. (as of April 2023, Tilray and Clever Leaves have decided to close or reduce operations in Portugal). There is an increasing number of companies with applications to enter the cultivation market in Portugal, many of them at this time were not able secure sales contracts which has led to closure of many competitors. RPK’s contracts to sell product to Germany because of the company’s EU-GMP certified product which does not require radiation gives it a competitive advantage over all of its competitors in the country. The German market has just recently voted in favor legalizing cannabis but it does not yet have cultivation facilities in the country and is dependent on import from other nations.

United Kingdom

The United Kingdom’s CBPM market is a highly regulated and restricted operational environment. CBPMs is supplied as a “special’s medication” with no marketing authorization for medical claims. Canmart has identified an opportunity to grow its business in the expanding CBPM sector by establishing direct sales channels to patients. Our primary competition is from three established suppliers including The Lyphe Group, the pioneer in this sector which operates The Medical Cannabis Clinics, Grow Pharma and IPS Pharma which are established specials formulators and have moved to supplying medical cannabis through their associated clinics. Canmart is establishing sales channels to communicate and market directly to patients as an innovative and disruptive sales model in this field. Canmart’s strategy is to expand its customer base and market size by identifying patients with specific conditions and needs and providing easy-to-access education and consultations to patients about medical benefits of CBPMs based on observational clinical studies from international studies.

Business Partnerships

In August 2022, we entered into a cooperation agreement with Cansativa Group to allow the Cansativa platform to supply the German market with dried flowers from Akanda’s EU-GMP certified indoor grow facility in Sintra, Portugal. All pharmacies in Germany will be able to purchase these products through the Cansativa platform.

In September 2022, we entered into an exclusive license agreement with international cannabis lifestyle brand Cookies. The multi-year agreement enables us to pursue the current medical and future adult-use opportunities in Europe with what we believe is one of the best-known cannabis brands and highest quality genetics in the world. Under the terms of the license agreement, Akanda gains the ability to cultivate, manufacture and distribute Cookies strains, and the rights to sell Cookies branded products, including non-cannabis merchandise, in Portugal. Akanda intends to initially produce EU GMP certified Cookies branded high THC medical cannabis products at its flagship indoor premium cultivation and manufacturing facility in Sintra, Portugal. Additionally, Akanda is able to exclusively open and operate flagship Cookies branded pharmacy outlets throughout the country

Inflation and Seasonality

The facility in Portugal is an indoor facility, therefore seasonality has no effect on the harvest month to month or season to season. Inflation has increased operating and production cost for the Portugal facility. Increased labor costs, as well electrical and material costs such as fertilizer have had an impact on net revenue. See Item 5 of this Annual Report for a discussion of our operating and financial results.

Property, Plants and Equipment

Canmart currently has access to use 30,000 square foot warehouse in Somerset, United Kingdom, which is owned by D&D Investments Limited which is owned by certain directors of Canmart. Canmart does not pay any rent for the use of the warehouse and the owner may demand the vacation of the warehouse by Canmart at any time. Canmart expects to enter into a lease agreement with the owner with specified lease terms and to pay rent under the lease.

RPK consists of a high-quality 20,000 square foot indoor facility located near Lisbon (in Sintra) dedicated to the cultivation of high-THC premium cannabis, one of a limited number of fully certified EU GMP of its kind in Europe. Akanda has decided not to pursue the Aljustrel facility any further.

On September 19, 2023, the Company entered into an option to purchase agreement with 1107385 B.C. LTD. (the “Owner”), a British Columbia company, to purchase certain land property (as defined therein) from the Owner (the “Prior Agreement”) for USD$4,300,000. On September 22, 2023, the Company and the Owner amended and restated the Prior Agreement (the “Amended and Restated Agreement”) to update the terms related to the First Option Payment (defined therein).

Human Capital Resources

As of February 20, 2024, we had a total of 46 employees. Approximately 41 of our employees (including temporary staff) work at our site in Portugal and approximately 5 of our employees work in the United Kingdom.

REGULATION

Regulatory Framework in the United Kingdom

CBD Regulation — Overview

Cannabis, cannabis resin, cannabinol and other cannabinol derivatives (among others) are listed as Class B controlled drugs under Schedule 2, of the Misuse of Drugs Act 1971, or the MDA, based on a harms assessment. They are also listed under Schedule 1 to the Misuse of Drugs Regulations 2001, or the MDR, together with other chemical constituents such as the cannabinoid THC (defined below). As such, it is unlawful to cultivate, possess, supply, produce, import or export these controlled drugs except under license. The Hemp (Third Country Imports) Regulations 2002 also require, except in specified circumstances, that hemp from non-EU countries be imported under a license and, in the case of hemp seeds other than for sowing, under an authorization.

CBD is one of the main chemical compounds found in the cannabis plant, together with THC. CBD, as an isolated substance (i.e. containing no THC) is not a controlled drug under the MDA/MDR. Unlike CBD, THC is the main “psychoactive” component of cannabis and is a controlled drug.

A CBD product containing THC (in any amount), or any other controlled cannabinoid under the regulations cannot be practically prescribed, administered or supplied to the public unless it is an ‘exempt product’ or a cannabis based product for medicinal use in humans, or CBPM. CBPMs are subject to further regulation and licensing given the medicinal purpose for which they are marketed and prescribed.

The U.K. Home Office (specifically, the Drugs & Firearms Licensing Unit, or DFLU) prescribes two separate licensing regimes relating to cannabis cultivation, according to whether the varieties are high THC (above 0.2% THC content) or low THC (below 0.2% THC content). A license is required to cover both cultivation and possession.

The sale of CBD products (i.e. the “finished products” following extraction and processing of CBD into products) is subject to additional regulations and licensing regimes — see below CBD Extraction for General Commercial Purposes and CBD Extraction for Medicinal Purposes for a more detailed discussion.

Controlled Drugs License

Companies wishing to possess, supply, produce/manufacture, import or export ‘controlled drugs’ can only lawfully do so under Controlled Drugs Licenses issued by the Home Office. Licenses are issued for specific drugs, entities and locations and cannot be transferred to other drugs, entities or locations.

Applications for a controlled drug license are submitted online and prospective licensees are advised that it can take up to 16 weeks for the Home Office to review and ensure that various security and record-keeping requirements have been met. Where an enhanced DBS check has been obtained within the last three years for all persons named on the application, such checks do not need to be repeated. The DFLU may also conduct site visits, where needed. The term of the license is one year from the date of issuance and further applications are required to be submitted for each license to be renewed.

Companies wishing to import ‘controlled drugs’ will need to apply to the Home Office for a separate import license for each shipment.

Canmart holds a Controlled Drug Licenses issued by the Home Office to possess and supply CBPMs in the United Kingdom. This license expires on February 3, 2022. Canmart is required to apply for import licenses from the Home Office for each individual shipment and has, as of 2021 when shipping of CBPMs to Canmart commenced, been successful in applying for those import licenses as required.

CBD Extraction for General Commercial (Retail) Purposes

CBD products such as CBD oil are becoming increasingly prevalent in the U.K. retail market. Where a CBD product contains a controlled drug (in any quantity) such as THC, the product needs to satisfy the requirements for an ‘exempt product’ under the MDR to be lawfully available to the public.

In general, an exempt product is a product containing a controlled drug that is: (a) not designed to be administered to a human being or animal, (b) not packaged in such a way that it can be recovered by readily applicable means, and (c) does not contain more than 1 mg (per container) of the controlled drug. All three prongs are required to be established, including significant testing by an independent and licensing U.K. company and the provision of comprehensive and independently verifiable research and information. Notably, the 0.2% THC threshold for the cultivation of industrial hemp does not apply to CBD finished products, Rather, only 1 mg of THC (per container) is permissible in any given product that is placed on the U.K. market.

CBD Extraction for Medicinal Purposes (Medical Cannabis)

CBPMs are preparations or products that: (a) contain cannabis or other cannabinol derivatives, (b) are produced for medicinal use in humans, and (c) are a medicinal product, substance or preparation for use as an ingredient in a medicinal product. A CBD preparation or product containing controlled cannabinoids (e.g., THC) which meets the three prongs of this definition may be classed as a CBPM.

Companies wishing to possess, supply and or import/export CBPMs will require a controlled drug license in addition to a high-THC cannabis cultivation license if they are involved in production/manufacturing, which are both issued by the Home Office, unless an exemption applies to that licensing requirement.

In addition, the regulation of CBPMs in the United Kingdom is undertaken by the Medicines and Healthcare Products Regulatory Agency, or MHRA. The MHRA is responsible for ensuring all medicines and medical devices in the United Kingdom are safe and appropriate in accordance with the Human Medicines Regulations 2012 (SI 2012/1916), or HMR. Under the HMR, CBPMs can only be manufactured and assembled in accordance with the specifications of a doctor listed on the General Medical Council Specialist Register and must meet a ‘special’ clinical need of the individual patient.

The manufacturer, assembler or importer/exporter of a CBPM must also hold a Manufacturer’s “Specials” License, which is granted by the Licensing Authority (specifically, the U.K. Ministers designated under the HMR) for all medicinal products for human use. The manufacturing, storage and/or assembly site and its operations will be inspected for compliance with the European Union’s “good manufacturing practice” and the conditions of the license. These require that the manufacture, storage and/or assembly is carried out under the supervision of appropriately qualified staff, including a named quality controller and production manager, who are acceptable to the Licensing Authority. License applications are submitted online to the MHRA and take approximately 90 business days to process.

The distributer of a CBPM must also hold a Distribution Authorization issued by the Licensing Authority. All distributers of medicinal products for human use must have a similar license. Canmart holds both a Manufacturer’s Specials License for importation of CBPMs and a Wholesale Distribution Authorization.

CBD Sales and “Novel Food” Status

In the United Kingdom, the sale of CBD products falls under the regulatory purview of the U.K. Food Standards Agency, or the FSA. The FSA, in turn, follows the guidance and regulations set by the European Union, specifically the European Food Standards Agency, the EFSA, and the European Commission, or the EC, respectively.

In November 2015, the European Parliament and the Council of the European Union adopted a new regulation on novel food, Regulation (EU) 2015/2283, or the Novel Food Regulation, with the intent of making the novel food authorization process more efficient while ensuring high standards of food safety for consumers. The Novel Food Regulation came into force on January 1, 2018.

The Novel Food Regulation provides that a food is “novel” if it has not been used for human consumption to a significant degree within the European Union before May 15, 1997. The regulations further provide that a food stuff will be authorized only if it can be demonstrated that the product is safe, properly labeled so as to not mislead consumers and is not nutritionally disadvantageous.

On January 15, 2019, the EC updated the European Union’s Novel Foods Catalogue, specifically, the entries relating to cannabis sativa and cannabinoids, to include other cannabinoids extracts used in food and food supplements and hemp-derived products in food.

While the Novel Foods Catalogue is non-exhaustive and carries no legal effect, it is frequently updated and amended with input from Member States and is used as reference by authorities in EU countries to aid enforcement of the Novel Food Regulation. A novel food can only be sold in the European Union once it has successfully gone through the authorization process (involving a safety risk assessment) and an implementing act is published authorizing the addition of the novel food to the Novel Foods Catalogue. This process can take up to 18 months from receipt of the initial application. The United Kingdom has adopted the EU Novel Foods regime as retained EU law and the FSA has confirmed it will follow the EFSA. Therefore products new to market will require novel food authorization from the FSA prior to being made available and marketing. There is also a currently a regime in place to allow for products that were already on the market prior to early 2020 to apply for retroactive novel food authorization.

Proceeds of Crime Act or POCA

POCA addresses money-laundering offences in the United Kingdom. Under POCA, a person or entity commits a principal money laundering offence if they:

(a)     conceal, disguise, convert or transfer criminal property;

(b)    enter into or become concerned in an arrangement which he knows or suspects facilitates the acquisition, retention use of control of criminal property by or on behalf of another person; or

(c)     acquire criminal property.

Property is criminal property if it constitutes a person’s benefit from criminal conduct and the alleged offender knows or suspects that it constitutes such a benefit.

Criminal conduct is conduct that constitutes an offence in any part of the United Kingdom or in the case of overseas conduct would constitute an offence in any part of the United Kingdom if it occurred there. This is relevant for U.K. companies that operate in the medicinal cannabis industry as they may have relationships with medicinal or recreational cannabis companies that operate legally in non-U.K. jurisdictions, however whose activities would be caught by POCA, and for U.K based investors who are investing in cannabis-related investments.

There are defenses available to the money laundering offences, principally making an authorized disclosure prior to the offence being committed and gaining appropriate consent from the National Crime Agency (“NCA”) to receive the criminal property in question, and receiving the property for adequate consideration, as in the case of a contract.

Canmart will take into consideration any potential POCA applications when dealing with non-U.K. companies and will act accordingly to ensure compliance with POCA.

Regulatory Framework in the European Union

Germany

In March 2017, Germany legalized cannabis for medicinal purposes. Since then, Germany has rapidly become Europe’s leading medical cannabis market. Germany’s federal regulator, BfArM, takes a progressive approach to legal cannabis reimbursing patients for treatment via public insurers. Apart from dentists and veterinarians, any physician is authorized to prescribe medical cannabis. There are no limitations on which medical conditions are eligible for cannabis treatment. Together with the affordability granted by reimbursement and clear regulations around distribution and dispensation, patient access is greater than anywhere else in Europe.

Portugal

In 2001, Portugal decriminalized possession and consumption of personal amounts of drugs, including up to 25 grams of cannabis. Further, in 2018, Portuguese authorities passed a bill allowing the consumption of medical cannabis for domestic patients. Medicine is licensed under INFARMED, the country’s primary regulatory body, which has responsibility for licensing the cultivation of high THC plants. Although cultivation of cannabis for medical purposes has been taking place in Portugal for years, legalization in 2018 has caused more companies to take advantage of Portugal’s favorable climate as it relates to cannabis cultivation.

MANAGEMENT

Our Executive Officers and Directors

The following table sets forth our directors and senior management, their age and the positions they held at the time of the offering.

Name	Age	Position
Katharyn Field(1)	40	Interim Chief Executive Officer and Executive Director
Gurcharn Deol	55	Chief Financial Officer
Harvinder Singh(2)	60	Director and Chairman
Jatinder Dhaliwal(2)	34	Director
David Jenkins(2)	42	Director

____________

(1)      Ms. Field is the Chief Executive Officer of Halo, which is a shareholder and creditor of the Company.

(2)      Independent Director.

Biographical Information

The following is a summary of certain biographical information concerning our executive officers and directors.

Katharyn Field has served as our Executive Director since July 2022 and Interim Chief Executive Officer since February 2023. Ms. Field is also currently CEO and Chairman of Halo, a position she has held since June 2022. From February 2020 to June 2022, Ms. Field served as the president of Halo and from April 2019 through February 2020, she served as the Chief Strategy Officer. Ms. Field’s resume includes positions at the Brookings Institution, from October 2005 to May 2009 and Bain & Company from September 2011 to March 2013. In 2014, she entered the cannabis industry and led the procurement, build out, and sale of one of five original vertically integrated companies with state licenses in Florida. Subsequently, Ms. Field operated a strategy consulting practice focused on cannabis and also worked at MariMed from May 2018 to January 2019 as Executive Vice President of Corporate Development. Ms. Field was elected as a member of Sway Energy Corporation’s board of directors from February 2021 to May 2022. Ms. Field also completed an internship in the public liaison’s office of The White House during the George W. Bush administration. Ms. Field holds an MBA from Columbia Business School and a BA with honors from Stanford University.

Gucharn Deol has served as our Chief Financial Officer since December 4, 2023. Mr. Deol is a multi-industry executive with over 35 years of public company management experience. Mr. Deol is currently the CEO of Bayridge Resources Corp and currently director of Green Battery Metals Corp, Amber Brands Inc and Neotech Metals Corp, which are all public companies trading on the Canadian Stock Exchanges. Mr. Deol’s recent experience includes being a director or in management of numerous Canadian private and public companies including CEO of Bayridge Resources Inc., a director of Amber Brands Inc., Green Battery Minerals Inc., and Neotech Metals Inc. He has been involved in initial IPOs being established which required taking private companies in Canada through the regulatory process of going public. Mr. Deol holds B.A., M.A., PhD in Physiological and Counseling Psychology.

Harvinder Singh has served as one of our directors and as a member of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee since July 2022. Mr. Singh is currently a director at Cool Products Ltd., a position that he has held since August 2017; and a partner at Heathrow Medical LLP., a position that he has held since February 2007. Mr. Singh was a founder of Cool Products Ltd., which designs and supplies wholesale peripheral products for the cannabis and other medical industry related products. Mr. Singh has a network of accredited suppliers in the Far East who are able to design, prototype and produce medical equipment. Mr. Singh has received a degree (with honors) in Product Design from Birmingham City University.

Jatinder Dhaliwal has served as one of our directors and as a member of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee since July 2022. Mr. Dhaliwal is a registered pharmacist and has significant capital markets experience, having served as CEO and director of multiple publicly traded cannabis companies. Mr. Dhaliwal is currently a director and Chief Executive and Financial Officer at Binovi Technologies Corp., a position that he has held since January 2022; currently a director and Chief Executive and Financial Officer at Kiaro Holdings Corp., a position that he has held since August 2022; was a director at Makara Mining Corp., a position that he held from August 2021 to March 2022; a director and CEO at Global Health Clinics Ltd., a position that he has held since March 2019; a director and CEO at EGF Theramed Health Corp., a position that he held from

January 2022 to August 2022; a director at Ravenquest Biomed Inc, a position that he has held since November 2019; and a director at Intact Gold Corp., a position that he has held since November 2019. Mr. Dhaliwal holds a Bachelor of Pharmacy from the University of British Columbia and a Bachelor of Science in Biology from the University of Victoria.

David Jenkins has served as one of our directors and as a member of our Audit Committee and our Compensation Committee since February 2023. Mr. Jenkins is currently a director at Binovi Technologies Corp., a position that he has held since December 2021; a director at Kiaro Holdings Corp. (TSXV: KO), a position that he has held since August 2022; a director at Levitee Labs., a position that he has held since January 2022; a director at Pontus Protein Ltd. (TSXV: HULK), a position that he has held since March 2022; a director at Boundary Gold & Copper Mining Ltd., a position that he has held since July 2020; a director at Montego Resources Inc., a position that he has held since January 2020; and a director at Quantum Battery Metals Corp., a position that he has held since January 2020.

Family Relationships

There are no familial relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, none of our directors or executive officers have, during the past ten years:

•        Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company is not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Composition of our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Contemporaneously with this offering, we anticipate that our Board of Directors will be composed of four directors. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to effectively satisfy its oversight responsibilities in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in the directors’ respective biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Board Practices

Introduction

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is composed of four directors. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to effectively satisfy its oversight responsibilities in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in the directors’ respective biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Election of Directors

Each of our officers holds office until his or her successor is appointed. Directors are elected to serve until the close of the next annual meeting of shareholders or until their successors have been elected or appointed.

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. Our Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Board of Directors, with the help of its nominating and ESG committee, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Corporate Governance

We are a “foreign private issuer” under the federal securities laws of the United States and the NASDAQ listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled registrants. We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq listing standards.

Under the SEC rules and the Nasdaq listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the Nasdaq permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on Nasdaq, may provide less protection than is accorded to investors under the Nasdaq Rules applicable to U.S. domestic issuers.

In particular, as a foreign private issuer, in accordance with and pursuant to the authority contained in Nasdaq Listing Rule 5615(a)(3), we may follow certain Canadian law and corporate practice in lieu of certain corporate governance provisions set out under the Nasdaq Rule 5600 Series, the requirement in Listing Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in Listing Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under the Nasdaq Listing Rule 5600 Series may differ from Canadian law requirements:

•        Nasdaq Listing Rule 5605(b)(1) requires that at least a majority of the Company’s Board of Directors shall be independent directors, and Nasdaq Listing Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. We have three independent directors. Our independent directors meet regularly with other members of the Board and meet in executive session at least two (2) times per year.

•        Nasdaq Listing Rule 5620(c) sets out a quorum requirement of at least 33-1/3% of the outstanding shares with respect to meetings of shareholders. In accordance with Canadian law and generally accepted business practices, our bylaws (the “Bylaws”) provide that a quorum is met when at least two persons are present in person and are holding or representing by proxy not less than 10% of the votes attached to all shares entitled to vote at the meeting of shareholders. The quorum requirement provided in our Bylaws is consistent with applicable Canadian laws and corporate practices.

•        Nasdaq Listing Rule 5605(c)(2)(A) requires that the Company shall have an audit committee composed entirely of not less than three directors, each of whom must be independent. Our audit and risk committee is comprised of three directors, and each member of the audit and risk committee meets the independence requirements of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Exchange Act.

•        Nasdaq Listing Rule 5605(d)(2)(A) requires, among other things, that the Company’s compensation committee include at least two members, each of whom is an independent director as defined under Nasdaq Listing Rule 5605(a)(2). Our compensation committee is comprised of three directors, and each member of the compensation committee meets the independence requirements of Nasdaq Listing Rule 5605(a)(2).

•        Nasdaq Listing Rule 5605(e) requires that the nominations committee include solely independent directors. Our nominating committee is comprised of three directors, two member of the nominating committee meet the independence requirements of Nasdaq Listing Rule 5605(a)(2) and one member is a non-independent director. Katharyn Field serves as the non-independent member pursuant to Nasdaq Listing Rule 5605(e) (3) as the board of directors has determined that her membership on the committee is required by the best interests of the Company and its Shareholders.

Indemnification of Directors and Officers

In accordance with the Business Corporations Act (Ontario) and pursuant to the Bylaws of the Company, subject to certain conditions, the Company shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company shall not indemnify an individual unless the individual:

•        acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and

•        in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful.

•        An individual referred to above is entitled to an indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Company or other entity as described above, if the individual seeking an indemnity:

•        acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request;

•        in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

•        was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Committees of the Board

Audit Committee

Harvinder Singh, Jatinder Dhaliwal and David Jenkins currently serve as the members of our audit committee. Our board of directors has determined that each of Harvinder Singh, Jatinder Dhaliwal and David Jenkins meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. David Jenkins serves as the chairman of the audit committee.

Our audit committee is responsible for, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•        discussing with our independent registered public accounting firm their independence from management;

•        reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•        approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm any financial statements that we file with the SEC;

•        overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•        reviewing our policies on risk assessment and risk management;

•        reviewing related person transactions; and

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

Harvinder Singh, Jatinder Dhaliwal and David Jenkins currently serve as the members of our compensation committee. Our board of directors has determined that each of Harvinder Singh, Jatinder Dhaliwal and David Jenkins meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Jatinder Dhaliwal serves as the chairman of the compensation committee.

Our compensation committee is responsible for, among other things:

•        determining and recommending to the Board of Directors for approval, the corporate goals and objectives, evaluating the performance and reviewing and approving the compensation of our executive officers;

•        reviewing or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;

•        reviewing all employment agreement and severance arrangements for our executive officers;

•        reviewing and making recommendations to our Board of Directors regarding the compensation of our directors; and

•        retaining and overseeing any compensation consultants.

Nominating Committee

Harvinder Singh and Jatinder Dhaliwal currently serve as the members of our nominating and corporate governance committee. Our board of directors has determined that each of Harvinder Singh and Jatinder Dhaliwal meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Harvinder Singh serves as the chairman of the nominating and corporate governance committee.

Our nominating and corporate governance committee is responsible for, among other things:

•        identifying individuals qualified to become members of our Board of Directors consistent with criteria approved by our Board of Directors;

•        overseeing succession planning for our executive officers;

•        periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

•        overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees;

•        developing and recommending to our Board of Directors a set of corporate governance guidelines;

•        developing and recommending to our Board of Directors our ESG initiatives and programs.

Board Leadership Structure and Risk Oversight

Our Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. Our Board of Directors currently implements its risk oversight function as a whole. Each of the Board committees also provides risk oversight in respect of its areas of concentration and report material risks to the Board for further consideration.

Conflicts of Interest

There are potential conflicts of interest to which the directors, officers, and insiders of our company will be subject in connection with the operations of our company. Some of the directors, officers and insiders are engaged in and will continue to be engaged in corporations or businesses which may be in competition with the business of our company. Accordingly, situations may arise where the directors, officers and insiders will be in direct competition with our company. The directors and officers of our company have a fiduciary obligation to act in the best interests of our company, avoid conflicts of interest and to disclose to all other board members any relevant information about potential conflicts. They have the same obligations to the other companies in respect of which they act as directors and officers. Discharge by the directors and officers of their obligations to our company may result in a breach of their obligations to the other companies, and in certain circumstances this could expose our company to liability to those companies. Similarly, discharge by the directors and officers of their obligations to the other companies could result in a breach of their obligation to act in the best interests of our company. Such conflicting legal obligations may expose our company to liability to others and impair our ability to achieve our business objectives. All of the directors or officers of our company have entered into non-competition or non-disclosure agreements with our company. Conflicts, if any, will be subject to the procedures and remedies as provided under the Code of Ethics and Related Party Transaction Policy and applicable securities laws, regulations and policies.

Terms of Office

Each of our officers holds office until his or her successor is appointed. Directors are elected to serve until the close of the next annual meeting of shareholders or until their successors have been elected or appointed.

Director Independence

We use the definition of “independence” under applicable Nasdaq Listing Rules to make determinations regarding director independence. Under such definitions, the Company’s Board of Directors has affirmatively determined that each of Harvinder Singh, Jatinder Dhaliwal and David Jenkins is independent.

Code of Ethics

We have adopted a code of conduct that applies to our directors, chief executive officer and all senior financial officers of our company, including the chief financial officer, chief accounting officer or controller, or persons performing similar functions. The code of conduct is publicly available on our website at www.akandacorp.com/investors.

Written copies are available upon request. If we make any substantive amendment to the code of conduct or grant any waivers, including any implicit waiver, from a provision of the code of conduct, we will disclose the nature of such amendment or waiver on our website.

Shareholder Communications

We do not have a formal policy regarding shareholder communications with our Board of Directors. A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Financial Officer, at Akanda Corp., 1a, 1b Learoyd Road New Romney TN28 8XU, United Kingdom.

MANAGEMENT COMPENSATION

Compensation of our Executive Officers and Directors

The following table sets forth information concerning the compensation of our executive officers and members of our Board of Directors for the fiscal years ended December 31, 2022 and 2023.

	Year	Salary ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Louisa Mojela	2023	—	—	—	—	—	—	—
(Former Executive Chairman)	2022	792,678	15,944	—	—	—	8,391	817,013
Tejinder Virk	2023	73,341	—	—	—	—	—	73,341
(Former Chief Executive Officer)	2022	1,298,967	170,144	—	—	—	—	1,469,111
Katharyn Field	2023	111,968	—	—	—	—	—	111,968
(Interim CEO and Executive Director)	2022	34,798	—	—	—	—	—	34,798
Jatinder Dhaliwal	2023	111,968	—	—	—	—	—	111,968
(Director)	2022	34,798	—	—	—	—	—	34,798
Harvinder Singh	2023	111,968	—	—	—	—	—	111,968
(Director)	2022	34,798	—	—	—	—	—	34,798
David Jenkins	2023	79,949	—	—	—	—	—	79,949
(Director)	2022	—	—	—	—	—	—	—
Yuying Liang	2023	27,697	—	—	—	—	—	27,697
(Former Director)	2022	26,585		—	—	—	—	26,585
Charles Kié	2023	—	—	—	—	—	—	—
(Former Lead Independent Director)	2022	75,750	6,638	—	—	—	—	82,388
Philip Van Den Berg	2023	—	—	—	—	—	—	—
(Former Non-Executive Director)	2022	37,500	8,010	—	—	—	—	45,510
Trevor Scott	2023	—	—	—	—	—	—	—
(Former Chief Financial Officer)	2022	631,352	417,755	—	—	—	7,761	1,056,868
Shailesh Bushan	2023	—	—	—	—	—	—	—
(Former Chief Financial Officer)	2022	—	—	—	—	—	—	—
Dr. Aslihan Akkar-Schenkl	2023	—	—	—	—	—	—	—
(Former President)	2022	131,654	18,195	—	—	—	—	149,849
Total		3,072,295	636,686	—	—	—	16,152	3,725,133

Director Compensation

We have four directors who were elected to our Board of Directors in September 2022 and February 2023. We currently do not pay our directors who are executive officers additional compensation. We expect to compensate our non-executive directors for their director services. which will be settled in cash or partly in equity awards at the election of the non-executive director. Total non-executive director compensation is as follows:

•        an annual retainer of $75,000 ($112,500 for the lead independent director);

•        an initial equity award equal to the value of $100,000;

•        an additional $5,000 per annum for any non-executive director serving on a board committee ($6,000 if serving as chair of a board committee other than the audit and risk committee and $10,000 if serving as chair of the audit and risk committee).

Executive Employment Agreements, Arrangements or Plans

There are currently no executive employment agreements entered into and currently in place between the Company and its executive officers.

Stock Option Plan

The Company has a 2021 Equity Incentive Plan (the “Stock Option Plan” or the “Plan”) whereby it may grant options for the purchase of Common Shares, or Restricted Share Units, to any director, consultant, employee or officer of the Company or its subsidiaries. The aggregate number of shares that may be issuable pursuant to options granted under the Plan will not exceed 20% of the issued Common Shares of the Company. The options are non-transferable and non-assignable and may be granted for a term not exceeding 5 years. The exercise price of the options will be determined by our Board of Directors at the time of grant but may not be less than the closing price of such shares on Nasdaq on the trading date immediately precedent the date of grant, subject to all applicable regulatory requirements.

Please refer to Note 15 of Akanda Group’s audited financial statements included in this Form F-1 for a discussion of Restricted Share Units issued in fiscal year 2022.

PRINCIPAL SHAREHOLDERS

Major Shareholders Share Ownership

The following table sets forth information about the beneficial ownership of our Common Shares as of February 20, 2024 by:

•        each of our executive officers and directors;

•        all of our executive officers and directors; and

•        each person or entity (or group of affiliated persons or entities) known by us to be the beneficial owner of 5% or more of our Common Shares.

To our knowledge, each shareholder named in the table has sole voting and investment power with respect to all of our Common Shares shown as “beneficially owned” (as determined by the rules of the SEC) by such shareholder, subject to applicable community property laws and except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power.

Percentages beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) are based on 6,469,246 Common Shares outstanding as of February 20, 2024.

Common Shares which may be acquired upon conversion of convertible securities or exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the holder thereof.

Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is c/o Akanda, 1a, 1b Learoyd Road New Romney TN28 8XU, United Kingdom.

Name of Beneficial Owner	Percentage of Common Shares Beneficially Owned(1)
	Number of Common Shares Beneficially Owned	Percentage
Executive Officers and Directors:
Katharyn Field(2)	—	—
Gurcharn Deol	—	—
Harvinder Singh	—	—
Jatinder Dhaliwal	—	—
David Jenkins	—	—

All executive officers and directors as a group	—	—
5% or more Shareholders:	—	—
1107385 B.C. LTD.(3)	879,895	13.60%
1173727 B.C. LTD.(4)	557,201	8.61%

____________

*         Represents less than 1% of the number of Common Shares outstanding.

(1)      Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any Common Shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days.

(2)      Katharyn Field is the CEO and Chairman of Halo but does not have voting or dispositive power over the Common Shares held of record and beneficially owned by Halo. Ms. Field disclaims beneficial ownership of the Common Shares held by Halo.

(3)      1107385 B.C. LTD.’s business address is 800-1199 West Hastings St., Vancouver, BC V6E 3T5. Wilson Su has voting and dispositive power over the Common Shares held by 1107385 B.C. LTD.

(4)      1173727 BC LTD.’s business address is 10511 Palmberg Road, Richmond, BC V6W 1C5. Connor Yuen, sole director and owner of 1173727 BC LTD. has voting and dispositive power over the Common Shares held by 1173727 BC LTD.

For additional information about our principal shareholders, please see “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements discussed under “Management Compensation” above, the following includes a description of those transactions with related parties to which we are a party and which we are required to disclose pursuant to the disclosure rules of the SEC. Specifically, the following includes summaries of transactions or agreements, during our last three fiscal years, to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, affiliates of our directors, executive officers and holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Management Compensation” and “Principal Shareholders.”

Transactions with Related Parties

Secured convertible debenture

On November 3, 2021 (the “Issuance Date”), the Company entered into an agreement with Halo in which the Company issued Halo a secured convertible debenture with an initial value of $6,559,294. The notes were convertible into Common Shares of the Company’s capital receiving the number of shares, at its current market price, required to satisfy the principal and interest payable. The obligation to convert the note within six months of the Issuance Date is triggered by (a) an initial public offering by the Company on a stock exchange; (b) an amalgamation, arrangement, merger, reverse takeover, reorganization or similar event; (c) a sale or conveyance of all or substantially all of the property and assets of the Company to any arm’s length third party for consideration consisting of free trading securities and the subsequent distribution of all of such consideration to all of the holders of Common Shares, on a pro rata basis; (d) the sale or exchange of all or substantially all of shares of the Borrower for free trading securities. The debt bears interest at one percent per annum, matures on November 3, 2022 and is secured by all of the assets of the Company other than the interests in the securities of Bophelo Bio Science and Wellness (Pty) Ltd. and ranks ahead of all other debt issued by the Company. On March 15, 2022, upon completion of the Company’s initial public offering the Company issued 164,574 Common Shares to Halo Collective, Inc. (“Halo”) at a price of $40 each to settle the principal amount of $6,559,294 plus accrued interest $23,686 owing to Halo in terms of a convertible debenture agreement, which totaled $6,582,980 at the time of conversion (see note 15(b)(ix)).

On January 26, 2023, the Company issued a promissory note to Halo for a principal amount of $328,000.00 (the “Halo Note”). The Halo Note bears an interest rate of 7% per annum and has a maturity date on June 25, 2023. If the amount payable is due, whether at stated maturity, by acceleration or otherwise, the overdue amount shall bear and accrue an interest rate of 1.25%. On July 25, 2023, the Company and Halo entered into a Note Conversion Agreement to convert $360,960 of the total remaining outstanding balance, including accrued interest, under the Halo Note into 582,193 Common Shares of the Company at $0.62 per share (the “Conversion Shares”). The Company and Halo agreed that after the issuance of the Conversion Shares, the principal balance outstanding under the Halo Note is $0.

During the period from February 1, 2023 to February 12, 2024, the Company received additional loans from Halo in the aggregate principal amount of $1,215,075. These loans are unsecured and bears the same interest rate of 7% per annum and have no specific terms of repayment. The Company made a partial payment amounting to $26,897 in January 2024. As of February 12, 2024, the outstanding balance, including accrued interest was $1,429,092.

Transactions with Key Management Personnel

The Company has identified its Board of Directors, Executive Chairman, Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”) and its President as its key management personnel who have the authority and responsibility for planning, directing and controlling the Company’s main activities.

For the fiscal year ended December 31,	2023
Key Management Remuneration	$522,669
Stock-based compensation	—
Short term accommodation expense	—
$522,669

The Key Management remuneration is included in Professional and Consulting fees in the Statement of Operations.

During the year ended December 31, 2021, the Company incurred expenditures of $69,521 associated with rental of short-term accommodation from the Company’s former executive Chairman, LM Mojela, to house the Company’s expatriate staff working on site at the Company’s cultivation operation in the Kingdom of Lesotho.

As of June 30, 2023, the Company has balances payable to related parties of $811,905 (December 31, 2022 — $679,617) as below:

a.      As at December 31, 2021, the entire balance of Loans and Borrowings of $432,201 (note 14) was payable to LM Mojela. The balance does not bear interest, is unsecured and does not have a fixed repayment date.

b.      Included within accounts payable and accrued liabilities at June 30, 2023 is remuneration payable to key management totaling $811,905 (December 31, 2022 — $679,617), which includes amounts owing to the following directors and officers of the Company:

•        current directors and officers:

i.       $43,626 owing to J Dhaliwal (December 31, 2022 — $nil);

ii.      $34,903 owing to K Field (December 31, 2022 — $nil);

iii.     $32,574 owing to H Singh (December 31, 2022 — $nil); and

iv.      $32,574 owing to D Jenkins (December 31, 2022 — $nil).

•        former directors and officers:

i.       $518,558 owing to T Scott (December 31, 2022 — $507,326);

ii.      $15,426 owing to T Virk (December 31, 2022 — $15,092);

iii.     $25,035 owing to T Flow (December 31, 2022 — $49,617);

iv.      $17,604 owing to Dr. Akkar-Schenkl (December 31, 2022 — $17,223);

v.       $15,426 owing to L Mojela (December 31, 2022 — $15,092);

vi.     $16,167 owing to P van den Berg (December 31, 2022 — $16,344);

vii.    $21,840 owing to C Kié (December 31, 2022 — $22,335);

viii.   $10,075 owing to G Jones (December 31, 2022 — $10,379);

ix.     $10,030 owing to P Freyre (December 31, 2022 — $7,619);

x.      $10,075 owing to G Dingaan (December 31, 2022 — $10,379); and

xi.     $7,992 owing to B Baker (December 31, 2022 — $8,211).

c.      As at December 31, 2022, the balance of the land lease presented in lease liability (note 13) pertained to the amount owing to Mophuthi Trust, a Trust controlled by Louisa Mojela and Granny Seape, a director of a subsidiary of the Company to the extent of $nil (2021 — $2,418,706).

d.      The balance of the secured convertible debentures as at December 31, 2021 with a carrying value of $6,716,190 carries interest at 1% per annum.

e.      The sole director and officer of RPK, Kiranjit Sidhu is also the owner of Catalyst Capital LLC (“Catalyst”).

i.       On November 14, 2022, the Company received a loan of £25,000 ($30,224) from Catalyst. The loan is unsecured and bears interest of £200 per week. The loan has matured on January 31, 2023 and is due on demand. Any unpaid amount is charged with late fees of £200 for each week the payment is late. As of June 30, 2023, the loan balance including accrued interest of $39,901 (December 31, 2022 — $30,224) remains outstanding.

ii.      On January 17, 2023, the Company received an additional loan of €45,000 ($48,666) from Catalyst. The loan is unsecured and bears interest of 0.75% per day, compounding daily. The loan has matured on February 1, 2023 and is due on demand. Any unpaid amount is charged with late fees of 1% compounding interest for each day the payment is late. As of June 30, 2023, the loan balance including accrued interest of $166,803 (December 31, 2022 — $nil) remains outstanding.

iii.     On January 23, 2023, the Company entered into an independent contractor agreement with Mr. Sidhu, pursuant to which, he agreed to provide services regarding the business operations, business development and strategic matters to the Company for $550,000. The payment for the services was settled by the issuance of 289,473 RSU converted to 289,473 Common Shares of the Company to Mr. Sidhu in January 2023.

iv.      On February 5, 2023, the Company entered into another independent contractor agreement with Mr. Sidhu, pursuant to which, he agreed to provide services regarding the business operations, business development, legal and strategic matters to the Company for $650,000. The payment for the services was partially settled by the issuance of 161,295 RSUs converted to 161,295 Common Shares in May 2023 and 140,746 RSUs converted to 140,746 Common Shares in July 2023. As of the date of this offering, the balance of the payment is $350,395.

f.       The Company has the following loans outstanding to 1248787 B.C. Ltd. (“1248787”), a company controlled by Jatinder Dhaliwal, a director of the Akanda:

i.       On August 24, 2023, the Company received a loan of C$24,000 ($17,714) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. As of the date of this Form F-1, the loan remains outstanding.

ii.      On September 27, 2023, the Company received a loan of C$3,000 ($2,219) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. As of the date of this Form F-1, the loan remains outstanding.

iii.     On October 13, 2023, the Company received a loan of C$40,000 ($29,258) from 1248787. The loan is unsecured, bears interest of 18% per annum and payable within 12 months. As of the date of this Form F-1, the loan remains outstanding.

The Company’s related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

Outstanding Claims

On January 29, 2024, the Company was informed that Mr. Shailesh Bhushan, the former Chief Financial Officer of the Company, filed a complaint with the Employment Standards Branch of British Columbia claiming unpaid salary and invoices in the aggregate amount of CAD $271,990 from the period December 2022 through November 2023. The Company previously offered to Mr. Bhushan an annual salary of CAD $60,000 and as such, believes the claim to be frivolous, strongly disputes the amount claimed, and intends to vigorously defend itself.

See Notes 5 and 21 of our unaudited financial statements for the six months ended June 30, 2023 for a description of additional outstanding claims by and against the Company.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION

The following is a summary of the material terms of our share capital and our articles of incorporation. Because it is a summary, this discussion should be read together with our articles of incorporation and the applicable share handling regulations.

General

The Company’s Articles of Incorporation, as amended by Articles of Amendment dated as of August 30, 2021, and as further amended by Articles of Amendment dated as of March 8, 2023 (the “Articles”), provide that our authorized capital consists of an unlimited number of Common Shares, and an unlimited number of preferred shares (the “Preferred Shares”), issuable in series.

As of the date of this prospectus, the Company has 6,469,246 Common Shares issued and outstanding and no Preferred Shares issued and outstanding.

Rights, Preferences and Restrictions Attaching to Our Common Shares

The Articles provide the following rights, privileges, restrictions and conditions attaching to our Common Shares:

•        to vote at any meetings of shareholders, except meetings at which only holders of a specified class of shares other than the Common Shares are entitled to vote;

•        subject to the prior rights of the holders of the Preferred Shares, to share equally in the remaining assets of our Company on liquidation, dissolution or winding-up of our Company; and

•        subject to the prior rights of the holders of the Preferred Shares, the Common Shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote in respect of each Common Share held at the record date for each such meeting, except a meeting of holders of a particular class of shares other than Common Shares who are entitled to vote separately as a class at such meeting. Subject to the prior rights of the holders of the Preferred Shares, the holders of Common Shares are entitled, at the discretion of our Board of Directors, to receive out of any or all of our profits or surplus properly available for the payment of dividends, any dividend declared by our Board of Directors and payable by the Company on the Common Shares. The holders of the Common Shares will participate in any distribution of the assets of the Company upon liquidation, dissolution or winding-up or other distribution of the assets of the Company, subject to the prior rights of the holder of the Preferred Shares.

Pre-emptive Rights

Our Common Shares do not contain any pre-emptive purchase rights to any of our securities.

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders not later than 18 months after the date of incorporation and no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 60 days or by less than 30 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; and (v) if for any reasons it impracticable to call a meeting of shareholders in the matter in which it may be called or to conduct the meeting in the matter prescribed by the by-laws, the Articles or the Business Corporations Act (Ontario), or for any other reason the court thinks fit, the court, upon the application of a director or shareholder entitled to vote at the meeting, may order a meeting to be called, held and conducted in a manner that the court directs. The Company’s by-laws provide that a quorum is met when at least two persons present in person and holding or representing by proxy not less than 10% of the votes attached to all shares entitled to be voted at the meeting.

The holders of our Common Shares are entitled to attend and vote at all meetings of the shareholders of the Company, except a meeting of holders of a particular class of shares other than the Common Shares who are entitled to vote separately as a class at such meeting.

Fully Paid and Non-assessable

All outstanding Common Shares are, and the Common Shares to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Resale Restrictions

Our Articles do not impose restrictions on the transfer of Common Shares by a shareholder.

Purchasers under this offering should consult with their own professional advisers with respect to restrictions on the transferability of the securities offered hereunder.

Preferred Shares

The Preferred Shares may at any time and from time to time be issued in one or more series. The Board of Directors will, by resolution, from time to time, before the issue thereof, fix the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series.

Common Share Warrants to be issued in this offering

The following is a summary of the material terms of the warrants to be issued together with the Common Shares and pre-funded warrants issued in this offering. This summary is not complete and is qualified in its entirety by reference to the warrants, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. All warrants will be issued in book-entry, or uncertificated, form.

Exercisability

Each warrant will be exercisable at any time and will expire five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of Common Shares purchased upon such exercise, except in the case of a cashless exercise as discussed below.

The number of Common Shares issuable upon exercise of the warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Shares.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the warrant, the holder may only exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of Common Shares purchasable upon such exercise.

Exercise Price.

Each warrant represents the right to purchase one Common Share at an assumed exercise price of $_____ per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications. Upon a Dilutive Issuance (as defined in the warrant), the exercise price will downward adjust to a price per share equal to that of the price per share in the Dilutive Issuance and the number of Common Shares issuable upon exercise of the warrants will increase such that the aggregate exercise price payable pursuant to the terms of the warrants immediately preceding the Dilutive Issuance will remain the same. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of the warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of our Common Shares outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the warrant, provided that in no event shall the limitation exceed 9.99% of the number of our Common Shares outstanding immediately after giving effect to the exercise of the warrant.

Transferability.

Subject to applicable laws and restrictions, a holder may transfer a warrant upon surrender of the warrant to us with a completed and signed assignment in the form attached to the warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Rights as Shareholder.

Except as set forth in the warrant, the holder of a warrant, solely in such holder’s capacity as a holder of a warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our shareholders.

Fundamental Transactions.

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our Common Shares is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our Common Shares, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding Common Shares, then, upon any subsequent exercise of the warrants, the holders of the warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of Common Shares then issuable upon exercise of the warrants. Additionally, as more fully described in the Common Share warrants, in the event of certain fundamental transactions, the holders of the Common Share warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Share warrants on the date of the consummation of such fundamental transaction.

Amendments and Waivers.

The provisions of each warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

Pre-Funded Warrants to be issued in this Offering

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants filed as an exhibit to this registration statement or as an exhibit to a Current Report on Form 6-K in connection with this offering.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Shares and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrants to the extent that the holder would own more than 4.99% of the outstanding Common Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to those purchasers to have the initial exercise limitation set at 9.99% of our outstanding Common Shares.

Transferability

Subject to applicable laws, the pre-funded warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

No Listing

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common share is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding Common Shares, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding Common Shares, then, upon any subsequent exercise of the pre-funded warrants, the holders of the pre-funded warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of Common Shares then issuable upon exercise of the pre-funded warrants.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the pre-funded warrants, the holder may only exercise the pre-funded warrants on a cashless basis. When exercised on a cashless basis, a portion of the pre-funded warrants is cancelled in payment of the purchase price payable in respect of the number of Common Shares purchasable upon such exercise.

Rights as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of a holder’s ownership of Common Shares, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until they exercise their pre-funded warrants.

Amendments and Waivers

The provisions of each pre-funded warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the pre-funded warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall or shall cause, at our option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the pre-funded warrants per whole share or round such fractional share up to the nearest whole share.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.

Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Shares may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their Common Shares in the secondary market.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the by-laws of the Company, subject to certain conditions, the Company shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company shall not indemnify an individual unless the individual:

•        acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and

•        in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful.

The Company shall also indemnify an individual referred to above in such other circumstances as the Business Corporations Act (Ontario) permits or requires. Nothing in the by-laws of the Company limits the right of any individual entitled to indemnify to claim indemnity apart from the provisions therein.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Endeavor Trust Corporation.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “AKAN”.

There is no established trading market for the pre-funded warrants or Warrants and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants or Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

SECURITIES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Shares in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our Common Shares in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our Common Shares and our ability to raise equity capital in the future.

After completion of this offering, we will have ________ Common Shares issued and outstanding.

All of the Common Shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, certain executive officers and directors are anticipated to agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of ___ days from the date of effectiveness of the offering.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

•        1% of the number of shares of our Common Shares then outstanding, which will equal approximately shares immediately after this offering; or

•        the average weekly trading volume of our Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a shareholder who purchased shares of our Common Shares pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144.

Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Common Shares, including the Common Shares in this offering. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign (including Canada and the United Kingdom), or other taxing jurisdiction.

Certain Material Canadian Federal Income Tax Considerations

In the opinion of Gowling WLG (Canada) LLP, Canadian counsel to the Company, the following summary describes the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) generally applicable to the acquisition, holding and disposition of the Common Shares by a holder who acquires, as beneficial owner, the Common Shares pursuant to the offering and who, for purposes of the Tax Act and at all relevant times, holds the Common Shares as capital property, deals at arm’s length with the Company and each underwriter and is not affiliated with the Company or any underwriter (a “Holder”). Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not acquire or hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii), an interest in which would be, or for whom a Common Share would be, a “tax shelter investment” as defined in the Tax Act; (iv) that has made a functional currency reporting election under the Tax Act to report in a currency other than the Canadian currency; (v) that has or will enter into a “derivative forward agreement”, a “synthetic disposition arrangement” or a “dividend rental arrangement”, each as defined under the Tax Act, with respect to the Common Shares. (vi) that carries on, or is deemed to carry on, an insurance business in Canada or elsewhere. Such Holders should consult their own tax advisors with respect to an investment in the Common Shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and that is or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person or group of non-resident persons not dealing with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to the possible application of these rules.

In addition, this summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of the Common Shares.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in law or the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action or decision, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

Subject to certain exceptions that are not discussed in this summary, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares, including dividends, must be determined in Canadian dollars using the relevant exchange rate determined in accordance with the Tax Act.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder of the Common Shares, and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders of the Common Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring the Common Shares, having regard to their particular circumstances.

Holders Resident in Canada

This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is or is deemed to be resident in Canada (a “Resident Holder”).

Certain Resident Holders who might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have the Common Shares, and all other “Canadian securities” (as defined in the Tax Act) owned by such Resident Holders in the taxation year of the election and any subsequent taxation year, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Resident Holders should consult their own tax advisors regarding the availability or advisability of this election.

Dividends on the Common Shares

Dividends received or deemed to be received on the Common Shares by a Resident Holder who is an individual (other than certain trusts) will generally be included in the individual’s income and will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced dividend tax credit rules applicable to any dividends designated by the Company as “eligible dividends” in accordance with the Tax Act. There may be limitations on the ability of the Company to designate dividends as “eligible dividends.”

In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally also be deductible in computing its taxable income for that taxation year. In certain circumstances, a dividend received or deemed to be received by a Resident Holder that is a corporation may be deemed to be proceeds of disposition or a capital gain pursuant to subsection 55(2) of the Tax Act. Resident Holders that are corporations should consult their own tax advisors having regard to their own particular circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act will generally be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Common Shares to the extent such dividends are deductible in computing its taxable income for the taxation year. Such additional tax may be refundable in certain circumstances.

Dispositions of Common Shares

Upon a disposition (or a deemed disposition) of a Common Share, a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition of such Common Share, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such Common Share to the Resident Holder.

The adjusted cost base to a Resident Holder of Common Shares acquired hereunder will be determined by averaging the cost of such Common Shares to the Resident Holder with the adjusted cost base of all other Common Shares, if any, held by the Resident Holder as capital property immediately before the acquisition.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of dividends received or deemed to be received by it on such Common Share, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Aggregate Investment Income

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay a refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include an amount in respect of taxable capital gains and dividends or deemed dividends that are not deductible in computing such corporation’s income. Pursuant to Proposed Amendments released on April 7, 2022 in a Notice of Ways and Means Motion (the “Notice”) released with the federal budget, it is proposed that the refundable tax on investment income will also apply to corporations that are “substantive CCPCs” as defined in the Notice.

Alternative Minimum Tax

Capital gains realized and dividends received or deemed to be received by an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention (i) is neither resident nor deemed to be resident in Canada, and (ii) does not, and is not deemed to, use or hold the Common Shares in a business carried on in Canada (a “Non-Resident Holder”). In addition, this portion of the summary does not apply to an insurer who carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act) and such Non-Resident Holders should consult their own tax advisors.

Dividends on the Common Shares

Any dividends paid or credited, or deemed to be paid or credited, on the Common Shares, as the case may be, to a Non-Resident Holder will generally be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which that Non-Resident Holder may be entitled under an applicable income tax treaty or convention. For instance, where the Non-Resident Holder is a resident of the United States that is entitled to applicable benefits under the Canada-United States Income Tax Convention (1980), as amended, and is the beneficial owner of the dividends, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15%. The rate of withholding tax is generally further reduced to 5% if the beneficial owner of such dividend is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Disposition of the Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of a Common Share unless such share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Generally, the Common Shares will not constitute “taxable Canadian property” of a Non-Resident Holder at any particular time provided that the Common Shares are then listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Nasdaq), unless at any time during the 60-month period immediately preceding such time: (i) at least 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by or belonged to any combination of (x) the Non-Resident Holder, (y) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (z) partnerships in which the Non-Resident Holder or a person described in (y) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived directly or indirectly from one, or any combination of, real or immovable property situated in Canada, Canadian resource property (as defined in the Tax Act), timber resource property (as defined in the Tax Act) or options in respect of, interests in or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, the Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances.

In cases where a Non-Resident Holder disposes (or is deemed to have disposed) of a Common Share that is “taxable Canadian property” to that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption under an applicable income tax treaty or convention, the consequences described above under the headings “Holders Resident in Canada — Dispositions of Common Shares” and “Taxation of Capital Gains and Capital Losses” will generally be applicable to such disposition. Non-Resident Holders for whom a Common Share is, or may be, “taxable Canadian property” should consult their own tax advisors.

Certain Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our Common Shares. This summary is based on current U.S. federal income tax laws (including provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions, all in effect as of the date hereof), all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of one or more of our Common Shares that is for U.S. federal income tax purposes one of the following:

•        an individual citizen or resident of the United States, including individuals treated as residents of the United States solely for tax purposes;

•        a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source, or;

•        a trust if (1) a court within the United States can exercise primary supervision over it, and one or more United States persons have the authority to control all substantial decisions of the trust

•        the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion applies only to a U.S. Holder that holds Common Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Unless otherwise provided, this summary does not discuss reporting requirements. In addition, this discussion does not address any tax consequences other than U.S. federal income tax consequences, such as U.S. state and local tax consequences, U.S. estate and gift tax consequences, and non-U.S. tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the net investment income tax, and tax consequences to holders that are subject to special provisions under the Code, including, but not limited to, holders that:

•        are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

•        are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

•        are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method; have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;

•        own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

•        acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services;

•        are partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such partnerships and entities);

•        are required to accelerate the recognition of any item of gross income with respect to the Common Shares as a result of such income being recognized on an applicable financial statement;

•        own or will own (directly, indirectly, or constructively) 10% or more of our total combined voting power or value;

•        are controlled foreign corporations;

•        are passive foreign investment companies;

•        hold the Common Shares in connection with trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; or

•        are former U.S. citizens or former long-term residents of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our securities, the tax treatment of a person treated as a partner for U.S. federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our securities should consult their tax advisors.

We have not sought, and do not expect to seek, a ruling from the United States Internal Revenue Service (the “IRS”), as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

Except as otherwise noted, this summary assumes that the Company (nor any of its subsidiaries) is not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. A non-U.S. entity’s possible status as a PFIC must be determined annually and therefore may be subject to change. If the Company (or any of its subsidiaries) were to be a PFIC in any year, materially adverse consequences could result for U.S. Holders.

All prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of the Common Shares.

WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON SHARES CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES.

U.S. Holders

Taxation of Distributions to U.S. Holders

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution of cash or other property (other than certain distributions of the Company’s shares or rights to acquire the Company’s shares) paid on the Company’s Common Shares to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under United States federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Common Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Common Shares (the treatment of which is described under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders” below). Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we expect that distributions, if issued, will generally be reported to U.S. Holders as dividends.

Dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to individuals and other non-corporate U.S. Holders, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders” below) applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our Common Shares on which the dividends are paid are readily tradable on an established securities market in the United States or the Company is eligible for the benefits of the U.S.-Canada income tax treaty (the “Treaty”), (2) we are not a PFIC (nor treated as such with respect to a U.S. Holder) at the time the dividend was paid or in the previous year, and (3) certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Common Shares.

For U.S. foreign tax credit purposes, dividends paid on our Common Shares generally will be treated as foreign source income and generally will constitute passive category income. The amount of a dividend will include any amounts withheld by us in respect of Canadian income taxes. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Canadian income taxes withheld from dividends on the Common Shares, at a rate not exceeding any reduced rate pursuant to the Treaty, will be creditable against the U.S. Holder’s U.S. federal income tax liability. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Canadian income taxes, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability or deductibility of foreign taxes in their particular circumstances.

The amount of any dividend paid in Canadian dollars will equal the U.S. dollar value of the Canadian dollars received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of Common Shares, regardless of whether the Canadian dollars are converted into U.S. dollars. If the Canadian dollars received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollar will be treated as U.S. source ordinary income or loss.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to U.S. Holders

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Common Shares. The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Shares so disposed of. A U.S. Holder’s adjusted tax basis in its Common Shares generally will equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital.

Any capital gain or loss recognized generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Common Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder may be taxed at rates of taxation lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. The deductibility of capital losses is subject to various limitations.

Any gain or loss recognized by a U.S. Holder will generally be U.S. source gain or loss for foreign tax credit purposes. Consequently, a U.S. Holder may not be able to use the foreign tax credit arising from any non-U.S. tax imposed on the disposition of the Common Shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.

Passive Foreign Investment Company (“PFIC”) Rules

A non-U.S. corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive incom(ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Although our PFIC status is determined annually, an initial determination that our Company is a PFIC generally will apply for subsequent years to a U.S. Holder who held Company Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Common Shares and the U.S. Holder did not make either a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Common Shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Common Shares (which may include gain realized by reason of transfers of Common Shares that would otherwise qualify as nonrecognition transactions for United States federal income tax purposes) and any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Common Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Common Shares). Under these special tax rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Common Shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•        an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid application of the PFIC tax consequences described above in respect to our Common Shares by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. There is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. We, therefore, have not determined whether, if we were to be classified as a PFIC for a taxable year, we will provide information necessary for a U.S. Holder to make a QEF election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. Holders should assume that they will not be able to make a QEF election with respect to the Common Shares.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Common Shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect to its Common Shares. Instead, in general, the U.S. Holder will include as ordinary income in each taxable year the excess, if any, of the fair market value of Common Shares at the end of its taxable year over its adjusted basis in its Common Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also generally will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Common Shares over the fair market value of its Common Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).

The U.S. Holder’s basis in its Common Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Common Shares will be treated as ordinary income.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Common Shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Common Shares under their particular circumstances.

If we are or become a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621, or any successor form, (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS (potentially including with respect to items that do not relate to a U.S. Holder’s investment in Common Shares).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Common Shares should consult their own tax advisors concerning the application of the PFIC rules to our Common Shares under their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends or sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient, or (ii) in the case of backup withholding, the U.S. Holder provides a correct U.S. taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Reporting Obligations for Certain Owners of Foreign Financial Assets

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Common Shares if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Common Shares.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. Holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. Holders should consult with their own tax advisors regarding their reporting obligations under these rules, including the requirement to file an IRS Form 8938.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our Common Shares that is for United States federal income tax purposes that is not a U.S. Holder, as defined above.

Taxation of Distributions to Non-U.S. Holders

A Non-U.S. Holder of our Common Shares will generally not be subject to U.S. federal income or withholding tax on dividends received on our Common Shares, unless such income is effectively connected with the conduct by the holder of a U.S. trade or business.

Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the Non-U.S. Holder’s shares of our Common Shares and, to the extent it exceeds the adjusted basis in the Non-U.S. Holder’s shares of our Common Shares, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “— Gain on Sale or Other Disposition of our Common Shares to Non-U.S. Holders”.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares to Non-U.S. Holders

A Non-U.S. Holder of our Common Shares will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition of our Common Shares of Common Shares, unless: such gain is effectively connected with the conduct by the holder of a U.S. trade or business; or in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

UNDERWRITING

We will enter into an underwriting agreement with Univest Securities, LLC (the “Representative”). Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our Common Shares (or pre-funded warrants in lieu thereof) and accompanying Warrants at the public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Common Shares	Number of Pre-Funded Warrants	Number of Warrants
Univest Securities, LLC

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

The underwriters are offering the securities subject to their acceptance of the securities from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities offered by this prospectus if any such securities are taken.

Discounts and Expenses

The underwriters have advised us that they propose to offer the Common Shares (or pre-funded warrants in lieu thereof) and accompanying Warrants to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $_____ per Common Share (or pre-funded warrant). The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $_____ per Common Share (or pre-funded warrant) to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

	Per Common Share and Warrant	Per Pre-Funded Warrant and Warrant	Total
Public offering price	$	$	$
Underwriter fees and expenses(1)	$	$	$
Proceeds to us (before expenses)	$	$	$

____________

(1)      Represents an underwriting discount equal to (i) 4.0% per Common Share (or pre-funded warrant in lieu thereof), which is the underwriting discount we have agreed to pay for sales to investors in this offering. The fees do not include the expense reimbursement provisions described below.

We have agreed to reimburse the Representative for its out-of-pocket accountable expenses (including legal fees), up to a maximum amount of US$_____ and non-accountable expenses of __% of the gross proceeds of the offering. As of the date of this prospectus, we have paid US$_____ to the Representative as an advance against out-of-pocket accountable expenses. Any advance will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of this offering payable by us, excluding the underwriting discounts, and non-accountable expenses, will be approximately $_____.

Right of First Refusal

We have agreed to grant the Representative, for the ___ month period following the closing of this offering, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion but is non-assignable. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal may be terminated by the Company for cause.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Our officers, directors, and shareholders holding 5% or more of the issued and outstanding Common Shares have agreed, subject to certain exceptions, to a ___ month lock-up period from the date of this prospectus, with respect to the Common Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued. This means that, for a period of ___ months following the date of this prospectus, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriters or as otherwise agreed.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “AKAN.”

There is no established trading market for the pre-funded warrants or Warrants and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants or Warrants on Nasdaq or any other national securities exchange or any other nationally recognized trading system.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Common Shares to selling group members for sale to their online brokerage account holders. The Common Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

The public offering price for our securities will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The public offering price of our Common Shares (or pre-funded warrants in lieu thereof) in this Offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the securities offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Common Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Common Shares in certain countries.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our securities. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our securities. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the securities originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Shares or preventing or delaying a decline in the market price of our Common Shares. As a result, the price of our Common Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Common Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our Common Shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer or invitation to the public for the purpose of the C(WUMP)O or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the Mainland China

This prospectus may not be circulated or distributed in Mainland China and the securities may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of Mainland China except pursuant to applicable laws, rules and regulations of Mainland China.

Notice to Prospective Investors in Taiwan, the Republic of China

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

EXPENSES RELATED TO THE OFFERING

The following table sets forth the costs and expenses, other than the underwriter fees and expenses, payable in connection with this offering. All amounts shown are estimates and subject to future contingencies, except the SEC registration fee.

Description	Amount
U.S. Securities and Exchange Commission registration fee		$1,476
FINRA filing fee	$
Accounting and Audit fees and expenses	$
Legal fees and expenses		$200,000
Miscellaneous	$
Total	$

LEGAL MATTERS

We are being represented by Rimon, P.C., with respect to certain legal matters as to United States federal securities and state securities law. The underwriter is being represented by Sullivan & Worcester, LLP, New York, New York, with respect to certain legal matters as to United States federal securities and state securities law. The validity of the Common Shares offered in this offering and certain legal matters as to Canadian law will be passed upon for us by Gowling WLG (Canada) LLP.

EXPERTS

Green Growth CPAs (“Green Growth”) and BF Borgers CPA PC (“BF Borgers”), each an independent registered public accounting firm, has audited our financial statements as set forth in their respective reports thereon. We have included such consolidated financial statements in this prospectus in reliance on the report of such firm given on their authority as experts in accounting and auditing. Each of Green Growth and BF Borgers is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Green Growth’s headquarters are located at 10250 Constellation Blvd, Los Angeles, CA 90067. BF Borgers’ headquarters are located at 5400 W Cedar Ave, Lakewood, CO 80226.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario, Canada. Most of our directors and executive officers reside in Canada and the United Kingdom, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in foreign jurisdictions, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, six-month and current reports, and other information with the SEC. Such filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

We have filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 under the Securities Act relating to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further with respect to us and our securities, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see a copy of such contract or document that has been filed. Each statement in this prospectus relating to a contract or document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document filed as an exhibit to the registration statement.

You may access and read the registration statement and this prospectus, including the related exhibits and schedules, and any document we file with the SEC at the SEC’s Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public without charge through the SEC’s website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Akanda Corp.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

(Expressed in United States Dollars)

As at	Note	June 30, 2023	December 31, 2022
ASSETS
Current
Cash		$443,338	$228,794
Cash held in trust		—	27,009
Trade and other receivables	6	657,568	1,235,619
Prepayments		336,985	199,488
Biological assets	7	257,144	809,180
Inventory	7	1,280,073	1,057,240
Marketable securities	8	270,000	263,691
Total Current Assets		3,245,108	3,821,021

Non-Current
Property, plant and equipment	9	11,556,836	12,159,504
Intangible assets	11	20,972,510	22,208,594
Loan receivable	12	506,460	483,588
Right-of-use assets	10	226,642	324,070
Total Non-Current assets		33,262,448	35,175,756
Total Assets		$36,507,556	$38,996,777

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Trade and other payables		$8,460,194	$7,139,817
Lease liability	13	225,265	214,058
Loans and borrowings	14	2,478,555	936,793
Holdback payable	4	400,000	377,465
Due to related party	16	811,905	679,617
Total Current Liabilities		12,375,919	9,347,750

Non-Current
Lease liability	13	19,831	116,763
Loans and borrowings	14	2,462,763	2,632,103
Total Non-Current Liabilities		2,482,594	2,748,866
Total Liabilities		14,858,513	12,096,616

Shareholders’ Equity
Share capital	15	50,188,451	49,434,692
Other reserves	15	21,053	21,053
Accumulated deficit		(26,965,844)	(21,087,962)
Accumulated other comprehensive income (loss)		(1,594,617)	(1,467,622)
Total Shareholders’ Equity		21,649,043	26,900,161
Total Liabilities and Shareholders’ Equity		$36,507,556	$38,996,777

Subsequent Events (Note 22)

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Loss and Comprehensive Loss

(Expressed in United States Dollars)

	Note	Six months ended June 30,
		2023	2022
Sales		$1,397,443	$73,096
Cost of sales	7	570,275	12,870
Gross Profit before gain on change in fair value of biological assets and inventory		827,168	60,226
Gain on change in fair value of biological assets and inventory	7	108,239	33,078
Gross Profit		935,407	93,304

Operating expenses
Depreciation and amortization	9,10,11	2,150,045	1,511,138
Consulting and professional fees		2,205,504	2,366,997
Personnel expenses	16	1,442,231	3,782,727
Share-based payment expenses to social development trust	15,16	—	2,174,908
General and administrative expenses		958,814	1,175,647
Total operating expenses		6,756,594	11,011,417

Operating loss		(5,821,187)	(10,918,113)

Other income:
Finance income		20	747
Finance expense		(224,458)	(36,606)
Foreign exchange gain (loss), net		152,775	(180,990)
Gain on bargain purchase	4	—	12,760,356
Gain on debt settlement		10,422	—
Other income		4,082	207
Change in fair value of financial assets measured at FVTPL	8	464	(472,311)
		(56,695)	12,071,403

Net income (loss) from continuing operations		(5,877,882)	1,153,290
Loss from discontinued operations	5	—	(3,747,034)
Net loss		$(5,877,882)	$(2,593,744)
Translation adjustment		(126,995)	(1,019,498)
Comprehensive loss		$(6,004,877)	$(3,613,242)

Earnings (loss) per share from continuing operations – basic and diluted	15	$(1.46)	$0.43
Loss per share – basic and diluted	15	$(1.46)	$(0.97)
Weighted average Common Shares outstanding	15	4,029,293	2,683,544

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Shareholders’ Equity

(Expressed in United States Dollars)

	Note	Share capital	Contributed surplus	Other reserves	Accumulated deficit	Accumulated other comprehensive loss	Total
Balance, December 31, 2021		$7,255,695	$—	$3,618,670	$(13,293,889)	$218,102	$(2,201,422)
Issuance of shares for Holigen Acquisition	4,15	16,131,000	—	—	—	—	16,131,000
Issuance of shares to ASDT	15	2,174,908	—	—	—	—	2,174,908
Issuance of shares from private placement	15	298,684	—	—	—	—	298,684
Issuance of shares from IPO	15	14,682,078	—	—	—	—	14,682,078
Issuance of shares upon conversion of note	15,16	6,559,000	—	—	—	—	6,559,000
Loss of control of Bophelo Bio	5	(156)	—	(3,597,619)	3,863,601	(232,712)	33,114
Stock-based compensation	15	—	576,340	—	—	—	576,340
Net loss		—	—	—	(2,593,744)	—	(2,593,744)
Translation adjustment		—	—	—	—	(1,019,498)	(1,019,498)
Balance, June 30, 2022		$47,101,209	$576,340	$21,051	$(12,024,032)	$(1,034,108)	$34,640,460

Balance, December 31, 2022		$49,434,692	$—	$21,053	$(21,087,962)	$(1,467,622)	$26,900,161
Fair value of RSUs issued at $1.84 per share	15	774,736	—	—	—	—	774,736
Fair value of RSUs issued at $1.11 per share	15	179,037	—	—	—	—	179,037
Cancelled shares	15	(200,014)	—	—	—	—	(200,014)
Net loss		—	—	—	(5,877,882)	—	(5,877,882)
Translation adjustment		—	—	—	—	(126,995)	(126,995)
Balance, June 30, 2023		$50,188,451	$—	$21,053	$(26,965,844)	$(1,594,617)	$21,649,043

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Akanda Corp.

Unaudited Condensed Interim Consolidated Statements of Cash Flows

(Expressed in United States Dollars)

		Six months ended June 30,
	Note	2023	2022
Cash flows from operating activities:
Net income (loss) from continuing operations		$(5,877,882)	$1,153,290
Net loss from discontinued operations		—	(3,747,034)
Net loss for the period		(5,877,882)	(2,593,744)
Adjustments for non-cash items:
Loss on loss of control of Bophelo Bio, net of cash surrendered		—	2,571,054
Gain on bargain purchase	4	—	(12,760,356)
Share based payments to social development trust	15	—	2,174,908
Depreciation and amortization	9,10,11	2,150,045	1,685,038
Change in fair value of biological assets	7	(108,239)	—
Change in fair value of financial asset at fair value through profit or loss	8	(464)	472,311
Stock-based compensation	15	—	576,340
Interest expenses		219,936	122,829
Fair value of RSU’s exercised, net of cancelled shares	15	753,759	—
Gain on settlement on debt		(10,422)	—
Working capital adjustments (net of amounts acquired/disposed):
Trade and other receivables		599,081	(118,397)
Prepayments		(129,786)	(932,981)
Inventory		467,285	—
Trade and other payables		1,025,203	330,065
Due to related parties		—	119,212
Cash flows used in operating activities		(911,484)	(8,353,721)

Cash flows from investing activities:
Acquisition of Holigen, net of cash acquired and holdback	4	—	(2,366,593)
Purchase of financial assets at fair value through profit or loss	8	—	(801,160)
Additions to property, plant and equipment	9	(1,935)	(263,391)
Cash surrendered on loss of control of Bophelo Bio Sciences	5	—	(800,794)
Cash flows used in investing activities		(1,935)	(4,231,938)

Cash flows from financing activities:
Proceeds from IPO, net of costs		—	14,654,593
Proceeds from private placement, net of costs		—	278,482
Loans received		1,495,597	495,665
Loans repaid		(221,063)	(189,892)
Lease payments		(60,000)	(596,522)
Cash flows provided by financing activities		1,214,534	14,642,326

Net increase in cash and cash equivalents		301,115	2,056,667
Effects of exchange rate changes on cash and cash equivalents		(113,580)	(1,148,843)
Cash and cash equivalents at the beginning of the period		255,803	3,495,390
Cash and cash equivalents at the end of the period		$443,338	$4,403,214

The accompanying notes are an integral part of these unaudited condensed interim consolidated financial statements.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

1.      Nature of Operations and Going Concern

Akanda Corp. (the “Company”) is domiciled in Canada and was incorporated on July 16, 2021. The Company’s registered office is 77 King Street West, Suite 400, Toronto-Dominion Centre, Toronto Canada, Ontario, M5K 0A1.

Prior to the liquidation event on July 15, 2022 described below, the Company, through its indirectly held subsidiary, Bophelo Bio Science and Wellness (Pty) Ltd. is in the business of cultivating and manufacturing cannabis biomass and medical cannabis products in Lesotho (specifically near Ts’akholo, in the Mafeteng district of the Kingdom of Lesotho, Southern Africa), for export to international markets. At December 31, 2022, the Company determined that it no longer controlled Bophelo Bio Science and Wellness (Pty) Ltd. as a result of the insolvent liquidation order signed by the Lesotho Court on July 15, 2022 (note 5). As a result of the loss of control, the Company derecognized all assets and liabilities at their book values on December 31, 2022 and wrote down all balances receivable from the entity to $nil. During the year ended December 31, 2022, the Company recorded a loss on loss of control of Bophelo Bio Science and Wellness (Pty) Ltd. of $2,085,624, which included $739,947 of cash held by Bophelo Bio Science and Wellness (Pty) Ltd. The Company accounted for the operating results of Bophelo Bio Science and Wellness (Pty) Ltd. which was a net loss of $1,336,601 as a discontinued operation during the year ended December 31, 2022 and has reclassified the operating results of Bophelo Bio Science and Wellness (Pty) Ltd. as a discontinued operation for the year ended December 31, 2021. At the date of these condensed interim consolidated financial statements, the liquidation of Bophelo Bio Science and Wellness (Pty) Ltd. is still ongoing. The Company is also in the business of sales and distribution of cannabis-based products for medical use, through its subsidiary Canmart Ltd. (“Canmart”) which is based in the UK.

The Company was incorporated for the designed purpose of becoming the ultimate parent company of Cannahealth Ltd. (“Cannahealth”), through a reorganization of entities with common control. The share purchase agreement became unconditional on or about November 3, 2021 and the Company acquired the shares in the aforementioned entities from Halo Collective Inc. (“Halo”).

On April 29, 2022, the Company, through its wholly owned subsidiary, Cannahealth, acquired 100% of the Ordinary Shares of Holigen Limited (“Holigen”) and its wholly-owned subsidiary, RPK Biopharma Unipessoal, LDA (“RPK”) from the Flowr Corporation (note 4).

The Company’s condensed interim consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company incurred a net cash outflow of $911,484 from operating activities for the six months ended June 30, 2023. As of June 30, 2023, the Company had working capital deficit of $9,130,811 and has accumulated losses of $26,965,844. The continuing operations of the Company are dependent upon its ability to raise further cash funding by way of issuing debt and/or equity, as well as its ability to generate cash profits from its investments in Canmart and Holigen Ltd. in the near future.

The Company is an early-stage company and is primarily dependent on externally provided financing to continue as a going concern. Additional funds will be required to enable the Company to pursue such an initiative and the Company may be unable to obtain such financing on satisfactory terms. Furthermore, there is no assurance that the Company will be profitable. Management intends to finance operating costs over the next twelve months with its cash on hand, and/or additional cash that will be generated from operations. The Company does not at this stage have any firm plans or commitments regarding further financing.

These uncertainties may cast significant doubt upon the Company’s ability to continue as a going concern. These condensed interim consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities which might be necessary should the Company be unable to continue in existence.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

2.      Basis of Preparation

(a)    Statement of compliance

These condensed interim consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”).

These condensed interim consolidated financial statements have been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting and have been prepared using the same accounting policies and methods of application as those used in the Company’s audited consolidated financial statements for the year ended December 31, 2022. These condensed interim consolidated financial statements do not include all of the information required for full annual consolidated financial statements and should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2022.

(b)    Basis of preparation

These condensed interim consolidated financial statements have been prepared on an accrual basis, except for cash flow information, and are based on the historical cost, modified where applicable and related to the valuation of certain financial assets and financial liabilities to fair value.

Cannahealth and its subsidiaries, Bophelo Holdings Ltd, Bophelo Bio Science and Wellness (Pty) Ltd, and Canmart were under the common control of Halo until the acquisition by the Company had occurred. As of November 2021, shareholdings in each of the three separate entities were made consistent through the issuance of shares or the repurchase of shares for cash to the relevant shareholders (the ‘Reorganization Transactions’). As of November 2021, shareholdings in each of the four entities were identical. When the Company was formed in July 2021 with a view to ultimately acquiring Cannahealth and its subsidiaries, its majority shareholders were also consistent with each of the three existing entities. Therefore, immediately prior to the acquisition, the majority shareholder ownership of the Company and Cannahealth were demonstrated common control, and immediately after the acquisition, the shareholdings held in the Company by each individual shareholder were also identical.

The Company performed an assessment and determined Bophelo Bio Science and Wellness (Pty) Ltd to be the predecessor entity to the Company, and that the corporate restructuring in which Akanda became the parent company did not have economic substance. As such, in preparing the Company’s condensed interim consolidated financial statements, the Company accounted for the acquisition in as a transaction between entities under common control combining the Company and Cannahealth from the earliest reporting date using the ‘pooling of interests method’ of accounting, where assets for the Companies that came under common control were transferred into the consolidated group at the book value on the date in which common control was achieved.

In the acquisition described above, shares were issued to existing shareholders for no consideration. Therefore, the number of shares outstanding was increased without an increase in resources. The number of shares outstanding before the exchange have been adjusted for the change in shares as if the issuance had occurred at the beginning of the earliest period presented. All share and per share information presented herein has been retrospectively adjusted to give effect to the culmination of the reorganization and the issuance of shares on incorporation of Akanda on January 1, 2019.

(c)     Functional and presentation currency

The Company and its subsidiaries are measured using the currency of the primary economic environment in which each subsidiary operates — the functional currency. The Euro is the functional currency of RPK, Holigen and Cannahealth, Great British Pounds is the functional currency of Canmart and Canadian Dollars is the functional currency of 1371011 and Akanda while the United States Dollars is its reporting currency.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

2.      Basis of Preparation (cont.)

These condensed interim consolidated financial statements are prepared and presented in United States Dollars (“USD” or “$”), which is the Company’s reporting currency. All financial information has been rounded to the nearest dollar except where indicated otherwise.

(d)    Use of estimates and judgments

The preparation of condensed interim consolidated financial statements in conformity with IFRS requires management to make estimates, judgements and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenue and expenses during the year. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Areas in which management has made critical judgments in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements include the determination of the Company’s and its subsidiaries’ functional currencies. Information about key assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the next financial year is presented in the Company’s audited consolidated financial statements for the year ended December 31, 2022.

3.      New standards issued, not yet adopted

In January 2020, the IAS issued an amendment to IAS 1 Presentation of Financial Statements that clarifies the criterion for classifying a liability as non-current relating to the right to defer settlement of a liability for at least 12 months after the reporting period.

1.      Liabilities are classified as non-current if the entity has a substantive right to defer settlement for at least 12 months at the end of the reporting period. The amendment no longer refers to unconditional rights. The assessment determines whether a right exists, but it does not consider whether the entity will exercise the right.

2.      ‘Settlement’ is defined as the extinguishment of a liability with cash, other economic resources or an entity’s own equity instruments. There is an exception for convertible instruments that might be converted into equity, but only for those instruments where the conversion option is classified as an equity instrument as a separate component of a compound financial instrument.

In October 2022, the IASB issued amendments to IAS 1 that specified how an entity assesses whether it has the right to defer settlement of a liability when that right is subject to compliance with covenants within twelve months after the reporting period. The amendment applies to annual reporting periods beginning on or after January 1, 2024 and is applied retrospectively upon adoption. The Company does not expect the amendments to have a significant impact on the condensed interim consolidated financial statements upon adoption.

4.      Business Combination

On April 29, 2022, the Company, through its wholly owned subsidiary, Cannahealth, acquired 100% of the Ordinary Shares of Holigen Limited (“Holigen”) and its wholly-owned operating subsidiary, RPK Biopharma Unipessoal, LDA (“RPK”) from the Flowr Corporation. Through its operations in RPK, Holigen is a producer of premium EU GMP grade indoor grown cannabis flower. The acquisition of Holigen enables the Company to immediately have the ability to produce EU GMP grade cannabis flower for the European market. Consideration for the acquisition consisted of a payment of $3,000,000 in cash and 190,000 Common Shares of the Company’s share capital.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

4.      Business Combination (cont.)

RPK’s operations consist of a 20,000 square foot indoor EU GMP certified grow facility located near Sintra, Lisbon, Portugal, dedicated to the cultivation of high-THC premium cannabis as well as a large seven million square foot (180+ acre) outdoor facility located in Aljustrel, Portugal. Holigen is a Maltese-based entity and provides the added superior genetics, capacity, and route-to-market in the EMEA region, of which the Company intends to augment the Company’s current operations.

The following table summarizes the acquisition-date fair value of each major class of purchase consideration that was transferred to the Flowr Corporation in lieu of the acquisition of 100% of the Ordinary Shares of Holigen:

Cash	$2,600,000
Holdback payable	400,000
Fair value of 190,000 Common Shares of the Company	16,131,000
Total consideration	$19,131,000

The cash purchase price of the acquisition is $3.0 million, of which $2.6 million has been paid and $400,000 as holdback payable. The holdback payable represents funds withheld until resolution of a potential liability between the vendor and a service provider, of which the Company expects resolution within the next twelve (12) months. The fair value of the 190,000 Common Shares was based on the fair value of the trading price of the Company’s Common Shares on the Nasdaq Capital Markets exchange of $84.90 per common share on April 29, 2022. Of the equity component of the purchase consideration of 190,000 Common Shares of the Company that was transferred to the Flowr Corporation, an amount of 9,635 Common Shares was directly transferred to Apolo Capital Advisory, who acted as advisors to the Flowr Corporation in respect of the transaction. The purchase of Holigen has been accounted for by the acquisition method, with the results of Holigen included in the Company’s results of operation from the date of acquisition. The purchase of Holigen was determined as being a business combination in accordance with the requirements of IFRS 3 — Business Combinations, due to the fact that the Company acquired control over Holigen on the acquisition date through the purchase of 100% of its voting securities and consequent transfer of the purchase consideration (set out in the table above) to the sellers of the Holigen, namely the Flowr Corporation.

The Company incurred acquisition-related costs of approximately $250,000 relating to external legal fees, due diligence costs and valuation services. These costs have been included in consulting and professional fees expenses in the consolidated statements of loss or comprehensive loss for the year ended December 31, 2022.

The following table summarizes the fair value of the identifiable assets and liabilities as at the date of acquisition:

Cash	$233,407
Accounts receivable	605,579
Biological assets	200,457
Inventory	904,006
Prepayments	179,597
Intangible assets	24,665,772
Property, plant and equipment, net	12,936,374
Trade and other payables	(3,775,599)
Loans and borrowing	(4,058,030)
Net assets acquired	$31,891,563

During the year ended December 31, 2022, the Company recorded a bargain purchase gain of $12,760,356 within other income, representing the fair value of net assets acquired of $31,891,563 in excess of the fair value of consideration of $19,131,000. The fair value of the net asset acquired was determined by an independent valuer using the discounted cash flow method of valuation.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

4.      Business Combination (cont.)

From the date of acquisition, the operations of Holigen contributed a net loss of $966,426 primarily due to the fact that Holigen was substantially in a pre-revenue stage. If the acquisition had taken place on January 1, 2022, the operations of Holigen would have contributed net loss of $1,825,521 for the year ended December 31, 2022.

During the six months ended June 30, 2023, the acquired business contributed $1,268,702 (2022 — $57,516) in revenue and a net loss of $2,096,190 (2022 — $814,896).

5.      Loss of Control of Bophelo Bio Science and Wellness (Pty) Ltd.

On July 26, 2022, the Company announced that the High Court of Lesotho (the “Lesotho Court”) has placed in liquidation the Company’s, wholly-owned subsidiary, Bophelo Bio Science and Wellness (Pty) Ltd. (“Bophelo”). The action to place Bophelo in liquidation was taken by the Lesotho Court pursuant to an application and request (the “Liquidation Application”) that was filed by Louisa Mojela, the former Executive Chairman of the Company, who was recently terminated as Executive Chairman of Akanda, and the Mophuti Matsoso Development Trust (“MMD Trust”). Akanda intends to convene a special committee to investigate Ms. Mojela’s actions and conduct, including actions and conduct taken by her prior to her filing of the Liquidation Application, and will pursue all of its available legal rights and remedies against Ms. Mojela and the MMD Trust for taking this unauthorized action. The Company also intends to contest and seek to reverse the determination by the Lesotho Court to place Bophelo in liquidation. In addition, Akanda will seek to recover significant loans that it has made to Bophelo to fund the execution of Bophelo’s business plan, including payment of rents and staffing costs, in the event that the Lesotho Court does not reverse its determination to place Bophelo in liquidation. Finally, Ms. Mojela has been summarily terminated as Chairman of Bophelo for Cause, as a “bad leaver”, as a result of her action to seek to place Bophelo in liquidation. Ms. Mojela has instituted legal proceedings against the Company as a result of the termination of her employment. In an action taken without the Company’s knowledge, the Lesotho Court has ordered an insolvent liquidation of Bophelo, and has appointed Mr. Chavonnes Cooper of Cape Town, South Africa, as liquidator of Bophelo for purposes of maintaining the value of the assets owned or managed by Bophelo. The order was signed by the Honorable Mr. Justice Mokhesi on July 15, 2022.

At December 31, 2022, the Company determined that it no longer controlled Bophelo Bio Science and Wellness (Pty) Ltd. as a result of the above insolvent liquidation. As a result of the loss of control, the Company derecognized all assets and liabilities at their book values on December 31, 2022 and wrote down all balances receivable from the entity to $nil. During the year ended December 31, 2022, the Company recorded a loss on loss of control of Bophelo Bio Science and Wellness (Pty) Ltd. of $2,085,624, which included $739,947 of cash held by Bophelo Bio Science and Wellness (Pty) Ltd. The Company accounted for the operating results of Bophelo Bio Science and Wellness (Pty) Ltd. as a discontinued operation during the year ended December 31, 2022 and has reclassified the operating results of Bophelo Bio Science and Wellness (Pty) Ltd as a discontinued operation for the year ended December 31, 2021.

Set out below is the financial performance and cash flow information for the years ended December 31, 2022 related to the discontinued operation:

Years ended December 31,	2022
Revenue	$31,123
Operating expenses	(1,244,691)
Other expenses	(123,033)
(1,336,601)
Loss on loss of control of subsidiary	(2,085,624)
Loss on discontinued operations	$(3,422,225)

Exchange differences on translation of discontinued operations	$(450,040)
Other comprehensive income from discontinued operations	$(450,040)

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

5.      Loss of Control of Bophelo Bio Science and Wellness (Pty) Ltd. (cont.)

Years ended December 31,	2022
Cash flows provided by operating activities	$1,060,350
Cash flows used in investing activities	(1,003,529)
Cash flows provided by (used in) financing activities	(95,696)
Effects of exchange rate changes on cash and cash equivalents	18,909
Net change in cash provided by (used in) the subsidiary	$(19,966)

Carrying amount of net assets immediately prior to loss of control of subsidiary	$2,375,840
Reclassification of foreign currency translation reserve	(290,216)
Loss on loss of control of subsidiary	$2,085,624

As at December 31, 2022, the carrying amounts of assets and liabilities of Bophelo Bio Science and Wellness (Pty) Ltd were as follows:

Cash	$739,947
Accounts receivable	21,854
Prepayments	578,070
Property, plant and equipment	1,887,435
Right-of-use assets	1,745,205
Intangible assets	210,402
Total assets	$5,182,913

Trade and other payables	115,120
Lease liability	2,375,590
Long-term debt	316,363
Total liabilities	$2,807,073
Net assets	$2,375,840

6.      Trade and Other Receivables

	June 30, 2023	December 31, 2022
Trade accounts receivable	$294,021	$720,085
Sales taxes receivable	19,020	91,416
Other receivables	344,527	424,118
	$657,568	$1,235,619

As at June 30, 2023, there were two customers with an amount greater than 10% of the Company’s trade accounts receivable which represented 73% of the balance. As at December 31, 2022, there was one customer with an amount greater than 10% of the Company’s trade accounts receivable which represented 85% of the balance. During the year ended December 31, 2022, the Company recorded a bad debt expense of $332,715, within general and administrative expenses, as the amounts were not collectible from the customer. The Company did not recognized any bad debt expense during the six months ended June 30, 2023 and 2022.

7.      Inventory

The Company’s inventory as of June 30, 2023 included consumer packaging inventory and dried cannabis flower finished product at RPK in Portugal with a total carrying amount of $1,280,073 (December 31, 2022 — $1,057,240). During the six months ended June 30, 2023, inventories with a cost of $467,285 were recorded as cost of sales (2022 — $nil).

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

7.      Inventory (cont.)

During the six months ended June 30, 2023, the Company assessed the fair value of its biological assets and inventory and recognized a total of $108,239 (2022 — $33,078) as a gain on change in fair value of biological assets in the consolidated statements of loss and comprehensive loss.

Biological assets

Set out below is a reconciliation of the Company’s biological assets as at June 30, 2023 and December 31, 2022:

As at,	June 30, 2023	December 31, 2022
Balance, beginning of the period	$809,180	$—
Acquisition (note 4)	—	200,457
Gain (loss) on change in fair value of biological assets	(562,045)	580,411
Movement in exchange rate	10,009	28,312
Balance, end of the period	$257,144	$809,180

Biological assets at June 30, 2023 consisted of approximately 7,821 cannabis plants which are expected to yield approximately 225 kilograms of medical cannabis when harvested in September 2023.

Biological assets at December 31, 2022 consisted of approximately 32,337 cannabis plants which are expected to yield approximately 1,068 kilograms of medical cannabis when harvested in March 2023.

8.      Marketable Securities

During the year ended December 31, 2022, concurrent to the acquisition of Holigen (note 4), the Company subscribed for, and purchased 14,285,714 ordinary shares of The Flowr Corporation (“Flowr”) by way of a private placement for a consideration of approximately $801,160 (CDN$ 1,000,000). The subscription for the 14,285,714 ordinary shares of Flowr was a closing deliverable requirement in terms of the sale and purchase agreement between the Company and Flowr with respect to the acquisition of Holigen.

Set out below is a reconciliation of the movement of the Company’s investment during the six months ended June 30, 2023 and the year ended December 31, 2022:

Balance, December 31, 2021	$—
Purchase of investment	801,160
Change in fair value	(516,281)
Movement in exchange rate	(21,188)
Balance, December 31, 2022	263,691
Change in fair value	464
Movement in exchange rate	5,845
Balance, June 30, 2023(*)	$270,000

____________

(*)      Reflects closing price of CAD$0.025 on June 30, 2023.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

9.      Property, Plant and Equipment

Cost	Land	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Capital work-in- progress	Total
Balance, December 31, 2021	$—	$590,011	$1,089,694	$47,623	$10,124	$4,695	$464,253	$2,206,400
Acquisitions (note 4)	872,336	11,817,462	—	89,513	32,703	124,360	—	12,936,374
Additions	—	108,933	66,110	10,489	13,348	3,435	108,631	310,946
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd.	—	(663,404)	(1,088,572)	(54,767)	(14,851)	(5,436)	(437,117)	(2,264,147)
Foreign exchange movements	12,901	282,219	(67,232)	(603)	1,115	2,181	(135,767)	94,814
Balance, December 31, 2022	885,237	12,135,221	—	92,255	42,439	129,235	—	13,284,387
Additions	—	—	1,490	—	408	37	—	1,935
Foreign exchange movements	15,382	255,388	40	3,270	3,443	3,168	—	280,691
Balance, June 30, 2023	$900,619	$12,390,609	$1,530	$95,525	$46,290	$132,440	$—	$13,567,013
Accumulated depreciation	Land	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Capital work-in- progress	Total
Balance, December 31, 2021	$—	$174,854	$108,623	$23,505	$1,206	$464	$—	$308,652
Depreciation	—	972,872	—	27,883	22,942	13,490	—	1,037,187
Depreciation – Bophelo	—	32,549	49,538	6,577	20,832	463	—	109,959
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd.	—	(195,441)	(149,161)	(28,357)	(2,877)	(876)	—	(376,712)
Foreign exchange movements	—	68,415	(9,000)	911	(15,759)	1,230	—	45,797
Balance, December 31, 2022	—	1,053,249	—	30,519	26,344	14,771	—	1,124,883
Depreciation	—	771,232	149	19,594	8,629	10,656	—	810,260
Foreign exchange movements	—	68,383	4	2,339	3,097	1,211	—	75,034
Balance, June 30, 2023	$—	$1,892,864	$153	$52,452	$38,070	$26,638	$—	$2,010,177
Net book value	Land	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Capital work-in- progress	Total
Balance, December 31, 2022	$885,237	$11,081,972	$—	$61,736	$16,095	$114,464	$—	$12,159,504
Balance, June 30, 2023	$900,619	$10,497,745	$1,377	$43,073	$8,220	$105,802	$—	$11,556,836

During the year ended December 31, 2022, the Company derecognized property, plant and equipment with a net book value of $1,887,435 in connection with the loss of control of Bophelo Bio Science and Wellness (Pty) Ltd. During the year ended December 31, 2021, the Company’s capital work in progress related to the ongoing civil, gravelling, storm drainage work on site, as well as the construction of hoop houses and a Cravo A-Frame style greenhouse for future medical cannabis cultivation in Bophelo, Lesotho, which was derecognized at December 31, 2022 as a result of the loss of control of Bophelo Bio Science and Wellness (Pty) Ltd (note 5).

During the six months ended June 30, 2023, the Company recorded depreciation of its property, plant and equipment of $810,260 (2022 — $372,723) of which $nil (2022 — $115,890) related to the operations of Bophelo Bio Science and Wellness (Pty) Ltd was recorded within discontinued operations.

10.    Right-of-use Assets

On August 1, 2022, the Company entered into a lease agreement for an office space with a monthly lease payment of $20,000 over a period of two years. The right-of-use assets recognized was measured at an amount equal to the recognized lease liabilities (note 13).

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

10.    Right-of-use Assets (cont.)

The details of the right-of-use assets recognized as at June 30, 2023 are as follows:

	Land lease	Office lease	Total
Balance, December 31, 2021	$1,908,877	$—	$1,908,877
Additions	—	432,335	432,335
Amortization	—	(88,764)	(88,764)
Amortization – Bophelo	(55,041)	—	(55,041)
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd.	(1,745,205)	—	(1,745,205)
Movement in exchange rates	(108,631)	(19,501)	(128,132)
Balance, December 31, 2022	—	324,070	324,070
Amortization	—	(102,840)	(102,840)
Movement in exchange rates	—	5,412	5,412
Balance, June 30, 2023	$—	$226,642	$226,642

During the year ended December 31, 2022, the Company recorded amortization on its right-of-use assets of $143,805 (2021 — $115,183) of which $55,041 was related to discontinued operations. As at December 31, 2022, the Company derecognized right-of-use assets with a net book value of $1,745,205 in connection with the loss of control of Bophelo Bio & Wellness (Pty) Ltd (note 5). During the six months ended June 30, 2023, the Company recorded amortization on its right-of-use assets of $102,840 (2022 — $58,010).

11.    Intangible Assets

Cost:	Software	Licences	Total
Balance, December 31, 2021	$—	$389,456	$389,456
Acquisitions (note 4)	17,548	24,648,224	24,665,772
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd.	—	(350,670)	(350,670)
Movement in exchange rates	633	(23,521)	(22,888)
Balance, December 31, 2022	18,181	24,663,489	24,681,670
Movement in exchange rates	755	722	1,477
Balance, June 30, 2023	$18,936	$24,664,211	$24,683,147
Accumulated amortization:	Software	Licences	Total
Balance, December 31, 2021	$—	$130,354	$130,354
Amortization	7,550	2,464,822	2,472,372
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd.	—	(140,268)	(140,268)
Movement in exchange rates	704	9,914	10,618
Balance, December 31, 2022	8,254	2,464,822	2,473,076
Amortization	4,534	1,232,411	1,236,945
Movement in exchange rates	616	—	616
Balance, June 30, 2023	$13,404	$3,697,233	$3,710,637
Net book value	Software	Licences	Total
Balance, December 31, 2022	$9,927	$22,198,667	$22,208,594
Balance, June 30, 2023	$5,532	$20,966,978	$20,972,510

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

11.    Intangible Assets (cont.)

The Company’s intangible assets consists of computer software program with a carrying value of $5,532 (December 31, 2022 — $9,927), and licenses consisting of a cannabis distribution license with a carrying value of $15,986 at June 30, 2023 (December 31, 2022 — $15,264) and a cannabis API manufacturing and GMP license with a carrying value of $20,950,992 (December 31, 2022 — $22,183,403). During the year ended December 31, 2022, the Company derecognized a cannabis operator’s license with a net book value of $210,402 (2021 — $242,086) in connection with the loss of control of Bophelo Bio Science and Wellness (Pty) Ltd. (note 4). The Company considered indicators of impairment at December 31, 2022 and 2021. The Company did not record any impairment loss during the years ended December 31, 2022 and 2021.

At June 30, 2023, the remaining useful life of the Company’s finite life intangible assets is approximately 8.5 years. The Company’s cannabis distribution license has been classified as an indefinite-life intangible asset as the Company expects to maintain this asset and the end point of the useful life of such asset cannot be determined. The Company evaluates the assumption of the indefinite life of the cannabis distribution license at least annually.

12.    Loan Receivable

	June 30, 2023	December 31, 2022
Loan to Cellen Life Sciences Limited	$506,460	$483,588

Included in the loan receivable at June 30, 2023 is an amount of $506,460 (£400,000) (December 31, 2022 – $483,588 (£400,000)) owed by Cellen Life Sciences Limited to the Company pursuant to a Bridge Loan Arrangement entered into in December 2021.

On November 10, 2022, the Company entered into an agreement (the “Loan Restructuring Agreement”) with Cellen Life Sciences Limited and Cellen Biotech Limited (collectively referred to as “Cellen”) which entails the restructuring of the payment terms applicable to the $500,000 loan payable by Cellen to the Company pursuant to a Bridge Loan Facility Agreement previously entered into on December 2, 2021. In terms of the Loan Restructuring Agreement, Cellen shall repay the $500,000 by no later than the fourth anniversary of the Loan Restructuring Agreement, namely by November 10, 2026. The loan shall not bear interest until the 2nd anniversary (namely November 10, 2024) of the Loan Restructuring Agreement, where thereafter, it shall bear interest at a rate of 5% per annum on the principal amount of the loan ($500,000). The loan is secured over the assets of Cellen.

13.    Lease Liability

	Maturity	Incremental borrowing rate	June 30, 2023	December 31, 2022
Current	2023	10.25%	$225,265	$214,058
Non-current	2024	10.25%	19,831	116,763
			$245,096	$330,821

On August 1, 2022, the Company entered into a lease agreement for an office space with a monthly lease payment of $20,000 over a period of two years. Under IFRS 16, the Company recognizes lease liabilities measured at the present value of the remaining lease payments, discounted using the Company’s incremental borrowing rate.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

13.    Lease Liability (cont.)

The details of the lease liability recognized as at June 30, 2023 are as follows:

Cost:	Land Lease	Office Lease	Total
Balance, December 31, 2021	$2,418,706	$—	$2,418,706
Present value of lease payments	—	432,335	432,335
Accrued interest	103,816	17,059	120,875
Cash payments	—	(80,000)	(80,000)
Accounts payable	—	(20,000)	(20,000)
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd. (note 5)	(2,375,590)	—	(2,375,590)
Movement in exchange rates	(146,932)	(18,573)	(165,505)
Balance, December 31, 2022	—	330,821	330,821
Accrued interest	—	15,701	15,701
Cash payments	—	(60,000)	(60,000)
Accounts payable	—	(60,000)	(60,000)
Movement in exchange rates	—	18,574	18,574
Balance, June 30, 2023	$—	$245,096	$245,096

During the year ended December 31, 2022, the Company derecognized the lease liability with a net book value of $2,375,590 (2021–$2,418,706) in connection with the loss of control of Bophelo Bio & Wellness (Pty) Ltd.

The Company has committed to the following undiscounted minimum lease payments remaining as at June 30, 2023:

Year ended December 31:
2023	$120,000
2024	140,000
$260,000

14.    Loans and Borrowings

(a)    Louisa Mojela loans:

The loans described below have been granted to the Company to fulfill its capital and operational requirements. The terms of the loans are described below:

(i)     Short-term loan #1

This is a short-term loan facility of approximately $135,226 in capital value lent to assist the Company in funding working capital deficits. This loan was unsecured, repayable within 30 days of receiving the payment and carried interest at the rate linked to the prime lending rate in the Republic of South Africa. The capital balance of this loan was repaid in full before the end of the financial year December 31, 2020. As at December 31, 2021, the unpaid interest balance on this loan was $9,068. During the year ended December 31, 2022, the Company determined that it no longer controlled Bophelo Bio Science and Wellness (Pty) Ltd. as a result of the insolvent liquidation order signed by the Lesotho Court on July 15, 2022 (note 5). As a result of the loss of control, the Company derecognized all assets and liabilities at their book values on December 31, 2022 and wrote down this payable to $nil (note 5).

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

14.    Loans and Borrowings (cont.)

(ii)    Short-term loan #2

This is a short-term loan facility of approximately $190,444 in capital value lent to assist the Company in funding its day-to-day operating costs. This loan does not have a fixed repayment date, is unsecured and is interest free. As at December 31, 2021, the balance remaining was $174,840. During the year ended December 31, 2022, the Company determined that it no longer controlled Bophelo Bio Science and Wellness (Pty) Ltd. as a result of the insolvent liquidation order signed by the Lesotho Court on July 15, 2022 (note 5). As a result of the loss of control, the Company derecognized all assets and liabilities at their book values on December 31, 2022 and wrote down this payable to $nil (note 5).

(iii)   Short-term loan

During the year ended December 31, 2021, the Company received short term loan facility of approximately $258,900 (L 4,000,000) to assist the Company in funding its day-to-day operating costs. This loan does not have a fixed repayment date, is unsecured and is interest free. As at December 31, 2021, the balance remaining was $248,293. During the year ended December 31, 2022, the Company determined that it no longer controlled Bophelo Bio Science and Wellness (Pty) Ltd. as a result of the insolvent liquidation order signed by the Lesotho Court on July 15, 2022 (note 5). As a result of the loss of control, the Company derecognized all assets and liabilities at their book values on December 31, 2022 and wrote down this payable to $nil (note 5).

(b)    Bank loans:

The loans below have been granted to Holigen Ltd. and its subsidiaries in order to fund their capital and operational needs on site.

(i)     Short term loans

As at June 30, 2023, the balance of the loans from Caixa was $803,627 (December 31, 2022 — $772,955) which consisted of loans for the purpose of building construction and purchase of equipment. The repayment date on these loans are February 22, 2026 and June 5, 2026 respectively. These loans are charged with interest at the rate of 3% and are secured by mortgage of building and equipment.

(ii)    Long term loans

As at June 30, 2023, the balance of the loans from Caixa was $2,462,763 (December 31, 2022 — $2,632,103) which consisted of loans for the purpose of building construction and purchase of equipment. The repayment date on these loans are February 22, 2026 and June 5, 2026 respectively. These loans are charged with interest at the rate of 3% and are secured by mortgage of building and equipment.

As at June 30, 2023, the loans balance including accrued interest, which is recorded within accounts payable, was $3,303,221 (December 31, 2022 — $3,414,582).

(c)     Other loans:

(i)     During the year ended December 31, 2022, the Company received a loan of £25,000 ($30,224) from a third party. The loan is unsecured and bears interest of £200 per week. The loan has matured on January 31, 2023 and is due on demand. Any unpaid amount is charged with late fees of £200 for each week the payment is late.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

14.    Loans and Borrowings (cont.)

On January 17, 2023, the Company received an additional loan of €45,000 ($48,666) from the same third party. The loan is unsecured and bears interest of 0.75% per day, compounding daily. The loan has matured on February 1, 2023 and is due on demand. Any unpaid amount is charged with late fees of 1% compounding interest for each day the payment is late.

During the six months ended June 30, 2023, the Company recorded interest expense of $125,013 (2022 — $nil) from these loans. As at June 30, 2023, the loans balance including accrued interest was $206,704 (December 31, 2022 — $30,224).

(ii)    In January 2023, the Company issued a promissory note to a third party for a principal amount of $328,000. The note is unsecured and bears interest of 7% per annum. The loan has matured on June 25, 2023 and is due on demand. Subsequent to the six months ended June 30, 2023, the Company entered into a note conversion agreement and settled this loan through issuance of 582,193 Common Shares (note 21).

During the six months ended June 30, 2023, the Company received additional loans of $1,118,617. These loans are unsecured and bear the same interest of 7% per annum and has no specific terms of repayment. The Company recorded interest expense of $25,092 (2022— $nil) from these loans during the six months ended June 30, 2023. As at June 30, 2023, the loans balance including accrued interest was $1,450,112 (December 31, 2022 — $nil).

15.    Share Capital

(a)    Authorized

The Company has authorized share capital of an unlimited number of Common Shares with no par value.

On March 9, 2023, the Company implemented a 1-for-10 reverse stock split on its ordinary shares.

(b)    Shares issued and outstanding

Cost:	Number of shares	Capital
Balance, December 31, 2021	2,223,131	$7,255,695
Issuance of shares to ASDT	86,996	2,124,615
Issuance of shares from private placement	16,200	278,481
Issuance of shares upon conversion of note	164,574	6,559,000
Issuance of shares from IPO	400,000	14,654,593
Issuance of shares in Holigen acquisition (note 4)	190,000	16,131,000
Loss of control of Bophelo Bio	—	(156)
Fair value of RSUs issued at $9.70 per share	112,456	1,090,832
Fair value of RSUs issued at $8.29 per share	67,567	560,135
Fair value of RSUs issued at $7.10 per share	60,810	431,757
Fair value of RSUs issued at $2.57 per share	82,000	210,740
Fair value of RSUs issued at $2.30 per share	60,000	138,000
Balance, December 31, 2022	3,463,734	49,434,692
Fair value of RSUs issued at $1.84 per share	421,052	774,736
Fair value of RSUs issued at $1.11 per share	161,295	179,037
Cancelled shares	(20,620)	(200,014)
Balance, June 30, 2023	4,025,461	$50,188,451

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

15.    Share Capital (cont.)

During the six months ended June 30, 2023, the Company had the following share capital transactions:

(i)     On January 26, 2023, the Company issued 421,052 Common Shares at a fair value of $774,736 on the RSUs granted in accordance with the Company’s ESOP.

(ii)    On May 2, 2023, the Company issued 637,254 Common Shares at a fair value of $707,352 on the RSUs granted in accordance with the Company’s ESOP, of which 475,959 of these Common Shares with a fair value of $528,315 were returned on June 30, 2023 and recorded on accounts payable.

(iii)   On June 6, 2023, the Company cancelled 20,610 Common Shares at a fair value of $200,014 that were issued in August 2022.

During the year ended December 31, 2022, the Company had the following share capital transactions:

(i)     On March 14, 2022, the Company issued 86,996 Common Shares to the Akanda Bokamoso Empowerment Trust at a deemed value of $25.00 per common share, the per share value of the concurrent private placement (see (ii) below). The Company recorded an expense of $2,124,615 within general and administrative expenditures reflecting the cost of the shares issued at nil proceeds. The share based payment to the Akanda Bokamoso Empowerment Trust is a social development initiative of the Company and its beneficiaries are the employees of subsidiaries within the group.

(ii)    On March 14, 2022, the Company completed a private placement, issuing 16,200 Common Shares upon gross receipts of $405,000 net of issuance costs of $126,519.

(iii)   On March 15, 2022, the Company issued 164,574 Common Shares to Halo Collective, Inc. (“Halo”) at a price of $40 each to settle the principal amount of $6,559,294 plus accrued interest $23,686 owing to Halo in terms of a convertible debenture agreement, which totaled $6,582,980 at the time of conversion. The conversion of the debt owing was triggered by the Initial Public Offering in terms of the convertible debenture agreement.

(iv)    On March 15, 2022, the Company issued 400,000 Common Shares to IPO investors in exchange for gross proceeds of $16,000,000 and net proceeds of $14,682,089 after deducting underwriter commissions and allowable expenses.

(v)     On April 29, 2022, the Company issued 190,000 Common Shares at a fair value of $84.90 per share as part of the consideration in the acquisition of Holigen (note 4).

(vi)    On August 4, 2022, the Company issued 91,836 Common Shares at a fair value of $890,818 on the 112,456 RSUs granted on July 29, 2022.

(vii)  On August 11, 2022, the Company issued 20,620 Common Shares at a fair value of $200,014 on the 112,456 RSUs granted on July 29, 2022.

(viii) On August 25, 2022, the Company issued 67,567 Common Shares at a fair value of $560,135 on the 67,567 RSUs granted on August 18, 2022.

(ix)    On September 8, 2022, the Company issued 60,810 Common Shares at a fair value of $431,757 on the 60,810 RSUs granted on September 6, 2022.

(x)     On October 28, 2022, the Company issued 82,000 Common Shares at a fair value of $210,740 on the 82,000 RSUs granted on October 28, 2022.

(xi)    On November 22, 2022, the Company issued 60,000 Common Shares at a fair value of $138,000 on the 60,000 RSUs granted on November 21, 2022.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

15.    Share Capital (cont.)

(c)     Loss per share

The weighted average number of Common Shares outstanding for basic and diluted loss per share for the six months ended June 30, 2023 was 4,029,293 (2022 – 2,683,544). The Company did not have any potential dilution during the six months ended June 30, 2023 and 2022.

(d)    Restricted stock units

In order to incentivize senior executive management and key staff, the Company makes use of equity incentives awarded pursuant to the Employee Share Ownership Plan (“ESOP”). In terms of the ESOP, the Company may award up to 20% of the Company’s issued share capital (at any point in time) in qualifying ESOP incentives.

On April 22, 2022, the Company granted 248,053 restricted stock units (“RSUs”) to directors, officers, and employees of the Company, of which service cost of $561,285 was included in general and administrative expenses during the year ended December 31, 2022 (2021 — $nil). Each of the RSUs vest monthly over 36 months beginning April 22, 2022.

On July 29, 2022, the Company granted 112,456 restricted stock units (“RSUs”) at a market price of $9.70 to consultants and directors of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $1,090,832. 112,456 of the granted RSUs were exercised during the year ended December 31, 2022.

On August 11, 2022, the Company granted 20,620 restricted stock units (“RSUs”) at a market price of $10.30 to directors of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest three days following the release of Q2 2022 financials. The fair value of the granted RSUs was estimated to be $212,386.

On August 18, 2022, the Company granted 67,567 restricted stock units (“RSUs”) at a market price of $8.30 to consultants of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $560,135. 67,567 of the granted RSUs were exercised during the year ended December 31, 2022.

On September 6, 2022, the Company granted 60,810 restricted stock units (“RSUs”) at a market price of $7.10 to a consultant of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $431,757. 60,810 of the granted RSUs were exercised during the year ended December 31, 2022.

On September 21, 2022, the Company granted 98,896 restricted stock units (“RSUs”) at a market price of $6.10 to directors, officers, and consultants of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $598,321.

On September 22, 2022, the Company granted 30,000 restricted stock units (“RSUs”) at a market price of $5.60 to an officer of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $168,000.

On October 28, 2022, the Company granted 82,000 restricted stock units (“RSUs”) at a market price of $2.60 to directors and officers of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $210,740. 82,000 of the granted RSUs were exercised during the year ended December 31, 2022.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

15.    Share Capital (cont.)

On November 21, 2022, the Company granted 60,000 restricted stock units (“RSUs”) at a market price of $2.30 to a consultant of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $138,000. 60,000 of the granted RSUs were exercised during the year ended December 31, 2022.

On January 24, 2023, the Company granted 421,052 restricted stock units (“RSUs”) at a market price of $1.84 to consultants of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $774,736. 421,052 of the granted RSUs were exercised during the six months ended June 30, 2023.

On May 2, 2023, the Company granted 637,254 restricted stock units (“RSUs”) at a market price of $1.11 to consultants of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $707,352. 475,959 of the granted RSUs were cancelled and 161,295 were exercised during the six months ended June 30, 2023.

A summary of the Company’s outstanding RSUs as at June 30, 2023 are as follows:

Number of RSUs
Balance, December 31, 2021	—
Granted	780,400
Exercised	(382,835)
Balance, December 31, 2022	397,565
Granted	1,058,306
Cancelled	(475,959)
Exercised	(582,347)
Balance, June 30, 2023	397,565

During the six months ended June 30, 2023, the Company recorded $1,695,753 (2022 — $nil) of expenses related to the RSUs as consulting fees.

16.    Related Party Transactions

Secured convertible debenture

On November 3, 2021 (the “Issuance Date”), the Company entered into an agreement with Halo in which the Company issued Halo a secured convertible debenture with an initial value of $6,559,294. The notes were convertible into Common Shares of the Company’s capital receiving the number of shares, at its current market price, required to satisfy the principal and interest payable. The obligation to convert the note within six months of the Issuance Date is triggered by (a) an initial public offering by the Company on a stock exchange; (b) an amalgamation, arrangement, merger, reverse takeover, reorganization or similar event; (c) a sale or conveyance of all or substantially all of the property and assets of the Company to any arm’s length third party for consideration consisting of free trading securities and the subsequent distribution of all of such consideration to all of the holders of Common Shares, on a pro rata basis; (d) the sale or exchange of all or substantially all of shares of the Borrower for free trading securities. The debt bears interest at one percent per annum, matures on November 3, 2022 and is secured by all of the assets of the Company other than the interests in the securities of Bophelo Bio Science and Wellness (Pty) Ltd. and ranks ahead of all other debt issued by the Company. On March 15, 2022, upon completion of the Company’s initial public offering, the Company issued 164,574 Common Shares to Halo Collective, Inc. (“Halo”) at a price of $40 each to settle the principal amount of $6,559,294 plus accrued interest $23,686 owing to Halo in terms of a convertible debenture agreement, which totaled $6,582,980 at the time of conversion (see note 15(b)(iii)).

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

16.    Related Party Transactions (cont.)

Transactions with Key Management Personnel

The Company has identified its Board of Directors, Executive Chairman, Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”) and its President as its key management personnel who have the authority and responsibility for planning, directing and controlling the Company’s main activities.

For the six months ended June 30,	2023	2022
Key Management Remuneration	$299,382	$1,079,324
Stock-based compensation	—	487,885
	$299,382	$1,567,209

The Key Management remuneration is included in Professional and Consulting fees and Personnel Expenses in the Statement of Operations.

As of June 30, 2023, the Company has balances payable to related parties of $811,905 (December 31, 2022 — $679,617) as below:

a.      Included within accounts payable and accrued liabilities at June 30, 2023 is remuneration payable to key management totaling $811,905 (December 31, 2022 — $679,617), which includes amounts owing to the following current and former directors and officers of the Company:

•        current directors and officers:

i.            $43,626 owing to J Dhaliwal (December 31, 2022 — $nil);

ii.           $34,903 owing to K Field (December 31, 2022 — $nil);

iii.          $32,574 owing to H Singh (December 31, 2022 — $nil); and

iv.          $32,574 owing to D Jenkins (December 31, 2022 — $nil).

•        former directors and officers:

i.            $518,558 owing to T Scott (December 31, 2022 — $507,326);

ii.           $15,426 owing to T Virk (December 31, 2022 — $15,092);

iii.          $25,035 owing to T Flow (December 31, 2022 — $49,617);

iv.          $17,604 owing to Dr. Akkar-Schenkl (December 31, 2022 — $17,223);

v.           $15,426 owing to L Mojela (December 31, 2022 — $15,092);

vi.          $16,167 owing to P Van den Berg (December 31, 2022 — $16,344);

vii.         $21,840 owing to C Kié (December 31, 2022 — $22,335);

viii.        $10,075 owing to G Jones (December 31, 2022 — $10,379);

ix.          $10,030 owing to P Freyre (December 31, 2022 — $7,619);

x.           $10,075 owing to G Dingaan (December 31, 2022 — $10,379); and

xi.          $7,992 owing to B Baker (December 31, 2022 — $8,211).

The Company’s related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

17.    Financial Instruments

Determination of Fair Values

IFRS 13, Fair Value Measurement, establishes a fair value hierarchy that reflects the significance of the inputs used in measuring fair value. The fair value hierarchy has the following levels:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable;

Level 3 — Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions market participants would use in pricing.

A number of the Company’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following models. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

The following is a comparison by class of the carrying amounts and fair value of the Company’s financial instruments as at June 30, 2023 and December 31, 2022:

		June 30, 2023		December 31, 2022
	Level	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Financial assets measured at amortised cost:
Cash and cash held in trust	1	443,338	443,338	228,794	228,794
Marketable securities	1	270,000	270,000	263,691	263,691
Trade and other receivables	2	657,568	657,568	1,235,619	1,235,619
Loan receivable	2	506,460	506,460	483,588	483,588

Financial liabilities
Financial liabilities measure at amortised cost:
Trade and other payables	2	8,460,194	8,460,194	7,139,817	7,139,817
Loans and borrowings	2	4,941,318	4,941,318	3,568,896	3,568,896
Holdback payable	2	400,000	400,000	377,465	377,465
Lease liabilities	2	245,096	245,096	330,821	330,821
Due to related party	2	811,905	811,905	679,617	679,617

18.    Risks Arising from Financial Instruments and Risk Management

The Company’s activities expose it to a variety of financial risks: market risk (including foreign exchange and interest rate risks), credit risk and liquidity risk. Risk management is the responsibility of the Company, which identifies, evaluates and, where appropriate, mitigates financial risks.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

18.    Risks Arising from Financial Instruments and Risk Management (cont.)

(a)    Market risk

Foreign exchange risk: is the risk that the fair value of future cash flows for financial instruments will fluctuate because of changes in foreign exchange rates. The Company has not entered into any foreign exchange hedging contracts. The Company is exposed to currency risk from the British Pound (“GBP”), Euro (“EUR”) and Canadian dollar (“CAD”) through the following foreign currency denominated financial assets and liabilities:

As at (expressed in GBP)	June 30, 2023	December 31, 2022
Financial assets
Cash and cash held in trust	£8,155	£75,315
Trade and other receivables	86,020	149,223
Loan receivable	400,000	400,000
	£494,175	£624,538
Financial liabilities
Trade and other payables	£929,526	£923,725
Loans and borrowings	31,514	25,000
	£961,040	£948,725
As at (expressed in EUR)	June 30, 2023	December 31, 2022
Financial assets
Cash	€360,742	€42,664
Trade and other receivables	504,075	986,320
	€864,817	€1,028,984
Financial liabilities
Trade and other payables	€3,602,806	€3,201,180
Loans and borrowings	3,170,873	3,307,633
	€6,773,679	€6,508,813
As at (expressed in CAD)	June 30, 2023	December 31, 2022
Financial assets
Cash	$53,475	$140,423
Marketable securities	357,768	357,143
	$411,243	$497,566
Financial liabilities
Trade and other payables	$4,547,627	$3,629,380
Due to related party	982,859	810,206
Holdback payable	511,238	511,238
Lease liabilities	324,768	448,064
Loans and borrowings	1,921,491	—
	$8,287,983	$5,398,888

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

18.    Risks Arising from Financial Instruments and Risk Management (cont.)

Based on the above net exposures as at June 30, 2023, assuming that all other variables remain constant, a 5% appreciation or deterioration of the USD against the GBP would result in a corresponding increase or decrease, respectively on the Company’s net income of approximately $18,000 (December 31, 2022 — $13,000), EUR — $271,000 (December 31, 2022 — $256,000) and CAD — $297,000 (December 31, 2022 — $181,000).

(b)    Credit risk

Credit risk is the risk of financial loss to the Company if a partner or counterparty to a financial instrument fails to meet its contractual obligation and arises principally from the Company’s cash and accounts receivable. The carrying amounts of the financial assets represents the maximum credit exposure. The Company limits its exposure to credit risk on cash by placing these financial instruments with high-credit quality financial institutions.

At June 30, 2023, the Company was subject to a concentration of credit risk related to its accounts receivable as 62% (December 31, 2022 — 85% from one customer) of the balance of amounts owing is from one customer. The Company did not record any bad debt expense during the six months ended June 30, 2023 and 2022. As at June 30, 2023 and December 31, 2022, the expected credit lifetime credit losses for accounts receivable aged as current were nominal amounts. The Company considers a financial asset in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

(c)     Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages its liquidity risk by continuously monitoring forecasted and actual cash flows, as well as anticipated investing and financing activities and to ensure that it will have sufficient liquidity to meet its liabilities and commitments when due and to fund future operations. The Company’s trade and other payables are due within the current operating year.

19.    Capital Management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to continue the business of the Company. The Company, upon approval from its Board of Directors, will balance its overall capital structure through new share and warrant issuances, granting of stock options, the issuance of debt or by undertaking other activities as deemed appropriate under the specific circumstance. The Board of Directors does not establish a quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and to provide capital to pursue the development and commercialization of its products. In the management of capital, the Company includes cash, long-term debt and capital. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares or new debt.

At the current stage of the Company’s development, in order to maximize its current business activities, the Company does not pay out dividends. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company’s overall strategy with respect to capital risk management remains unchanged for the six months ended June 30, 2023 and the year ended December 31, 2022.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

20.    Segmented Information

The Company has three reportable segments: Cultivation, Distribution & Corporate. Cultivating activities which comprise the “cultivation” segment are made up of the medical cannabis cultivation operations at RPK/Holigen in Portugal, and medical cannabis cultivation activities which were undertaken at Bophelo Bio Science & Wellness (Pty) Ltd. in Lesotho up until the loss of control event which occurred in July 2022 when the liquidation of Bophelo Bio Science and Wellness (Pty) Ltd was ordered by the High Court of Lesotho (refer to note 5). Distributing activities relate to the distribution of medical cannabis by Canmart Ltd in the United Kingdom. Corporate activities entail head office costs and other general corporate expenses related to the administration of the broader group. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. The reportable segments have been determined by management on the basis that these are strategic business units that offer different products and services. The business units in Portugal and Lesotho (up until the loss of control event described in note 5) which fall under the cultivation segment are focused on the cultivation of medical cannabis and medical cannabis biomass respectively, while the business unit in the United Kingdom, which falls under the distribution segment, undertakes the sale and distribution of medical cannabis products. The corporate segment undertakes management and treasury services within the group and for the benefit of all group companies. They are managed separately as each business unit requires different strategies, risk management and technologies.

Set out below is information about the assets and liabilities as at June 30, 2023 and December 31, 2022 and profit or loss from each segment for the six months ended June 30, 2023 and 2022:

	As at June 30, 2023
Financial statement line item:	Cultivation	Distribution	Corporate	Total
Reportable segment assets	$35,060,640	$706,704	$740,212	$36,507,556
Reportable segment liabilities	7,375,430	1,214,129	6,268,954	14,858,513
	As at December 31, 2022
Financial statement line item:	Cultivation	Distribution	Corporate	Total
Reportable segment assets	$37,392,401	$819,376	$785,000	$38,996,777
Reportable segment liabilities	6,961,243	1,146,980	3,988,393	12,096,616
	For the six months ended June 30, 2023
Financial statement line item:	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$1,268,702	$128,741	$—	$1,397,443
Intersegment revenues	—	—	—	—
Other income	107,110	8,974	51,659	167,743
Finance income	—	20	—	20
Finance expense	(175,616)	(8,033)	(40,809)	(224,458)
Depreciation & amortization	2,045,307	1,898	102,840	2,150,045
Discontinued operations	—	—	—	—
Reportable segment loss	(3,223,676)	(337,238)	(2,316,968)	(5,877,882)

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

20.    Segmented Information (cont.)

	For the six months ended June 30, 2022
Financial statement line item:	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$57,516	$15,580	$—	$73,096
Intersegment revenues	—	—	—	—
Other income (expense)	12,760,356	(6,600)	(646,494)	12,107,262
Finance income	—	747	—	747
Finance expense	(23,177)	(52)	(13,377)	(36,606)
Depreciation & amortization	1,511,138	—	—	1,511,138
Discontinued operations	(3,747,034)	—	—	(3,747,034)
Reportable segment loss	(5,744,346)	(6,867,849)	(1,470,241)	(2,593,744)

Set out below are reconciliations of each reportable segment’s revenues, profit or loss for the six months ended June 30, 2023 and 2022, and assets and liabilities as at June 30, 2023 and December 31, 2022:

	For the six months ended June 30, 2023
Revenues	Cultivation	Distribution	Corporate	Total
Total revenues	$1,268,702	$128,741	$—	$1,397,443
Elimination of inter segment revenue	—	—	—	—
Total revenue	$1,268,702	$128,741	$—	$1,397,443
	For the six months ended June 30, 2022
Revenues	Cultivation	Distribution	Corporate	Total
Total revenues	$57,516	$15,580	$—	$73,096
Elimination of inter segment revenue	—	—	—	—
Total revenue	$57,516	$15,580	$—	$73,096
	For the six months ended June 30, 2023
Loss	Cultivation	Distribution	Corporate	Total
Total loss for reportable segments	$(3,223,676)	$(337,238)	$(2,316,968)	$(5,877,882)
Total loss on discontinued operations	—	—	—	—
Elimination of inter segment profit or loss	—	—	—	—
Loss before income tax expense	$(3,223,676)	$(337,238)	$(2,316,968)	$(5,877,882)
	For the six months ended June 30, 2022
Loss	Cultivation	Distribution	Corporate	Total
Total profit or loss for reportable segments	$9,491,380	$(6,867,849)	$(1,470,241)	$1,153,290
Total loss on discontinued operations	—	—	—	—
Elimination of inter segment profit or loss	—	—	—	—
Income (Loss) before income tax expense	$9,491,380	$(6,867,849)	$(1,470,241)	$1,153,290
	As at June 30, 2023
Assets	Cultivation	Distribution	Corporate	Total
Total assets for reportable segments	$35,060,640	$19,837,704	$13,869,424	$68,767,768
Elimination of inter segment assets	—	(19,131,000)	(13,129,212)	(32,260,212)
Segments’ assets	$35,060,640	$706,704	$740,212	$36,507,556

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

20.    Segmented Information (cont.)

	As at December 31, 2022
Assets	Cultivation	Distribution	Corporate	Total
Total assets for reportable segments	$37,392,401	$19,950,376	$13,914,212	$71,256,989
Elimination of inter segment assets	—	(19,131,000)	(13,129,212)	(32,260,212)
Segments’ assets	$37,392,401	$819,376	$785,000	$38,996,777
	As at June 30, 2023
Liabilities	Cultivation	Distribution	Corporate	Total
Total liabilities for reportable segments	$17,477,967	$30,917,933	$(24,557,990)	$23,837,910
Elimination of inter segment liabilities	(10,102,537)	(29,703,804)	30,826,944	(8,979,397)
Entity’s liabilities	$7,375,430	$1,214,129	$6,268,954	$14,858,513
	As at December 31, 2022
Liabilities	Cultivation	Distribution	Corporate	Total
Total liabilities for reportable segments	$16,032,790	$29,335,641	$(26,121,029)	$19,247,402
Elimination of inter segment liabilities	(9,071,547)	(28,188,661)	30,109,422	(7,150,786)
Entity’s liabilities	$6,961,243	$1,146,980	$3,988,393	$12,096,616

21.    Contingencies

On October 20, 2022, Louisa Mojela filed a claim against Canmart and the Company for wrongful termination of her Service Agreement. The claimant sought £1,832,150.62 plus further administrative and legal fees. The Company denied her claim and lodged a counterclaim lodged for losses caused by the Claimant including a loan of US $6,849,935.69 Akanda advanced to Bophelo. On October 30, 2023, Mojela’s entire application failed. The consequentials hearing is scheduled for January 15, 2024, only chance of reviving if appeal granted.

On April 29, 2023, Trevor Scott, former CFO of the Company, issued a claim against the Company for amounts owing under his employment agreement totaling £420,659.95. Claim has been denied in its entirety and a counter-claim lodged for losses caused by the Claimant. The final hearing conflicts with Mojela’s consequentials hearing and thus the Company has applied to postpone it.

On May 12, 2023, Tejinder Virk, former CEO of the Company, issued a claim for Detriment and dismissal for alleged protected disclosures totaling £1,630,302.22. The claim has been denied in it’s entirely. As of December 28, 2023, the list of issues to be agreed upon are outstanding and pending further document disclosures, bundle to be agreed by February 1, 2024, witness statements due for exchange by March 28, 2024.

On May 15, 2023, Vidya Iyer, the Company’s former SVP of Finance issued a claim for amounts owing under her employment agreement totaling £151,774. Claim has been denied in its entirety and a counter-claim lodged for losses caused by the Claimant. Final hearing by video is slated between April 3, 2024 to April 5, 2024. Claimant updated her schedule of loss on December 19, 2023. Documents to be exchanged by January 8, 2024 with bundle to be produced by January 29, 2024. Witness statements to be exchanged by March 18, 2024.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

22.    Subsequent Events

Subsequent to the six months ended June 30, 2023, the Company:

i.       Signed an Option Agreement with 1107385 B.C. Ltd.

On September 19, 2023, the Company entered into an option agreement with 1107385 B.C. Ltd (“1107385”) to purchase farming land property and related operations and licenses from 1107385. The key deal terms are as follows:

The Company will issue a non-refundable payment equal to $1,800,000 and if paid in Common Shares of the Company will be based on formula to calculate the per share price as set forth in the agreement. The initial payment will be broken up into the First Option Payment, the Second Option Payment and the Third Option Payment, upon signing, 15 days after signing, 30 days after signing respectively.

This buys the Company the right to develop the property for two years. The Company plans during this time period to develop Tetrahydrocannabinol (THC) and CBD facilities at this site. Additional payments will be made based upon milestones achieved from the development. Additional milestones include THC cultivation, sales of product, CBD cultivation, and Hemp cultivation. This is similar to a mining agreement where operators buy the right to mine a site. In this case, the Company has purchased the right to develop the farming land.

Further payment milestones include:

•        Upon approval or a license for THC cultivation on the property from the applicable regulatory authority, $500,000 will be paid to the Owner.

•        Upon sale of THC product cultivated from the property, $500,000 will be paid.

•        Upon Hemp cultivation approval from the application regulatory authority, $750,000 will be paid.

•        Upon CBD cultivation approval from the application regulatory authority, $750,000 will be paid.

On September 22, 2023, the Company and 1107385 amended and restated the Prior Agreement (the “Amended and Restated Agreement”) to remove the cash payment option and Share Cap for the First Option Payment, and agreed to issue 879,895 Shares in full consideration for the First Option Payment (issued subsequently). The remaining terms and conditions of the Prior Agreement remain in full force and effect.

ii.      Issued the following shares:

d.      140,746 Common Shares to a consultant of the Company in replacement for the cancelled shares made in June 2023.

e.      582,193 Common Shares pursuant to the Note Conversion Agreement entered with Halo Collective Inc. in July 2023 to convert $360,960 of the total remaining outstanding balance, including accrued interest, under the promissory note issued in January 2023 for a principal amount of $328,000 into Common Shares of the Company at $0.62 per share.

f.       879,895 Common Shares pursuant to the first option payment under the amended and restated option agreement entered with 1107385 to purchase certain farming land properties.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

23.    Subsequent Events

Subsequent to the six months ended April 28, 2022, the Company:

Loan Agreements:

1.      On August 8, 2023, the Company received a loan of C$25,000 ($18,617) from Essos Corporate Services Inc., a third party. The loan is unsecured, bears interest of 18% per annum and payable within 12 months.

2.      On August 18, 2023, the Company received loans of C$24,000 ($17,714) from 1248787 B.C. Ltd, a company controlled by a director of the Company, Jatinder Dhaliwal. The loans are unsecured, bear interest of 18% per annum and payable within 12 months.

3.      On September 14, 2023, the Company received loans of C$40,000 ($29,575) from Mercantile Holdings Ltd., a third party. The loans are unsecured, bear interest of 18% per annum and payable within 12 months.

4.      On September 27, 2023, the Company received loans of C$3,000 ($2,219) from 1248787 B.C. Ltd, a company controlled by a director of the Company, Jatinder Dhaliwal. The loans are unsecured, bear interest of 18% per annum and payable within 12 months.

5.      On October 13, 2023, the Company received loans of C$40,000 ($29,258) from 1248787 B.C. Ltd, a company controlled by a director of the Company, Jatinder Dhaliwal. The loans are unsecured, bear interest of 18% per annum and payable within 12 months.

6.      On October 13, 2023, the Company received loans of C$40,000 ($29,258) from Mercantile Holdings Ltd., a third party. The loans are unsecured, bear interest of 18% per annum and payable within 12 months.

7.      On December 19, 2023, the Company received a loan of C$22,440 ($17,000) from 1434646 B.C. Ltd., a third party. The loan is unsecured, bears interest of 7% per annum and payable within 12 months.

8.      On December 19, 2023, the Company received loans of C$22,440 ($17,000) from 1226053 B.C. Ltd, a third party. The loans are unsecured, bear interest of 7% per annum and payable within 12 months.

9.      On December 21, 2023, the Company received loans of C$21,000 ($15,754) from 1226053 B.C. Ltd, a third party. The loans are unsecured, bear interest of 7% per annum and payable within 12 months.

10.    On December 21, 2023, the Company received a loan of C$21,000 ($15,754) from Nate Rajakumar, a third party. The loan is unsecured, bears interest of 7% per annum and payable within 12 months.

11.    On January 10, 2024, the Company received loans of C$40,000 ($29,891) from 1226053 B.C. Ltd, a third party. The loans are unsecured, bear interest of 7% per annum and payable within 12 months.

12.    On January 10, 2024, the Company received loans of C$40,000 ($29,891) from Mercantile Holdings Ltd., a third party. The loans are unsecured, bear interest of 7% per annum and payable within 12 months.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

23.    Subsequent Events (cont.)

Property Option Agreement:

On September 19, 2023, the Company entered into an option agreement with 1107385 B.C. Ltd (“1107385”) to purchase farming land property and related operations and licenses from 1107385. The key deal terms are as follows:

The Company will issue a non-refundable payment equal to $1,800,000 and if paid in common shares of the Company will be based on formula to calculate the per share price as set forth in the agreement. The initial payment will be broken up into the First Option Payment, the Second Option Payment and the Third Option Payment, upon signing, 15 days after signing, 30 days after signing respectively.

This buys the Company the right to develop the property for two years. The Company plans during this time period to develop Tetrahydrocannabinol (THC) and CBD facilities at this site. Additional payments will be made based upon milestones achieved from the development. Additional milestones include THC cultivation, sales of product, CBD cultivation, and Hemp cultivation. This is similar to a mining agreement where operators buy the right to mine a site. In this case, the Company has purchased the right to develop the farming land.

Further payment milestones include:

•        Upon approval or a license for THC cultivation on the property from the applicable regulatory authority, $500,000 will be paid to the Owner.

•        Upon sale of THC product cultivated from the property, $500,000 will be paid.

•        Upon Hemp cultivation approval from the application regulatory authority, $750,000 will be paid.

•        Upon CBD cultivation approval from the application regulatory authority, $750,000 will be paid.

On September 22, 2023, the Company and 1107385 amended and restated the Prior Agreement (the “Amended and Restated Agreement”) to remove the cash payment option and Share Cap for the First Option Payment, and agreed to issue 879,895 Shares in full consideration for the First Option Payment (issued subsequently). The remaining terms and conditions of the Prior Agreement remain in full force and effect.

Share issuances:

1.      On May 2, 2023, the Company issued 637,254 common shares at a fair value of $707,352 on the RSUs granted in accordance with the Company’s ESOP, of which 475,959 of these common shares with a fair value of $528,315 were returned on June 30, 2023 and recorded on accounts payable.

2.      On July 26, 2023, 140,746 common shares issued to a consultant of the Company in replacement for the cancelled shares made in June 2023.

3.      On August 14, 2023, 582,193 common shares issued pursuant to the Note Conversion Agreement entered with Halo Collective Inc. in July 2023 to convert $360,960 of the total remaining outstanding balance, including accrued interest, under the promissory note issued in January 2023 for a principal amount of $328,000 into Common Shares of the Company at $0.62 per share.

4.      On October 11, 2023, 879,895 common shares issued pursuant to the first option payment under the amended and restated option agreement entered with 1107385 to purchase certain farming land properties.

Akanda Corp.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements

(Expressed in United States Dollars)

23.    Subsequent Events (cont.)

5.      On February 2, 2024, the Company announced closing of registered direct offering with issuance of 280,851 common shares at a purchase price of $0.406 per share and pre-funded warrants to purchase 1,462,991 common shares at a price of $0.4059 per share. The pre-funded warrants are immediately exercisable for $0.0001 per share and may be exercised at any time until all of the pre-funded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the pre-funded warrant.

6.      On February 2, 2024, the Company issued 560,100 common shares pursuant to exercise of pre-funded warrants.

7.      On February 13, 2024, the Company issued 560,000 common shares pursuant to exercise of pre-funded warrants.

Legal Settlement:

On April 29, 2023, Trevor Scott, former CFO of the Company, issued a claim against the Company for amounts owing under his employment agreement totaling £420,659.95. On January 15, 2024, the Company and Trevor Scott entered into a settlement agreement for termination payment of GBP67,392 ($85,760).

On May 12, 2023, Tejinder Virk, former CEO of the Company, issued a claim for Detriment and dismissal for alleged protected disclosures totaling £1,630,302.22. The claim has been denied in it’s entirely. As of December 28, 2023, the list of issues to be agreed upon are outstanding and pending further document disclosures, bundle to be agreed by February 1, 2024, witness statements due for exchange by March 28, 2024.

On May 15, 2023, Vidya Iyer, the Company’s former SVP of Finance issued a claim for amounts owing under her employment agreement totaling £151,774. Claim has been denied in its entirety and a counter-claim lodged for losses caused by the Claimant. Final hearing by video is slated between April 3, 2024 to April 5, 2024. Claimant updated her schedule of loss on December 19, 2023. Documents to be exchanged by January 8, 2024 with bundle to be produced by January 29, 2024. Witness statements to be exchanged by March 18, 2024.

Sale of RPK:

On February 1, 2024, the Company entered into an Amended Non-Binding Letter of Intent with Somai Pharmaceuticals Ltd. for the sale of RPK, its Portuguese subsidiary.

Pursuant to the provisions set forth in the LOI, the duration of said LOI has been extended through the 31st day of March, 2024. Furthermore, the stipulated purchase price therein has been amended to an aggregate of Two Million United States Dollars (USD $2,000,000) from Two Million Seven Hundred Thousand United States Dollars (USD $2,700,000) which include all current liabilities of RPK which are approximately 4,000,000 Euros. In alignment with the terms of the proposed transaction, a deposit amounting to Five Hundred Thousand United States Dollars (USD $500,000) shall be securely placed in an escrow account with the remainder of the amount due upon successful completion of said transaction.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Akanda Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of financial position of Akanda Corp. (the “Company”), as of December 31, 2022, the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Other Matter

The 2021 consolidated financial statements of the Company were audited by other auditors, whose report dated May 2, 2022, included an explanatory paragraph related to the Company’s ability to continue as a going concern.

We have served as the Company’s auditor since 2022
April 28, 2023, except for Note 23, as to which the date is February 20, 2024
Los Angeles, California

Akanda Corp.
Consolidated Statements of Financial Position
(Expressed in United States Dollars)

As at	Note	December 31, 2022	December 31, 2021
ASSETS
Current
Cash		$228,794	$3,495,390
Cash held in trust		27,009	—
Trade and other receivables	6	1,235,619	242,357
Prepayments		199,488	242,529
Biological assets	7	809,180	—
Inventory	7	1,057,240	—
Marketable securities	8	263,691	—
Total Current Assets		3,821,021	3,980,276

Non-Current
Property, plant and equipment	9	12,159,504	1,897,748
Intangible assets	11	22,208,594	259,102
Loan receivable	12	483,588	—
Right-of-use assets	10	324,070	1,908,877
Total Non-Current assets		35,175,756	4,065,727
Total Assets		$38,996,777	$8,046,003

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current
Trade and other payables		$7,139,817	$680,328
Lease liability	13	214,058	439,709
Loans and borrowings	14	936,793	432,201
Secured convertible debenture	15,16	—	6,716,190
Holdback payable	4	377,465	—
Due to related party	16	679,617	—
Total Current Liabilities		9,347,750	8,268,428

Non-Current
Lease liability	13	116,763	1,978,997
Loans and borrowings	14	2,632,103	—
Total Non-Current Liabilities		2,748,866	1,978,997
Total Liabilities		12,096,616	10,247,425

Shareholders’ Equity (Deficit)
Share capital	15	49,434,692	7,255,695
Other reserves	15	21,053	3,618,670
Accumulated deficit		(21,087,962)	(13,293,889)
Accumulated other comprehensive income (loss)		(1,467,622)	218,102
Total Shareholders’ Equity (Deficit)		26,900,161	(2,201,422)
Total Liabilities and Shareholders’ Equity (Deficit)		$38,996,777	$8,046,003

Subsequent Events (Note 22)

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.
Consolidated Statements of Loss and Comprehensive Loss
(Expressed in United States Dollars)

	Note	Years ended December 31,
		2022	2021
Sales		$2,619,682	$41,431
Cost of sales	7	566,252	43,022
Gross Profit (Loss) before gain on change in fair value of biological assets		2,053,430	(1,591)
Gain on change in fair value of biological assets	7	1,216,129	—
Gross Profit (Loss)		3,269,559	(1,591)

Operating expenses
Depreciation and amortization	9,10,11	3,598,323	478
Consulting and professional fees		7,759,824	1,212,422
Personnel expenses	16	6,593,527	1,184,734
Share-based payment expenses to social development trust	15,16	2,124,615	—
General and administrative expenses		3,369,659	170,926
Total operating expenses		23,445,948	25,685,620

Operating loss		(20,176,389)	(2,570,151)

Other income:
Finance income		886	90
Finance expense		(115,324)	(10,509)
Foreign exchange gain (loss), net		(256,431)	106,813
Gain on bargain purchase	4	12,760,356	—
Gain on debt settlement		67,075	—
Other income		659	54
Change in fair value of financial assets measured at FVTPL	8	(516,281)	—
		11,940,940	96,448

Net loss from continuing operations		(8,235,449)	(2,473,703)

Loss from discontinued operations	5	(3,422,225)	(5,657,494)

Net loss		$(11,657,674)	$(8,131,197)
Translation adjustment		(1,395,508)	110,042
Comprehensive loss		$(13,053,182)	$(8,021,155)

Loss per share from continuing operations – basic and diluted	15	$(0.28)	$(0.15)
Loss per share – basic and diluted	15	$(0.39)	$(0.50)
Weighted average Common Shares outstanding	15	29,930,094	16,223,996

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.
Consolidated Statements of Shareholders’ Equity (Deficit)
(Expressed in United States Dollars)

	Note	Share capital	Other reserves	Accumulated deficit	Accumulated other comprehensive income (loss)	Total
Balance, December 31, 2020		$1,636	$21,053	$(5,162,692)	$108,060	$(5,031,943)
Recapitalization	1,15	—	3,597,617	—	—	3,597,617
Issuance of shares for cash, net of costs	15	5,054,059	—	—	—	5,054,059
Shares for debt	14,15	2,200,000	—	—	—	2,200,000
Net loss		—	—	(8,131,197)	—	(8,131,197)
Translation adjustment		—	—	—	110,042	110,042
Balance, December 31, 2021		$7,255,695	$3,618,670	$(13,293,889)	$218,102	$(2,201,422)

Issuance of shares for Holigen Acquisition	4 & 15	16,131,000	—	—	—	16,131,000
Issuance of shares to ASDT	15	2,124,615	—	—	—	2,124,615
Issuance of shares from private placement	15	278,481	—	—	—	278,481
Issuance of shares from IPO	15	14,654,593	—	—	—	14,654,593
Issuance of shares upon conversion of note	15 & 16	6,559,000	—	—	—	6,559,000
Fair value of RSU’s issued at $0.97 per share	15	1,090,832	—	—	—	1,090,832
Fair value of RSU’s issued at $0.83 per share	15	560,135	—	—	—	560,135
Fair value of RSU’s issued at $0.71 per share	15	431,757	—	—	—	431,757
Fair value of RSU’s issued at $0.26 per share	15	210,740	—	—	—	210,740
Fair value of RSU’s issued at $0.23 per share	15	138,000	—	—	—	138,000
Loss of control of Bophelo Bio	5	(156)	(3,597,617)	3,863,601	(290,216)	(24,388)
Net loss		—	—	(11,657,674)	—	(11,657,674)
Translation adjustment		—	—	—	(1,395,508)	(1,395,508)
Balance, December 31, 2022		$49,434,692	$21,053	$(21,087,962)	$(1,467,622)	$26,900,161

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.
Consolidated Statements of Cash Flows
(Expressed in United States Dollars)

	Note	Years ended December 31,
		2022	2021
Cash flows from operating activities:
Net loss from continuing operations		$(8,235,449)	$(2,473,703)
Net loss from discontinued operations		(3,422,225)	(5,657,494)
Net loss		(11,657,674)	(8,131,197)
Adjustments for non-cash items:
Loss on loss of control of Bophelo Bio, net of cash surrendered		2,375,840	—
Gain on bargain purchase	4	(12,760,356)	—
Share based payments to social development trust	15	2,124,615	—
Depreciation and amortization	9,10,11	3,763,321	309,022
Change in fair value of biological assets	7	(1,216,130)	713,135
Change in fair value of financial asset at fair value through profit or loss	8	516,281	—
Stock-based compensation	15	559,225	—
Interest expenses		210,996	1,139,475
Fair value o’ RSU’s issued	15	2,498,754	—
Gain on settlement on debt		(67,075)	—
Working capital adjustments (net of amounts acquired/disposed):
Trade and other receivables		(591,072)	(242,357)
Prepayments		(709,124)	(129,044)
Inventory		501,706	(712,524)
Trade and other payables		2,915,276	—
Other current liabilities		—	496,428
Due to related parties		66,021	—
Cash flows used in operating activities		(11,469,396)	(6,557,062)

Cash flows from investing activities:
Acquisition of Holigen, net of cash acquired and holdback	4	(2,366,609)	—
Purchase of financial assets at fair value through profit or loss		(801,160)	—
Additions to property, plant and equipment	9	(310,946)	(576,472)
Cash surrendered on loss of control of Bophelo Bio Sciences		(739,947)	—
Cash flows used in investing activities		(4,218,662)	(576,472)

Cash flows from financing activities:
Proceeds from IPO, net of costs		14,654,593	—
Proceeds from private placement, net of costs		278,482	5,054,058
Loans received		501,217	6,679,135
Loans repaid		(649,661)	—
Lease payments		(645,995)	(497,502)
Cash flows provided by financing activities		14,138,636	11,235,691

Net increase (decrease) in cash and cash equivalents		(1,549,422)	4,102,157
Effects of exchange rate changes on cash and cash equivalents		(1,690,165)	(620,271)
Cash and cash equivalents at the beginning of the year		3,495,390	13,504
Cash and cash equivalents at the end of the year		$255,803	$3,495,390

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

1.      Nature of Operations and Going Concern

Akanda Corp. (the “Company”) is domiciled in Canada and was incorporated on July 16, 2021. The Company’s registered office is 77 King Street West, Suite 400, Toronto-Dominion Centre, Toronto Canada, Ontario, M5K 0A1.

Prior to the liquidation event on July 15, 2022 described below, the Company, through its indirectly held subsidiary, Bophelo Bio Science and Wellness (Pty) Ltd. is in the business of cultivating and manufacturing cannabis biomass and medical cannabis products in Lesotho (specifically near Ts’akholo, in the Mafeteng district of the Kingdom of Lesotho, Southern Africa), for export to international markets. At December 31, 2022, the Company determined that it no longer controlled Bophelo Bio Science and Wellness (Pty) Ltd. as a result of the insolvent liquidation order signed by the Lesotho Court on July 15, 2022 (note 5). As a result of the loss of control, the Company derecognized all assets and liabilities at their book values on December 31, 2022 and wrote down all balances receivable from the entity to $nil. During the year ended December 31, 2022, the Company recorded a loss on loss of control of Bophelo Bio Science and Wellness (Pty) Ltd. of $2,085,624, which included $739,947 of cash held by Bophelo Bio Science and Wellness (Pty) Ltd. The Company accounted for the operating results of Bophelo Bio Science and Wellness (Pty) Ltd. which was a net loss of $1,336,601 as a discontinued operation during the year ended December 31, 2022 and has reclassified the operating results of Bophelo Bio Science and Wellness (Pty) Ltd. as a discontinued operation for the year ended December 31, 2021. At the date of these consolidated financial statements, the liquidation of Bophelo Bio Science and Wellness (Pty) Ltd. is still ongoing. The Company is also in the business of sales and distribution of cannabis-based products for medical use, through its subsidiary Canmart Ltd. (“Canmart”) which is based in the UK.

The Company was incorporated for the designed purpose of becoming the ultimate parent company of Cannahealth Ltd. (“Cannahealth”), through a reorganization of entities with common control. The share purchase agreement became unconditional on or about November 3, 2021 and the Company acquired the shares in the aforementioned entities from Halo Collective Inc. (“Halo”).

On April 29, 2022, the Company, through its wholly owned subsidiary, Cannahealth, acquired 100% of the Ordinary Shares of Holigen Limited (“Holigen”) and its wholly-owned subsidiary, RPK Biopharma Unipessoal, LDA (“RPK”) from the Flowr Corporation (note 4).

The Company’s consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. Attention is drawn to the fact that the Company incurred a net cash outflow of $11,469,396 from operating activities for the year ended December 31, 2022. The continuing operations of the Company are dependent upon its ability to raise further cash funding by way of issuing debt and/or equity, as well as its ability to generate cash profits from its investments in Canmart and Holigen Ltd. in the near future.

The Company is an early-stage company and is primarily dependent on externally provided financing to continue as a going concern. Additional funds will be required to enable the Company to pursue such an initiative and the Company may be unable to obtain such financing on satisfactory terms. Furthermore, there is no assurance that the Company will be profitable. Management intends to finance operating costs over the next twelve months with its cash on hand, and/or additional cash that will be generated from operations. The Company does not at this stage have any firm plans or commitments regarding further financing.

These uncertainties may cast significant doubt upon the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities which might be necessary should the Company be unable to continue in existence.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

2.      Basis of Preparation

(a)    Statement of compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”).

(b)    Basis of preparation

These consolidated financial statements have been prepared on an accrual basis, except for cash flow information, and are based on the historical cost, modified where applicable and related to the valuation of certain financial assets and financial liabilities to fair value.

Cannahealth and its subsidiaries, Bophelo Holdings Ltd, Bophelo Bio Science and Wellness (Pty) Ltd, and Canmart were under the common control of Halo until the acquisition by the Company had occurred. As of November 2021, shareholdings in each of the three separate entities were made consistent through the issuance of shares or the repurchase of shares for cash to the relevant shareholders (the ‘Reorganization Transactions’). As of November 2021, shareholdings in each of the four entities were identical. When the Company was formed in July 2021 with a view to ultimately acquiring Cannahealth and its subsidiaries, its majority shareholders were also consistent with each of the three existing entities. Therefore, immediately prior to the acquisition, the majority shareholder ownership of the Company and Cannahealth were demonstrated common control, and immediately after the acquisition, the shareholdings held in the Company by each individual shareholder were also identical.

The Company performed an assessment and determined Bophelo Bio Science and Wellness (Pty) Ltd to be the predecessor entity to the Company, and that the corporate restructuring in which Akanda became the parent company did not have economic substance. As such, in preparing the Company’s consolidated financial statements, the Company accounted for the acquisition in as a transaction between entities under common control combining the Company and Cannahealth from the earliest reporting date using the ‘pooling of interests method’ of accounting, where assets for the Companies that came under common control were transferred into the consolidated group at the book value on the date in which common control was achieved.

In the acquisition described above, shares were issued to existing shareholders for no consideration. Therefore, the number of shares outstanding was increased without an increase in resources. The number of shares outstanding before the exchange have been adjusted for the change in shares as if the issuance had occurred at the beginning of the earliest period presented. All share and per share information presented herein has been retrospectively adjusted to give effect to the culmination of the reorganization and the issuance of shares on incorporation of Akanda on January 1, 2019

(c)     Functional and presentation currency

These consolidated financial statements are prepared and presented in United States Dollars (“USD” or “$”), which is the Company’s reporting currency. All financial information has been rounded to the nearest dollar except where indicated otherwise.

(d)    Use of estimates and judgments

The preparation of consolidated financial statements in conformity with IFRS requires management to make estimates, judgements and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenue and expenses during the year. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Areas in which management has

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

2.      Basis of Preparation (cont.)

made critical judgments in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements include the determination of the Company’s and its subsidiaries’ functional currencies. Information about key assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the next financial year are included in the following notes to the consolidated financial statements for the years ended December 31, 2022 and 2021:

•        Note 3(d): Estimates of variable consideration receivable from revenue from contracts with customers

•        Note 3(f): Estimates of the net realizable value of the Company’s inventories

•        Note 3(g): Estimates of the fair value of the Company’s biological assets

•        Note 3(h): Measurement and useful lives of the Company’s property, plant and equipment

•        Note 3(i): Measurement and useful lives of the Company’s intangible assets

•        Note 3(k): Estimates and assessment of the income tax assets/liabilities

•        Note 3(l): Estimates of the Company’s incremental borrowing rate used in the valuation of its leases

3.      Significant Accounting Policies

(a)    Basis of consolidation

These consolidated financial statements include the accounts of the Company and its subsidiaries. Subsidiaries are entities that are controlled by the Company. Control exists when the Company has power over the investee and the Company is exposed or has the rights to variable returns from the investee. Subsidiaries are included in the consolidated financial results of the Company from the effective date of acquisition up to the effective date of disposition or loss of control. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent account policies. All intercompany transactions and balances and unrealized gains and losses from intercompany transactions have been eliminated.

The subsidiaries of the Company are as follows:
	Country of Incorporation	Holding	Functional Currency
Cannahealth Ltd. (“Cannahealth”)	Malta	100%	EUR
Bophelo Holdings Ltd. (“Bophelo H”)	United Kingdom	100%	GBP
Bophelo Bio Science and Wellness (Pty) Ltd. (“Bophelo”)	Lesotho	100%	LSL
Canmart Ltd. (“Canmart”)	United Kingdom	100%	GBP
Holigen Holdings Limited (“Holigen”)	Portugal	100%	EUR
RPK Biopharma Unipessoal Lda. (“RPK”)	Portugal	100%	EUR
1371011 BC Ltd. (“1371011”)	Canada	100%	CAD

(b)    Foreign currency

Items included in the financial statements of each of the Company’s consolidated subsidiaries are measured using the currency of the primary economic environment in which each subsidiary operates (the functional currency). The consolidated financial statements are presented in USD. All assets and liabilities in each statement of financial position are translated at the closing rate at the date of that statement of financial position. All income and expenses are translated at exchange rates at the dates of the transactions.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant Accounting Policies (cont.)

Foreign currency transactions are translated into the respective functional currencies of the Company and its subsidiaries using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit and loss. Non-monetary items that are not carried at fair value are translated using the exchange rates as at the date of the initial transaction. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

The results and financial position of the Company’s foreign subsidiaries that have a different functional currency from the Company’s functional and presentation currency are translated into USD as foll

(i)     Assets and liabilities of the foreign subsidiary are translated at the closing exchange rate on the date of the consolidated statement of financial position;

(ii)    Revenue and expenses of the foreign subsidiary are translated at the average closing exchange rate for the period reported in the consolidated statement of profit or loss. When the average exchange rate does not provide a reasonable approximation of the cumulative effect of the rates prevailing on the transaction date, the Company utilizes the closing exchange rate on the date of the transaction;

(iii)   The exchange rate differences for foreign subsidiaries are recognized in other comprehensive income in the cumulative translation account

(c)     Financial instruments

(i)     Financial assets

The Company initially recognizes a financial asset on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Upon recognition of a financial asset, classification is made based on the business model for managing the asset and the asset’s contractual cash flow characteristics. The financial asset is initially recognized at its fair value and subsequently classified and measured as (i) amortized cost; (ii) fair value through other comprehensive income (“FVOCI”); or (iii) FVTPL. Financial assets are classified as FVTPL if they have not been classified as measured at amortized cost or FVOCI.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Financial assets and liabilities are offset and the net amount presented in the consolidated statements of financial position when, and only when, the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously. The Company has classified all of its financial assets as financial assets measured at amortized cost or FVTPL. The Company has not classified any financial assets as FVTPL or FVOCI.

Financial assets measured at amortized cost

A non-derivative financial asset is measured at amortized cost when both of the following conditions are met: (i) the asset is held within a business model whose objective is to hold assets in order to collect the contractual cash flows; and (ii) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. Such assets are recognized initially at fair value plus any directly attributable transaction costs and measured at amortized cost using the effective interest method subsequent to initial recognition, loans and receivables are measured at amortized cost. Financial assets measured at amortized cost are comprised of cash and trade and other receivables.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant Accounting Policies (cont.)

(ii)    Financial liabilities

The Company recognizes a financial liability on the trade date in which it becomes a party to the contractual provisions of the instrument at fair value plus any directly attributable costs. Financial liabilities are subsequently measured at amortized cost or FVTPL and are not subsequently reclassified. The Company’s financial liabilities are trade and other payables and loans and borrowings which are recognized on an amortized cost basis.

Financial liabilities measured at amortized cost

All financial liabilities are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument. Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. All financial liabilities are measured at amortized cost, except for financial liabilities measured at FVTPL. A financial liability may no longer be reclassified subsequent to initial recognition. Subsequent to initial recognition, financial liabilities are measured at amortized cost using the effective interest method.

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or when they expire. The Company has the following non-derivative financial liabilities which are classified as financial liabilities measured at amortized cost: trade and other payables and loans and borrowings.

(d)    Revenue from contracts with customers

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer. The Company records revenue upon transfer of promised goods or services to customers in amounts that reflect the consideration to which the Company expects to be entitled in exchange for those goods or services based on the following five step approach:

Step 1: Identify the contracts with customers;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue as performance obligations are satisfied.

The Company typically satisfies its performance obligations at a point in time, upon completion of sale. The Company primarily acts as principal in contracts with its customers. The Company does not have material obligations for returns, refunds and other similar obligations, nor warranties and related obligations.

Revenue is recognized at the amount of the transaction price that is allocated to the performance obligation. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

The Company has a single revenue stream currently that relates to the sale of cannabis-based products for medicinal use. This revenue stream is assessed as one performance obligation. Revenue from cannabis based medicinal product sales is recognized once the performance obligation has been satisfied, which would be upon the customer taking the delivery of the product. The transaction price for each product and service will be determined based on the respective invoice.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant Accounting Policies (cont.)

The Company exercises judgments in determining the amount of the costs incurred to obtain or fulfil a contract with a customer, which includes, but is not limited to (a) the likelihood of obtaining the contract, (b) the estimate of the profitability of the contract, and (c) the credit risk of the customer. An impairment loss will be recognized in profit or loss to the extent that the carrying amount of the asset exceeds (a) the remaining amount of consideration that the entity expects to receive in exchange for the goods or services to which the asset relates, less (b) the costs that relate directly to providing those goods or services and that have not been recognized as expenses.

(e)     Cash and cash equivalents

The Company considers all liquid investments purchased with a maturity of three months or less at acquisition to be cash and cash equivalents, which are carried and classified at amortized cost. The Company did not hold any cash equivalents as of December 31, 2022 an21.

(f)     Inventories

Inventories consist of raw materials and are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in first-out principle, and includes expenditures incurred in acquiring the inventories and other costs incurred in bringing them to their existing location and condition. Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage, or declining selling prices. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. When the circumstances that previously caused inventories to be written down below cost no longer exist, or when there is clear evidence of an increase in selling prices, the amount of the write-down previously recorded is reed.

(g)    Biological assets

Biological assets are measured at their fair value less costs to sell in the consolidated statement of financial position. The Company’s method of accounting for biological assets attributes value accretion on a straight-line basis throughout the life of the biological asset from initial cloning to the point of harvest. All direct and indirect costs of biological assets are capitalized as they are incurred.

Biological assets and produce held by the Company is planned to be used in four possible ways:

☐     Sale to the export market;

☐     Sale to the local market;

☐     Repurposed for use in research and development; and

☐     Written off for being obsolete.

(h)    Property, plant and equipment

(i)     Recognition and measurement

Items of property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. When parts of an item of property and equipment have different estimated useful lives, they are accounted for as separate items within property and equipment. The costs of the ongoing regular servicing of property and equipment are recognized in tin the period in which they are ind.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant Accounting Policies (cont.)

(ii)    Depreciation

Depreciation is recognized in profit or loss over the estimated useful lives of each part of an item of property and equipment in a manner that most closely reflects management’s estimated future consumption of the future economic benefits embodied in the asset. The estimated useful lives for the current and comparative periods are as follows:
Plant and equipment	10 years
Leasehold improvements	20 years
Motor Vehicles	4 years
Computers	3 years
Furniture and fixtures	6 y

(i)     Intangible assets

Intangible assets are recorded at cost less amortization and impairment losses, if any. The Company had a cannabis operator’s license in Lesotho, held by its subsidiary Bophelo, which was valid for 10 years and was subject to a renewal at the end of the 10 years. The license automatically renewed annually on payment of necessary fees as well as submission of operational documents to the Ministry of Health. As a result of loss of control of Bophelo, the license was derecognized and recorded as a loss on the consolidated statement of loss and comprehensive loss. The Company also has a cannabis API manufacturing and GMP license in Portugal, held by its newly acquired subsidiary Holigen-RPK, which is valid for 10 years. Additionally, the Company has cannabis distribution licenses in the United Kingdom held by its subsidiary, Canmart which have been assessed as having an indefinite useful life. As such, these licenses are not amortized but their recoverable amounts are tested annually for impairment. The indefinite intangible assets are recorded at cost less impairment losses, if any. The Company capitalizes the initial license application cost as the cost of intangible assets while the annual license renewal fees are expensed in the year during which they occur.

(j)     Impairment of non-financial assets

The Company assesses at each reporting period whether there is an indication that a non-financial asset may be impaired. An impairment loss is recognized when the carrying amount of an asset, or its cash generating unit (“CGU”), exceeds its recoverable amount. A CGU is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. The recoverable amount is the greater of the asset’s or CGU’s fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. In determining fair value less cost to sell, an appropriate valuation model is used. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the CGU to which the asset belongs.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of amortization, if no impairment loss had been recognized.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant Accounting Policies (cont.)

(k)    Income taxes

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

In addition, deferred taxes are not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred taxes are measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the tax laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax assets and liabilities on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(l)     Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company assesses whether the contract involves the use of an identified asset, whether the right to obtain substantially all of the economic benefits from use of the asset during the term of the arrangement exists, and if the Company has the right to direct the use of the asset. At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative standalone prices.

As a lessee, the Company recognizes a right-of-use asset and a lease liability at the commencement date of a lease. The right-of-use asset is initially measured at cost, which is comprised of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any decommissioning and restoration costs, less any lease incentives received.

The right-of-use asset is subsequently depreciated from the commencement date to the earlier of the end of the lease term, or the end of the useful life of the asset. In addition, the right-of-use asset may be reduced due to impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant Accounting Policies (cont.)

A lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by the interest rate implicit in the lease, or if that rate cannot be readily determined, the incremental borrowing rate. Lease payments included in the measurement of the lease liability are comprised of:

a)      fixed payments, including in-substance fixed payments, less any lease incentives receivable;

b)      variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

c)      amounts expected to be payable under a residual value guarantee;

d)      exercise prices of purchase options if the Company is reasonably certain to exercise that option; and

e)      payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, or if there is a change in the estimate or assessment of the expected amount payable under a residual value guarantee, purchase, extension or termination option.

Variable lease payments not included in the initial measurement of the lease liability are charged directly to profit or loss.

(m)   Loss per share

The Company presents basic loss per share (“LPS”) data for its ordinary shares. Basic LPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the year, adjusted for the Company’s own shares held. Diluted LPS is computed similar to basic LPS except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of any exercisable instruments, if dilutive. The number of additional shares is calculated by assuming that outstanding exercisable instruments were exercised and that the proceeds from such exercise were used to acquire Common Shares at the average market price during the reporting periods.

(n)    New standards issued, not yet adopted

In January 2020, the IAS issued an amendment to IAS 1 Presentation of Financial Statements that clarifies the criterion for classifying a liability as non-current relating to the right to defer settlement of a liability for at least 12 months after the reporting period.

1.      Liabilities are classified as non-current if the entity has a substantive right to defer settlement for at least 12 months at the end of the reporting period. The amendment no longer refers to unconditional rights. The assessment determines whether a right exists, but it does not consider whether the entity will exercise the right.

2.      ‘Settlement’ is defined as the extinguishment of a liability with cash, other economic resources or an entity’s own equity instruments. There is an exception for convertible instruments that might be converted into equity, but only for those instruments where the conversion option is classified as an equity instrument as a separate component of a compound financial instrument.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant Accounting Policies (cont.)

The amendment applies to annual reporting periods beginning on or after January 1, 2023 and is applied retrospectively upon adoption. The Company does not expect the amendments to have a significant impact on the consolidated financial statements upon adoption.

4.      Business Combination

On April 29, 2022, the Company, through its wholly owned subsidiary, Cannahealth, acquired 100% of the Ordinary Shares of Holigen Limited (“Holigen”) and its wholly-owned operating subsidiary, RPK Biopharma Unipessoal, LDA (“RPK”) from the Flowr Corporation. Through its operations in RPK, Holigen is a producer of premium EU GMP grade indoor grown cannabis flower. The acquisition of Holigen enables the Company to immediately have the ability to produce EU GMP grade cannabis flower for the European market. Consideration for the acquisition consisted of a payment of $3,000,000 in cash and 1,900,000 Common Shares of the Company’s share capital.

RPK’s operations consist of a 20,000 square foot indoor EU GMP certified grow facility located near Sintra, Lisbon, Portugal, dedicated to the cultivation of high-THC premium cannabis as well as a large seven million square foot (180+ acre) outdoor facility located in Aljustrel, Portugal. Holigen is a Maltese-based entity and provides the added superior genetics, capacity, and route-to-market in the EMEA region, of which the Company intends to augment the Company’s current operations.

The following table summarizes the acquisition-date fair value of each major class of purchase consideration that was transferred to the Flowr Corporation in lieu of the acquisition of 100% of the Ordinary Shares of Holigen:

Cash	$2,600,000
Holdback payable	400,000
Fair value of 1,900,000 Common Shares of the Company	16,131,000
Total consideration	$19,131,000

The cash purchase price of the acquisition is $3.0 million, of which $2.6 million has been paid and $400,000 as holdback payable. The holdback payable represents funds withheld until resolution of a potential liability between the vendor and a service provider, of which the Company expects resolution within the next twelve (12) months. The fair value of the 1,900,000 Common Shares was based on the fair value of the trading price of the Company’s Common Shares on the Nasdaq Capital Markets exchange of $8.49 per common share on April 29, 2022. Of the equity component of the purchase consideration of 1,900,000 Common Shares of the Company that was transferred to the Flowr Corporation, an amount of 96,354 Common Shares was directly transferred to Apolo Capital Advisory, who acted as advisors to the Flowr Corporation in respect of the transaction. The purchase of Holigen has been accounted for by the acquisition method, with the results of Holigen included in the Company’s results of operation from the date of acquisition. The purchase of Holigen was determined as being a business combination in accordance with the requirements o — IFRS 3 — Business Combinations, due to the fact that the Company acquired control over Holigen on the acquisition date through the purchase of 100% of its voting securities and consequent transfer of the purchase consideration (set out in the table above) to the sellers of the Holigen, namely the Flowr Corporation.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

4.      Business Combination (cont.)

The Company incurred acquisition-related costs of approximately $250,000 relating to external legal fees, due diligence costs and valuation services. These costs have been included in consulting and professional fees expenses in the consolidated statements of loss or comprehensive loss for the year ended December 31, 2022. The following table summarizes the fair value of the identifiable assets and liabilities as at the date of acquisition:

Cash	$233,407
Accounts receivable	605,579
Biological assets	200,457
Inventory	904,006
Prepayments	179,597
Intangible assets	24,665,772
Property, plant and equipment, net	12,936,374
Trade and other payables	(3,775,599)
Loans and borrowing	(4,058,030)
Net assets acquired	$31,891,563

During the year ended December 31, 2022, the Company recorded a bargain purchase gain of $12,760,356 within other income, representing the fair value of net assets acquired of $31,891,563 in excess of the fair value of consideration of $19,131,000. The fair value of the net asset acquired was determined by an independent valuer using the discounted cash flow method of valuation.

From the date of acquisition, the operations of Holigen contributed a net loss of $966,426 primarily due to the fact that Holigen was substantially in a pre-revenue stage. If the acquisition had taken place on January 1, 2022, the operations of Holigen would have contributed net loss of $1,825,521 for the year ended December 31, 2022.

5.      Loss of Control of Bophelo Bio Science and Wellness (Pty) Ltd.

On July 26, 2022, the Company announced that the High Court of Lesotho (the “Lesotho Court”) has placed in liquidation the Company’s, wholly-owned subsidiary, Bophelo Bio Science and Wellness (Pty) Ltd. (“Bophelo”). The action to place Bophelo in liquidation was taken by the Lesotho Court pursuant to an application and request (the “Liquidation Application”) that was filed by Louisa Mojela, the former Executive Chairman of the Company, who was recently terminated as Executive Chairman of Akanda, and the Mophuti Matsoso Development Trust (“MMD Trust”). Akanda intends to convene a special committee to investigate Ms. Mojela’s actions and conduct, including actions and conduct taken by her prior to her filing of the Liquidation Application, and will pursue all of its available legal rights and remedies against Ms. Mojela and the MMD Trust for taking this unauthorized action. The Company also intends to contest and seek to reverse the determination by the Lesotho Court to place Bophelo in liquidation. In addition, Akanda will seek to recover significant loans that it has made to Bophelo to fund the execution of Bophelo’s business plan, including payment of rents and staffing costs, in the event that the Lesotho Court does not reverse its determination to place Bophelo in liquidation. Finally, Ms. Mojela has been summarily terminated as Chairman of Bophelo for Cause, as a “bad leaver”, as a result of her action to seek to place Bophelo in liquidation. Ms. Mojela has instituted legal proceedings against the Company as a result of the termination of her employment. In an action taken without the Company’s knowledge, the Lesotho Court has ordered an insolvent liquidation of Bophelo, and has appointed Mr. Chavonnes Cooper of Cape Town, South Africa, as liquidator of Bophelo for purposes of maintaining the value of the assets owned or managed by Bophelo. The order was signed by the Honorable Mr. Justice Mokhesi on July 15, 2022.

At December 31, 2022, the Company determined that it no longer controlled Bophelo Bio Science and Wellness (Pty) Ltd. as a result of the above insolvent liquidation. As a result of the loss of control, the Company derecognized all assets and liabilities at their book values on December 31, 2022 and wrote down all balances

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

5.      Loss of Control of Bophelo Bio Science and Wellness (Pty) Ltd. (cont.)

receivable from the entity to $nil. During the year ended December 31, 2022, the Company recorded a loss on loss of control of Bophelo Bio Science and Wellness (Pty) Ltd. of $2,085,624, which included $739,947 of cash held by Bophelo Bio Science and Wellness (Pty) Ltd. The Company accounted for the operating results of Bophelo Bio Science and Wellness (Pty) Ltd. as a discontinued operation during the year ended December 31, 2022 and has reclassified the operating results of Bophelo Bio Science and Wellness (Pty) Ltd as a discontinued operation for the year ended December 31, 2021.

Set out below is the financial performance and cash flow information for the years ended December 31, 2022 and 2021 related to the discontinued operation:

Years ended December 31,	2022	2021
Revenue	$31,123	$—
Operating expenses	(1,244,691)	(3,550,441)
Other expenses	(123,033)	(2,107,053)
	(1,336,601)	(5,657,494)
Loss on loss of control of subsidiary	(2,085,624)	—
Loss on discontinued operations	$(3,422,225)	$(5,657,494)

Exchange differences on translation of discontinued operations	$(450,040)	$636,135
Other comprehensive income from discontinued operations	$(450,040)	$636,135

Cash flows provided by operating activities	$1,060,350	$7,414,607
Cash flows used in investing activities	(1,003,529)	(570,864)
Cash flows provided by (used in) financing activities	(95,696)	6,832,634
Effects of exchange rate changes on cash and cash equivalents	18,909	(1,263)
Net change in cash provided by (used in) the subsidiary	$(19,966)	$9,846

Carrying amount of net assets immediately prior to loss of control of subsidiary	$2,375,840	$—
Reclassification of foreign currency translation reserve	(290,216)	—
Loss on loss of control of subsidiary	$2,085,624	$—

As at December 31, 2022, the carrying amounts of assets and liabilities of Bophelo Bio Science and Wellness (Pty) Ltd were as follows:

Cash	$739,947
Accounts receivable	21,854
Prepayments	578,070
Property, plant and equipment	1,887,435
Right-of-use assets	1,745,205
Intangible assets	210,402
Total assets	$5,182,913
Trade and other payables	115,120
Lease liability	2,375,590
Long-term debt	316,363
Total liabilities	$2,807,073
Net assets	$2,375,840

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

6.      Trade and Other Receivables

	December 31, 2022	December 31, 2021
Trade accounts receivable	$720,085	$29,457
Sales taxes receivable	91,416	212,900
Other receivables	424,118	—
	$1,235,619	$242,357

As at December 31, 2022, there was one customer with an amount greater than 10% of the Company’s trade accounts receivable which represented 85% of the balance. As at December 31, 2021, there was one customer with an amount greater than 10% of the Company’s trade accounts receivable which represented 94% of the balance. During the year ended December 31, 2022, the Company recorded a bad debt expense of $332,715 (2021 — $nil), within general and administrative expenses, as the amounts were not collectible from the customer.

7.      Inventory

The Company’s inventory as of December 31, 2022 included consumer packaging inventory and dried cannabis flower finished product at RPK in Portugal with a total carrying amount of $1,057,240 (2021 — $nil). During the year ended December 31, 2022, inventories with a cost of $566,252 were recorded as cost of sales (2021 — $43,022).

During the year ended December 31, 2022, the Company assessed the fair value of its biological assets and inventory and recognized a total of $1,216,129 (2021 — $nil) as a gain on change in fair value of biological assets in the consolidated statements of loss and comprehensive loss.

Biological assets

Set out below is a reconciliation of the Company’s biological assets as at December 31, 2022 and 2021:

For the years ended December 31,	2022	2021
Balance, beginning of the year	$—	$—
Requisition of raw materials from inventory	—	202,900
Capitalized costs	—	490,672
Acquisition (note 4)	200,457	—
Gain (loss) on change in fair value of biological assets	580,411	(693,572)
Movement in exchange rate	28,312	—
	$809,180	$—

Biological assets at December 31, 2022 consisted of approximately 32,337 cannabis plants which are expected to yield approximately 1,068 kilograms of medical cannabis when harvested in March 2023.

Biological assets at December 31, 2021 consisted of approximately 49,269 cannabis plants which are expected to yield approximately 492.69 kilograms of medical cannabis when harvested in April 2022. Additionally, biological assets at December 31, 2021 includes 156,073 cannabis seeds. The fair value of biological assets has been assessed as nil at December 31, 2021 due to the fact that the current harvest is the Company’s first commercial harvest. The Company has not yet historically made any material sales of medical cannabis and furthermore, the Company does not yet have a buyer for the expected harvest.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

8.      Marketable Securities

During the year ended December 31, 2022, concurrent to the acquisition of Holigen (note 4), the Company subscribed for, and purchased 14,285,714 ordinary shares of The Flowr Corporation (“Flowr”) by way of a private placement for a consideration of approximately $801,160 (CDN$ 1,000,000). The subscription for the 14,285,714 ordinary shares of Flowr was a closing deliverable requirement in terms of the sale and purchase agreement between the Company and Flowr with respect to the acquisition of Holigen.

Set out below is a reconciliation of the movement of the Company’s investment during the year ended December 31, 2022:

Balance, December 31, 2021	$—
Purchase of investment	801,160
Change in fair value	(516,281)
Movement in exchange rate	(21,188)
Balance, December 31, 2022(*)	$263,691

____________

(*)      Reflects closing price of CAD$0.025 on December 31, 2022.

9.      Property, Plant and Equipment

Cost	Land	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Capital work-in- progress	Total
Balance, December 31, 2020	$—	$586,360	$293,437	$36,998	$—	$—	$883,145	$1,799,940
Additions	—	53,808	493,136	14,214	10,427	4,887	—	576,472
Reclassifications	—	—	360,695	—	—	—	(360,695)	—
Foreign exchange movements	—	(50,157)	(57,574)	(3,589)	(303)	(192)	(58,197)	(170,012)
Balance, December 31, 2021	$—	$590,011	$1,089,694	$47,623	$10,124	$4,695	$464,253	$2,206,400
Acquisitions (note 4)	872,336	11,817,462	—	89,513	32,703	124,360	—	12,936,374
Additions	—	108,933	66,110	10,489	13,348	3,435	108,631	310,946
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd.	—	(663,404)	(1,088,572)	(54,767)	(14,851)	(5,436)	(437,117)	(2,264,147)
Foreign exchange movements	12,901	282,219	(67,232)	(603)	1,115	2,181	(135,767)	94,814
Balance, December 31, 2022	$885,237	$12,135,221	$—	$92,255	$42,439	$129,235	$—	$13,284,387
Accumulated depreciation	Land	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Capital work-in- progress	Total
Balance, December 31, 2020	$—	$123,710	$36,324	$13,874	$—	$—	$—	$173,908
Depreciation	—	63,785	78,352	11,208	1,245	483	—	155,073
Foreign exchange movements	—	(12,641)	(6,053)	(1,577)	(39)	(19)	—	(20,329)
Balance, December 31, 2021	$—	$174,854	$108,623	$23,505	$1,206	$464	$—	$308,652
Depreciation	—	972,872	—	27,883	22,942	13,490	—	1,037,187
Depreciation – Bophelo	—	32,549	49,538	6,577	20,832	463	—	109,959
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd.	—	(195,441)	(149,161)	(28,357)	(2,877)	(876)	—	(376,712)
Foreign exchange movements	—	68,415	(9,000)	911	(15,759)	1,230	—	45,797
Balance, December 31, 2022	$—	$1,053,249	$—	$30,519	$26,344	$14,771	$—	$1,124,883
Net book value	Land	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Capital work-in- progress	Total
Balance, December 31, 2021	$—	$415,157	$981,071	$24,118	$8,918	$4,231	$464,253	$1,897,748
Balance, December 31, 2022	$885,237	$11,081,972	$—	$61,736	$16,095	$114,464	$—	$12,159,504

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

9.      Property, Plant and Equipment (cont.)

As at December 31, 2022, the Company derecognized property, plant and equipment with a net book value of $1,887,435 in connection with the loss of control of Bophelo Bio Science and Wellness (Pty) Ltd. As at December 31, 2021, the Company’s capital work in progress related to the ongoing civil, gravelling, storm drainage work on site, as well as the construction of hoop houses and a Cravo A-Frame style greenhouse for future medical cannabis cultivation in Bophelo, Lesotho, which was derecognized at December 31, 2022 as a result of the loss of control of Bophelo Bio Science and Wellness (Pty) Ltd (note 5).

During the year ended December 31, 2022, the Company recorded depreciation of its property, plant and equipment of $1,147,146 (2021 — $155,073) of which $109,959 (2021 — $154,595) related to the operations of Bophelo Bio Science and Wellness (Pty) Ltd was recorded within discontinued operations.

10.    Right-of-use Assets

On August 1, 2022, the Company entered into a lease agreement for an office space with a monthly lease payment of $20,000 over a period of two years. The right-of-use assets recognized was measured at an amount equal to the recognized lease liabilities (note 13).

The details of the right-of-use assets recognized as at December 31, 2022 are as follows:

	Land lease	Office lease	Total
Balance, December 31, 2020	$2,199,779	$—	$2,199,779
Additions	—	—	—
Amortization	(115,183)	—	(115,183)
Movement in exchange rates	(175,719)	—	(175,719)
Balance, December 31, 2021	1,908,877	—	1,908,877
Additions	—	432,335	432,335
Amortization	—	(88,764)	(88,764)
Amortization – Bophelo	(55,041)	—	(55,041)
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd.	(1,745,205)	—	(1,745,205)
Movement in exchange rates	(108,631)	(19,501)	(128,132)
Balance, December 31, 2022	$—	$324,070	$324,070

During the year ended December 31, 2022, the Company recorded amortization on its right-of-use assets of $143,805 (2021 — $115,183) of which $55,041 was related to discontinued operations. As at December 31, 2022, the Company derecognized right-of-use assets with a net book value of $1,745,205 in connection with the loss of control of Bophelo Bio & Wellness (Pty) Ltd (note 5).

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

11.    Intangible Assets

Cost:	Software	Licences	Total
Balance, December 31, 2020	$—	$422,826	$422,826
Movement in exchange rates	—	(33,370)	(33,370)
Balance, December 31, 2021	$—	$389,456	$389,456
Acquisitions (note 4)	17,548	24,648,224	24,665,772
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd.	—	(350,670)	(350,670)
Movement in exchange rates	633	(23,522)	(22,889)
Balance, December 31, 2022	$18,181	$24,663,489	$24,681,670
Accumulated amortization:	Software	Licences	Total
Balance, December 31, 2020	$—	$101,420	$101,420
Amortization	—	38,766	38,766
Movement in exchange rates	—	(9,832)	(9,832)
Balance, December 31, 2021	$—	$130,354	$130,354
Amortization	7,550	2,464,822	2,472,372
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd.	—	(140,268)	(140,268)
Movement in exchange rates	704	9,914	10,618
Balance, December 31, 2022	$8,254	$2,464,822	$2,473,076
Net book value	Software	Licences	Total
Balance, December 31, 2021	$—	$259,102	$259,102
Balance, December 31, 2022	$9,927	$22,198,667	$22,208,594

The Company’s licenses consist of a computer program with a carrying value of $9,927 (2021 — $nil), a cannabis distribution license with a carrying value of $15,264 at December 31, 2022 (2021 — $17,016) a cannabis API manufacturing and GMP license with a carrying value of $22,183,403 (2021 — $242,086). As at December 31, 2022, the Company derecognized a cannabis operator’s license with a net book value of $210,402 (2021 — $242,086) in connection with the loss of control of Bophelo Bio Science and Wellness (Pty) Ltd. (note 4). The Company considered indicators of impairment at December 31, 2022 and 2021. The Company did not record any impairment loss during the years ended December 31, 2022 and 2021.

At December 31, 2022, the remaining useful life of the Company’s finite life intangible assets is approximately 9 years. The Company’s cannabis distribution license has been classified as an indefinite-life intangible asset as the Company expects to maintain this asset and the end point of the useful life of such asset cannot be determined. The Company evaluates the assumption of the indefinite life of the cannabis distribution license at least annually.

12.    Loan Receivable

	December 31, 2022	December 31, 2021
Loan to Cellen Life Sciences Limited	$483,588	$—

Included in the loan receivable at December 31, 2022 is an amount of $483,588 (£400,000) (2021 — $nil) owed by Cellen Life Sciences Limited to the Company pursuant to a Bridge Loan Arrangement entered into in December 2021.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

12.    Loan Receivable (cont.)

On November 10, 2022, the Company entered into an agreement (the “Loan Restructuring Agreement”) with Cellen Life Sciences Limited and Cellen Biotech Limited (collectively referred to as “Cellen”) which entails the restructuring of the payment terms applicable to the $500,000 loan payable by Cellen to the Company pursuant to a Bridge Loan Facility Agreement previously entered into on December 2, 2021. In terms of the Loan Restructuring Agreement, Cellen shall repay the $500,000 by no later than the fourth anniversary of the Loan Restructuring Agreement, namely by November 10, 2026. The loan shall not bear interest until the 2nd anniversary (namely November 10, 2024) of the Loan Restructuring Agreement, where thereafter, it shall bear interest at a rate of 5% per annum on the principal amount of the loan ($500,000). The loan is secured over the assets of Cellen.

13.    Lease Liability

	Maturity	Incremental borrowing rate	December 31, 2022	December 31, 2021
Current	2022	10.25%	$214,058	$439,709
Non-current	2023 – 2039	10.25%	116,763	1,978,997
			$330,821	$2,418,706

On August 1, 2022, the Company entered into a lease agreement for an office space with a monthly lease payment of $20,000 over a period of two years. Under IFRS 16, the Company recognizes lease liabilities measured at the present value of the remaining lease payments, discounted using the Company’s incremental borrowing rate.

The details of the lease liability recognized as at December 31, 2022 are as follows:

Cost:	Land Lease	Office Lease	Total
Balance, December 31, 2021	$2,418,706	$—	$2,418,706
Present value of lease payments	—	432,335	432,335
Accrued interest	103,816	17,059	120,875
Cash payments	—	(80,000)	(80,000)
Accounts payable	—	(20,000)	(20,000)
Impact of loss of control of Bophelo Bio Science & Wellness (Pty) Ltd. (note 5)	(2,375,590)	—	(2,375,590)
Movement in exchange rates	(146,932)	(18,573)	(165,505)
Balance, December 31, 2022	$—	$330,821	$330,821

As at December 31, 2022, the Company derecognized the lease liability with a net book value of $2,375,590 (2021 — $2,418,706) in connection with the loss of control of Bophelo Bio & Wellness (Pty) Ltd.

The Company has committed to the following undiscounted minimum lease payments remaining as at December 31, 2022:

Year ended December 31:
2023	$240,000
2024	140,000
$380,000

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

14.    Loans Payable

(a)    Louisa Mojela loans:

The loans described below have been granted to the Company to fulfill its capital and operational requirements. The terms of the loans are described below:

(i)     Bridge loan

This loan is a bridge financing facility of $1,000,000 to fund capital expenditure and working capital of the Company. The loan carries a redemption premium of 100% of the capital amount borrowed. This redemption premium is triggered and becomes payable upon the successful raising of capital of not less than $18m (which must take place before October 31, 2020), or in the event of a conversion of the bridge loan to equity. This loan was repayable within 18 months from the date of first drawdown (which was on or around December 1, 2019), alternatively, the repayment of the loan plus the redemption premium is payable on the successful raising of capital of not less than $18m. The loan carries interest at a rate of 1.5% per month applicable from the first draw down date. In the event that the redemption premium is triggered and payable, all interest accrued on the loan is cancelled and only the capital plus the redemption premium is then accrued and payable. The loan agreement was amended in May 2020 to cater for a further additional borrowing (on the same terms and conditions described above) to the amount of $100,000. This resulted in a cumulative amount borrowed of $1.1 million (capital amount of the loan). The loan is secured by a first notarial bond/mortgage over the Company’s property.

The security is shared with Middleton Gardens Ltd. (“Middleton”), a company registered in the British Virgin Islands with whom Bophelo had entered into a loan agreement and both Middleton and Louisa Mojela entered into an intercreditor agreement to this effect. On November 11, 2021, the loan was converted to shares in the Company’s capital (see (iv)) and as such, all accrued interest on the loan was cancelled and replaced with a 100% redemption premium. As such, and immediately prior to the conversion of the loan to equity, the principal amount of $1.1 million plus an accrued redemption premium of a further $1.1 million was payable. Accordingly, a total of $2,200,000 in debt due to Ms. Louisa Mojela was settled through an issue of 880,000 Common Shares of the Company at a price of $2.50 each, and with a total value of $2,200,000. As such, the balance owing in terms of the bridge loan at December 31, 2021 is $nil.

(ii)    Short-term loan #1

This is a short-term loan facility of approximately $135,226 in capital value lent to assist the Company in funding working capital deficits. This loan was unsecured, repayable within 30 days of receiving the payment and carried interest at the rate linked to the prime lending rate in the Republic of South Africa. The capital balance of this loan was repaid in full before the end of the financial year December 31, 2020. At December 31, 2022, the Company determined that it no longer controlled Bophelo Bio Science and Wellness (Pty) Ltd. as a result of the insolvent liquidation order signed by the Lesotho Court on July 15, 2022 (note 5). As a result of the loss of control, the Company derecognized all assets and liabilities at their book values on December 31, 2022 and wrote down this payable to $nil (note 5). The unpaid interest balance on this loan as at December 31, 2021 was $9,068.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

14.    Loans Payable (cont.)

(iii)    Short-term loan #2

This is a short-term loan facility of approximately $190,444 in capital value lent to assist the Company in funding its day-to-day operating costs. This loan does not have a fixed repayment date, is unsecured and is interest free. At December 31, 2022, the Company determined that it no longer controlled Bophelo Bio Science and Wellness (Pty) Ltd. as a result of the insolvent liquidation order signed by the Lesotho Court on July 15, 2022 (note 5). As a result of the loss of control, the Company derecognized all assets and liabilities at their book values on December 31, 2022 and wrote down this payable to $nil (note 5). The balance on this loan at December 31, 2021 was $174,840.

(iv)    Short-term loan

During the year ended December 31, 2021, the Company received short term loan facility of approximately $258,900 (L 4,000,000) to assist the Company in funding its day-to-day operating costs. At December 31, 2022, the Company determined that it no longer controlled Bophelo Bio Science and Wellness (Pty) Ltd. as a result of the insolvent liquidation order signed by the Lesotho Court on July 15, 2022 (note 5). As a result of the loss of control, the Company derecognized all assets and liabilities at their book values on December 31, 2022 and wrote down this payable to $nil (note 5). As at December 31, 2021 the balance remaining was $248,293. This loan does not have a fixed repayment date, is unsecured and is interest free.

(b)     Bank loans:

The below loans have been granted to Holigen Ltd. and its subsidiaries in order to fund their capital and operational needs on site.

(i)      Short term loans

As at December 31, 2022, the balance of the loans from Caixa was $772,955 which consisted of loans for the purpose of building construction and purchase of equipment. The repayment date on these loans are February 22, 2026 and June 5, 2026 respectively. These loans are charged interest at the rate of 3% and are secured by mortgage of building and equipment.

(ii)     Long term loans

As at December 31, 2022, the balance of the loans from Caixa was $2,632,103 which consisted of loans for the purpose of building construction and purchase of equipment. The repayment date on these loans are February 22, 2026 and June 5, 2026 respectively. These loans are charged interest at the rate of 3% and are secured by mortgage of building and equipment.

(c)     Other loan:

During the year ended December 31, 2022, the Company received a loan of $30,224 (£25,000) from a third party. The loan is unsecured, non-interest bearing and due on demand. As at December 31, 2022, the loan remains outstanding.

15.    Share Capital

(a)    Authorized

The Company has authorized share capital of an unlimited amount of Common Shares with no par value.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

15.    Share Capital (cont.)

(b)    Shares issued and outstanding

Cost:	Number of shares	Capital
Balance, December 31, 2020	13,129,212	$1,636
Shares issued to founders	5,626,806	1
Seed subscription	468,900	250,000
Private Placement	2,126,400	4,804,058
Settlement of Bridge Loan	880,000	2,200,000
Balance, December 31, 2021	22,231,318	$7,255,695
Issuance of shares to ASDT	869,963	2,124,615
Issuance of shares from private placement	162,000	278,481
Issuance of shares upon conversion of note	1,645,745	6,559,000
Issuance of shares from IPO	4,000,000	14,654,593
Issuance of shares in Holigen acquisition (note 4)	1,900,000	16,131,000
Loss of control of Bophelo Bio	—	(156)
Fair value of RSU’s issued at $0.97 per share	1,124,569	1,090,832
Fair value of RSU’s issued at $0.83 per share	675,676	560,135
Fair value of RSU’s issued at $0.71 per share	608,108	431,757
Fair value of RSU’s issued at $0.26 per share	820,000	210,740
Fair value of RSU’s issued at $0.23 per share	600,000	138,000
Balance, December 31, 2022	34,637,379	$49,434,692

Shares issued and outstanding are as follows:

(i)     The 13,129,212 shares issued to Halo in exchange for the Cannahealth acquisition have been deemed to be issued and outstanding as of the earliest reporting date, December 31, 2020.

(ii)    On July 16, 2021, the Company issued 5,626,806 Common Shares in the Company’s capital to its founders.

(iii)   On July 26, 2021, the Company completed a seed capital offering issuing 468,900 Common Shares in the Company’s capital at approximately $0.53 per share.

(iv)    On November 12, 2021, the Company issued 13,129,212 shares to the former shareholders of Cannahealth Limited to facilitate the acquisition of the entity, at a value of $0.01 per share.

(v)     On November 12, 2021, the Company completed a private placement, receiving gross consideration of $5,312,136 upon the issuance of 2,126,400 Common Shares of the Company at a price of $2.50 per share. The Company paid $508,078 in advisory fees and commissions associated with the offering.

(vi)    On November 10, 2021, the Company issued 880,000 Common Shares at a value of $2.50 per common share to settle bridge loans payable of $2,200,000 (Note 10).

(vii)  On March 14, 2022, the Company issued 869,963 Common Shares to the Akanda Bokamoso Empowerment Trust at a deemed value of $2.50 per common share, the per share value of the concurrent private placement (see (viii)). The Company recorded an expense of $2,124,615 within general and administrative expenditures reflecting the cost of the shares issued at nil proceeds. The share based payment to the Akanda Bokamoso Empowerment Trust is a social development initiative of the Company and its beneficiaries are the employees of subsidiaries within the group.

(viii) On March 14, 2022, the Company completed a private placement, issuing 162,000 Common Shares upon gross receipts of $405,000 net of issuance costs of $126,519.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

15.    Share Capital (cont.)

(ix)    On March 15, 2022, the Company issued 1,645,745 Common Shares to Halo Collective, Inc. (“Halo”) at a price of $4 each to settle the principal amount of $6,559,294 plus accrued interest $23,686 owing to Halo in terms of a convertible debenture agreement, which totaled $6,582,980 at the time of conversion. The conversion of the debt owing was triggered by the Initial Public Offering in terms of the convertible debenture agreement.

(x)     On March 15, 2022, the Company issued 4,000,000 Common Shares to IPO investors in exchange for gross proceeds of $16,000,000 and net proceeds of $14,682,089 after deducting underwriter commissions and allowable expenses.

(xi)    On April 29, 2022, the Company issued 1,900,000 Common Shares at a fair value of $8.49 per share as part of the consideration in the acquisition of Holigen (note 4).

(xii)  On August 4, 2022, the Company issued 918,369 Common Shares at a fair value of $890,818 on the 1,124,569 RSUs granted on July 29, 2022.

(xiii) On August 11, 2022, the Company issued 206,200 Common Shares at a fair value of $200,014 on the 1,124,569 RSUs granted on July 29, 2022.

(xiv)  On August 25, 2022, the Company issued 675,676 Common Shares at a fair value of $560,135 on the 675,676 RSUs granted on August 18, 2022.

(xv)   On September 8, 2022, the Company issued 608,108 Common Shares at a fair value of $431,757 on the 608,108 RSUs granted on September 6, 2022.

(xvi)  On October 28, 2022, the Company issued 820,000 Common Shares at a fair value of $210,740 on the 820,000 RSUs granted on October 28, 2022.

(xvii) November 22, 2022, the Company issued 600,000 Common Shares at a fair value of $138,000 on the RSUs granted on November 21, 2022.

(c)     Loss per share

The weighted average number of Common Shares outstanding for basic and diluted loss per share for the year ended December 31, 2022 was 29,930,094 (2021 — 16,223,996). The Company did not have any potential dilution during the years ended December 31, 2022 and 2021.

(d)    Restricted stock units

In order to incentivize senior executive management and key staff, the Company makes use of equity incentives awarded pursuant to the Employee Share Ownership Plan (“ESOP”). In terms of the ESOP, the Company may award up to 20% of the Company’s issued share capital (at any point in time) in qualifying ESOP incentives.

On April 22, 2022, the Company granted 2,480,532 restricted stock units (“RSUs”) to directors, officers, and employees of the Company, of which service cost of $561,285 was included in general and administrative expenses during the year ended December 31, 2022 (2021 — $nil). Each of the RSUs vest monthly over 36 months beginning April 22, 2022.

On July 29, 2022, the Company granted 1,124,569 restricted stock units (“RSUs”) at a market price of $0.97 to consultants and directors of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $1,090,832. 1,124,569 of the granted RSUs were exercised during the year ended December 31, 2022.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

15.    Share Capital (cont.)

On August 11, 2022, the Company granted 206,200 restricted stock units (“RSUs”) at a market price of $1.03 to directors of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest three days following the release of Q2 2022 financials. The fair value of the granted RSUs was estimated to be $212,386.

On August 18, 2022, the Company granted 675,676 restricted stock units (“RSUs”) at a market price of $0.83 to consultants of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $560,135. 675,676 of the granted RSUs were exercised during the year ended December 31, 2022.

On September 6, 2022, the Company granted 608,108 restricted stock units (“RSUs”) at a market price of $0.71 to a consultant of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $431,757. 608,108 of the granted RSUs were exercised during the year ended December 31, 2022.

On September 21, 2022, the Company granted 988,961 restricted stock units (“RSUs”) at a market price of $0.61 to directors, officers, and consultants of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $598,321.

On September 22, 2022, the Company granted 300,000 restricted stock units (“RSUs”) at a market price of $0.56 to an officer of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $168,000.

On October 28, 2022, the Company granted 820,000 restricted stock units (“RSUs”) at a market price of $0.26 to directors and officers of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $210,740. 820,000 of the granted RSUs were exercised during the year ended December 31, 2022.

On November 21, 2022, the Company granted 600,000 restricted stock units (“RSUs”) at a market price of $0.23 to a consultant of the Company in accordance with the Company’s RSU plan. Each of the RSUs vest immediately. The fair value of the granted RSUs was estimated to be $138,000. 600,000 of the granted RSUs were exercised during the year ended December 31, 2022.

A summary of the Company’s outstanding RSUs as at December 31, 2022 are as follows:

Number of RSUs
Balance, December 31, 2021	—
Granted	7,804,046
Exercised	(3,828,353)
Balance, December 31, 2022	3,975,693

During the year ended December 31, 2022, the Company recorded $2,431,464 (2021 — $nil) of expenses related to the RSUs as consulting fees.

16.    Related Party Transactions

Secured convertible debenture

On November 3, 2021 (the “Issuance Date”), the Company entered into an agreement with Halo in which the Company issued Halo a secured convertible debenture with an initial value of $6,559,294. The notes were convertible into Common Shares of the Company’s capital receiving the number of shares, at its current market price, required to satisfy the principal and interest payable. The obligation to convert the note within six months of the Issuance Date is triggered by (a) an initial public offering by the Company on a stock exchange; (b) an

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

16.    Related Party Transactions (cont.)

amalgamation, arrangement, merger, reverse takeover, reorganization or similar event; (c) a sale or conveyance of all or substantially all of the property and assets of the Company to any arm’s length third party for consideration consisting of free trading securities and the subsequent distribution of all of such consideration to all of the holders of Common Shares, on a pro rata basis; (d) the sale or exchange of all or substantially all of shares of the Borrower for free trading securities. The debt bears interest at one percent per annum, matures on November 3, 2022 and is secured by all of the assets of the Company other than the interests in the securities of Bophelo Bio Science and Wellness (Pty) Ltd. and ranks ahead of all other debt issued by the Company. On March 15, 2022, upon completion of the Company’s initial public offering the Company issued 1,645,745 Common Shares to Halo Collective, Inc. (“Halo”) at a price of $4 each to settle the principal amount of $6,559,294 plus accrued interest $23,686 owing to Halo in terms of a convertible debenture agreement, which totaled $6,582,980 at the time of conversion (see note 15(b)(ix)).

Transactions with Key Management Personnel

The Company has identified its Board of Directors, Executive Chairman, Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”) and its President as its key management personnel who have the authority and responsibility for planning, directing and controlling the Company’s main activities.

For the years ended December 31,	2022	2021
Key Management Remuneration	$3,572,602	$1,148,206
Stock-based compensation	898,640	—
Short term accommodation expense	—	69,521
	$4,471,242	$1,217,727

The Key Management remuneration is included in Professional and Consulting fees in the Statement of Operations.

During the year ended December 31, 2021, the Company incurred expenditures of $69,521 associated with rental of short-term accommodation from the Company’s former executive Chairman, LM Mojela, to house the Company’s expatriate staff working on site at the Company’s cultivation operation in the Kingdom of Lesotho.

As of December 31, 2022, the Company has balances payable to related parties of $679,617 (2021 — $9,601,708) as below:

a.      As at December 31, 2021, the entire balance of Loans and Borrowings of $432,201 (note 14) was payable to LM Mojela. The balance does not bear interest, is unsecured and does not have a fixed repayment date.

b.      Included within accounts payable and accrued liabilities at December 31, 2022 is remuneration payable to key management totaling $679,617 (2021 — $34,611), which includes amounts owing to the following directors and officers of the Company:

i.       $507,326 owing to T Scott (2021 — $5,541);

ii.      $15,092 owing to T Virk (2021 — $nil);

iii.     $49,617 owing to T Flow (2021 — $nil);

iv.      $17,223 owing to Dr. Akkar-Schenkl (2021 — $nil);

v.       $15,092 owing to L Mojela (2021 — $7,702);

vi.     $16,344 owing to P van den Berg (2021 — $nil);

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

16.    Related Party Transactions (cont.)

vii.    $22,335 owing to C Kié (2021 — $2,785);

viii.   $10,379 owing to G Jones (2021 — $nil);

ix.     $7,619 owing to P Freyre (2021 — $nil);

x.      $10,379 owing to G Dingaan (2021 — $nil);

xi.     $8,211 owing to B Baker (2021 — $nil);

xii.    $nil owing to G Seape (2021 — $16,466); and

xiii.   $nil owing to V Iyer (2021 — $2,117).

c.      As at December 31, 2022, the balance of the land lease presented in lease liability (note 13) pertained to the amount owing to Mophuthi Trust, a Trust controlled by Louisa Mojela and Granny Seape, a director of a subsidiary of the Company to the extent of $nil (2021 — $2,418,706).

d.      The balance of the secured convertible debentures as at December 31, 2021 with a carrying value of $6,716,190 carries interest at 1% per annum.

The Company’s related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

17.    Income Taxes

The components of income tax expense (benefit) are as follows:

Years ended December 31,	2022	2021
Current:	$—	$—
Kingdom of Lesotho	—	—
Republic of Malta	—	—
United Kingdom	—	—
	$—	$—

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

Deferred tax assets and liabilities have not been recognized for the following:

Years ended December 31,	2022	2021
Net loss before income taxes:	$(11,657,674)	$(8,131,197)
Statutory income tax rate	26.50%	26.50%

Income tax benefit	(3,089,284)	(2,154,767)
Non-deductible items	1,664,757	—
Non-taxable items	(3,420,469)	—
Foreign rate differential	(323,877)	1,227,150
Unrecognized loss carryforwards	5,168,873	1,089,449
	$—	$—

The Company has reconciled to the average statutory tax rate of the Kingdom of Lesotho (10%), the Republic of Malta (35%), the United Kingdom (19%), and the Republic of Portugal (21%).

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

17.    Income Taxes (cont.)

Deferred tax assets

At December 31,	2022	2021
Net operating loss before carryforwards	$—	$—
Unrecognized loss carryforwards	$—	$—

Deferred tax assets have not been recognized in respect of unutilized tax losses carried forward because it is not probable that future taxable profit will be available against which the Company can use the benefits therefrom.

18.    Financial Instruments

Determination of Fair Values

IFRS 13, Fair Value Measurement, establishes a fair value hierarchy that reflects the significance of the inputs used in measuring fair value. The fair value hierarchy has the following levels:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable;

Level 3 — Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions market participants would use in pricing.

A number of the Company’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following models. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

The following is a comparison by class of the carrying amounts and fair value of the Company’s financial instruments as at December 31, 2022 and 2021:

	Level	2022		2021
		Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Financial assets measured at amortised cost:
Cash and cash held in trust	1	228,794	228,794	3,495,390	3,495,390
Marketable securities	1	263,691	263,691	—	—
Trade and other receivables	2	1,235,619	1,235,619	242,357	242,357
Loan receivable	2	483,588	483,588	—	—

Financial liabilities
Financial liabilities measure at amortised cost:
Trade and other payables	2	7,139,817	7,139,817	680,328	680,328
Loans and borrowings	2	3,568,896	3,568,896	432,201	432,201
Holdback payable	2	377,465	377,465	—	—
Lease liabilities	2	330,821	330,821	2,418,706	2,418,706
Due to related party	2	679,617	679,617	—	—
Secured convertible debenture	2	—	—	6,716,190	6,716,190

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

19.    Risks Arising from Financial Instruments and Risk Management

The Company’s activities expose it to a variety of financial risks: market risk (including foreign exchange and interest rate risks), credit risk and liquidity risk. Risk management is the responsibility of the Company, which identifies, evaluates and, where appropriate, mitigates financial risks.

(a)    Market risk

Foreign exchange risk: is the risk that the fair value of future cash flows for financial instruments will fluctuate because of changes in foreign exchange rates. The Company has not entered into any foreign exchange hedging contracts. The Company is exposed to currency risk from the British Pound (“GBP”), Euro (“EUR”), Lesotho Loti (“LSL”) and Canadian dollar (“CAD”) through the following foreign currency denominated financial assets and liabilities:

As at December 31 (expressed in GBP)	2022	2021
Financial assets
Cash and cash held in trust	£75,315	£2,577,674
Trade and other receivables	149,223	30,983
Loan receivable	400,000	—
	£624,538	£2,608,657
Financial liabilities
Trade and other payables	£923,725	£239,763
Loans and borrowings	25,000	—
	£948,725	£239,763
As at December 31 (expressed in EUR)	2022	2021
Financial assets
Cash	€42,664	€—
Trade and other receivables	986,320	—
	1,028,984	€—
Financial liabilities
Trade and other payables	€3,201,180	€—
Loans and borrowings	3,307,633	—
	€6,508,813	€—
As at December 31 (expressed in CAD)	2022	2021
Financial assets
Cash	$140,423	$255,880
Marketable securities	357,143	—
	$497,566	$255,880
Financial liabilities
Trade and other payables	$3,629,380	$234,711
Due to related party	810,206	—
Holdback payable	511,238	—
Lease liabilities	448,064	—
	$5,398,888	$234,711

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

19.    Risks Arising from Financial Instruments and Risk Management (cont.)

As at December 31 (expressed in LSL)	2022	2021
Financial assets
Cash	L —	L 321,646
	L —	L 321,646
Financial liabilities
Lease liabilities	L —	L 38,965,352
Loans and borrowings	—	7,846,551
	L —	L 46,811,903

Based on the above net exposures as at December 31, 2022, assuming that all other variables remain constant, a 5% appreciation or deterioration of the USD against the GBP would result in a corresponding increase or decrease, respectively on the Company’s net income of approximately $13,000 (2021 — $161,000), EUR — $256,000 (2021 — $nil), CAD — $181,000 (2021 — $3,000) and LSL — $nil (2021 — $143,000).

(b)    Credit risk

Credit risk is the risk of financial loss to the Company if a partner or counterparty to a financial instrument fails to meet its contractual obligation and arises principally from the Company’s cash and accounts receivable. The carrying amounts of the financial assets represents the maximum credit exposure. The Company limits its exposure to credit risk on cash by placing these financial instruments with high-credit quality financial institutions.

At December 31, 2022, the Company was subject to a concentration of credit risk related to its accounts receivable as 85% (2021 — 94% from one customer) of the balance of amounts owing is from one customer. As at December 31, 2022, the Company recorded a bad debt expense of $332,715 (2021 — $nil), within general and administrative expenses, as the amounts were deemed not collectible from the customer. As at December 31, 2022 and 2021, the expected credit lifetime credit losses for accounts receivable aged as current were nominal amounts. The Company considers a financial asset in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

(c)     Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages its liquidity risk by continuously monitoring forecasted and actual cash flows, as well as anticipated investing and financing activities and to ensure that it will have sufficient liquidity to meet its liabilities and commitments when due and to fund future operations. The Company’s trade and other payables are due within the current operating year.

20.    Capital Management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to continue the business of the Company. The Company, upon approval from its Board of Directors, will balance its overall capital structure through new share and warrant issuances, granting of stock options, the issuance of debt or by undertaking other activities as deemed appropriate under the specific circumstance. The Board of Directors does not establish a quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

20.    Capital Management (cont.)

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and to provide capital to pursue the development and commercialization of its products. In the management of capital, the Company includes cash, long-term debt and capital. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares or new debt.

At the current stage of the Company’s development, in order to maximize its current business activities, the Company does not pay out dividends. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company’s overall strategy with respect to capital risk management remains unchanged for the years ended December 31, 2022 and 2021.

21.    Segmented Information

The Company has three reportable segments: Cultivation, Distribution & Corporate. Cultivating activities which comprise the “cultivation” segment are made up of the medical cannabis cultivation operations at RPK/Holigen in Portugal, and medical cannabis cultivation activities which were undertaken at Bophelo Bio Science & Wellness (Pty) Ltd. in Lesotho up until the loss of control event which occurred in July 2022 when the liquidation of Bophelo Bio Science and Wellness (Pty) Ltd was ordered by the High Court of Lesotho (refer to note 5). Distributing activities relate to the distribution of medical cannabis by Canmart Ltd in the United Kingdom. Corporate activities entail head office costs and other general corporate expenses related to the administration of the broader group. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. The reportable segments have been determined by management on the basis that these are strategic business units that offer different products and services. The business units in Portugal and Lesotho (up until the loss of control event described in note 5) which fall under the cultivation segment are focused on the cultivation of medical cannabis and medical cannabis biomass respectively, while the business unit in the United Kingdom, which falls under the distribution segment, undertakes the sale and distribution of medical cannabis products. The corporate segment undertakes management and treasury services within the group and for the benefit of all group companies. They are managed separately as each business unit requires different strategies, risk management and technologies.

Set out below is information about the assets and liabilities as at December 31, 2022 and 2021 and profit or loss from each segment for the years ended December 31, 2022 and 2021:

Financial statement line item:	As at December 31, 2022
	Cultivation	Distribution	Corporate	Total
Reportable segment assets	$37,392,401	$819,376	$785,000	$38,996,777
Reportable segment liabilities	6,961,243	1,146,980	3,988,393	12,096,616
Financial statement line item:	As at December 31, 2021
	Cultivation	Distribution	Corporate	Total
Reportable segment assets	$4,127,273	$3,716,771	$201,959	$8,046,003
Reportable segment liabilities	3,020,730	323,129	6,903,926	10,247,425

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

21.    Segmented Information (cont.)

Financial statement line item:	For the year ended December 31, 2022
	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$2,517,904	$101,778	$—	$2,619,682
Intersegment revenues	—	—	—	—
Other income (expense)	13,348,562	(3,532)	(1,289,652)	12,055,378
Finance income	—	886	—	886
Finance expense	(84,686)	(49)	(30,589)	(115,324)
Depreciation & amortization	3,507,013	2,546	88,764	3,598,323
Discontinued operations	(3,422,225)	—	—	(3,422,225)
Reportable segment income (loss)	3,974,069	(8,089,036)	(7,542,707)	(11,657,674)
Financial statement line item:	For the year ended December 31, 2021
	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$—	$41,431	$—	$41,431
Intersegment revenues	—	—	—	—
Other expense	—	55	—	55
Finance income	—	90	—	90
Finance expense	—	—	10,509	10,509
Depreciation & amortization	—	478	—	478
Discontinued operations	(5,657,494)	—	—	(5,657,494)
Reportable segment loss	(5,331,601)	(1,775,923)	(1,023,673)	(8,131,197)

Set out below are reconciliations of each reportable segment’s revenues, profit or loss, assets and liabilities as at December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021:

Revenues	For the year ended December 31, 2022
	Cultivation	Distribution	Corporate	Total
Total revenues	$2,517,904	$101,778	$—	$2,619,682
Elimination of inter segment revenue	—	—	—	—
Total revenue	$2,517,904	$101,778	$—	$2,619,682
Revenues	For the year ended December 31, 2021
	Cultivation	Distribution	Corporate	Total
Total revenues	$—	$41,431	$—	$41,431
Elimination of inter segment revenue	—	—	—	—
Total revenue	$—	$41,431	$—	$41,431
Loss	For the year ended December 31, 2022
	Cultivation	Distribution	Corporate	Total
Total profit or loss for reportable segments	$7,396,294	$(8,089,036)	$(7,542,707)	$(8,235,449)
Total loss on discontinued operations	(3,422,225)	—	—	(3,422,225)
Elimination of inter segment profit or loss	—	—	—	—
Income (Loss) before income tax expense	$3,974,069	$(8,089,036)	$(7,542,707)	$(11,657,674)

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

21.    Segmented Information (cont.)

Loss	For the year ended December 31, 2021
	Cultivation	Distribution	Corporate	Total
Total profit or loss for reportable segments	$325,893	$(1,775,923)	$(1,023,673)	$(2,473,703)
Total loss on discontinued operations	(5,657,494)	—	—	(5,657,494)
Elimination of inter segment profit or loss	—	—	—	—
Loss before income tax expense	$(5,331,601)	$(1,775,923)	$(1,023,673)	$(8,131,197)
Assets	As at December 31, 2022
	Cultivation	Distribution	Corporate	Total
Total assets for reportable segments	$37,392,401	$19,950,376	$13,914,212	$71,256,989
Elimination of inter segment assets	—	(19,131,000)	(13,129,212)	(32,260,212)
Segments’ assets	$37,392,401	$819,376	$785,000	$38,996,777
Assets	As at December 31, 2021
	Cultivation	Distribution	Corporate	Total
Total assets for reportable segments	$4,127,273	$4,082,801	$26,027,087	$34,237,881
Elimination of inter segment assets	—	(366,030)	(25,825,848)	(26,191,878)
Segments’ assets	$4,127,273	$3,716,771	$201,959	$8,046,003
Liabilities	As at December 31, 2022
	Cultivation	Distribution	Corporate	Total
Total liabilities for reportable segments	$16,032,790	$29,335,641	$(26,121,029)	$19,247,402
Elimination of inter segment liabilities	(9,071,547)	(28,188,661)	30,109,422	(7,150,786)
Entity’s liabilities	$6,961,243	$1,146,980	$3,988,393	$12,096,616
Liabilities	As at December 31, 2021
	Cultivation	Distribution	Corporate	Total
Total liabilities for reportable segments	$10,602,945	$5,437,189	$(5,880,163)	$10,160,956
Elimination of inter segment liabilities	(7,582,575)	(5,114,060)	12,784,089	86,469
Entity’s liabilities	$3,020,370	$323,129	$6,903,926	$10,247,425

22.    Subsequent Events

On January 26, 2023, the Company issued 4,210,525 Common Shares at a fair value of $1,178,947 on the RSUs granted.

On March 8, 2023, the Company announced that it expects to implement a 1-for-10 reverse stock split on its ordinary shares effective Thursday March 9, 2023.

On March 29, 2023, the Company announced that it received a notification letter (the “Notification Letter on Compliance”) from the Listing Qualifications Department of The Nasdaq Stock Market Inc. (the “Nasdaq”) dated March 27, 2023, indicating that the Company has regained compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules (the “Minimum Bid Price Requirement”).

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

23.    Subsequent Events

Subsequent to the six months ended April 28, 2022, the Company:

Loan Agreements:

1.      On August 8, 2023, the Company received a loan of C$25,000 ($18,617) from Essos Corporate Services Inc., a third party. The loan is unsecured, bears interest of 18% per annum and payable within 12 months.

2.      On August 18, 2023, the Company received loans of C$24,000 ($17,714) from 1248787 B.C. Ltd, a company controlled by a director of the Company, Jatinder Dhaliwal. The loans are unsecured, bear interest of 18% per annum and payable within 12 months.

3.      On September 14, 2023, the Company received loans of C$40,000 ($29,575) from Mercantile Holdings Ltd., a third party. The loans are unsecured, bear interest of 18% per annum and payable within 12 months.

4.      On September 27, 2023, the Company received loans of C$3,000 ($2,219) from 1248787 B.C. Ltd, a company controlled by a director of the Company, Jatinder Dhaliwal. The loans are unsecured, bear interest of 18% per annum and payable within 12 months.

5.      On October 13, 2023, the Company received loans of C$40,000 ($29,258) from 1248787 B.C. Ltd, a company controlled by a director of the Company, Jatinder Dhaliwal. The loans are unsecured, bear interest of 18% per annum and payable within 12 months.

6.      On October 13, 2023, the Company received loans of C$40,000 ($29,258) from Mercantile Holdings Ltd., a third party. The loans are unsecured, bear interest of 18% per annum and payable within 12 months.

7.      On December 19, 2023, the Company received a loan of C$22,440 ($17,000) from 1434646 B.C. Ltd., a third party. The loan is unsecured, bears interest of 7% per annum and payable within 12 months.

8.      On December 19, 2023, the Company received loans of C$22,440 ($17,000) from 1226053 B.C. Ltd, a third party. The loans are unsecured, bear interest of 7% per annum and payable within 12 months.

9.      On December 21, 2023, the Company received loans of C$21,000 ($15,754) from 1226053 B.C. Ltd, a third party. The loans are unsecured, bear interest of 7% per annum and payable within 12 months.

10.    On December 21, 2023, the Company received a loan of C$21,000 ($15,754) from Nate Rajakumar, a third party. The loan is unsecured, bears interest of 7% per annum and payable within 12 months.

11.    On January 10, 2024, the Company received loans of C$40,000 ($29,891) from 1226053 B.C. Ltd, a third party. The loans are unsecured, bear interest of 7% per annum and payable within 12 months.

12.    On January 10, 2024, the Company received loans of C$40,000 ($29,891) from Mercantile Holdings Ltd., a third party. The loans are unsecured, bear interest of 7% per annum and payable within 12 months.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

23.    Subsequent Events (cont.)

Property Option Agreement:

On September 19, 2023, the Company entered into an option agreement with 1107385 B.C. Ltd (“1107385”) to purchase farming land property and related operations and licenses from 1107385. The key deal terms are as follows:

The Company will issue a non-refundable payment equal to $1,800,000 and if paid in common shares of the Company will be based on formula to calculate the per share price as set forth in the agreement. The initial payment will be broken up into the First Option Payment, the Second Option Payment and the Third Option Payment, upon signing, 15 days after signing, 30 days after signing respectively.

This buys the Company the right to develop the property for two years. The Company plans during this time period to develop Tetrahydrocannabinol (THC) and CBD facilities at this site. Additional payments will be made based upon milestones achieved from the development. Additional milestones include THC cultivation, sales of product, CBD cultivation, and Hemp cultivation. This is similar to a mining agreement where operators buy the right to mine a site. In this case, the Company has purchased the right to develop the farming land.

Further payment milestones include:

•        Upon approval or a license for THC cultivation on the property from the applicable regulatory authority, $500,000 will be paid to the Owner.

•        Upon sale of THC product cultivated from the property, $500,000 will be paid.

•        Upon Hemp cultivation approval from the application regulatory authority, $750,000 will be paid.

•        Upon CBD cultivation approval from the application regulatory authority, $750,000 will be paid.

On September 22, 2023, the Company and 1107385 amended and restated the Prior Agreement (the “Amended and Restated Agreement”) to remove the cash payment option and Share Cap for the First Option Payment, and agreed to issue 879,895 Shares in full consideration for the First Option Payment (issued subsequently). The remaining terms and conditions of the Prior Agreement remain in full force and effect.

Share issuances:

1.      On May 2, 2023, the Company issued 637,254 common shares at a fair value of $707,352 on the RSUs granted in accordance with the Company’s ESOP, of which 475,959 of these common shares with a fair value of $528,315 were returned on June 30, 2023 and recorded on accounts payable.

2.      On July 26, 2023, 140,746 common shares issued to a consultant of the Company in replacement for the cancelled shares made in June 2023.

3.      On August 14, 2023, 582,193 common shares issued pursuant to the Note Conversion Agreement entered with Halo Collective Inc. in July 2023 to convert $360,960 of the total remaining outstanding balance, including accrued interest, under the promissory note issued in January 2023 for a principal amount of $328,000 into Common Shares of the Company at $0.62 per share.

4.      On October 11, 2023, 879,895 common shares issued pursuant to the first option payment under the amended and restated option agreement entered with 1107385 to purchase certain farming land properties.

Akanda Corp.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

23.    Subsequent Events (cont.)

5.      On February 2, 2024, the Company announced closing of registered direct offering with issuance of 280,851 common shares at a purchase price of $0.406 per share and pre-funded warrants to purchase 1,462,991 common shares at a price of $0.4059 per share. The pre-funded warrants are immediately exercisable for $0.0001 per share and may be exercised at any time until all of the pre-funded warrants are exercised in full, subject to certain beneficial ownership limitations as set forth in the pre-funded warrant.

6.      On February 2, 2024, the Company issued 560,100 common shares pursuant to exercise of pre-funded warrants.

7.      On February 13, 2024, the Company issued 560,000 common shares pursuant to exercise of pre-funded warrants.

Legal Settlement:

On April 29, 2023, Trevor Scott, former CFO of the Company, issued a claim against the Company for amounts owing under his employment agreement totaling £420,659.95. On January 15, 2024, the Company and Trevor Scott entered into a settlement agreement for termination payment of GBP67,392 ($85,760).

On May 12, 2023, Tejinder Virk, former CEO of the Company, issued a claim for Detriment and dismissal for alleged protected disclosures totaling £1,630,302.22. The claim has been denied in it’s entirely. As of December 28, 2023, the list of issues to be agreed upon are outstanding and pending further document disclosures, bundle to be agreed by February 1, 2024, witness statements due for exchange by March 28, 2024.

On May 15, 2023, Vidya Iyer, the Company’s former SVP of Finance issued a claim for amounts owing under her employment agreement totaling £151,774. Claim has been denied in its entirety and a counter-claim lodged for losses caused by the Claimant. Final hearing by video is slated between April 3, 2024 to April 5, 2024. Claimant updated her schedule of loss on December 19, 2023. Documents to be exchanged by January 8, 2024 with bundle to be produced by January 29, 2024. Witness statements to be exchanged by March 18, 2024.

Sale of RPK:

On February 1, 2024, the Company entered into an Amended Non-Binding Letter of Intent with Somai Pharmaceuticals Ltd. for the sale of RPK, its Portuguese subsidiary.

Pursuant to the provisions set forth in the LOI, the duration of said LOI has been extended through the 31st day of March, 2024. Furthermore, the stipulated purchase price therein has been amended to an aggregate of Two Million United States Dollars (USD $2,000,000) from Two Million Seven Hundred Thousand United States Dollars (USD $2,700,000) which include all current liabilities of RPK which are approximately 4,000,000 Euros. In alignment with the terms of the proposed transaction, a deposit amounting to Five Hundred Thousand United States Dollars (USD $500,000) shall be securely placed in an escrow account with the remainder of the amount due upon successful completion of said transaction.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Akanda Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Akanda Corp. (the “Company”) as of December 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor from 2021 to 2023

Lakewood, CO

May 2, 2022

Akanda Corp.

Consolidated Statements of Financial Position

(Expressed in United States Dollars)

	Note	December 31, 2021	December 31, 2020
ASSETS
Current
Cash		$3,495,390	$13,504
Trade and other receivables	4	242,357	—
Prepayments		242,529	113,485
Inventory	5	—	611
Total Current Assets		3,980,276	127,600

Non-Current
Property, plant and equipment	6	1,897,748	1,626,032
Right-of-use assets	7	1,908,877	2,199,779
Intangible assets	8	259,102	321,406
Total Non-Current assets		4,065,727	4,147,217
Total Assets		$8,046,003	$4,274,817

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current
Trade and other payables		$680,328	$183,895
Lease liability	9	439,709	283,976
Loans and borrowings	10	432,201	2,263,605
Secured convertible debenture	13	6,716,190	—
Total Current Liabilities		8,268,428	2,731,476

Non-Current
Lease liability	9	1,978,997	2,598,176
Loans and borrowings	10	—	3,977,108
Total Non-Current Liabilities		1,978,997	6,575,284
Total liabilities		10,247,425	9,306,760

Shareholders’ Deficit
Share Capital	11	7,255,695	1,636
Other reserves	11	3,618,670	21,053
Accumulated deficit		(13,293,889)	(5,162,692)
Accumulated other comprehensive income		218,102	108,060
Total Shareholders’ Deficit		(2,201,422)	(5,031,943)
Total Liabilities and Shareholders’ Deficit		$8,046,003	$4,274,817

Subsequent events	19

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in United States Dollars)

	Note	Year ended December 31,
		2021	2020	2019
Sales		$41,431	$2,062	$—
Cost of sales		43,022	1,809	—
Gross (Loss) Profit before loss on change in fair value biological assets		(1,591)	253	—
Loss on change in fair value of biological assets	5	(713,135)	(58,429)	—
Gross Loss		(714,726)	(58,176)	—

Operating expenses
Depreciation and amortization	7,8	309,022	248,743	198,824
Consulting and professional fees		1,855,419	702,016	365,641
Personnel expenses		2,379,649	374,900	100,256
Travel expenses		65,667	50,636	56,851
General and administrative expenses		1,504,172	229,743	179,663
License fees		5,073	1,491	—
Total operating expenses		6,119,002	1,607,529	901,235

Operating loss		(6,833,728)	(1,665,705)	(901,235)

Other (expense) income:
Finance income		26,749	10,188	401
Finance expense		(1,092,881)	(645,162)	(493,807)
Foreign exchange loss, net		(231,391)	—	—
Other income		54	108	—
		(1,297,469)	(634,866)	(493,406)

Net loss		$(8,131,197)	$(2,300,571)	$(1,394,641)
Translation adjustment		110,042	150,626	(42,566)
Comprehensive loss		$(8,021,155)	$(2,149,945)	$(1,437,207)

Loss per share – basic and diluted	11	$(0.50)	$(0.18)	$(0.11)
Weighted average Common Shares outstanding	11	16,223,996	13,129,212	13,129,212

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.

Consolidated Statements of Shareholders’ Deficit

(Expressed in United States Dollars)

	Note	Share capital	Other reserves	Accumulated deficit	Accumulated Other comprehensive loss	Total
Balance, December 31, 2018		$10	$—	$(1,467,480)	$—	$(1,467,470)
Effective of change in par value		(7)	7	—	—	—
Share issuance	11	156	—	—	—	156
Net loss		—	—	(1,394,641)	—	(1,394,641)
Translation adjustment		—	—	—	(42,566)	(42,566)
Balance, December 31, 2019		$159	$7	$(2,862,121)	$(42,566)	$(2,904,521)

Balance, December 31, 2019		$159	$7	$(2,862,121)	$(42,566)	$(2,904,521)
Share issuance	11	1,477	—	—	—	1,477
Contribution to reserves by owners of the Company		—	21,046	—	—	21,046
Net loss		—	—	(2,300,571)	—	(2,300,571)
Translation adjustment		—	—	—	150,626	150,626
Balance, December 31, 2020		$1,636	$21,053	$(5,162,692)	$108,060	$(5,031,943)

Balance, December 31, 2020		$159	$21,053	$(5,162,692)	$108,060	$(5,031,943)
Recapitalization	1,11	—	3,597,617	—	—	35,977
Issuance of shares for cash, net of costs	11	5,054,059	—	—	—	5,054,059
Shares for debt	10,11	2,200,000	—	—	—	2,200,000
Net loss		—	—	(8,131,197)	—	(8,131,197)
Translation adjustment		—	—	—	110,042	110,042
Balance, December 31, 2021		$7,255,695	$3,618,670	$(13,293,889)	$218,102	$(2,201,422)

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp.

Consolidated Statements of Cash Flows

(Expressed in United States Dollars)

	Note	Year ended December 31,
		2021	2020	2019
Cash flows from operating activities:
Net loss		$(8,131,197)	$(2,300,571)	$(1,394,641)
Adjustments for non-cash items:
Depreciation and amortization	6,7,8	309,022	248,743	198,824
Change in fair value of biological assets	5	713,135	—	—
Interest expenses		1,139,475	645,162	493,807
Write-off of property, plant and equipment		—	23,748	—
Working capital adjustments:
Trade and other receivables		(242,357)	—	—
Prepayments		(129,044)	(113,175)	(310)
Inventory		(712,524)	(611)	—
Trade and other payables		—	140,897	42,285
Other current liabilities		496,428	—	—
Increase in due to related parties		—	3,339	17,707
Cash flows used in operating activities		(6,557,062)	(1,352,468)	(642,328)

Cash flows from investing activities:
Additions to property, plant and equipment	6	(576,472)	(439,137)	(670,297)
Proceeds from advances issued		—	6,934	(6,848)
Payments for acquisition of cannabis licenses	8	—	—	(15,625)
Cash flows used in investing activities		(576,472)	(432,203)	(692,770)

Cash flows from financing activities:
Proceeds from share issue		5,054,058	1,477	—
Loans received		6,679,135	1,169,796	2,116,312
Loans repaid		—	(137,788)	—
Lease payments		(497,502)	—	—
Cash flows provided by financing activities		11,235,691	1,033,485	2,116,312

Net increase (decrease) in cash and cash equivalents		4,102,157	(751,186)	781,214
Effects of exchange rate changes on cash and cash equivalents		(620,271)	(54,873)	14,205
Cash and cash equivalents at the beginning of the period		13,504	819,563	24,144
Cash and cash equivalents at the end of the period		$3,495,390	$13,504	$819,563

The accompanying notes are an integral part of these consolidated financial statements.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

1.      Nature of Operations and Going Concern

Akanda Corp. (the “Company”) is domiciled in Canada and was incorporated on July 16, 2021. The Company’s registered office is 77 King Street West, Suite 400, Toronto-Dominion Centre, Toronto Canada, Ontario, M5K0A1.

The Company through its indirectly held subsidiary, Bophelo Bio Science and Wellness Pty Ltd. is in the business of cultivating and manufacturing cannabis biomass and medical cannabis products in Lesotho, for export to international markets. The Company is also in the business of sales and distribution of cannabis-based products for medical use, through its subsidiary Canmart Ltd which is based in the UK.

The Company was incorporated for the designed purpose of becoming the ultimate parent company of Cannahealth Ltd. (“Cannahealth”), through a reorganization of entities with common control. The share purchase agreement became unconditional on or about November 3, 2021 and the Company acquired the shares in the aforementioned entities from Halo Collective Inc. (“Halo”).

The Company’s consolidated financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company is an early-stage company and is primarily dependent on externally provided financing to continue as a going concern. Additional funds will be required to enable the Company to pursue such an initiative and the Company may be unable to obtain such financing on satisfactory terms. Furthermore, there is no assurance that the Company will be profitable. Management intends to finance operating costs over the next twelve months with its cash on hand, and/or additional financing that has not currently been sought. These consolidated financial statements do not reflect any adjustments that may be necessary should the Company be unable to continue as a going concern, and such adjustments could be material.

During March 2020, the World Health Organization declared Covid-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.

2.      Basis of preparation

(a)     Statement of compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”).

(b)     Basis of preparation

These consolidated financial statements have been prepared on an accrual basis except for the cash flow information and are based on the historical cost, modified where applicable and related to the valuation of certain financial assets and financial liabilities to fair value.

Cannahealth and its subsidiaries, Bophelo H, Bophelo, and Canmart (as later defined) were under the common control of Halo until the acquisition by the Company had occurred. As of November 2021, shareholdings in each of the four separate entities were made consistent through the issuance of shares or the repurchase of shares for cash to the relevant shareholders (the ‘Reorganization Transactions’). As of November 2021, shareholdings in each of the four entities were identical. When the Company was formed in July 2021 with a view to ultimately acquiring Cannahealth and its subsidiaries, its majority

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

2.      Basis of preparation (cont.)

shareholders were also consistent with each of the three existing entities. Therefore, immediately prior to the acquisition, the majority shareholder ownership of the Company and Cannahealth were demonstrated common control, and immediately after the acquisition, the shareholdings held in the Company by each individual shareholder were also identical.

The Company performed an assessment and determined Bophelo Bio Science & Wellness Pty Ltd to be the predecessor entity to the Company, and that the corporate restructuring in which Akanda became the parent company did not have economic substance. As such, in preparing the Company’s consolidated financial statements, the Company accounted for the acquisition as a transaction between entities under common control combining the Company and Cannahealth from the earliest reporting date using the ‘pooling of interests method’ of accounting, where assets for the Companies that came under common control were transferred into the consolidated group at the book value on the date in which common control was achieved.

In the acquisition described above, shares were issued to existing shareholders for no consideration. Therefore, the number of shares outstanding was increased without an increase in resources. Therefore, the number of shares outstanding before the exchange have been adjusted for the change in shares as if the issuance had occurred at the beginning of the earliest period presented. All share and per share information presented herein has been retrospectively adjusted to give effect to the culmination of the reorganization and the issuance of shares on incorporation of Akanda on January 1, 2019.

(c)     Functional and presentation currency

These consolidated financial statements are prepared in United States Dollars (“USD”), which is the Company’s reporting currency. All financial information has been rounded to the nearest dollar except where indicated otherwise.

(d)    Use of estimates and judgments

The preparation of consolidated financial statements in conformity with IFRS requires management to make estimates, judgements and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenue and expenses during the period. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Areas in which management has made critical judgments in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements include the determination of the Company’s and its subsidiaries’ functional currencies. Information about key assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the next financial year are included in the following notes to the consolidated financial statements for the years ended December 31, 2021, 2020 and 2019:

•        Note 3(d): Estimates of variable consideration receivable from revenue from contracts with customers

•        Note 3(f): Estimates of the net realizable value of the Company’s inventories

•        Note 3(g): Estimates of the fair value of the Company’s biological assets

•        Note 3(h): Measurement and useful lives of the Company’s property, plant and equipment

•        Note 3(h): Measurement and useful lives of the Company’s intangible assets

•        Note 3(k): Estimates and assessment of the income tax assets/liabilities

•        Note 3(l): Estimates of the Company’s incremental borrowing rate used in the valuation of its leases

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant accounting policies:

(a)     Basis of consolidation

These consolidated financial statements include the accounts of the Company and its subsidiaries. Subsidiaries are entities that are controlled by the Company. Control exists when the Company has power over the investee and the Company is exposed or has the rights to variable returns from the investee. Subsidiaries are included in the consolidated financial results of the Company from the effective date of acquisition up to the effective date of disposition or loss of control. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent account policies. All intercompany transactions and balances and unrealized gains and losses from intercompany transactions have been eliminated.

The subsidiaries of the Company are as follows:
	Country of Incorporation	Holding	Functional Currency
Cannahealth Ltd. (“Cannahealth”)	Malta	100% owned	EUR
Bophelo Holdings Ltd. (“Bophelo H”)	United Kingdom	100% owned	GBP
Bophelo Bio Science and Wellness (Pty) Ltd. (“Bophelo”)	Lesotho	100% owned	LSL
Canmart Ltd. (“Canmart”)	United Kingdom	100% owned	GBP

(b)     Foreign currency

Items included in the financial statements of each of the Company’s consolidated subsidiaries are measured using the currency of the primary economic environment in which each subsidiary operates (the functional currency). The consolidated financial statements are presented in USD. All assets and liabilities in each statement of financial position are translated at the closing rate at the date of that statement of financial position. All income and expenses are translated at exchange rates at the dates of the transactions.

Foreign currency transactions are translated into the respective functional currencies of the Company and its subsidiaries using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit and loss. Non-monetary items that are not carried at fair value are translated using the exchange rates as at the date of the initial transaction. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

The results and financial position of the Company’s foreign subsidiaries that have a different functional currency from the Company’s functional and presentation currency are translated into USD as follows:

(i)      Assets and liabilities of the foreign subsidiary are translated at the closing exchange rate on the date of the consolidated statement of financial position;

(ii)     Revenue and expenses of the foreign subsidiary are translated at the average closing exchange rate for the period reported in the consolidated statement of profit or loss. When the average exchange rate does not provide a reasonable approximation of the cumulative effect of the rates prevailing on the transaction date, the Company utilizes the closing exchange rate on the date of the transaction;

(iii)    The exchange rate differences for foreign subsidiaries are recognized in other comprehensive income in the cumulative translation account.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant accounting policies: (cont.)

(c)     Financial instruments

(i)      Financial assets

The Company initially recognizes a financial asset on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Upon recognition of a financial asset, classification is made based on the business model for managing the asset and the asset’s contractual cash flow characteristics. The financial asset is initially recognized at its fair value and subsequently classified and measured as (i) amortized cost; (ii) fair value through other comprehensive income (“FVOCI”); or (iii) FVTPL. Financial assets are classified as FVTPL if they have not been classified as measured at amortized cost or FVOCI.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Financial assets and liabilities are offset and the net amount presented in the consolidated statements of financial position when, and only when, the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously. The Company has classified all of its financial assets as financial assets measured at amortized cost or FVTPL. The Company has not classified any financial assets as FVTPL or FVOCI.

Financial assets measured at amortized cost

A non-derivative financial asset is measured at amortized cost when both of the following conditions are met: (i) the asset is held within a business model whose objective is to hold assets in order to collect the contractual cash flows; and (ii) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. Such assets are recognized initially at fair value plus any directly attributable transaction costs and measured at amortized cost using the effective interest method subsequent to initial recognition, loans and receivables are measured at amortized cost. Financial assets measured at amortized cost are comprised of cash and trade and other receivables.

(ii)    Financial liabilities

The Company recognizes a financial liability on the trade date in which it becomes a party to the contractual provisions of the instrument at fair value plus any directly attributable costs. Financial liabilities are subsequently measured at amortized cost or FVTPL and are not subsequently reclassified. The Company’s financial liabilities are trade and other payables and loans and borrowings which are recognized on an amortized cost basis.

Financial liabilities measured at amortized cost

All financial liabilities are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument. Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. All financial liabilities are measured at amortized cost, except for financial liabilities measured at FVTPL. A financial liability may no longer be reclassified subsequent to initial recognition. Subsequent to initial recognition, financial liabilities are measured at amortized cost using the effective interest method.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant accounting policies: (cont.)

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or when they expire. The Company has the following non-derivative financial liabilities which are classified as financial liabilities measured at amortized cost: trade and other payables and loans and borrowings.

(d)    Revenue from contracts with customers

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control over a good or service to a customer. The Company records revenue upon transfer of promised goods or services to customers in amounts that reflect the consideration to which the Company expects to be entitled in exchange for those goods or services based on the following five step approach:

Step 1: Identify the contracts with customers;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue as performance obligations are satisfied.

The Company typically satisfies its performance obligations at a point in time, upon completion of sale. The Company primarily acts as principal in contracts with its customers. The Company does not have material obligations for returns, refunds and other similar obligations, nor warranties and related obligations.

Revenue is recognized at the amount of the transaction price that is allocated to the performance obligation. The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

The company has a single revenue stream currently that relates to the sale of cannabis-based products for medicinal use. This revenue stream is assessed as one performance obligation. Revenue from cannabis based medicinal product sales is recognized once the performance obligation has been satisfied, which would be upon the customer taking the delivery of the product. The transaction price for each product and service will be determined based on the respective invoice.

The Company exercises judgments in determining the amount of the costs incurred to obtain or fulfil a contract with a customer, which includes, but is not limited to (a) the likelihood of obtaining the contract, (b) the estimate of the profitability of the contract, and (c) the credit risk of the customer. An impairment loss will be recognized in profit or loss to the extent that the carrying amount of the asset exceeds (a) the remaining amount of consideration that the entity expects to receive in exchange for the goods or services to which the asset relates, less (b) the costs that relate directly to providing those goods or services and that have not been recognized as expenses.

(e)     Cash and cash equivalents

The Company considers all liquid investments purchased with a maturity of three months or less at acquisition to be cash and cash equivalents, which are carried and classified at amortized cost. The Company did not hold any cash equivalents as of December 31, 2021 and 2020.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant accounting policies: (cont.)

(f)     Inventories

Inventories consist of raw materials and are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in first-out principle, and includes expenditures incurred in acquiring the inventories and other costs incurred in bringing them to their existing location and condition. Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage, or declining selling prices. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. When the circumstances that previously caused inventories to be written down below cost no longer exist, or when there is clear evidence of an increase in selling prices, the amount of the write-down previously recorded is reversed.

(g)    Biological assets

Biological assets are measured at their fair value less costs to sell in the Statement of Financial Position. The Company’s method of accounting for biological assets attributes value accretion on a straight-line basis throughout the life of the biological asset from initial cloning to the point of harvest. All direct and indirect costs of biological assets are capitalized as they are incurred.

Biological assets and produce held by the Company is planned to be used in four possible ways:

☐      Sale to the export market;

☐      Sale to the local market;

☐      Repurposed for use in research and development; and

☐      Written off for being obsolete.

(h)    Property, plant and equipment

(i)     Recognition and measurement

Items of property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. When parts of an item of property and equipment have different estimated useful lives, they are accounted for as separate items within property and equipment. The costs of the ongoing regular servicing of property and equipment are recognized in tin the period in which they are incurred.

(ii)    Depreciation

Depreciation is recognized in profit or loss over the estimated useful lives of each part of an item of property and equipment in a manner that most closely reflects management’s estimated future consumption of the future economic benefits embodied in the asset. The estimated useful lives for the current and comparative periods are as follows:
Plant and equipment	10 years
Leasehold improvements	20 years
Motor Vehicles	4 years
Computers	3 years
Furniture and fixtures	6 years

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant accounting policies: (cont.)

(i)     Intangible assets

The Company has a cannabis operator’s license in Lesotho, held by its subsidiary Bophelo, which is valid for 10 years and is subject to a renewal at the end of the 10 years. The license is automatically renewed annually on payment of necessary fees as well as submission of operational documents to the Ministry of Health. Intangible assets are recorded at cost less amortization and impairment losses, if any.

Additionally, the Company has cannabis distribution licenses in the United Kingdom held by its subsidiary, Canmart which have been assessed as having an indefinite useful life. As such, these licenses are not amortized but their recoverable amounts are tested annually for impairment. The indefinite intangible assets are recorded at cost less impairment losses, if any. The Company capitalizes the initial license application cost as the cost of intangible assets while the annual license renewal fees are expensed in the year during which they occur

(j)     Impairment of non-financial assets

The Company assesses at each reporting period whether there is an indication that a non-financial asset may be impaired. An impairment loss is recognized when the carrying amount of an asset, or its cash generating unit (“CGU”), exceeds its recoverable amount. A CGU is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. The recoverable amount is the greater of the asset’s or CGU’s fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. In determining fair value less cost to sell, an appropriate valuation model is used. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the CGU to which the asset belongs.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of amortization, if no impairment loss had been recognized.

(k)    Income Taxes

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant accounting policies: (cont.)

In addition, deferred taxes are not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred taxes are measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the tax laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax assets and liabilities on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(l)     Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company assesses whether the contract involves the use of an identified asset, whether the right to obtain substantially all of the economic benefits from use of the asset during the term of the arrangement exists, and if the Company has the right to direct the use of the asset. At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative standalone prices.

As a lessee, the Company recognizes a right-of-use asset and a lease liability at the commencement date of a lease. The right-of-use asset is initially measured at cost, which is comprised of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any decommissioning and restoration costs, less any lease incentives received.

The right-of-use asset is subsequently depreciated from the commencement date to the earlier of the end of the lease term, or the end of the useful life of the asset. In addition, the right-of-use asset may be reduced due to impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

A lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by the interest rate implicit in the lease, or if that rate cannot be readily determined, the incremental borrowing rate. Lease payments included in the measurement of the lease liability are comprised of:

a)      fixed payments, including in-substance fixed payments, less any lease incentives receivable;

b)      variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

c)      amounts expected to be payable under a residual value guarantee;

d)      exercise prices of purchase options if the Company is reasonably certain to exercise that option; and

e)      payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

3.      Significant accounting policies: (cont.)

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, or if there is a change in the estimate or assessment of the expected amount payable under a residual value guarantee, purchase, extension or termination option.

Variable lease payments not included in the initial measurement of the lease liability are charged directly to profit or loss.

(m)   Earnings per share

The Company presents basic earnings per share (“EPS”) data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period, adjusted for the Company’s own shares held. Diluted EPS is computed similar to basic EPS except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of any exercisable instruments, if dilutive. The number of additional shares is calculated by assuming that outstanding exercisable instruments were exercised and that the proceeds from such exercise were used to acquire Common Shares at the average market price during the reporting periods.

(n)    New standard issued not yet adopted

In January 2020, the IAS issued an amendment to IAS 1 Presentation of Financial Statements that clarifies the criterion for classifying a liability as non-current relating to the right to defer settlement of a liability for at least 12 months after the reporting period.

3.      Liabilities are classified as non-current if the entity has a substantive right to defer settlement for at least 12 months at the end of the reporting period. The amendment no longer refers to unconditional rights. The assessment determines whether a right exists, but it does not consider whether the entity will exercise the right.

4.      ‘Settlement’ is defined as the extinguishment of a liability with cash, other economic resources or an entity’s own equity instruments. There is an exception for convertible instruments that might be converted into equity, but only for those instruments where the conversion option is classified as an equity instrument as a separate component of a compound financial instrument.

The amendment applies to annual reporting periods beginning on or after January 1, 2023, and is applied retrospectively upon adoption. The Company does not expect the amendments to have a significant impact on the consolidated financial statements upon adoption.

4.      Accounts receivable

As at December 31:	2021	2020
Trade accounts receivable	$29,457	$—
Sales taxes receivable	212,900	—
	$242,357	$—

As at December 31, 2021, there was one customer with an amount greater than 10% of the Company’s trade accounts receivable which represented 94% of the balance. The Company did not record any bad debt expense during the year ended December 31, 2021 (2020 — $nil; 2019 — $nil)

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

5.      Inventory

The Company’s inventory included cannabis based products for medical use in the UK and cannabis seeds in Lesotho. The stock held in the UK had to be destroyed as they went out of date and therefore do not carry any value as at December 31, 2021 (2020 — $611). The majority of the stock of cannabis seeds held in Lesotho were transferred to biological assets during the year. During he year ended December 31, 2021, the Company wrote-off inventories of $19,563, as a loss on change in fair value of biological assets related to seeds that were unusable (2020 — nil, 2019 — nil), which is presented in the Statement of Operations. The Company did not record any inventory as expense during the year ended December 31, 2021 (2020 — nil, 2019 — nil).

Biological assets

Set out below is a reconciliation of the Company’s biological assets as at December 31, 2021 and as at December 31, 2020:

For the period ended December 31	2021	2020
Balance, beginning of the period	$—	$—
Requisition of raw materials from inventory	202,900	—
Capitalized costs	490,672	—
Loss on change in fair value of biological assets	(693,572)	—
	$—	$—

Biological assets at December 31, 2021 consisted of approximately 49,269 cannabis plants which are expected to yield approximately 492.69 kilograms of medical cannabis when harvested in April 2022. Additionally, biological assets at December 31, 2021 includes 156,073 cannabis seeds. The fair value of biological assets has been assessed as nil at December 31, 2021 due to the fact that the current harvest is the Company’s first commercial harvest, the Company has not yet historically made any material sales of medical cannabis and, furthermore, the Company does not yet have a buyer for the expected harvest.

6.      Property and equipment

Cost	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Capital work-in- progress	Total
Balance, December 31, 2019	$449,044	$304,770	$38,427	$—	$—	$616,377	$1,408,618
Additions	172,369	—	—	—	—	266,768	439,137
Write-offs	(23,748)	—	—	—	—	—	(23,748)
Foreign exchange movements	(11,305)	(11,333)	(1,429)	—	—	—	(24,067)
Balance, December 31, 2020	$586,360	$293,437	$36,998	$—	$—	$883,145	$1,799,940
Additions	53,808	493,136	14,214	10,427	4,887	—	576,472
Reclassifications	—	360,695	—	—	—	(360,695)	—
Foreign exchange movements	(50,157)	(57,574)	(3,589)	(303)	(192)	(58,197)	(170,012)
Balance, December 31, 2021	$590,011	$1,089,694	$47,623	$10,124	$4,695	$464,253	$2,206,400
Accumulated depreciation	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Capital work-in- progress	Total
Balance, December 31, 2019	$67,113	$22,489	$4,803	$—	$—	$—	$94,405
Depreciation	60,212	14,950	9,425	—	—	—	84,587
Foreign exchange movements	(3,615)	(1,115)	(354)	—	—	—	(5,084)
Balance, December 31, 2020	$123,710	$36,324	$13,874	$—	$—	$—	$173,908
Depreciation	63,785	78,352	11,208	1,245	483	—	155,073
Foreign exchange movements	(12,641)	(6,053)	(1,577)	(39)	(19)	—	(20,329)
Balance, December 31, 2021	$174,854	$108,623	$23,505	$1,206	$464	$—	$308,652

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

6.      Property and equipment (cont.)

Net book value	Plant and equipment	Leasehold Improvements	Motor Vehicles	Computers	Furniture and fixtures	Capital work-in- progress	Total
Balance, December 31, 2020	$462,650	$257,113	$23,124	$—	$—	$883,145	$1,626,032
Balance, December 31, 2021	$415,157	$981,071	$24,118	$8,918	$4,231	$464,253	$1,897,748

As at December 31, 2021 and 2020 the Company’s Capital work in progress relate to the ongoing civil, gravelling, storm drainage work on site, as well as the construction of hoop houses and a Cravo A-Frame style greenhouse for future medical cannabis cultivation in Bophelo Bio Science in Lesotho.

The Company considered indicators of impairment at December 31, 2021 and 2020. The Company did not record any impairment loss during the year ended December 31, 2021 (2020 — $23,748, 2019 — nil).

7.      Right-of-use assets

Land lease
Balance, December 31, 2019	$2,409,934
Additions	—
Amortization	(56,292)
Movement in exchange rates	(153,863)
Balance, December 31, 2020	$2,199,779
Additions	—
Amortization	(115,183)
Movement in exchange rates	(175,719)
Balance, December 31, 2021	$1,908,877

8.      Intangible assets

Cost:	Licences
Balance, December 31, 2019	$437,911
Movement in exchange rates	(15,085)
Balance, December 31, 2020	$422,826
Movement in exchange rates	(33,370)
Balance, December 31, 2021	$389,456

Accumulated depreciation	Licences
Balance, December 31, 2019	$63,202
Amortization	41,337
Movement in exchange rates	(3,119)
Balance, December 31, 2020	$101,420
Amortization	38,766
Movement in exchange rates	(9,832)
Balance, December 31, 2021	$130,354

Net book value	Licences
Balance, December 31, 2020	$321,406
Balance, December 31, 2021	$259,102

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

8.      Intangible assets (cont.)

The Company’s intangible assets consist of a cannabis operator’s license with a carrying value of $242,086 at December 31, 2021 (2020 — $304,260) and a cannabis distribution license with a carrying value of $17,016 at December 31, 2021 (2020 — $17,146). The Company considered indicators of impairment at December 31, 2021 and 2020. The Company did not record any impairment loss during the year ended December 31, 2021 (2020 — nil, 2019 — nil).

At December 31, 2021, the remaining useful life of the Company’s cannabis operator’s license is approximately 6.5 years. The Company’s cannabis distribution license has been classified as an indefinite-life intangible asset as the Company expects to maintain this asset and the end point of the useful life of such asset cannot be determined. The Company evaluates the assumption of the indefinite life of the cannabis distribution license at least annually.

9.      Lease liability

As at December 31:	Maturity	Incremental borrowing rate	2021	2020
Current	2022	10.25%	$439,709	$283,976
Non-current	2023 – 2039	10.25%	1,978,997	2,598,176
			$2,418,706	$2,882,152

The Company has committed to the following undiscounted minimum lease payments remaining as at December 31, 2021:

Year ended December 31:
2022	$108,628
2023	260,708
2024	260,708
2025	260,708
2026	260,708
Thereafter	3,193,669
$4,345,129

10.    Loans payable

(a)    Louisa Mojela loans:

The loans described below have been granted to the Company to fulfill its capital and operational requirements. The terms of the loans are described below:

(i)     Bridge loan

The loan is a bridge financing facility of $1 million USD to fund capital expenditure and working capital of the Company. The loan carries a redemption premium of 100% of the capital amount borrowed. This redemption premium is triggered and becomes payable upon the successful raising of capital of not less than $18m (which must take place before October 31, 2020), or in the event of a conversion of the bridge loan to equity. This loan was repayable within 18 months from the date of first drawdown (which was on or around December 1, 2019), alternatively, the repayment of the loan plus the redemption premium is payable on the successful raising of capital of not less than $18m. The loan carries interest at a rate of 1.5% per month applicable from the first draw down date. In the event that the redemption premium is triggered and payable, all interest accrued on the loan is cancelled and only the capital plus the redemption premium is then accrued and payable. The loan agreement was amended in May 2020 to cater for a further additional borrowing (on the same

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

10.    Loans payable (cont.)

terms and conditions described above) to the amount of US$100,000. This resulted in a cumulative amount borrowed of $1.1 million (capital amount of the loan). The loan is secured by a first notarial bond/mortgage over the Company’s property.

The security is shared with Middleton Gardens Ltd. (“Middleton”), a company registered in the British Virgin Islands with whom Bophelo had entered into a loan agreement and both Middleton and L Mojela entered into an intercreditor agreement to this effect. On or around November 11, 2021, the loan was converted to shares in the Company’s capital (see (iv)) and as such, all accrued interest on the loan was cancelled and replaced with a 100% redemption premium. As such, and immediately prior to the conversion of the loan to equity, the principal amount of $1.1 million plus an accrued redemption premium of a further $1.1 million was payable. Accordingly, a total of $2.2 million in debt due to Ms. Louisa Mojela was settled through an issue of 880,000 Common Shares of the Company at a price of $2.50 each, and with a total value of $2.2 million. As such, the balance owing in terms of the bridge loan at December 31, 2021 is nil (2020: $1,350,813).

(ii)    Short-term loan #1

This is a short-term loan facility of approximately $135,226 in capital value lent. This loan was provided in the financial year ending December 31, 2020. The purpose of this loan was to assist the Company in funding working capital deficits. This loan was unsecured, repayable within 30 days of receiving the payment and carried interest at the rate linked to the prime lending rate in the Republic of South Africa. The capital balance of this loan was repaid in full before the end of the financial year December 31, 2020. The interest balance on this loan remains unpaid and outstanding as at December 31, 2021 with a value of $ 9,068 (2020: $11,230).

(iii)   Short-term loan #2

This is a short-term loan facility of approximately $190,444 in capital value lent. This loan was provided in the financial year ending December 31, 2020. The purpose of this loan was to assist the Company in funding its day-to-day operating costs. This loan does not have a fixed repayment date, is unsecured and is interest free. The balance on this loan at December 31, 2021 is $174,840 (2020: $190,444).

(iv)    Shares-for-debt

On November 11, 2021 the Company converted the remaining balances outstanding of (i), in exchange for 880,000 shares in the Company’s capital. The transaction was valued at $2,200,000, which represented a 100% premium on the balance outstanding immediately prior to the transaction. The Company treated the redemption premium as interest and the face value of the bridge loan was settled by the issuance of shares that were required to settle the amount due.

(v)     Short-term loan

During the year ended December 31, 2021, the Company received short term loan facility of approximately $258,900 (L 4,000,000) to assist the Company in funding its day-to-day operating costs. As at December 31, 2021 the balance remaining was $248,293 (2020: US$ Nil). This loan does not have a fixed repayment date, is unsecured and is interest free.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

11.    Capital

(a)     Authorized

The Company has authorized share capital of an unlimited amount of Common Shares with no par value.

(b)     Shares issued and outstanding

Shares issued and outstanding are as follows:

Cost:	Number of shares	Capital
Balance, December 31, 2019	13,129,212	$1,636
Balance, December 31, 2020	13,129,212	1,636
Shares issued to founders	5,626,806	1
Seed subscription	468,900	250,000
Private Placement	2,126,400	4,804,058
Settlement of Bridge Loan	880,000	2,200,000
Balance, December 31, 2021	22,231,318	$7,255,695

i.       The 13,129,212 shares issued to Halo in exchange for the Cannahealth acquisition have been deemed to be issued and outstanding as of the earliest reporting date, December 31, 2019.

ii.      On July 16, 2021, the Company issued 5,626,806 Common Shares in the Company’s capital to its founders.

iii.     On July 26, 2021, the Company completed a seed capital offering issuing 468,900 Common Shares in the Company’s capital at approximately $0.53 per share.

iv.      On November 12, 2021, the Company issued 13,129,212 shares to the former shareholders of Cannahealth Limited to facilitate the acquisition of the entity, at a value of $0.01 per share.

v.       On November 12, 2021, the Company completed a private placement, receiving gross consideration of $5,312,136 upon the issuance of 2,126,400 Common Shares of the Company at a price of $2.50 per share. The Company paid $508,078 in advisory fees and commissions associated with the offering.

vi.     On November 10, 2021, the Company issued 880,000 Common Shares at a value of $2.50 per common share to settle bridge loans payable of $2,200,000.

(c)     Earnings per share

The weighted average number of Common Shares outstanding for basic and diluted earnings per share for the year ended December 31, 2021 was 16,223,996. The weighted average number of ordinary shares outstanding for basic and diluted earnings per share for the years ended December 31, 2020 and 2019 was 13,129,212, adjusted for the same amount issued for the acquisition of Cannahealth. The Company did not have any potential dilution at December 31, 2021, 2020, or 2019.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

12.    Income taxes

The components of income tax expense (benefit) are as follows:

Year ended December 31	2021	2020	2019
Current:
Kingdom of Lesotho	$—	$—	$—
Republic of Malta	—	—	—
United Kingdom	—	—	—
	$—	$—	$—

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

Deferred tax assets and liabilities have not been recognized for the following:

Year ended December 31	2021	2020	2019
Net loss before income taxes	$(8,131,197)	$(2,300,571)	$(1,394,641)
Statutory income tax rate	26.50%	26.50%	26.50%

Income tax benefit	(2,154,767)	(609,651)	(369,580)
Foreign rate differential	1,227,150	379,594	230,116
Unrecognized loss carryforwards	1,089,449	230,057	139,464
	$—	$—	$—

The Company has reconciled to the average statutory tax rate of the Kingdom of Lesotho (10%), the Republic of Malta (35%) and the United Kingdom (19%).

Deferred tax assets

As at December 31	2021	2020
Net operating loss before carryforwards	$—	$—
Unrecognized loss carryforwards	$—	$—

Deferred tax assets have not been recognized in respect of unutilized tax losses carried forward because it is not probable that future taxable profit will be available against which the Company can use the benefits therefrom.

13.    Related party transactions

Secured convertible debenture

On November 3, 2021 (the “Issuance Date”), the Company entered into an agreement with Halo in which the Company issued Halo a secured convertible debenture with an initial value of $6,559,294. The balance payable of the secured convertible debenture is $6,716,190 as at December 31, 2021 which included additional loan owed to Halo for November and December 2021as well as an interest of $10,423. The notes are convertible into Common Shares of the Company’s capital receiving the number of shares, at its current market price, required to satisfy the principal and interest payable. The obligation to convert the note within six months of the Issuance Date is triggered by (a) an initial public offering by the Company on a stock exchange; (b) an amalgamation, arrangement, merger, reverse takeover, reorganization or similar event; (c) a sale or conveyance of all or substantially all of the property and assets of the Company to any arm’s length third party for consideration consisting of free trading securities and the subsequent distribution of all of such consideration to all of the holders of Common Shares, on a pro rata basis; (d) the sale or exchange of all or substantially all of shares of the Borrower for free trading securities. The debt bears interest at one percent per annum, matures on November 3, 2022 and is secured by all of the assets of the Company other than the interests in the securities of Bophelo Bio Science and Wellness Pty. Ltd. and ranks ahead of all other debt issued by the Company.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

13.    Related party transactions (cont.)

Transactions with Key Management Personnel

The Company has identified its Board of Directors, Executive Chairman, Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) and its President as its key management personnel who have the authority and responsibility for planning, directing and controlling the Company’s main activities.

For the years ended December 31	2021	2020	2019
Key Management Remuneration	1,148,206	259,035	116,481
Director Professional fees	—	121,467	121,970
Short term accommodation expense	69,521	45,482	26,264
	1,217,727	425,984	264,715

The Key Management remuneration is included in the Personnel expenses as well as the Professional and Consulting fees in the Statement of Operations.

The Director’s professional fees incurred during the years December 31, 2020 and December 31, 2019 were related to the services provided by a director of Bophelo Bio Science & Wellness Pty Ltd. that was over and above the regular remuneration paid to the directors.

During the year ended December 31, 2021, the Company incurred expenditures of $69,521 (2020 — $45,482; 2019 — $26,264) associated with rental of short-term accommodates from the Company’s executive Chairman, LM Mojela, to house the Company’s expatriate staff working on site at the Company’s cultivation operation in the Kingdom of Lesotho.

During the year ended December 31, 2020, the Company incurred professional services expense of $121,467 (2019 — $121,970) associated with services provided by a director of the Company that was not a result of the regular remuneration paid to the Company’s directors.

As of December 31, 2021, the Company has balances payable to related parties of $9,601,708 (2020 — $9,225,650) as below:

a.      As at December 31, 2021 the entire balance of Loans and Borrowings (Note 10) $432,201 (2020 — $1,552,487) was owed to Louisa Mojela. The balance does not bear interest, is unsecured and does not have a fixed repayment date.

b.      The remuneration payable to key management as at December 31, 2021 is $34,611 (2020 — $102,785).

c.      As at December 31, 2021 the balance presented in the Lease liability (Note 9) pertained to the amount owing to Mophuthi Trust, a Trust controlled by Louisa Mojela and Granny Seape to the extent of $2,418,706 (2020 — 2,882,152).

d.      The balance of $6,716,190 under Secured convertible debentures as at December 31, 2021 carries interest at 1% per annum. (2020 — $4,688,226).

The Company’s related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

14.    Financial instruments

The following is a comparison by class of the carrying amounts and fair value of the Company’s financial instruments as at December 31, 2021 and 2020:

		2021		2020
As at December 31	Level	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets
Financial assets measured at amortized cost:
Cash	1	$3,495,390	3,495,390	$13,504	13,504
Trade and other receivables	2	242,357	242,357	—	—

Financial liabilities
Financial assets measured at amortized cost:
Trade and other payables	2	$680,328	680,328	$183,895	183,895
Loans and borrowings	2	432,201	432,210	6,240,713	6,240,713
Lease liabilities	2	2,418,706	2,418,706	2,882,152	2,882,152
Secured convertible debenture	2	6,716,190	6,716,190	—	—

The Company has determined the estimated fair values of its financial instruments based on appropriate valuation techniques. The carrying values of current monetary assets and liabilities approximate their fair values due to their relatively short periods to maturity.

15.    Risks arising from financial instruments and risk management

The Company’s activities expose it to a variety of financial risks: market risk (including foreign exchange and interest rate risks), credit risk and liquidity risk. Risk management is the responsibility of the Company, which identifies, evaluates and, where appropriate, mitigates financial risks.

(a)    Market risk

Foreign exchange risk: is the risk that the fair value of future cash flows for financial instruments will fluctuate because of changes in foreign exchange rates. The Company has not entered into any foreign exchange hedging contracts. The Company is exposed to currency risk from the British Pound (“GBP”), Lesotho Loti (“LSL”) and Canadian dollar (“CAD”) through the following foreign currency denominated financial assets and liabilities:

As at December 31 (expressed in GBP)	2021	2020
Financial assets
Cash	£2,577,674		£—
Trade and other receivables	30,983		344
	£2,608,657		£—
Financial liabilities
Trade and other payables	£239,763	£
	£239,763	£

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

15.    Risks arising from financial instruments and risk management (cont.)

As at December 31 (expressed in CAD)	2021	2020
Financial assets
Trade and other receivables	$255,880	$—
	$255,880	$—

Financial liabilities
Trade and other payables	$234,711	$—
	$234,711	$—
As at December 31 (expressed in LSL)	2021	2020
Financial assets
Cash	L 321,646	L —
Trade and other receivables
	L 323,667	L —

Financial liabilities
Lease liabilities	L 38,965,352	L —
Loans and borrowings	7,846,551	—
	L 46,811,903	L —

Based on the above net exposures as at December 31, 2021, assuming that all other variables remain constant, a 5% appreciation or deterioration of the USD against the GBP would result in a corresponding increase or decrease, respectively on the Company’s net income of approximately $161,000 (2020 — nil), CAD — $3,000 (2020 — nil) and LSL — $143,000 (2020 — $156,000).

(b)    Credit risk

Credit risk is the risk of financial loss to the Company if a partner or counterparty to a financial instrument fails to meet its contractual obligation and arises principally from the Company’s cash and accounts receivable. The carrying amounts of the financial assets represents the maximum credit exposure. The Company limits its exposure to credit risk on cash by placing these financial instruments with high-credit quality financial institutions.

At December 31, 2021 the Company was subject to a concentration of credit risk related to its accounts receivable as 94% of the balance of amounts owing is from one customer. As at December 31, 2021, none of the outstanding accounts receivable were outside of the normal payment terms and the Company did not record any bad debt expenses during the years ended December 31, 2021, December 31, 2020 and December 31, 2019. As at December 31, 2021 and 2020, the expected credit lifetime credit losses for accounts receivable aged as current were nominal amounts. The Company considers a financial asset in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

(c)     Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages its liquidity risk by continuously monitoring forecasted and actual cash flows, as well as anticipated investing and financing activities and to ensure that it will have sufficient liquidity to meet its liabilities and commitments when due and to fund future operations. The Company’s trade and other payables are due within the current operating period.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

16.    Capital Management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to continue the business of the Company. The Company, upon approval from its Board of Directors, will balance its overall capital structure through new share and warrant issuances, granting of stock options, the issuance of debt or by undertaking other activities as deemed appropriate under the specific circumstance. The Board of Directors does not establish a quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and to provide capital to pursue the development and commercialization of its products. In the management of capital, the Company includes cash, long-term debt and capital. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares or new debt.

At the current stage of the Company’s development, in order to maximize its current business activities, the Company does not pay out dividends. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company’s overall strategy with respect to capital risk management remains unchanged for the year ended December 31, 2021.

17.    Determination of fair values

IFRS 13, Fair Value Measurement, establishes a fair value hierarchy that reflects the significance of the inputs used in measuring fair value. The fair value hierarchy has the following levels:

•        Level 1 — Quoted prices in active markets for identical assets or liabilities;

•        Level 2 — Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable;

•        Level 3 — Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions market participants would use in pricing.

A number of the Company’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following models. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

(a)    Biological assets

The fair value of the biological assets is based on the most recent available evidence for the selling price of similar biological assets. An independent valuator based his valuation of cannabis biological assets being valued at $0.15 per gram and cannabis seeds were valued at historical cost. The fair value of cannabis biomass was based on the selling price of cannabis biomass that recently happened in Lesotho, while the fair value of cannabis seeds on hand was based on the historical cost of the seeds based on what was paid by the company.

(b)    Intangible assets

The fair value of intangible assets is based on a discounted cash flow analysis in which management determines the estimated future cash flows and eventual sale of the assets.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

18.    Segmented info

The Company has three reportable segments: Cultivation, Distribution & Corporate. The cultivation is done in Lesotho at Bophelo Bio Science & Wellness Pty Ltd. The distribution is done by Canmart Ltd. in the UK and the corporate segment. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. The reportable segments have been determined by the management on the basis that these are strategic business units that offer different products & services. The business unit in Lesotho under the cultivation segment is in the process of cultivation of cannabis biomass and cannabis based medical products, the business unit in the UK under the distribution segments offers sales and distribution of cannabis based medical products. The corporate segment offers management and treasury services within the group companies. They are managed separately as each business requires different strategy and technology.

Set out below is information about the assets and liabilities as at December 31, 2021 and 2020 and profit or loss from each segment for the years ended December 31, 2021, 2020 and 2019:

	As at December 31, 2021
Financial statement line item:	Cultivation	Distribution	Corporate	Total
Reportable segment assets	$4,127,138	$3,716,771	$205,797	$8,043,909
Reportable segment liabilities	3,020,730	323,129	6,899,644	10,243,143
	As at December 31, 2020
Financial statement line item:	Cultivation	Distribution	Corporate	Total
Reportable segment assets	$4,253,676	$19,664	$—	$4,273,340
Reportable segment liabilities	9,305,736	1,024	—	9,306,760
	For the year ended December 31, 2021
Financial statement line item:	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$—	$41,431	$—	$41,431
Intersegment revenues	—	—	—	—
Other income	—	55	—	55
Finance income	26,659	90	—	26,749
Finance expense	1,082,372	—	10,509	1,092,881
Depreciation & amortization	308,544	478	—	309,022
Reportable segment loss	(5,331,600)	(1,775,923)	(1,019,823)	(8,127,347)
	For the year ended December 31, 2020
Financial statement line item:	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$—	$2,062	$—	$2,062
Intersegment revenues	—	—	—	—
Other revenue	—	—	—	—
Finance income	10,187	1	—	10,188
Finance expense	645,162	—	—	645,162
Depreciation & amortization	248,743	—	—	248,743
Reportable segment loss	(2,298,310)	(2,261)	—	(2,300,571)

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

18.    Segmented info (cont.)

	For the year ended December 31, 2019
Financial statement line item:	Cultivation	Distribution	Corporate	Total
Revenues from external customers	$—	$—	$—	$—
Intersegment revenues	—	—	—	—
Other revenue	—	—	—	—
Finance income	399	2	—	401
Finance expense	493,807	—	—	493,807
Depreciation & amortization	198,824	—	—	198,824
Reportable segment loss	(1,394,611)	(30)	—	(1,394,641)

Set out below are reconciliations of each reportable segment’s revenues, profit or loss, assets and liabilities as at December 31, 2021 and 2020, and for the years ended December 31, 2021, 2020 and 2019:

	For the year ended December 31, 2021
Revenues	Cultivation	Distribution	Corporate	Total
Total revenues	$—	$41,431	$—	$41,431
Elimination of inter segment revenue	—	—	—	—
Total revenue	$—	$41,431	$—	$41,431
	For the year ended December 31, 2020
Revenues	Cultivation	Distribution	Corporate	Total
Total revenues	$—	$2,062	$—	$2,062
Elimination of inter segment revenue	—	—	—	—
Total revenue	$—	$2,062	$—	$2,062
For the year ended December 31, 2019
Revenues	Cultivation	Distribution	Corporate	Total
Total revenues	$—	$—	$—	$—
Elimination of inter segment Revenue	—	—	—	—
Total revenue	$—	$—	$—	$—
	For the year ended December 31, 2021
Loss	Cultivation	Distribution	Corporate	Total
Total profit or loss for reportable segments	$(5,331,600)	$(1,775,923)	$(1,019,823)	$(8,127,347)
Other profit or loss	—	—	—	—
Elimination of inter segment profit or loss	—	—	—	—
Loss before income tax expense	$(5,331,600)	$(1,775,923)	$(1,019,823)	$(8,127,347)
	For the year ended December 31, 2020
Loss	Cultivation	Distribution	Corporate	Total
Total profit or loss for reportable segments	$(2,298,310)	$(2,261)	$—	$(2,300,571)
Other profit or loss	—	—	—	—
Elimination of inter segment profit or loss	—	—	—	—
Loss before income tax expense	$(2,298,310)	$(2,261)	$—	$(2,300,571)

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

18.    Segmented info (cont.)

	For the year ended December 31, 2019
Loss	Cultivation	Distribution	Corporate	Total
Total profit or loss for reportable segments	$(1,394,611)	$(30)	$—	$(1,394,641)
Other profit or loss	—	—	—	—
Elimination of inter segment profit or loss	—	—	—	—
Loss before income tax expense	$(1,394,611)	$(30)	$—	$(1,394,641)
	As at December 31, 2021
Assets	Cultivation	Distribution	Corporate	Total
Total assets for reportable segments	$4,127,138	$4,082,801	$26,025,848	$34,235,787
Other assets	—	—	—	—
Elimination of inter segment assets	—	(366,030)	(25,825,848)	(26,191,878)
Entity’s assets	$4,127,138	$3,716,771	$200,000	$8,043,909
	As at December 31, 2020
Assets	Cultivation	Distribution	Corporate	Total
Total assets for reportable segments	$4,253,676	$19,664	$—	$4,273,340
Other assets	—	—	—	—
Elimination of inter segment assets	—	—	—	—
Entity’s assets	$4,253,676	$19,664	$—	$4,273,340
	As at December 31, 2021
Liabilities	Cultivation	Distribution	Corporate	Total
Total liabilities for reprtable segments	$10,602,945	$5,437,189	$6,899,644	$22,939,779
Other liabilities	—	—	—	—
Elimination of inter segment liabilities	(7,582,575)	(5,114,060)	—	(12,696,635)
Entity’s liabilities	$3,020,730	$323,129	$6,899,644	$10,243,144
	As at December 31, 2020
Liabilities	Cultivation	Distribution	Corporate	Total
Total liabilities for reprtable segments	$9,305,736	$1,024	$—	$9,306,760
Other liabilities	—	—	—	—
Elimination of inter segment liabilities	—	—	—	—
Entity’s liabilities	$9,305,736	$1,024	$—	$9,306,760

The Company has identified only three operating segments as disclosed above. The activities of two other subsidiary companies namely Cannahealth and Bophelo H are to hold the investments within the group companies. Therefore, there profit or loss, assets and liabilities are not included in the above segment information.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

19.    Subsequent events

1.      Appointment of Directors

On 20 February 2022, the Company appointed the following individuals to the board of directors:

•        Bridget Baker

•        Gila Jones

•        Gugu Dingaan

All three of the above directors were appointed as independent non-executive directors and, following their appointment, increased the total number of directors of the Company to seven, with a majority of directors being considered to be independent.

2.      Private Placement

On 14 January 2022, the Company completed a second interim closing of a private placement, which saw subscribers receive 154,000 Common Shares of the Company in lieu of gross proceeds of $385,000. On 10 February 2022, the Company completed its third and final closing of a private placement which saw subscribers receive 8,000 Common Shares of the Company in lieu of gross proceeds of $20,000.

3.      Conversion of Debenture

On 14 March 2022, and immediately prior to an Initial Public Offering of the Company, Akanda Corp. issued 1,645,745 Common Shares to Halo Collective, Inc. (“Halo”) at a price of $4 each to settle the principal amount ($6,559,294) plus accrued interest ($23,686) owing to Halo in terms of a convertible debenture agreement, which totalled $6,582,980 at the time of conversion. The conversion of the debt owing was triggered by the Initial Public Offering in terms of the convertible debenture agreement.

4.      ESG Trust

On 17 March 2022, the Company issued 869,963 Common Shares to the Akanda Bokamoso Empowerment Trust in terms of unconditional awards vested to the Akanda Bokamoso Empowerment Trust in terms of the Company’s Employee Share Ownership Plan. The Akanda Bokamoso Empowerment Trust has been established by Akanda Corp. as an ESG Trust to benefit employees of Akanda Corp. and its subsidiaries, especially those who are disadvantaged and vulnerable persons living in the Kingdom of Lesotho.

5.      IPO & Listing

On 17 March 2022, the Company completed an Initial Public Offering and listed on the Nasdaq stock exchange. The Initial Public Offering saw the Company issue 4,000,000 Common Shares to IPO investors in exchange for gross proceeds of $16,000,000 and net proceeds of $14,682,089 after deducting underwriter commissions and allowable expenses.

Akanda Corp
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

19.    Subsequent events (cont.)

6.      Conversion of Warrant

On 22 March 2022, the Company’s underwriter’s, Boustead Securities Limited (“BSL”), exercised a purchase warrant to acquire 234,839 Common Shares. In terms of the purchase warrant held by the underwriters, BSL are entitled to purchase up to 280,000 Common Shares of the Company at a strike price of $5 per share. In terms of the warrant, BSL are entitled to convert their warrant into a right to purchase up to a maximum of 280,000 Akanda Common Shares based on the following formula:

X = Y(A-B)/A

Where:

•        A = the fair market value per Akanda share at the time of exercise ($31)

•        B = the strike per share ($5)

•        A – B = the difference between the fair market value of an Akanda common share at the time of exercise and the strike price of the warrant ($26),

•        Y = the maximum number of shares issuable to BSL under the warrant (280,000 Common Shares)

•        X = the number of Common Shares issuable to BSL upon exercise B multiplied by the number of shares exercisable under the warrant, and divided by the fair market value per share at the time of the exercising of the warrant.

•        On 22 March 2022, BSL exercised the warrant at an underling fair value price per share of $31 per share and are entitled to receive 234,839 Common Shares in accordance with the above formula as net settlement of the purchase warrant, which was calculated as follows:

7.      Acquisition of Holigen Limited

On 20 April 2022, announced it has entered into a definitive agreement to acquire 100% of the issued and outstanding shares of Holigen Limited (“Holigen”) from The Flowr Corporation. Holigen is the owner of RPK Biopharma Unipessoal, Lda (“RPK”) a Portugal-based cultivator, manufacturer and distributor of medical cannabis products. Under the terms of the definitive agreement, Akanda will acquire Holigen for a combination of US$3.0 million in cash (C$3.75 million), 1.9 million Akanda Common Shares, and the assumption at RPK of approximately US$4.3 million (€4.0 million) of debt which is non-recourse to Akanda. In addition, to further align Akanda and Flowr, concurrently with the closing of the acquisition, Akanda will purchase 14,285,714 Flowr Common Shares for aggregate gross proceeds to Flowr of approximately US$790,000 (C$1.0 million) at a price per share of C$0.07.

The acquisition, which has been approved by the Boards of Directors of both companies, is expected to close during the second quarter of 2022, and is subject to the satisfaction or waiver of customary closing conditions, including the approval by the TSX Venture Exchange.

Akanda Corp.

Common Shares

Warrants to Purchase Common Shares
Pre-Funded Warrants to Purchase Common Shares

________________________

PRELIMINARY PROSPECTUS

________________________

Univest Investments, LLC

February 20, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers.

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company (the “Bylaws”), subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We shall advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below or is not successful on the merits in their defense of the action or proceeding. Indemnification is prohibited unless the individual:

•        Acted honestly and in good faith with a view to our best interests;

•        In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

•        Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

We also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Ontario law.

Item 7.    Recent Sales of Unregistered Securities.

Since the incorporation of the Company, we have issued and sold the securities described below without registering the securities under the Securities Act.

•        On July 16, 2021, the Company sold an aggregate of 562,680 Common Shares at a purchase price of $0.000001 per share to certain founding shareholders including (i) 187,560 shares to Tejinder Virk, our Chief Executive Officer, (ii) 187,560 shares to Louisa Mojela, our Executive Chairman, (iii) 93,780 shares to ERB Investment Holdings, LLC, and (iv) 93,780 shares to S&G Holdings, Ltd. Both ERB Investment Holdings, LLC and S&G Holdings, Ltd. are owned and controlled by Raj Beri.

•        On August 26, 2021, the Company sold 46,890 Common Shares to an accredited investor pursuant to a subscription agreement for Common Shares, at a subscription price of $5.30 and received $250,000 in gross proceeds.

•        On November 3, 2021, the Company closed the Acquisition, pursuant to which the Company issued an aggregate of 1,317,921 Common Shares to Halo at a per share price of $10.00.

•        On November 3, 2021, the Company issued the Debenture in the principal amount of $6,559,294 to Halo in exchange for setting off all outstanding indebtedness owed by Bophelo to Halo. See “Prospectus Summary — Our History and Relationship with Halo — Issuance of Secured Convertible Debenture to Halo” for additional information regarding the terms of the debenture including its conversion terms.

•        On November 10, 2021, the Company issued 88,000 Common Shares, at a price of $25.00 per share, to Louisa Mojela, our Executive Chairman, to settle Bophelo’s indebtedness to her in the aggregate amount of $2,200,000 under the Mojela Bridge Financing Facility. See “Certain Relationships and Related Party Transactions — Our Transactions with Our Executive Chairman.”

•        On November 12, 2021, the Company sold an aggregate of 212,640 Common Shares at the initial closing of a private placement to accredited investors at a purchase price of $25.00 per share for gross proceeds of $5,316,000 and on January 17 and 26, 2022, the Company completed additional and final closings to accredited investors of 16,200 Common Shares at a purchase price of $25.00 per share, for approximately $405,000. Louisa Mojela, our Executive Chairman, was one of the investors at the initial closing and purchased 10,000 Common Shares at the same purchase price. Other officers and directors of the Company were investors in the additional and final closings and purchased an aggregate of 6,400 Common Shares at the same purchase price.

•        On March 14, 2022, the Company issued 86,996 Common Shares to the Akanda Bokamoso Empowerment Trust. The share based payment to the Akanda Bokamoso Empowerment Trust is a social development initiative of the Company and its beneficiaries are the employees of subsidiaries within the group.

•        On March 15, 2022, the Company issued 164,574 Common Shares to Halo at a price of $40 each to settle the principal amount of $6,559,294 plus accrued interest $23,686 owing to Halo in terms of a convertible debenture agreement, which totaled $6,582,980 at the time of conversion. The conversion of the debt owing was triggered by the Company’ initial public offering under the terms of the convertible debenture agreement.

•        On April 20, 2022, we issued 190,000 Common Shares as consideration to The Flowr Corporation in connection with the Share Purchase Agreement, dated April 20, 2022, whereby our wholly owned subsidiary, Cannahealth, acquired all of the ordinary shares of Holigen Holdings Limited. The Common Shares were issued pursuant to Regulation S of the Securities Act.

•        On October 26, 2022, we issued 60,000 restricted stock units to our former CEO, Tejinder Virk. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•        On November 1, 2022, we issued 22,000 restricted stock units to Dr. Akkar-Schenki in connection with her resignation as President of the Company. The units were issued pursuant to our 2021 Equity Incentive Plan and vested immediately.

•        On August 14, 2023, we issued 582,193 Common Shares to Halo in full satisfaction of the remaining outstanding balance of a promissory note payable to Halo;

•        On October 11, 2023, we issued 879,895 Common Shares to 1107385 B.C. Ltd. as the first option payment pursuant to the Amended and Restated Option to Purchase Agreement dated September 22, 2023. The agreement is in connection to our acquisition of the right to develop a Canadian farming property in British Columbia, including farming land and related operations and licenses.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering except that Boustead Securities, LLC served as the underwriter for the Seed Financing and the Private Placement. Boustead Securities, LLC waived commission for the Seed Financing and received under the Private Placement: (a) a commission equal to 7% of the gross proceeds and (b) a non-accountable expense allowance equal to 0.5% of the gross proceeds. The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering, or were issued in reliance upon Regulation S of the Securities Act, to an investor who is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act, in an offshore transaction (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investor.

Item 8.    Exhibits and Financial Statements Schedule

(10)  The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:

Exhibit	Description	Incorporated by Reference
		Schedule/ Form	File Number	Exhibit	File Date
1.1**	Form of Underwriting Agreement
2.1*	Share Purchase Agreement between Akanda Corp. and Halo Collective Inc. dated September 29, 2021.	F-1	001-41324	2.1	2/14/22
2.2*	Share Purchase Agreement, dated as of April 20, 2022 among Akanda Corp., Cannahealth Limited, Holigen Holdings Limited and The Flowr Corporation.	6-K	001-41324	2.1	4/27/22
2.3*	Form of Subscription Agreement for The Flowr Corporation Common Shares.	6-K	001-41324	10.1	4/27/22
2.4*	Form of Amended and Restated Option to Purchase between Akanda Corp. and 1107385 B.C. LTD.	6-K	001-41324	99.1	9/25/23
3.1*	Articles of Incorporation of Akanda Corp., dated July 16, 2021.	F-1	001-41324	3.1	2/14/22
3.2*	Articles of Amendment of Akanda Corp., dated August 30, 2021.	F-1	001-41324	3.2	2/14/22
3.3*	Articles of Amendment of Akanda Corp., dated March 8, 2023.	6-K	000-41324	99.2	3/8/23
3.4*	Bylaws of Akanda Corp., dated July 16, 2021.	F-1	001-41324	3.3	2/14/22
5.1**	Opinion of Gowling WLG (Canada) LLP.
8.1	Opinion of Gowling WLG (Canada) LLP as to Canadian tax matters (included in Exhibit 5.1).
10.1*	Form of Subscription Agreement for Common Shares	F-1	001-41324	10.4	2/14/22
10.2*	Off-Take Agreement, dated August 3, 2020, by and between Medcan Ltd. and Bophelo Bio Science and Wellness (Pty) Ltd.	F-1	001-41324	10.9	2/14/22
10.3*	Service, Refinement and Distribution Agreement, effective September 15, 2021, between Cantourage GmbH and Bophelo Bio Science and Wellness (Pty) Ltd.	F-1	001-41324	10.10	2/14/22
10.4*	Service Agreement by and among Akanda Corp. Canmart Limited and Louisa Mojela dated January 24, 2022	F-1	001-41324	10.12	2/14/22
10.5*	Service Agreement by and among Akanda Corp., Canmart Limited and Trevor Scott dated January 24, 2022.	F-1	001-41324	10.13	2/14/22
10.6*+	Stock Option Plan of Akanda Corp.	F-1	001-41324	10.1	2/14/22
10.7*+	Form of Indemnity Agreement with directors and executive officers.	F-1	001-41324	10.8	2/14/22
10.8*	Bridge Loan Facility by and between Akanda Corp. and Cellen Limited dated December 2, 2021.	F-1	001-41324	10.11	2/14/22
10.9*Ω^	Supply Agreement between RPK Biopharma Unipessoal, Lda and Cansativa GmbH, dated August 8, 2022.	20-F	001-41324	4.10	5/2/23

Exhibit	Description	Incorporated by Reference
		Schedule/ Form	File Number	Exhibit	File Date
10.10*Ω^	Retail License Agreement between Cookies Creative Consulting & Promotions, Inc. and RPK Biopharma Unipessoal, LDA, dated July 19, 2021.	20-F	001-41324	4.11	5/2/23
10.11*Ω^	License and Packaging Agreement among Cookies Creative Consulting & Promotions, Inc., 1L Botanicals LLC, and RPK Biopharma Unipessoal, LDA, dated July 19, 2021.	20-F	001-41324	4.12	5/2/23
10.12*^	Amended and Restated Option to Purchase Agreement dated September 22, 2023 between Akanda Corp. and 1107385 B.C. LTD.	6-K	001-41324	99.1	9/25/23
10.13*	Form of Halo Collective Inc. Promissory Note	6-K	001-41325	4.3	1/18/24
10.14#	Note Conversion Agreement dated July 25, 2023 between Akanda Corp. and Halo Collective Inc.
10.15*	Form of Transition Services and Products Agreement between The Flowr Corporation, RPK Biopharma Unipessoal Lda. And Akanda Corp.	6-K	001-41324	10.2	4/27/22
10.16*	Non-Competition Agreement dated April 21, 2022.	6-K	001-41324	10.3	4/27/22
10.17*	Form of Standard Promissory Note	6-K	001-41325	4.4	1/18/24
10.18*	Form of Securities Purchase Agreement	6-K	001-41325	1.1	2/2/24
10.19*	Form of Pre-Funded Warrant	6-K	001-41325	4.1	2/2/24
10.20**	Form of Pre-Funded Warrant
10.21#	Form of Independent Contractor Agreement between Akanda Corp. and Kiranjit Sidhu
10.22**	Form of Warrant
10.23#	Non-Binding Letter of Intent between Akanda Corp. and Somai Pharmaceuticals Ltd.
10.24#	Amendment No. 1 to Non-Binding Letter of Intent between Akanda Corp. and Somai Pharmaceuticals Ltd.
14.1*	Code of Business Conduct and Ethics of Akanda Corp.	F-1	001-41324	14.1	2/14/22
14.2*	Whistleblower Policy of Akanda Corp.	F-1	001-41324	14.2	2/14/22
14.3*	Related Party Transactions Policy of Akanda Corp.	F-1	001-41324	14.3	2/14/22
21.1#	List of Significant Subsidiaries of Akanda Corp.
23.1	Consent of Gowling WLG (Canada) LLP (included in Exhibit 5.1).
23.2#	Consent of Green Growth CPAs, independent registered public accounting firm.
23.3#	Consent of BF Borgers CPA PC, independent registered public accounting firm.
24.1#	Power of Attorney (included on the signature page to this registration statement)
101.INS	Inline XBRL Instance Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

Exhibit	Description	Incorporated by Reference
		Schedule/ Form	File Number	Exhibit	File Date
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107#	Filing Fee Table

____________

*        Previously filed.

**      To be filed by amendment.

+        Indicates management contract or compensatory plan.

#        Filed herewith.

Ω        Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10).

^        Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

In accordance with SEC Release Nos. 33-8238 and 34-47986, Final Rule: Management’s Reports on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports, and the instruction to Form 20-F, the certifications furnished in Exhibit 13.1 and Exhibit 13.2 hereto are deemed to accompany this Annual Report on Form 20-F and will not be deemed “filed” for purpose of Section 18 of the Exchange Act. Such certifications will not be deemed to be incorporated by reference into any filing under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate them by reference.

Item 9.    Undertakings.

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Exhibit 107 “Filing Fee Table” in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, that

paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form F-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6)    that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, FL, USA on February 20, 2024.

Akanda Corp.
By:	/s/ Katie Field
Name: Katie Field Title: Interim Chief Executive Officer and Executive Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katie Field, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform            each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Katie Field	Date: February 20, 2024
Name: Katie Field Title: Interim Chief Executive Officer and Executive Director (Principal Executive Officer)
/s/ Gurcharn Deol	Date: February 20, 2024
Name: Gurcharn Deol Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Harvinder Singh	Date: February 20, 2024
Name: Harvinder Singh Title: Director
/s/ Jatinder Dhaliwal	Date: February 20, 2024
Name: Jatinder Dhaliwal Title: Director
/s/ David Jenkins	Date: February 20, 2024
Name: David Jenkins Title: Director

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Akanda Corp., has signed this registration statement in the city of Los Angeles, State of California, on February 20, 2024.

Authorized U.S. Representative
By:	/s/ Katie Field
Name: Katie Field